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FINANCIAL STATEMENTS

As filed with the Securities and Exchange Commission on August 28, 2009

Registration No. 333-161296

SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

Amendment No. 1
to
FORM S-1
 REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

LIME ENERGY CO.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	1700 (Primary Standard Industrial Classification Code Number)	36-4197337 (I.R.S. Employer Identification No.)

1280 Landmeier Road, Elk Grove Village, Illinois, 60007, (847) 437-1666
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

Jeffrey R. Mistarz
Chief Financial Officer and Treasurer
Lime Energy Co.
1280 Landmeier Road
Elk Grove Village, Illinois, 60007
(847) 437-1666
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Joel Weinstein Rutter Hobbs & Davidoff Incorporated 1901 Avenue of the Stars, Suite 1700 Los Angeles, CA 90067-6018 (310) 286-1700	Robert L. Verigan Sidley Austin LLP One South Dearborn Chicago, Illinois 60603 (312) 853-7000

        Approximate Date of Commencement of Proposed sale to the Public: As soon as practicable after this registration statement becomes effective.

        If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☐

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        Indicate by checkmark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company (as defined in Rule 12b-2 of the Exchange Act).

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

        The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED AUGUST 28, 2009

PROSPECTUS

5,000,000 Shares

Common Stock

        We are offering 5,000,000 shares of our common stock. Our common stock is listed on The NASDAQ Capital Market under the symbol "LIME." The last reported sale price of our common stock on August 28, 2009 was $7.00 per share.

        Investing in our common stock involves a high degree of risk. See "Risk Factors" beginning on page 9 of this prospectus.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

	Per Share	Total

Public offering price	$	$

Underwriting discount	$	$

Proceeds to us (before expenses)	$	$

        We have granted the underwriters an option for a period of 30 days after the date of this prospectus to purchase up to 750,000 additional shares of common stock on the same terms and conditions set forth above to cover over-allotments, if any.

        The underwriters expect to deliver the shares to purchasers on or about                        , 2009.

Wedbush Morgan Securities	Canaccord Adams

The date of this prospectus is                        , 2009.

        You should rely only on the information contained in this document or to which we have referred you. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate on the date of this document.

PROSPECTUS SUMMARY

        This summary highlights information contained in other parts of this prospectus. You should read the entire prospectus carefully, especially the matters discussed under "Risk Factors," the Lime Energy consolidated financial statements, the Applied Energy Management financial statements, the Lime Energy pro forma consolidated financial information and the accompanying introductions and notes to those statements included elsewhere in this prospectus, before deciding to invest in shares of our common stock. Unless the context otherwise requires, the terms "Lime Energy," the "Company," "we," "our," "us" and similar expressions refers to Lime Energy Co. and its subsidiaries, and the term "common stock" means Lime Energy Co.'s common stock, par value $0.0001 per share.

Overview

        We are a leading provider of integrated energy engineering, consulting and implementation solutions specializing in improving the energy efficiency of our clients' facilities, thereby reducing their operating costs and carbon emissions. We focus on two specific markets: the commercial and industrial market, including utilities, and the public sector market, working primarily with energy service companies ("ESCOs"). Our clients include commercial and industrial businesses, property owners and managers, utilities, and ESCOs serving U.S. government and educational institutions. We focus on deploying solutions to reduce the energy-related expenditures of our clients' facilities and the impact of their energy use on the environment, including energy efficient lighting upgrades, energy efficiency mechanical and electrical retrofit and upgrade services, water conservation, weatherization and renewable project development and implementation. We provide energy efficiency solutions across all of our clients' facilities, ranging from high-rise office buildings to manufacturing plants, retail sites, mixed use complexes and large, government sites to small, local facilities.

        We believe the following factors continue to drive demand for energy efficiency services by facility owners in both the U.S. commercial and industrial and public sector markets:

  •
  the potential for immediate return on investment and demonstrable long-term cost savings resulting from the installation of energy efficient solutions;

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  concerns regarding the substantial and volatile cost of energy, the adverse implication of global climate change and the desire for energy independence;

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  increasing pressure on corporations to establish and attain sustainability goals;

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  increasing regulatory pressures on utilities to include energy efficiency and renewable energy in their resource plans;

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  the availability of rebates and tax incentives both at a federal and state level for organizations that reduce their energy consumption;

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  existing and prospective government mandates to improve the efficiency of federal facilities;

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  the allocation of funds under the American Recovery and Reinvestment Act of 2009 ("ARRA") to promote energy efficiency and alternative energy projects in federal, state and local municipal facilities; and

  •
  the migration towards a low-carbon economy which will potentially place a price or tax on the carbon emissions of our clients.

        We offer our clients a full range of services to address the energy efficiency needs of their facilities based on our ability to identify and deliver significant return on our clients' investments, improve the quality of their physical workspaces, maximize their operational savings and reduce their maintenance costs. Our turnkey services include:

  •
  Energy Engineering and Consulting:  We apply our engineering expertise to analyze each client's energy consumption and operational needs and develop customized energy efficiency and renewable energy solutions. Our energy engineering and consulting services include sustainability consulting, energy master planning, project development services, design engineering and facility e-commissioning. We also provide design review and analysis of new construction projects to maximize energy efficiency and sustainability, project management of energy-related construction, and processing and procurement of incentive and rebate applications.

  •
  Implementation:  We provide complete turnkey implementation services for a range of energy efficiency and renewable energy projects, including energy efficient lighting upgrades, energy efficiency mechanical and electrical retrofit and upgrade services, water conservation, weatherization and renewable project development and implementation, including solar, biomass and geothermal. We consider factors such as current facility infrastructure, best available technologies, building environmental conditions, hours of operation, energy costs, available utility rebates and tax incentives, and installation, operation and maintenance costs of various efficiency alternatives. Our professionals' extensive knowledge in energy efficiency solutions enables us to apply the most appropriate, effective and proven technologies available in the marketplace.

        We serve a wide range of commercial and industrial and public sector clients. Our commercial and industrial clients include many Fortune 500 companies for which we provide our energy efficiency solutions directly, as well as utilities for which we manage energy efficiency portfolio projects. Our public sector clients include government agencies and educational institutions, which we serve both through our relationships with ESCOs and directly. ESCOs are awarded project contracts with the public sector as prime contractors, and we provide energy efficiency expertise to develop and implement tailored solutions under these contracts.

        We believe we have a national presence in all the key states which have instituted mandates and initiatives to support facility energy efficiency projects. We have approximately 380 employees in 23 offices across 13 states. Our offices are staffed with professionals who have significant expertise in facility energy efficiency engineering and consulting and the implementation of a wide range of related technologies for both the commercial and industrial and the public sector markets. We are able to maintain a highly scalable and leveragable platform by deploying our professional employees to work on projects in either market based on our work requirements and local end client needs.

        Our revenue increased by $7.8 million, or 13.7%, to $65.1 million during 2008 from $57.3 million during 2007 on a pro forma basis reflecting our revenues combined with those of Applied Energy Management, Inc., which we acquired on June 11, 2008. Our revenue for the first six months of 2009 has grown by 57.3% to $29.5 million from pro forma revenue of $18.8 million during the same period in 2008. We have invested significant capital and resources to build our business infrastructure to ensure that we have the operational platform to support continued future growth.

Market Overview

        According to the U.S. Department of Energy ("DOE"), the United States consumes more energy than any other country in the world. The United States is primarily dependent on traditional fossil fuels to supply energy for end users, which includes transportation, heating and electricity. Recently, nearly all energy costs have risen due to a variety of factors, including the concern over a limited supply of fuel to meet increasing global demand.

        We believe that energy efficiency, which we define as reducing the amount of energy used to operate facilities and produce goods and services, is the most immediate, opportunistic and economic means to reduce energy costs to the end user and promote environmental stewardship. At a minimum, energy efficiency accomplishes the following four objectives:

  •
  delivers immediate energy cost savings;

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  reduces greenhouse gas emissions to help alleviate climate change;

  •
  stimulates the economy through the creation of new jobs in the "green" segment; and

  •
  bolsters national security by reducing dependence on foreign oil.

        The value of energy efficiency as a resource is affirmed by the increasing emphasis placed on it in regulation, legislation and appropriations. The American Council for an Energy Efficient Economy ("ACEEE") estimates that $300 billion was invested in energy efficiency technologies and infrastructure in the U.S. in 2004, and that annual investment may grow to $700 billion by 2030 in conjunction with the goal of reducing energy use by 20%. Total additional investment from 2008 to 2030 could reach nearly $7 trillion. We believe these investments in energy efficiency solutions will have a significant impact on both the demand for and costs of electricity, while improving the overall sustainability of the global energy market.

Our Competitive Strengths

        We believe that we have the following competitive strengths:

        Compelling Value Proposition with Demonstrable ROI.    Our energy efficiency solutions guarantee the reduction of our clients' operating expenses, improve their facilities' appearance, safety and functionality, and produce a significant return on their investment. For example, in lighting projects, we calculate that our clients typically achieve first-year returns on their investments of 40% to 100%, generally recovering the cost of our services in less than two years in the form of reduced energy bills and maintenance costs as well as utility and government agency rebates and tax incentives.

        Extensive Technical Expertise.    We provide our clients with a full range of energy efficiency solutions leveraging our deep experience in this rapidly evolving marketplace. Our extensive knowledge of a wide range of service and technology options for our clients allows us to provide effective and comprehensive energy efficiency solutions including energy efficiency engineering and consulting as well as the development and implementation of energy efficient lighting, mechanical, electrical, water, weatherization, and renewable energy solutions.

        Diversification Across Service Lines and End Markets.    While many of our competitors focus on one type of service or technology, we offer a broad spectrum of vertically integrated, turnkey energy efficiency solutions that can be deployed on a national scale. We purchase our products from independent third party manufacturers and therefore can provide unbiased product recommendations to our clients.

        National Service Capabilities.    Unlike smaller local and regional providers, we are able to service our clients on a national scale. Our reputation for quality service and reference base of existing clients have helped us to expand our business to include many large, nationally recognized companies operating across a variety of industries, including many Fortune 500 companies.

        Strong and Longstanding Client Relationships.    We have developed deep relationships with commercial and industrial and public sector clients both managed directly by us and through our longstanding relationships with many of the major ESCOs that participate in that market.

        Significant Repeat Revenue.    The depth and breadth of our geographic coverage and our service offerings enables us to increase the value of our client relationships by increasing the services we can offer them. Our longstanding relationships with national clients provide an opportunity for us to provide additional energy efficiency solutions to them across multiple facilities on a regional and national basis. Most of our engineering and consulting work results in repeat revenue in the form of additional engineering work, implementation of specific solutions or expansion of the engineering work to additional client facilities.

Growth Strategy

        Since launching our Energy Efficiency Services business in June 2006, we have significantly increased our revenue. Our revenue for the first six months of 2009 increased by 57.3% to $29.5 million from our pro forma revenue of $18.8 million for the first six months of 2008, reflecting significant organic growth. We intend to continue to leverage our competitive strengths and to continue to grow our business by employing the following growth strategies:

        Penetrate Opportunities in Existing Commercial and Industrial Clients and Increase Client Base. We have a broad client base that includes Fortune 500 companies and large property managers and owners. These clients own or manage a significant number of facilities across the United States. For many of these clients, we have implemented only a portion of our energy efficiency solutions at a limited number of the facilities they manage or own. We also have relationships with major utility companies who actively seek our project management and implementation services for energy efficiency projects.

        Capitalize on Existing ESCO Relationships and Establish New Relationships in the Public Sector Market. We have long-established relationships with ESCOs that participate in the performance contracting market for the federal government and public sector, working on projects such as schools and universities as well as city and county facilities, throughout the U.S. and internationally. We believe these market opportunities will grow as the federal government awards new ESPC contracts and additional states enact legislation that enables performance contracting as a viable contracting vehicle.

        Capitalize on Government Funding Energy Efficiency Initiatives.    We are seeking to ensure that when ARRA and other incentive funds become available, we are optimally positioned to benefit as our clients deploy these funds on facility energy efficiency projects. We have an active dialogue with our ESCO relationships and an established platform ready to begin work on energy efficiency projects once these funds are deployed by federal, state and local agencies. In addition, we intend to work collaboratively with energy efficiency-focused non-government organizations to capitalize on the government mandates currently in place.

        Expand Our Financing Business.    Upfront capital expenditure requirements remain the primary purchasing obstacle for many of our prospective commercial and industrial clients. With a strengthened balance sheet following this offering, we plan to resume our provision of financing mechanisms to enable prospective clients to benefit from extended payment terms, eliminating upfront capital requirements, while enabling immediate positive cash flow from the implementation of energy efficiency projects.

        Deepen Our Service Offerings Based on Customer Demand and ROI Opportunities.    Constant changes in energy efficiency technologies often create opportunities for us to provide new solutions to our clients generally three to five years after completion of an energy efficiency project. As new products and technologies become available and costs decline to the point that the ROI opportunity from implementation becomes compelling, we can introduce these improved technologies to existing clients as a means of further reducing their operating costs.

        Continue to Manage Operating Costs.    We believe we have established a highly scalable business model that will enable us to continue our growth while maintaining relatively low incremental operating expenses. We plan to continue to scale our platform with new hires, while we aggressively leverage our relationships with energy efficiency-focused organizations, improve sales force productivity, manage key supplier relationships and maintain a disciplined cost structure.

        Pursue Targeted Strategic Acquisitions.    Given the highly fragmented nature of the energy efficiency solutions market, we believe there are numerous potential acquisition opportunities. Our senior management team historically has identified and successfully integrated prior acquisitions. We intend to selectively pursue acquisitions to leverage our established infrastructure, strategically address select target markets, add complementary expertise and cross-sell our services and technologies to an acquired company's existing client base.

Risk Factors

        Our business is subject to a number of risks that you should understand before making an investment decision. These risks are discussed more fully in the section entitled "Risk Factors" following this prospectus summary. Some of these risks are:

  •
  we have a limited operating history under our current business model in a rapidly evolving market, which may make it difficult to evaluate our business and prospects, and may expose us to increased risks and uncertainties;

  •
  we have incurred significant operating losses since inception and may not achieve or sustain profitability in the future;

  •
  unavailability of additional funding in the future may impair our growth;

  •
  the current economic downturn could diminish the demand for our services and products;

  •
  it is difficult for us to estimate our future quarterly results;

  •
  we operate in a highly competitive industry and if we are unable to compete successfully our revenue and profitability will be adversely affected; and

  •
  we may be unable to obtain sufficient bonding capacity to support certain service offerings.

Corporate Information

        We were organized as a Delaware limited liability company in December 1997 and merged into a Delaware corporation in June 1998. In September 2006, our corporate name was changed from Electric City Corp. to Lime Energy Co. Our common stock trades on The NASDAQ Capital Market under the symbol "LIME".

        Our executive offices are located at 1280 Landmeier Road, Elk Grove Village, Illinois, 60007-2410, and our telephone number is (847) 437-1666. Our website address is www.lime-energy.com. The information on, or that can be accessed through, our website is not part of this prospectus.

The Offering

Common stock offered by us	5,000,000 shares
Common stock to be outstanding after this offering	22,667,427 shares
Use of proceeds

We intend to use $3.3 million of our net proceeds from this offering to repay indebtedness. We intend to use the remaining net proceeds from this offering for working capital and general corporate purposes. See "Use of Proceeds."

NASDAQ Capital Market symbol	"LIME"
Risk Factors	See "Risk Factors" and other information included in this prospectus for a discussion of some of the factors you should consider before deciding to purchase our common stock.

        The share information above is based on 17,356,461 shares of our common stock outstanding as of August 26, 2009 and includes:

  •
  3,777,705 shares of our common stock issued on the conversion of all of our outstanding Series A-1 convertible preferred stock on August 10, 2009;

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  487,054 shares of common stock issued on the conversion of $3.1 million of our convertible subordinated notes on August 10, 2009; and

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  310,966 shares of our common stock that would have been issued had the remaining $1.9 million of outstanding convertible subordinated notes converted on August 10, 2009, assuming a conversion price based on an offering price of $6.50 per share, the closing price of our stock on July 31, 2009. The holders of those notes have agreed to convert their notes on the date this offering closes at the lower of the offering price less the underwriting discount and $7.00 per share.

        The total shares outstanding on August 26, 2009 excludes:

  •
  2,568,395 shares of our common stock issuable upon the exercise of options outstanding as of August 26, 2009 with a weighted average exercise price of $16.78 per share; and

  •
  910,942 shares of our common stock issuable upon the exercise of outstanding warrants as of August 26, 2009, with a weighted average exercise price of $9.21 per share.

        Unless we indicate otherwise, the information in this prospectus assumes that the underwriters will not exercise their over-allotment option, and that the options and warrants described above will not be exercised. Unless we indicate otherwise, the information in this prospectus reflects the conversion of our Series A-1 Convertible Preferred Stock and $3.1 million of our outstanding convertible subordinated notes on August 26, 2009 and assumes the conversion of the remaining $1.9 million of our outstanding convertible subordinated notes based on an assumed offering price of $6.50 per share.

 Summary Historical and Pro Forma Combined Financial Information and Other Data

        The following table shows our summary historical and pro forma combined financial and other data and should be read along with "Pro Forma Consolidated Financial Information," "Management's Discussion and Analysis of Financial Condition and Results of Operations," the Lime Energy consolidated financial statements, the AEM consolidated financial statements, and the accompanying notes to those statements included in this prospectus.

        The summary financial data set forth below for the years ended December 31, 2008, 2007 and 2006 is derived from the Lime Energy audited financial statements included in this prospectus. Lime Energy's audited financial statements included in this prospectus for the years ended December 31, 2008, 2007, and 2006 have been revised to reflect Lime Energy's Energy Technology segment as a discontinued operation, which the Company sold on August 10, 2009. The Lime Energy summary financial data for the six-month periods ended June 30, 2008 and 2009 is derived from our unaudited financial statements; however, such information reflects all adjustments (consisting solely of normal recurring adjustments), which, in the opinion of management, are necessary for a fair statement of results for the interim periods. The summary financial information for the six-month period ended June 30, 2008 has been revised to reflect Lime Energy's Energy Technology segment as discontinued operations.

        Our pro forma results of operations data present:

  •
  our pro forma results of operations for the year ended December 31, 2008, as if the acquisition of AEM, which we completed on June 11, 2008, had occurred on January 1, 2008; and

  •
  our pro forma results of operations for the six months ended June 30, 2008, as if the acquisition of AEM, which we completed on June 11, 2008, had occurred on January 1, 2008.

        Our pro forma as adjusted balance sheet as of June 30, 2009, presents selected balance sheet information as of June 30, 2009, on a pro forma basis adjusted to reflect the conversion of the Series A-1 Convertible Preferred Stock and the convertible subordinated notes, and the net proceeds of this offering, assuming the underwriters do not exercise their over-allotment option, being used to retire $3.4 million in notes payable, which was the outstanding balance on the notes as of June 30, 2009.

        Our pro forma and as adjusted results are not necessarily indicative of what actually would have occurred if the acquisition had been consummated, and this offering had been completed, on the dates indicated, nor are they necessarily indicative of our future operating results.

	Year Ended December 31,				Six Months Ended June 30,
	2006	2007	2008	2008 (pro forma)	2008 (unaudited)	2008 (pro forma)	2009 (unaudited)
Statement of Operations Data:
Revenue	$5,488,693	$16,383,779	$54,975,084	$65,111,756	$8,624,744	$18,761,416	$29,519,945
Cost of sales	5,095,566	12,755,928	43,281,049	51,682,262	7,688,012	16,089,225	23,872,726

Gross profit	393,127	3,627,851	11,694,035	13,429,494	936,732	2,672,191	5,647,219
Selling, general and administrative	9,082,411	9,259,455	18,100,309	22,306,277	6,821,421	11,027,389	10,781,982
Amortization of intangibles	625,625	1,486,509	1,568,107	2,129,504	381,666	1,263,491	658,201
Impairment loss	1,183,525	—	—	—	—	—	—

Operating loss	(10,498,434)	(7,118,113)	(7,974,381)	(11,006,287)	(6,266,355)	(9,618,689)	(5,792,964)
Interest expense, net	(3,061,856)	(668,069)	(2,581,336)	(3,393,233)	(860,977)	(1,574,968)	(839,875)

Loss from continuing operations	(13,560,290)	(7,786,182)	(10,555,717)	(14,399,520)	(7,127,332)	(11,193,657)	(6,632,839)
Loss from discontinued operations	(2,887,224)	(7,766,546)	(2,479,809)	(2,479,809)	(1,636,630)	(1,636,630)	(1,029,223)

Net loss	$(16,447,514)	$(15,552,728)	$(13,035,526)	$(16,879,329)	$(8,763,962)	$(12,830,287)	$(7,662,062)

Preferred stock dividends	(24,347,725)	—	(288,014)	(288,014)	—	—	(1,202,185)

Net loss available to common stockholders	$(40,795,239)	$(15,552,728)	$(13,323,540)	$(17,167,343)	$(8,763,962)	$(12,830,287)	$(8,864,247)

Basic and diluted loss per common share from continuing operations(1)	$(9.86)	$(1.03)	$(1.29)	$(1.66)	$(0.91)	$(1.29)	$(0.65)
Basic and diluted loss per common share(1)	$(10.61)	$(2.06)	$(1.59)	$(1.94)	$(1.12)	$(1.48)	$(0.74)
Weighted average common shares outstanding(1)	3,844,087	7,541,960	8,381,697	8,835,463	7,838,010	8,691,210	12,054,940

(1)
During 2007 we effected a 1-for-15 reverse stock split. During 2008 we effected a 1-for-7 reverse stock split. The weighted average common shares outstanding and the earnings per share values have all been adjusted to reflect these reverse splits.

	Six Months Ended June 30, 2009 (unaudited)
Balance Sheet Data:	Actual	Pro forma As Adjusted(1)
Cash and cash equivalents	$4,673,040	31,578,408
Working capital	6,327,608	40,011,094
Total assets	57,844,825	84,747,580
Long-term debt, including current portion	6,175,506	787,887
Total stockholders' equity	$31,776,080	66,052,228

    (1)
    Pro forma as adjusted balance sheet reflects the conversion of our Series A-1 Preferred Stock and convertible subordinated notes, repayment of $3.4 million of notes payable from the net proceeds of the offering, assuming an offering price of $6.50 per share, the closing price of our common stock on July 31, 2009, and the sale of certain assets of our Energy Technology segment.

RISK FACTORS

        Investing in our common stock involves a high degree of risk and uncertainty. Before making an investment in our common stock, you should carefully consider the following risks, as well as the other information contained in this prospectus, including the Lime Energy consolidated financial statements, the AEM consolidated financial statements, the pro forma consolidated financial information and the accompanying introductions and notes to those statements, and "Management's Discussion and Analysis of Financial Condition and Results of Operations." If any of the following risks occur, our business, prospects, financial condition and results of operations or future growth could suffer. As a result, the trading price of our common stock could decline and you may lose all or part of your investment. The risks described below are not the only risks facing our Company. Additional risks not presently known to us or which we currently consider immaterial also may adversely affect our Company.

Risks Related to Our Business

We have a limited operating history under our current business model in a rapidly evolving market, which may make it difficult to evaluate our business and prospects, and may expose us to increased risks and uncertainties.

        Our business has evolved substantially over time through organic growth and strategic acquisitions. Our current business model has only been in operation since June 2006, when we launched our Energy Efficiency Services business. Accordingly, we have only a limited history of generating revenues under our current business model, and the future revenue potential of our current business model in the rapidly evolving energy efficiency solutions market is uncertain. As a result of our short operating history under our current business model, we have limited financial data that can be used to evaluate our business, strategies, performance and prospects or an investment in our common stock. Any evaluation of our business and our prospects must be considered in light of our limited operating history under our current business model and the risks and uncertainties encountered by companies with new business models. To address these risks and uncertainties, among other things, we must do the following:

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  maintain and expand our current relationships and develop new relationships with commercial and industrial businesses, property owners and managers and energy service companies, or "ESCOs," serving government and educational institutions;

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  maintain and enhance our existing energy efficiency solutions;

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  execute our business and marketing strategies successfully;

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  respond to competitive developments; and

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  attract, integrate, retain and motivate qualified personnel.

        We may be unable to accomplish one or more of these objectives, which could cause our business to suffer and could have a material adverse effect on our business, results of operations and financial condition. In addition, accomplishing many of these goals might be very expensive, which could adversely impact our operating results and financial condition. Additionally, any predictions about our future operating results may not be as accurate as they could be if we had a longer operating history under our current business model.

We have incurred significant operating losses since inception and may not achieve or sustain profitability in the future.

        We have experienced losses and negative cash flow from operations since our inception and we currently have an accumulated deficit. We must increase sales while maintaining or improving our margins to operate profitably and sustain positive operating cash flows. We may be required to reduce the prices of our services in order to increase sales. If we reduce prices, we may not be able to reduce costs sufficiently to achieve acceptable profit margins. As we strive to grow our business, we have spent and expect to continue to spend significant funds for: (i) general corporate purposes, including working capital, marketing, recruiting and hiring additional personnel; and (ii) acquisitions. To the extent that our revenues do not increase as quickly as these costs and expenditures, our results of operations and liquidity will be adversely affected. We expect to continue to incur operating losses in future periods. If we experience slower than anticipated revenue growth or if the gross margins we earn on our sales are lower than expected or our operating expenses exceed our expectations, we may not achieve profitability in the future or if we achieve profitability in the future, we may not be able to sustain it. As we grow, our working capital requirements are likely to increase. We may need additional funds in the form of a bank working capital line to support this increased working capital. If in the future we cannot obtain bank financing it could limit our ability to grow our business to the point that it is profitable on a consistent basis.

        In addition, because of our negative cash flow, we have funded our operations through the issuance of common and preferred stock and debt. Our ability to continue to operate until our cash flow turns positive may depend on our ability to continue to raise additional funds through the issuance of equity or debt. If we are not successful in raising any needed additional funds, we might have to significantly scale back or delay our growth plans, or sell or shut down some of our businesses. Any reduction or delay in our growth plans could materially adversely affect our ability to compete in the marketplace, take advantage of business opportunities and develop or enhance our services and technologies, which could have a material adverse effect on our business, results of operations and financial condition.

The current widespread economic downturn and uncertainty and turmoil in the equity and credit markets could adversely impact our clients, diminish the demand for our services and products, and harm our operations and financial performance.

        The energy efficiency solutions marketplace has experienced rapid evolution and growth, but we do not know how sensitive it is to a recession or downturn in the general economy. The current recession could harm the economic health of our clients and consequently decrease the demand for our products or services, particularly in the commercial and industrial markets. The recession also may cause reductions or elimination of utility or government energy efficiency incentive programs used to partially fund the costs of customer projects. In addition, increased competition during the recession may result in lower sales, reduced likelihood of profitability, and diminished cash flow to us.

        Further, the sales of our energy efficiency solutions are made on the basis of contracts that permit our customers to terminate the engagement prior to completion rather than long-term purchase commitments and consequently our clients may cancel, delay or otherwise modify their purchase commitments in response to economic pressures with little or no consequence to them and with little or no notice to us. Whether in response to an economic downturn affecting an industry or a client's specific business including its bankruptcy or insolvency, any cancellation, delay or other modification in our clients' orders could significantly reduce our revenue, impact our working capital, cause our operating results to fluctuate from period to period and make it more difficult for us to predict our revenue.

It is difficult for us to estimate our future quarterly operating results.

        A significant portion of our revenue is seasonal. Historically, this seasonality has caused our revenue, operating income, net income and cash flow from operating activities to be lower in the first two quarters and higher in the last two quarters of each year. The concentration of earnings and cash flow in the fourth quarter is primarily due to our clients' budget cycles. Further, many of our clients purchase our energy efficiency solutions on the basis of cancellable short-term agreements for projects that can be completed in a matter of weeks rather than long-term purchase commitments. Consequently, we do not have a constant and predictable stream of revenue from those clients. Additionally, because a few large projects are often responsible for a significant portion of our revenue from public sector clients, the level of activity, initial project delays or gaps between projects have historically led to significant fluctuations of revenue on an irregular basis throughout the fiscal year. As a result, we may be unable to forecast our revenue accurately, and a failure to meet our revenue or expense forecasts could have an immediate and negative impact on the market price of our common stock.

We operate in a highly competitive industry and if we are unable to compete successfully our revenue and profitability will be adversely affected.

        The energy efficiency solutions market is highly competitive, and we expect competition to increase and intensify as the energy efficiency solutions market continues to evolve. We face strong competition primarily from lighting and lighting fixture manufacturers, lighting fixture distributors, providers of energy efficiency lighting upgrades and maintenance, small regional providers of energy efficiency solutions and local electrical and mechanical contractors. As we extend energy efficiency offerings that are currently available to our public sector clients to our commercial and industrial clients, we expect to face additional competition from providers of those services in the commercial and industrial market. We compete primarily on the basis of client service and support, quality and scope of services and products, cost of services and products, ability to service clients on a national level, name recognition and financial resources and performance track record for services provided.

        In addition to our existing competitors, new competitors such as large national or multinational engineering and/or construction companies could enter our markets. Many of these current and potential competitors are better capitalized than we are, have longer operating histories and strong existing client relationships, greater name recognition, and more extensive engineering and sales and marketing capabilities. Competitors could focus their substantial resources on developing a competing business model or energy efficiency solutions that may be potentially more attractive to clients than our products or services. In addition, we may face competition from other products or technologies that reduce demand for electricity. Our competitors may also offer energy efficiency solutions at reduced prices in order to improve their competitive positions. If our ESCO clients internally develop sufficient energy efficiency expertise they may no longer outsource work to us. Any of these competitive factors could make it more difficult for us to attract and retain clients, require us to lower our prices in order to remain competitive, and reduce our revenue and profitability, any of which could have a material adverse effect on our results of operations and financial condition.

We may be unable to obtain sufficient bonding capacity to support certain service offerings.

        A significant number of our public sector contracts require surety bonds to guarantee our performance and payment to our suppliers and subcontractors. Bonding capacity for construction projects has become increasingly difficult to obtain, and bonding companies are denying or restricting coverage to an increasing number of contractors. Some sureties have required us to post collateral, guarantees, agreements of indemnity and letters of credit to secure the performance and surety bonds. One of our directors has agreed to provide us with letters of credit for up to an aggregate total of $10.0 million, but his obligation will expire upon the completion of this offering. We intend to use a portion of the proceeds from this offering to replace the collateral provided by these letters of credit. This collateral may be insufficient to support our continuing need for surety bonds, which could preclude us from being able to bid for certain contracts and successfully contract with certain customers. If we are unable to obtain surety bonds, our business, results of operations and financial condition could be materially adversely affected.

Our success is largely dependent upon the skills, experience and efforts of our senior management and our ability to attract and retain highly qualified engineers and other skilled personnel, and the loss of their services or our inability to attract and retain such personnel could have a material adverse effect on our ability to expand our business or to maintain profitable operations.

        Our future success will depend largely on the skills, efforts, and motivation of our executive officers and other senior managers. The loss of the service of executive officers and other senior managers or our inability to attract or retain other qualified personnel could have a material adverse effect on our ability to expand our business, implement our strategy or maintain profitable operations.

        In addition, to execute our growth strategy and maintain our margins, we must attract and retain highly qualified engineers, other skilled personnel and an effective sales force that can accurately price our clients' energy efficiency solution contracts. Competition for hiring these individuals is intense, especially with regard to engineers specializing in the energy efficiency solutions market. If we fail to attract and retain highly qualified engineers and other skilled personnel, our business and growth prospects could be materially adversely affected.

We depend upon a limited number of clients in any given period to generate a substantial portion of our revenue.

        Historically, we did not have long-term contracts with our clients, and our dependence on individual key clients varied from period to period as a result of the significant size of some of our retrofit and multi-facility roll-out projects. In 2008, two clients accounted for approximately 24% of our consolidated revenue. On a pro forma basis, our top 10 clients accounted for approximately 60% and 68%, respectively, of our total revenue in fiscal 2008 and 2007, and 65% and 46%, respectively, of our fiscal 2009 and pro forma 2008 first six-month total revenue. We expect large retrofit and roll-out projects to become a greater component of our total revenue in the near term. As a result, we may experience more client concentration in any given future period. The loss of, or substantial reduction in sales to, any of our significant clients could have a material adverse effect on our business, results of operations and financial condition in any given future period.

Our public sector business depends on a limited number of ESCOs under contract by government and other public end-users.

        A significant portion of our public sector business revenue is generated through our relationship with a limited number of ESCOs that provide energy efficiency services to government and other public end-users. If for any reason government spending on energy efficiency services is reduced or postponed or government and other public end-users shift contracts to ESCOs with whom we do not have established relationships, this may have a significant negative impact on our business, results of operations and financial condition. Further, our public sector projects typically have long payment cycles that may impact our liquidity and which could have a material adverse effect on our results of operations in any given future period.

Failure of our subcontractors to properly and effectively perform their services in a timely manner could cause delays in the delivery of our energy efficiency solutions.

        Our success depends on our ability to provide quality, reliable energy efficiency solutions in a timely manner, which in part requires the proper removal and installation of lighting, mechanical and electrical systems and other products by our contractors and subcontractors upon which we depend. A significant portion of our energy efficiency solutions are installed by contractors or subcontractors. Any delays, malfunctions, inefficiencies or interruptions in our energy efficiency solutions caused by improper installation could cause us to have difficulty retaining current clients and attracting new clients. Such delays could also result in additional costs that could affect the profit margin of our projects. In addition, our brand, reputation and growth could be negatively impacted.

If our information technology systems fail, or if we experience operation interruptions, then our business, results of operations and financial condition could be materially adversely affected.

        The efficient operation of our business is dependent on our information technology systems. We rely on those systems generally to manage the day-to-day operation of our business, manage relationships with our clients and maintain our financial and accounting records. The failure of our information technology systems, our inability to successfully maintain and enhance our information technology systems, or any compromise of the integrity or security of the data we generate from our information technology systems, could have a material adverse effect on our results of operations, disrupt our business and make us unable, or severely limit our ability, to respond to client demands. In addition, our information technology systems are vulnerable to damage or interruption from:

  •
  earthquake, fire, flood and other natural disasters;

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  employee or other theft;

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  attacks by computer viruses or hackers;

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  power outages; and

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  computer systems, Internet, telecommunications or data network failure.

        Any interruption of our information technology systems could result in decreased revenue, increased expenses, increased capital expenditures, client dissatisfaction and potential lawsuits, any of which could have a material adverse effect on our results of operations or financial condition.

Product liability and personal injury claims could have a material adverse effect on our business, results of operations and financial condition.

        We face exposure to product liability and personal injury claims in the event that our energy efficiency solutions fail to perform as expected or cause bodily injury or property damage. Since the majority of our products use electricity, it is possible that the products we sell could result in injury, whether by product malfunctions, defects, improper installation or other causes. Particularly because the products we sell often incorporate new technologies or designs, we cannot predict whether or not product liability claims will be brought against us in the future or result in negative publicity about our business or materially adversely affect our client relations. Further, we face exposure to personal injury claims in the event that an individual is injured as a result of our negligence. Moreover, we may not have adequate resources in the event of a successful claim against us. A successful product liability or personal injury claim against us that is not covered by insurance or is in excess of our available insurance limits could require us to make significant payments of damages which could materially adversely affect our results of operations and financial condition.

Our retrofitting process frequently involves responsibility for the removal and disposal of components containing hazardous materials and at times requires that our contractors or subcontractors work in hazardous conditions, either of which could give rise to a claim against us.

        When we retrofit a client's facility, we typically assume responsibility for removing and disposing of its existing lighting fixtures. Certain components of these fixtures typically contain trace amounts of mercury and other hazardous materials. Older components may also contain trace amounts of polychlorinated biphenyls, or PCBs. We utilize licensed and insured hazardous wastes disposal companies to dispose of such components. Failure to properly handle, remove or dispose of the components containing these hazardous materials in a safe, effective and lawful manner could give rise to liability for us, or could expose our workers or other persons to these hazardous materials, which could result in claims against us. Further, our workers are sometimes required to work in hazardous environments that present a risk of serious personal injury which could result in claims against us. A successful personal injury claim against us that is not covered by insurance or is in excess of our available insurance limits could require us to make significant payments of damages and could materially adversely affect our results of operations and financial condition.

If we are unable to manage our anticipated revenue growth effectively, our operations and profitability could be adversely affected.

        We intend to undertake a number of strategies in an effort to grow our revenue. If we are successful, our revenue growth may place significant strain on our limited resources. To properly manage any future revenue growth, we must continue to improve our management, operational, administrative, accounting and financial reporting systems and expand, train and manage our employee base, which may involve significant expenditures and increased operating costs. Due to our limited resources and experience, we may not be able to effectively manage the expansion of our operations or recruit and adequately train additional qualified personnel. If we are unable to manage our anticipated revenue growth effectively, the quality of our client care may suffer, we may experience client dissatisfaction, reduced future revenue or increased warranty claims, and our expenses could substantially and disproportionately increase. Any of these circumstances could adversely affect our business, results of operations and financial condition.

Our growth may be impaired and our current business may suffer if we do not successfully address risks associated with any future acquisitions that we may make.

        Our future growth may depend, in part, upon our ability to successfully identify, acquire and operate other complementary businesses. Any acquisition contemplated or completed by us may result in adverse short term effects on our reported results of operation; divert management's attention; introduce risks associated with unanticipated problems or legal liabilities; cause the incurrence of additional debt; cause the issuance of additional equity; or introduce contingent liabilities and amortization expenses related to intangible assets, some or all of which could harm our business, results of operations and financial condition.

        In addition, often an acquired company's performance is largely dependent on a few key people, particularly in smaller companies. If these key people leave the company, become less focused on the business or less motivated to make the business successful after the acquisition, the performance of the acquired company and our combined business may suffer.

Our ability to use our net operating loss carry forwards will be subject to additional limitation, which could potentially result in increased future tax liability.

        Generally, a change of more than 50% in the ownership of a company's stock, by value, over a three-year period constitutes an ownership change for U.S. federal income tax purposes. An ownership change may limit a company's ability to use its net operating loss carry forwards attributable to the period prior to such change. We have sold shares of our common stock in various transactions sufficient to constitute an ownership change. As a result, if we earn net taxable income, our ability to use our pre-change net operating loss carry forwards, which amounted to $77 million as of December 31, 2008, to offset U.S. federal taxable income will be subject to limitations, which will likely result in increased future tax liability. This offering and the conversion of our outstanding preferred stock and the conversion of all of our outstanding convertible notes upon the closing of this offering will constitute a further ownership change that will further limit our ability to use our pre-change net operating loss carry forwards. In addition, future shifts in our ownership, including transactions in which we may engage, may cause additional ownership changes, which could have the effect of imposing additional limitations on our ability to use our pre-change net operating loss carry forwards.

Risks Related to this Offering and Ownership of our Common Stock

The future trading market for our common stock may not be active on a consistent basis and the market price of our common stock could be subject to significant fluctuations after this offering.

        Trading in our common stock has been limited and, at times, volatile since our shares were listed on The NASDAQ Capital Market in February 2008. The trading volume of our common stock in the future depends in part on our ability to increase our revenue and reduce or eliminate our operating losses. If we are unable to achieve these goals, the trading market for our common stock may be negatively affected, which may make it difficult for you to sell your shares. An active trading market for our common stock may not develop or, if developed, be sustained, and the trading price of our common stock may fluctuate substantially.

        The price of our common stock may also fluctuate as a result of:

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  variations in our operating results;

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  announcements by us, our competitors or others of significant business developments, changes in client relationships, acquisitions or expansion plans;

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  analysts' earnings estimates, ratings and research reports;

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  the depth and liquidity of the market for our common stock;

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  speculation in the press;

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  strategic actions by us or our competitors, such as sales promotions or acquisitions;

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  actions by institutional and other stockholders;

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  recruitment or departure of key personnel; or

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  domestic and international economic factors and trends, some of which may be unrelated to our performance.

        The stock markets, in general, periodically experience volatility that is sometimes unrelated to the operating performance of particular companies. These broad market fluctuations may cause the trading price of our common stock to decline; in particular, you may not be able to resell your shares at or above the public offering price.

        In the past, following a period of volatility in the market price of a company's securities, securities class action litigation has often been brought against a company. Because of the potential volatility of our common stock price, we may become the target of securities litigation in the future. Securities litigation could result in substantial costs and divert management's attention and resources from our business.

Due to the concentration of holdings of our stock, a limited number of investors may be able to control matters requiring common stockholder approval or could cause our stock price to decline through future sales because they beneficially own a large percentage of our common stock.

        There were 17,356,461 shares of our common stock outstanding as of August 26, 2009, of which a total of 11 investors beneficially own in the aggregate 81.0%. On a pro forma basis, assuming the issuance of 5,000,000 shares as part of this offering, and the conversion of the subordinated notes at $6.50 per share (the closing price of our stock on July 31, 2009), these same 11 investors would beneficially own 62.0% of our outstanding common stock. As a result of their significant ownership, these investors may have the ability to exercise a controlling influence over our business and corporate actions requiring stockholder approval, including the election of our directors, a sale of substantially all of our assets, a merger between us and another entity or an amendment to our certificate of incorporation. This concentration of ownership could delay, defer or prevent a change of control and could adversely affect the price investors might be willing to pay in the future for shares of our common stock. Also, in the event of a sale of our business, these investors could be able to seek to receive a control premium to the exclusion of other common stockholders.

        A significant percentage of the outstanding shares of our common stock, including the shares beneficially owned by these holders, can be sold in the public market from time to time, subject to limitations imposed by federal securities laws. The market price of our common stock could decline as a result of sales of a large number of our presently outstanding shares of common stock by these investors or other stockholders in the public market or due to the perception that these sales could occur. This could also make it more difficult for us to raise funds through future offerings of our equity securities or for you to sell your shares if you choose to do so.

        The large concentration of our shares held by this small group of stockholders could result in increased volatility in our stock price due to the limited number of shares available in the market.

Raising additional capital or consummation of additional acquisitions through the issuance of equity or equity-linked securities could dilute your ownership interest.

        We may find it necessary to raise capital again sometime in the future or to consummate additional acquisitions through the issuance of equity or equity-linked securities. If we raise additional funds in the future through the issuance of equity securities or convertible debt securities, our existing stockholders will likely experience dilution of their present equity ownership position and voting rights. Depending on the number of shares issued and the terms and conditions of the issuance, new equity securities could have rights, preferences, or privileges senior to those of our common stock. Depending on the terms, common stock holders may not have approval rights with respect to such issuances.

Provisions of our charter and by-laws, in particular our "blank check" preferred stock, and in the Delaware General Corporation Law may prevent or discourage an acquisition of our Company that would benefit our stockholders.

        Provisions of our charter and by-laws may make it more difficult for a third party to acquire control of our Company, even if a change-in-control would benefit our stockholders. In particular, shares of our preferred stock may be issued in the future without further stockholder approval and upon those terms and conditions, and having those rights, privileges and preferences, as our Board of Directors may determine. In the past, we have issued preferred stock with dividend and liquidation preferences over our common stock, and with certain approval rights not accorded to our common stock, and which was convertible into shares of our common stock at a price lower than the market price of our common stock. The rights of the holders of our common stock will be subject to, and may be adversely affected by, the rights of the holders of any preferred stock we may issue in the future. The issuance of our preferred stock, while providing desirable flexibility in pursuing possible additional equity financings and other corporate purposes, could have the effect of making it more difficult for a third party to acquire control of us. This could limit the price that certain investors might be willing to pay in the future for shares of our common stock and discourage these investors from acquiring a majority of our common stock. In addition, the price that future investors may be willing to pay for our common stock may be lower due to the conversion price and exercise price granted to investors in any such private financing.

        In addition, as a Delaware corporation, we are subject to certain Delaware anti-takeover provisions, including the application of Section 203 of the Delaware General Corporation Law, which generally restricts our ability to engage in a business combination with any holder of 15% or more of our capital stock. Our Board of Directors could rely on Delaware law to prevent or delay an acquisition of us.

Compliance with changing regulation of corporate governance and public disclosure may result in additional expenses.

        Changing laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act of 2002 and rules subsequently implemented by the Securities and Exchange Commission, or SEC, and The NASDAQ Stock Market, have imposed substantial requirements on public companies, including with respect to public disclosure, internal control, corporate governance practices and other matters. Our management and other personnel are devoting substantial amounts of time and resources to comply with these evolving laws, regulations and standards. Moreover, these laws, regulations and standards have significantly increased our legal and financial compliance costs and have made some activities more time-consuming and costly. In addition, we could incur significant costs to remediate any material weaknesses we identify through these efforts. We currently are evaluating and monitoring development with respect to these evolving laws, regulations and standards, and cannot predict or estimate the amount of additional costs we may incur or the timing of such costs. These new regulatory requirements may result in increased general and administrative expenses and a diversion of management's time and attention from revenue generating activities to compliance activities, which could harm our business prospects and could have a negative effect on the trading price of our common stock.

We expect our quarterly revenue and operating results to fluctuate. If we fail to meet the expectations of market analysts or investors, the market price of our common stock could decline substantially, and we could become subject to securities litigation.

        Our business is seasonal and can be affected by cyclical factors outside of our control. In addition, we recognize revenue on many of our contracts once the project is substantially complete, resulting in intermittent periods of fluctuating revenue. Our quarterly revenue and operating results have fluctuated in the past and are likely to continue to vary from quarter to quarter in the future. You should not rely upon the results of one quarter as an indication of our future performance. Our revenue and operating results may fall below the expectations of market analysts or investors in some future quarter or quarters. Our failure to meet these expectations could have an adverse effect on the market price of our common stock. In addition, these fluctuations may result in volatility in our results of operations and/or have an adverse effect on the market price of our common stock. If the price of our common stock falls significantly we may be the target of securities litigation. If we become involved in this type of litigation, regardless of the outcome, we could incur substantial legal costs, management's attention could be diverted from the operation of our business, and our reputation could be damaged, which could have a material adverse effect on our business, results of operations and/or financial condition.

If securities analysts do not publish research or reports about our business or if they downgrade their evaluations of our stock, the price of our stock could decline.

        The trading market for our common stock depends in part on the research and reports that industry or financial analysts publish about us or our business. If one or more of the analysts covering us downgrade their estimates or evaluations of our stock, the price of our stock could decline. If one or more of these analysts cease coverage of our Company, we could lose visibility in the market for our stock, which in turn could cause our stock price to decline.

Shares eligible for public sale after this offering could have a material adverse effect on our stock price.

        Sales of a substantial number of shares of our common stock in the public market following this offering, or the perception that these sales could occur, could cause the market price of our common stock to decline. After this offering, there will be outstanding 22,667,296 shares of our common stock, assuming no exercise of the underwriters' over-allotment option. Of these shares, 18,060,495 will be, unless held by our "affiliates" as that term is defined in Rule 144 under the Securities Act, either freely tradable without restriction under the Securities Act of 1933, as amended, or are "restricted securities" within the meaning of Rule 144 that have been held for over six months and are saleable without restriction under Rule 144, provided that current public information about us is available. We, all of our executive officers and directors, and the convertible subordinated noteholders who convert their notes in connection with this offering, who in the aggregate hold 12,028,413 shares of our common stock as of August 26, 2009, have agreed, subject to limited exceptions, not to sell any shares of our common stock for a period of 180 days after the effective date of the registration statement, of which this prospectus is a part, without the prior written consent of Wedbush Morgan Securities.

As a new investor, you will experience immediate and substantial dilution.

        The public offering price of the common stock being sold in this offering is considerably more than the net tangible book value per share of our outstanding common stock. Accordingly, investors purchasing shares of common stock in this offering will pay a price per share that substantially exceeds, on a per share basis, the value of our tangible assets after subtracting liabilities. Investors will suffer additional dilution to the extent outstanding stock options are exercised and to the extent we issue any stock or options to our employees under our stock plan.

Our management will have broad discretion in allocating the net proceeds of this offering.

        We expect to use a significant portion of the net proceeds from this offering for working capital and general corporate purposes, including funding potential future acquisitions. Consequently, our management will have broad discretion in allocating the net proceeds of this offering. You may not agree with such uses and our use of the proceeds from this offering may not yield a significant return or any return at all for our stockholders. The failure by our management to apply these funds effectively could have a material adverse effect on our business, results of operation or financial condition.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        Some of the statements under "Prospectus Summary," "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business" and elsewhere in this prospectus may contain forward-looking statements which reflect our current views with respect to, among other things, future events and financial performance. You can identify these forward-looking statements by the use of forward-looking words such as "outlook," "believes," "expects," "potential," "continues," "may," "will," "should," "seeks," "approximately," "predicts," "project," "intends," "plans," "estimates," "anticipates," "future" or the negative version of those words or other comparable words. Any forward-looking statements contained in this prospectus are based upon our historical performance and on current plans, estimates and expectations. The inclusion of this forward-looking information should not be regarded as a representation by us, the underwriters or any other person that the future plans, estimates or expectations contemplated by us will be achieved. Such forward-looking statements are subject to various risks and uncertainties including risks that we may not be able to implement our intended business strategy. Accordingly, there are or will be important factors that could cause our actual results to differ materially from those indicated in these statements. We believe these factors include but are not limited to those described under "Risk Factors." These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this prospectus. Except as otherwise required by federal securities laws, we do not undertake any obligation to publicly update, review or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason, after the date of this prospectus.

        If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we may have projected. Any forward-looking statements you read in this prospectus reflect our current views with respect to future events and intentions and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, financial condition, growth strategy and liquidity. You should specifically consider the factors identified in this prospectus that could cause actual results to differ before making an investment decision.

 USE OF PROCEEDS

        We estimate that our net proceeds from our sale of 5,000,000 shares of common stock in this offering at an assumed public offering price of $6.50 per share (the last reported sale price of our common stock on The NASDAQ Capital Market on July 31, 2009), after deducting the underwriting discount and estimated offering expenses, will be approximately $30.3 million, or $34.9 million if the underwriters' over-allotment option is exercised in full.

        We intend to use the net proceeds from this offering to retire a $2.1 million note owed to a bank, and $1.2 million of the debt we assumed in connection with the AEM acquisition which is beneficially owned by Stephen Glick, one of our directors. This debt is comprised of two notes: a Promissory Note payable to Felber/Glick, LLC with a current balance of $833,333, bearing interest at 9.25% per year and required monthly principal payments of $41,667; and a Promissory Note payable to Felber/Glick, LLC with a current balance of $351,992, bearing interest at the prime rate and a required monthly principal payment of $17,560. We may also use the net proceeds from this offering to repay part or all of any amounts outstanding under our secured revolving line of credit note from Richard P. Kiphart, our chairman and largest stockholder. We entered in the revolving line on August 10, 2009 and have not yet drawn on it. It matures on February 10, 2010 and bears interest at 17% per year. We are required to pay a minimum of three months interest on any borrowing under the line and an unused funds fee of 7% per year on the unused portion of the line. If we terminate the line before its maturity, we will be required to pay a fee of $70,000, less any interest or unused line fees paid to date.

        We intend to use the remaining net proceeds from this offering for working capital and general corporate purposes and support our need for surety bonds. We may also use a portion of our net proceeds from this offering to acquire or license products, technologies or businesses, but we currently have no agreements or commitments relating to material acquisitions or licenses. Accordingly, our management will have broad discretion in the application of these proceeds and investors will be relying on the judgment of our management regarding their application.

        Pending their use, we plan to invest our net proceeds from this offering in short-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.

 PRICE RANGE OF COMMON STOCK

        Our common stock traded on the OTC Bulletin Board under the symbol "LMEC" from September 22, 2006 until January 28, 2008, and under the symbol "LMEG" from January 28, 2008 until February 25, 2008. On February 25, 2008, our stock began trading on the NASDAQ Capital Market under the symbol "LIME."

        The closing price of our common stock on August 28, 2009 was $7.00. The following table sets forth the quarterly high and low selling prices for our common stock as reported on the OTC Bulletin Board and NASDAQ Capital Market since January 1, 2007, adjusted for our 1-for-15 reverse stock split effected January 23, 2007, and our 1-for-7 reverse stock split effected January 28, 2008.

	Common Stock
	High	Low
Year Ended December 31, 2007:
Quarter Ended March 31, 2007	$7.70	$6.30
Quarter Ended June 30, 2007	$15.05	$5.81
Quarter Ended September 30, 2007	$14.21	$9.45
Quarter Ended December 31, 2007	$15.75	$5.60
Year Ended December 31, 2008:
Quarter Ended March 31, 2008	$12.00	$6.30
Quarter Ended June 30, 2008	$10.50	$5.70
Quarter Ended September 30, 2008	$7.25	$5.00
Quarter Ended December 31, 2008	$6.31	$3.26
Year Ended December 31, 2009:
Quarter Ended March 31, 2009	$5.00	$3.01
Quarter Ended June 30, 2009	$5.29	$3.29
July 1, 2009 through August 28, 2009	$7.00	$4.89

        As of August 26, 2009 we had approximately 5,000 holders of record of our common stock and 17,356,461 shares of common stock outstanding.

DIVIDEND POLICY

        We do not expect to pay dividends on our common stock for the foreseeable future. Instead, we anticipate that all of our earnings will be used for the operation and growth of our business. Any future determination to pay dividends on our common stock would be subject to the discretion of our Board of Directors and would depend upon various factors, including our results of operations, financial condition and liquidity requirements, restrictions that may be imposed by applicable law and our contracts, and other factors deemed relevant by our Board of Directors.

CAPITALIZATION

        The following table sets forth our consolidated cash and cash equivalents and capitalization as of June 30, 2009 on:

  •
  an actual basis;

  •
  a pro forma basis for conversion of the Series A-1 preferred and convertible subordinated debt and the sale of certain assets of MPG; and

  •
  a pro forma as adjusted basis giving effect to (i) our receipt of the net proceeds from our sale of shares of common stock in this offering at an assumed offering price of $6.50 per share (the last reported sales price of our common stock on the NASDAQ Capital Market on July 31, 2009), after deducting the underwriting discount and estimated offering expenses and (ii) the application of the net proceeds from this offering as described under "Use of Proceeds."

        The pro forma adjustment for the conversion of our convertible subordinated notes reflects the August 10, 2009 conversion of the $3.1 million in notes held by Richard Kiphart into 487,054 shares of common stock and assumes that 310,966 shares of our common stock would have been issued had the holders of our remaining $1.9 million of outstanding convertible subordinated notes converted on July 31, 2009, assuming a conversion price based on an offering price of $6.50 per share, the closing price of our stock on July 31, 2009. The holders of those notes have agreed to convert their notes on the date this offering closes at the lower of the offering price less the underwriting discount and $7.00 per share. A $1.00 decrease in the assumed public offering price per share would increase the number of shares of our common stock issuable upon conversion of the notes by 56,539 shares. If the conversion price of the notes were $7.00 per share, the number of shares of our common stock issuable upon conversion of the notes would decrease by 39,537 shares. The pro forma adjustments also reflect $25,000 received on the closing of the sale of certain assets of MPG and $130,000 of estimated transaction costs in connection with that sale.

        The information below is illustrative only and our capitalization following the completion of this offering will be adjusted based on the actual public offering price and other terms of this offering determined at pricing. You should read this table together with "Prospectus Summary—Summary Historical and Pro Forma Consolidated Financial and Other Data," "Pro Forma Consolidated Financial Information," "Management's Discussion and Analysis of Financial Condition and Results of Operations," the Lime Energy consolidated financial statements, the AEM consolidated financial statements, and the accompanying introductions and notes to those statements included elsewhere in this prospectus.

	Six Months Ended June 30, 2009 (unaudited)
	Actual	Pro forma(1)	Pro forma As Adjusted(2)
Cash and cash equivalents	$4,673,040	$4,698,040	$31,578,408
Long-term obligations, including current portion	6,175,506	2,091,745	787,887
Stockholders' equity:(3)
Preferred stock, $0.01 par value: 1,000,000 shares authorized, 366,943 shares issued and outstanding, actual; 1,000,000 shares authorized, no shares issued and outstanding, pro forma	3,669	—	—
Common stock, $0.0001 par value: 50,000,000 shares authorized, 13,075,997 shares issued and outstanding, actual; 50,000,000 shares authorized, 22,614,950 shares issued and outstanding, pro forma	1,307	1,761	2,261
Additional paid-in capital	144,867,555	150,393,475	180,692,975
Accumulated deficit	(113,096,451)	(114,643,008)	(114,643,008)

Total stockholders' equity	31,776,080	35,857,228	66,052,228

Total capitalization	$37,951,586	$37,843,973	$66,840,115

(1)
Adjusted to reflect conversion of Series A-1 Preferred Stock and all of the convertible subordinated notes into shares of common stock and the sale of certain assets of MPG

(2)
Adjusted to further reflect the issuance of 5,000,000 shares at $6.50 per share, less costs of issuance and repayment of $1.3 million in notes payable and $2.1 million on a line of credit note

(3)
The outstanding share information set forth above is as of June 30, 2009 and excludes:

•
2,539,828 shares of our common stock issuable upon the exercise of options outstanding with a weighted average exercise price of $16.78 per share; and

•
773,442 shares of our common stock issuable upon the exercise of outstanding warrants as of June 30, 2009 with a weighted average exercise price of $9.72 per share.

 DILUTION

        Purchasers of the common stock in the offering will suffer an immediate and substantial dilution in net tangible book value per share. Dilution is the amount by which the public offering price paid by purchasers of shares of our common stock exceeds the pro forma net tangible book value per share of our common stock after the offering. Pro forma net tangible book value represents the amount of our total tangible assets reduced by our total liabilities, after giving effect to the conversion of preferred stock and convertible subordinated notes. Tangible assets equal our total assets less goodwill and intangible assets. Pro forma net tangible book value per share represents our pro forma net tangible book value divided by the number of shares of common stock outstanding after giving effect to the conversion of preferred stock and convertible subordinated notes. As of June 30, 2009, our pro forma net tangible book value was $7.0 million and our pro forma net tangible book value per share was $0.40.

        After giving effect to the sale of 5,000,000 shares of common stock in the offering at an assumed public offering price of $6.50 per share, which was the last reported stock price of our common stock on the NASDAQ Capital Market on July 31, 2009, our adjusted pro forma net tangible book value as of June 30, 2009 would have been $42.0 million, or $1.86 per share. This represents an immediate increase in pro forma net tangible book value of $1.46 per share to existing stockholders and immediate dilution of $4.64 per share to new investors purchasing shares in the offering. The following table illustrates this per share dilution:

Assumed public offering price per share		$6.50
Pro forma net tangible book value per share as of June 30, 2009	$0.40
Increase in pro forma net tangible book value per share attributable to new investors	$1.46

Adjusted pro forma net tangible book value per share after the offering		$1.86

Dilution in net tangible book value per share to new investors		$4.64

        The information above is as of June 30, 2009 and excludes the following:

  •
  2,539,828 shares of our common stock issuable upon the exercise of options outstanding as of June 30, 2009 with a weighted average exercise price of $16.78 per share; and

  •
  773,442 shares of our common stock issuable upon the exercise of outstanding warrants as of June 30, 2009, with a weighted average exercise price of $9.72 per share.

        Our adjusted pro forma net tangible book value after the offering, and the dilution to new investors in the offering, will change from the amounts shown above if the underwriters' over-allotment option is exercised.

        A $1.00 increase or decrease in the assumed public offering price per share would decrease or increase our adjusted pro forma net tangible book value per share after the offering by approximately $0.21, and dilution per share to new investors by approximately $0.79, after deducting the underwriting discount and estimated offering expenses payable by us.

 PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

Introduction

        On June 11, 2008, we acquired all of the outstanding shares of AEM for $4.0 million in cash and 945,777 shares of our unregistered common stock, plus the assumption of $5.9 million of outstanding debt. Immediately following the acquisition, we infused $2.0 million of equity into AEM to provide for its working capital needs. We financed the acquisition and the equity infusion by drawing on an $11.0 million line of credit from our major stockholder and director, Richard P. Kiphart, and Advanced Biotherapy, Inc., an entity of which Mr. Kiphart was the majority stockholder, and which was subsequently acquired by us in March 2009. We accounted for the AEM acquisition as a purchase.

        Our pro forma results of operations data present:

  •
  our pro forma results of operations for the six months ended June 30, 2008, as if the acquisition of AEM had occurred on January 1, 2008; and

  •
  our pro forma as adjusted results of operations for the year ended December 31, 2008, as if the acquisition of AEM had occurred on January 1, 2008.

        For purposes of the Management Discussion and Analysis section, our pro forma results of operations for the six months ended June 30, 2008 and twelve months ended December 31, 2008 are shown as if the acquisition of AEM had occurred on January 1, 2008. None of the pro forma results of operations have been adjusted for this offering.

        Our pro forma results are not necessarily indicative of what actually would have occurred if the acquisition had been consummated, and this offering had been completed, on the dates indicated, nor are they necessarily indicative of our future operating results.

        Our pro forma consolidated statement of earnings should be read in conjunction with the Lime Energy consolidated financial statements and the AEM consolidated financial statements and their accompanying notes included elsewhere in this prospectus.

Lime Energy Co.

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the Six Months Ended June 30, 2008

	Lime Energy Co. Historical	Applied Energy Management	Pro forma Adjustments		Pro forma
Revenue	$8,624,744	$10,136,672	$—		$18,761,416
Cost of sales	7,688,012	8,401,213	—		16,089,225

Gross Profit	936,732	1,735,459	—		2,672,191
Selling, general and administrative	6,821,421	4,205,968	—		11,027,389
Amortization of intangibles	381,666	—	881,825	(a)	1,263,491

Operating Loss	(6,266,355)	(2,470,509)	(881,825)		(9,618,689)

Other Income (Expense)
Interest income	57,125	—	—		57,125
Interest expense	(918,102)	(222,079)	(491,912	)(b)	(1,632,093)

Total other expense	(860,977)	(222,079)	(491,912)		(1,574,968)

Net loss from continuing operations	(7,127,332)	(2,692,588)	(1,373,737)		(11,193,657)
Loss from discountined operations	(1,636,630)	—	—		(1,636,630)

Net loss	$(8,763,962)	$(2,692,588)	$(1,373,737)		$(12,830,287)

Preferred dividends	—	—	—		—

Net Loss Available to Stockholders	$(8,763,962)	$(2,692,588)	$(1,373,737)		$(12,830,287)

Basic and diluted loss per common share from continuing operations	$(0.91)	$—	$—		$(1.29)
Discontinued operations	(0.21)	—	—		(0.19)

Basic and Diluted Net Loss Per Common Share	$(1.12)	$—	$—		$(1.48)

Weighted Average Common Shares Outstanding	7,838,010	—	853,200	(c)	8,691,210

Lime Energy Co.

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the Year Ended December 31, 2008

	Lime Energy Co. Historical	Applied Energy Management	Pro forma adjustments		Pro forma
Revenue	$54,975,084	$10,136,672	$—		$65,111,756
Cost of sales	43,281,049	8,401,213	—		51,682,262

Gross Profit	11,694,035	1,735,459	—		13,429,494
Selling, general and administrative	18,100,309	4,205,968	—		22,306,277
Amortization of intangibles	1,568,107	—	561,397	(d)	2,129,504

Operating Loss	(7,974,381)	(2,470,509)	(561,397)		(11,006,287)

Other Income (Expense)
Interest income	87,084	—	—		87,084
Interest expense	(2,668,420)	(222,079)	(589,818	)(e)	(3,480,317)

Total other expense	(2,581,336)	(222,079)	(589,818)		(3,393,233)

Net loss from continuing operations	(10,555,717)	(2,692,588)	(1,151,215)		(14,399,520)
Loss from discountined operations	(2,479,809)	—	—		(2,479,809)

Net loss	$(13,035,526)	$(2,692,588)	$(1,151,215)		$(16,879,329)

Preferred dividends	(288,014)	—	—		(288,014)

Net Loss Available to Stockholders	$(13,323,540)	$(2,692,588)	$(1,151,215)		$(17,167,343)

Basic and diluted loss per common share from continuing operations	$(1.29)	$—	$—		$(1.66)
Discontinued operations	$(0.30)	$—	$—		$(0.28)

Basic and Diluted Net Loss Per Common Share	$(1.59)	$—	$—		$(1.94)

Weighted Average Common Shares Outstanding	8,381,697	—	453,766	(c)	8,835,463

NOTES TO UNAUDITED PRO FORMA

CONDENSED COMBINED STATEMENTS OF OPERATIONS

(a)
To record six months of amortization expense related to the AEM's identifiable intangible assets assuming the business combination occurred as of January 1, 2008.

(b)
To record six months of interest on borrowings under the Company's line of credit used to fund the cash portion of the acquisition of $4.0 million and a $2 million equity infusion into AEM.

(c)
Represents shares of Lime Energy Co. common stock issued as consideration to the sellers of AEM.

(d)
To record an additional 5 months of amortization expense related to the AEM's identifiable intangible assets assuming the business combination occurred as of January 1, 2008.

(e)
To record an additional 5 months of interest on borrowings under the Company's line of credit used to fund the cash portion of the acquisition of $4.0 million and a $2 million equity infusion into AEM.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL AND OTHER DATA

        The selected financial data set forth below as of December 31, 2008 and 2007 and for each of the three years ended December 31, 2008, 2007 and 2006 is derived from the Lime Energy audited financial statements included with this prospectus. The Lime Energy selected financial data set forth below as of December 31, 2006, 2005 and 2004 and for each of the two years ended December 31, 2005 and 2004 have been derived from Lime Energy audited financial statements that are not included with this prospectus. Lime Energy's audited financial statements included in this prospectus for the years ended December 31, 2008, 2007 and 2006 have been revised to reflect Lime Energy's Energy Technology subsidiary as a discontinued operation, which the Company sold in August 2009. The Lime Energy selected financial data for the six-month periods ended June 30, 2008 and 2009 have been derived from our unaudited financial statements; however, such information reflects all adjustments (consisting solely of normal recurring adjustments), which, in the opinion of management, are necessary for a fair statement of results for the interim periods. The selected financial data for the six-month periods ended June 30, 2008 have been revised to reflect Lime Energy's Energy Technology subsidiary as a discontinued operation.

        On June 11, 2008, we acquired all of the outstanding shares of AEM for $4.0 million in cash and 945,777 shares of our unregistered common stock, plus the assumption of $5.9 million of outstanding debt. Immediately following the acquisition, we infused $2.0 million of equity into AEM to provide for its working capital needs. We financed the acquisition and the equity infusion by drawing on an $11.0 million line of credit from our major stockholder and director, Richard P. Kiphart, and Advanced Biotherapy, Inc., an entity of which Mr. Kiphart was the majority stockholder, and which was subsequently acquired by us in March 2009.

        In December 2006 we discontinued the marketing of what had been our original core product, the EnergySaver. In June 2006, through an acquisition, we launched our Energy Efficiency Services business. Our Energy Efficiency Services segment has grown rapidly through acquisitions and organic growth, and in 2008 this segment represented 100% of our consolidated revenue.

        Effective January 1, 2006, we adopted SFAS 123(R). As a result of adopting SFAS 123(R), $4.8 million, $3.7 million and $3.8 million of stock-based compensation expense was included in the results for the years ended December 31, 2006, 2007 and 2008, respectively. Prior to January 1, 2006, no expense was recognized related to our stock options because the exercise prices of the stock options were set at the stock's fair market value on the date the options were granted in accordance with the method of accounting prescribed by Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, and the associated interpretations using the intrinsic method.

        The historical results presented below are not necessarily indicative of the results to be expected for any future period. The data set forth below should be read in conjunction with "Management's

Discussion and Analysis of Financial Condition and Results of Operations" and our financial statements, including the notes thereto, included elsewhere in this prospectus.

	Year Ended December 31,					Six Months Ended June 30,
	2004(1)	2005(1)	2006	2007	2008	2008 (unaudited)	2009 (unaudited)
Statement of Operations Data:
Revenue	$733,630	$2,738,887	$5,488,693	$16,383,779	$54,975,084	$8,624,744	$29,519,945
Cost of sales	862,366	2,564,022	5,095,566	12,755,928	43,281,049	7,688,012	23,872,726

Gross profit	(128,736)	174,865	393,127	3,627,851	11,694,035	936,732	5,647,219
Selling, general and administrative	4,234,239	3,997,542	9,082,411	9,259,455	18,100,309	6,821,421	10,781,982
Amortization of intangibles	—	—	625,625	1,486,509	1,568,107	381,666	658,201
Impairment loss	—	242,830	1,183,525	—	—	—

Operating loss	(4,362,975)	(4,065,507)	(10,498,434)	(7,118,113)	(7,974,381)	(6,266,355)	(5,792,964)
Interest expense, net	(626,049)	(531,662)	(3,061,856)	(668,069)	(2,581,336)	(860,977)	(839,875)

Loss from continuing operations	(4,989,024)	(4,597,169)	(13,560,290)	(7,786,182)	(10,555,717)	(7,127,332)	(6,632,839)
Loss from discontinued operations	(170,338)	(2,275,569)	(2,887,224)	(7,766,546)	(2,479,809)	(1,636,630)	(1,029,223)

Net loss	$(5,159,362)	$(6,872,738)	$(16,447,514)	$(15,552,728)	$(13,035,526)	$(8,763,962)	$(7,662,062)

Preferred stock dividends	(4,639,259)	(1,851,345)	(24,347,725)	—	(288,014)	—	(1,202,185)

Net loss available to common stockholders	$(9,798,621)	$(8,724,083)	$(40,795,239)	$(15,552,728)	$(13,323,540)	$(8,763,962)	$(8,864,247)

Basic and diluted loss per common share from continuing operations(2)	$(25.33)	$(14.15)	$(9.86)	$(1.03)	$(1.29)	$(0.91)	$(0.65)
Basic and diluted loss per common share(2)	$(25.78)	$(19.14)	$(10.61)	$(2.06)	$(1.59)	$(1.12)	$(0.74)
Weighted average common shares outstanding(2)	380,013	455,809	3,844,087	7,541,960	8,381,697	7,838,010	12,054,940
Balance Sheet Data:
Cash and cash equivalents	1,789,808	4,229,150	4,663,618	4,780,701	3,733,540	474,372	4,673,040
Working capital (deficiency)	263,304	646,483	3,606,419	5,825,753	7,035,745	(9,128,809)	6,327,608
Total assets	6,479,320	17,098,974	25,396,865	25,943,832	62,888,199	44,320,928	57,844,825
Long-term debt, including current portion	1,230,353	4,980,032	567,091	3,269,634	5,904,018	4,443,182	6,175,506
Total stockholders' equity	1,780,274	4,377,637	18,184,756	13,869,246	28,960,572	14,376,192	31,776,080

(1)
Effective January 1, 2006, we adopted SFAS 123(R) which requires companies to record stock compensation expense for equity-based awards granted, including stock options and restricted stock unit grants, over the service period of the equity-based award based on the fair value of the award at the date of grant. We recognized $4.8 million, $3.7 million and $3.8 million of stock compensation expense during 2006, 2007 and 2008, respectively which is included in our cost of sales and SG&A expense.

(2)
During 2006 we effected a 1-for-15 reverse stock split. During 2008 we effected a 1-for-7 reverse stock split. The weighted average common shares outstanding and the earnings per share values have been adjusted in all periods as if the reverse stock splits had occurred prior to January 1, 2004.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS

        Management's Discussion and Analysis of Financial Condition and Results of Operations contains forward-looking statements that are based on management's current expectation, estimates, and projections about our business and operations. Our actual results may differ materially from those currently anticipated and expressed in such forward-looking statements as a result of numerous factors, including those we discuss under "Risk Factors" and elsewhere in this prospectus.

        We have included a discussion of our acquisition of AEM in June 2008 in certain portions of the following discussion and analysis section in order to provide some detail on the impact that this transaction has had and that we expect that this transaction will have on our results of operations and liquidity and capital resource requirements. The unaudited pro forma financial and operational information included herein for the twelve months ended December 31, 2008 and the six months ended June 30, 2009 have been presented as if the AEM acquisition occurred on January 1, 2008, while the pro forma results for the twelve months ended December 31, 2007 are presented as if the AEM acquisition occurred on January 1, 2007. Such unaudited pro forma information is presented for illustrative purposes only and is not necessarily indicative of what our actual financial or operational results would have been had the AEM acquisition been consummated on such dates.

        You should read the following discussion together with the "Pro Forma Consolidated Financial Information," the "Selected Historical Consolidated Financial and other Data" and the accompanying introduction and notes, as well as the Lime Energy consolidated financial statements, the AEM consolidated financial statements and their accompanying notes, included elsewhere in this prospectus.

Overview

General

        We are a provider of integrated energy engineering, consulting and implementation solutions specializing in improving the energy efficiency of our clients' facilities, thereby reducing their operating costs and carbon emissions. We perform energy efficiency engineering and consulting as well as the development and implementation of energy efficient lighting, mechanical, electrical, water, weatherization, and renewable energy solutions.

        We serve a wide range of commercial and industrial and public sector clients. Our commercial and industrial clients include many Fortune 500 companies for which we provide our energy efficiency solutions directly, as well as utilities for which we manage energy efficiency portfolio projects. Our public sector clients include government agencies and educational institutions, which we serve both through our relationships with ESCOs and directly. ESCOs are awarded project contracts with the public sector as prime contractors, and we provide energy efficiency expertise to develop and implement tailored solutions under these contracts.

        Our revenue increased by $7.8 million, or 13.7%, to $65.1 million during 2008 from $57.3 million during 2007 on a pro forma basis reflecting our revenues combined with those of Applied Energy Management, Inc., which we acquired on June 11, 2008. Our revenue for the first six months of 2009 has grown by 57.3% to $29.5 million from pro forma revenue of $18.8 million during the same period in 2008. We have invested significant capital and resources to build our business infrastructure to ensure that we have the operational platform to support continued future growth.

        The services we provide include:

  •
  Engineering and Consulting:  We apply our engineering expertise to analyze each client's energy consumption and operational needs and develop customized energy efficiency solutions. Our energy engineering and consulting services include project development services, energy management planning, energy bill analysis, building energy audits and e-commissioning. We also provide design review and analysis of new construction projects to maximize energy efficiency and sustainability, project management of energy-related construction, and processing and procurement of incentive and rebate applications.

  •
  Implementation:  We provide a range of energy efficiency and conservation services, including energy efficient lighting upgrade services, mechanical and electrical conservation services, water conservation services, building envelope weatherization services and renewable energy solutions. Our objective is to improve the quality of our clients' physical space, maximize their operational savings, capitalize on rebates available to them and reduce their maintenance costs. We take into consideration factors such as infrastructure requirements, best available technologies, building environmental conditions, hours of operation, energy costs, available utility rebates and tax incentives, and installation, operation and maintenance costs of various efficiency alternatives.

        We also recently contracted to sell our Energy Technology segment through which we offered our patented line of HVAC and lighting controllers under the eMAC and uMAC brand names. The eMAC technology provides remote monitoring, management and control of commercial rooftop HVAC units. This technology allows our clients to reduce energy consumption, thereby lowering operating expenses, and helps identify and prevent potential equipment failures, thereby reducing maintenance expenses and downtime. Our uMAC technology is a version of the eMAC that remotely controls the operation of a facility's lights via wireless communications. In early 2009 we decided to sell this division, which has incurred significant losses for the last couple of years, to allow us to focus on our faster growing Energy Services business. We came to agreement with a buyer in early August 2009 and closed on the sale on August 10, 2009. This segment has been reported as discontinued operations in the accompanying financial statements.

Revenue and Expense Components

Revenue

        We generate the majority of our revenue from the sale of our services and the products that we purchase and resell to our clients.

        Revenue includes charges for our engineering, installation and/or project management services and the materials we purchase and resell to our customers. The substantial majority of our revenue is derived from fixed-price contracts, although we occasionally bill on a time-and-materials basis. Under fixed-price contracts, we bill our clients for each project once the project is completed or throughout the project as specified in the contract. Under time-and-materials arrangements, we bill our clients on an hourly basis with material costs and other reimbursable expenses passed through and recognized as revenue. The time it takes to complete our projects ranges from a couple of days for a small project to four to eight months for some of our larger projects.

        Our revenues are somewhat seasonal with the strongest sales occurring in the second half of the year.

Revenue Recognition

        We recognize our revenue in our services segment when all four of the following criteria are met: (i) persuasive evidence has been received that an arrangement exists; (ii) delivery of the products and/or services has occurred; (iii) the selling price is fixed or determinable; and (iv) collectability is reasonably assured. In addition, we follow the provisions of the SEC's Staff Accounting Bulletin No. 104, Revenue Recognition, which sets forth guidelines in the timing of revenue recognition based upon factors such as passage of title, installation, payments and client acceptance. Any amounts received prior to satisfying our revenue recognition criteria are recorded as deferred revenue.

        We recognize revenue under either the completed contract method, for short term contracts, or the percentage of completion method for multi-month projects. Under the completed contract method, revenue is recognized once the project is substantially complete, resulting in some variability in revenue. Under the percentage of completion method we recognize revenue throughout the term of the project based on the percentage of costs incurred. Under both methods of revenue recognition, any anticipated losses on contracts are charged to operations as soon as they are determinable.

Revenue Concentration

        During 2008, Honeywell International (an ESCO) and URS Corporation accounted for approximately 14% and 10% of our consolidated revenue, respectively. In 2007 Washington Mutual, Inc. accounted for approximately 10% of our consolidated revenue. AEM has relationships with large ESCOs that have historically provided repeat revenue and have represented a significant percentage of revenue in any given period. On a pro forma basis, Honeywell and DMJM Harris, Inc. accounted for approximately 34% and 13%, respectively, of our 2008 revenue. We expect large ESCO projects to continue to be a significant component of our total revenue. As a result, we may experience more client concentration in future periods than we had in the past.

Gross Profit

        Gross profit equals our revenue less cost of sales. Our cost of sales consists primarily of materials, our internal labor and the cost of subcontracted labor.

        Gross profit is a key metric that we use to examine our performance. Gross profit depends in part on the volume and mix of products and services that we sell during any given period. A portion of our cost of sales, such as the cost of certain supervisory personnel, is relatively fixed. Accordingly, an increase in the volume of sales will generally result in an increase to our gross profit margins since these fixed expenses are not expected to increase proportionately with sales.

Selling, General and Administrative Expense

        Selling, general and administrative expense includes the following components:

  •
  direct labor and commission costs related to our employee sales force;

  •
  expenses related to our non-production management, supervisory and staff salaries and employee benefits, including the costs of stock-based compensation;

  •
  commission costs related to our independent sales representatives;

  •
  costs related to insurance, travel and entertainment, office supplies and utilities;

  •
  costs related to marketing and advertising our products;

  •
  legal and accounting expenses; and

  •
  costs related to administrative functions that serve to support our existing businesses, as well as to provide the infrastructure for future growth.

Amortization of Intangibles

        When we acquire other companies we are required to allocate the purchase price between identifiable tangible and intangible assets, with any remaining value allocated to goodwill. The value allocated to intangible assets is amortized over the estimated life of the related asset. The acquisitions of MPG, Parke, Kapadia, AEM, Texas Energy Products and Preferred Lighting resulted in approximately $12.9 million of intangible assets that are being amortized over periods ranging from 1 month to 20 years. Approximately $2.7 million of these assets have been determined to have indefinite lives and are not being amortized. We recorded total amortization expense of $0.5 million, $1.2 million, $2.0 million, and $2.1 million in each of the years ended December 31, 2005, 2006, 2007 and 2008, respectively. Based on our current intangible assets, we expect to record amortization expense of $1,365,355 during 2009 and $468,339 during 2010.

Impairment Loss

        Impairment loss represents charges related to the impairment of goodwill and long-lived assets. In 2007 our impairment loss consisted of a $4.2 million charge related to the impairment of MPG's goodwill due to lower than expected eMAC sales. During 2006, we determined that our EnergySaver product was completely impaired and recorded an impairment charge of $1.2 million to reduce the carrying value of the long-lived assets related to this business to zero. In 2005 we recorded an impairment loss of $243,000 because the carrying value of our Great Lakes Controlled Energy subsidiary was greater than the expected sale price of this business which implied that the goodwill was impaired.

Interest Expense, Net

        Net interest expense consists of interest expense net of interest income. Net interest expense represents the interest costs associated with our subordinated convertible term notes (including amortization of the related debt discount and issuance costs), our lines of credit, the mortgage on our headquarters building, the Felber/Glick term notes and various vehicle loans. Also included in net interest expense for 2006 are the costs and expenses associated with working capital indebtedness and two convertible term loans, including amortization of the related debt discount and deferred financing costs, both of which were retired in full in June 2006. We expect that our net interest expense will decline after our outstanding debt has been reduced with the proceeds of this offering.

        Interest income includes earnings on our invested cash balances and amortization of the discount on our long-term receivables.

Preferred Stock Dividends

        Preferred stock dividends represent the dividend expense associated with our convertible preferred stock. Our dividend expense in 2004, 2005 and 2006 also included charges for non-cash deemed dividends. These deemed dividends were associated with the beneficial conversion value of newly issued shares of preferred stock and with required changes in the conversion price of the preferred stock.

General Business Trends and Recent Developments

        The trends, events, and uncertainties set out in this section have been identified as those we believe are reasonably likely to materially affect the comparison of historical operating results reported in this prospectus to either other past period results or to future operating results. These trends, events and uncertainties include:

Recent Establishment and Expansion of Energy Efficiency Services Business

        In 2006 we established our Energy Efficiency Services business through the acquisitions of Parke and Kapadia. Our acquisition of AEM in June 2008 as well as additional acquisitions and the opening of new offices have significantly added to this segment. Our Energy Efficiency Services business has grown to the point that it represented 100% of our consolidated revenue in 2008. Certain characteristics of this business, such as seasonality, margins and working capital requirements, are fundamentally different than those of our previous business; therefore, we believe our historical results will not be indicative of our future performance. As an example, in 2007 and 2008 the Energy Efficiency Services business was somewhat seasonal with a disproportionate amount of revenue recognized in the second half of the year. This seasonality is likely to result in greater fluctuations in our revenue, earnings and working capital requirements throughout the year than we had experienced prior to the establishment of our Energy Efficiency Services business. Because certain of our expenses are relatively fixed, fluctuations in our revenues are also likely to cause fluctuations in our profit.

Sale of Energy Technology Division

        In May 2005 we added the eMAC and uMAC line of HVAC and lighting controllers through the acquisition of MPG. To date, this product line has never reached the level of sales necessary to achieve profitability. In March 2009 we made the decision to exit the business and retained an investment bank to assist us in locating potential buyers. On August 10, 2009 we signed an agreement to sell certain assets of this business, including the rights to the eMAC and uMAC technology. The results of operations from the Energy Technology segment have been reported as discontinued operations in the accompanying financial statements. During the quarter ended June 30, 2009, in anticipation of the sale, we reduced the carrying value of these assets to their expected fair value, incurring an impairment loss of $503,407.

AEM Transaction

        On June 11, 2008, we acquired AEM. AEM provides energy engineering and consulting services and energy efficiency services similar to our existing energy efficiency lighting solutions. In addition, it provides mechanical and electrical conservation services, water conservation services and renewable energy solutions primarily for government and municipal facilities, all markets that we had not previously participated in. The majority of AEM's clients are ESCOs and it operates primarily on the East Coast.

        Because of the significance of this acquisition, our historical operating results are not expected to be indicative of our future operating results. In particular, we expect our revenue and expenses to increase substantially as a result of this acquisition. The following table reflects our historical operating results for selected income statement line items for the year ended December 31, 2008, and the same line items on a pro forma basis assuming the AEM acquisition and the related financing transactions occurred effective January 1, 2008:

	Year Ended December 31, 2008
	Actual	Pro forma (unaudited)
Revenue	$54,975,084	$65,111,756
Cost of sales	43,281,049	51,682,262

Gross profit	11,694,035	13,429,494
Selling, general and administrative expense	18,100,309	22,306,277
Amortization of intangibles	1,568,107	2,129,504

Operating loss	(7,974,381)	(11,006,287)
Other expense	(2,581,336)	(3,393,233)

Loss from continuing operations	(10,555,717)	(14,399,520)
Income (loss) from discontinued operations	(2,479,809)	(2,479,809)

Net loss	$(13,035,526)	$(16,879,329)

        As a result of our acquisition of AEM, our pro forma revenue and gross profit were higher than our actual revenue and gross profit. Also as a result of our acquisition of AEM, our pro forma SG&A expense was higher than our actual SG&A expense. The higher pro forma SG&A expense more than offset the higher gross profit, resulting in a pro forma operating loss that was greater than our actual operating loss. Due to the interest expense that we incurred in connection with our acquisition of AEM, our pro forma net interest expense was higher than our actual net interest expense. As a result of our pro forma operating loss being greater than our actual operating loss and our pro forma net interest expense being higher than our actual net interest expense, our pro forma net loss was greater than our actual net loss.

        The acquisition of AEM may reduce the seasonality of our consolidated revenue because AEM derives the majority of its revenue from long-term government contracts that are generally not seasonal in nature. However, because a few large projects are often responsible for a significant portion of AEM's annual revenue, the level of activity, initial project delays or gaps between projects can have a significant impact on the revenue and earnings of a particular period.

        As explained above, we borrowed $4.0 million on our line of credit to fund the cash portion of the AEM acquisition price and we made a $2.0 million equity infusion into AEM immediately following the acquisition for working capital requirements. The additional interest expense associated with this use of our line of credit has been included in our pro forma results for 2008.

Private Placement

        On November 13, 2008 we entered into subscription agreements with 15 investors to sell 1,787,893 units, each comprised of one share of our common stock and a warrant to purchase an additional quarter share of common stock. These investors included Richard P. Kiphart, David R. Asplund, Daniel W. Parke, Gregory T. Barnum, David Valentine and Jeffrey R. Mistarz, all of whom are our directors and/or officers. The sale price was $3.51 per unit, which was equal to 75% of the volume-weighted average price of our common stock for the ten days prior to closing. The warrants allow holders to purchase a share of common stock for $4.10 per share, which was the closing price of our common stock on the day prior to the closing, and the warrants are exercisable any time after May 13, 2009 and before November 13, 2011. The total gross proceeds raised in the private placement were $6,275,500. The private placement closed in two tranches: tranche A, comprised of unaffiliated investors, closed on November 13, 2008 and raised $3,000,500; and tranche B comprised of affiliated investors closed on January 30, 2009 and raised $3,275,000. Proceeds from the Private Placement were used for general corporate purposes.

Recapitalization

        On November 14, 2008, we entered into a Preferred Stock Purchase Agreement with Richard P. Kiphart, under which we sold Mr. Kiphart 358,710 shares of our newly created Series A-1 preferred stock in exchange for his agreement to cancel a revolving promissory note we issued in the then outstanding amount of $14,707,104 (the "Recapitalization"). The note bore interest at 17% per annum and would have matured on March 31, 2009. Each outstanding share of Series A-1 preferred stock is entitled to cumulative quarterly dividends at a rate of (i) 15% per annum of its stated value, which is $41.00 per share, on or prior to March 31, 2009 (9% payable in cash and 6% payable in additional shares of Series A-1 preferred stock); and (ii) 17% per annum of its stated value at any time on or after April 1, 2009 (9% payable in cash and 8% payable in additional shares of Series A-1 preferred stock). The Series A-1 preferred stock was convertible into shares of common stock on a 10-for-1 basis, subject to adjustment. Mr. Kiphart converted his shares of preferred stock into 3,777,705 shares of common stock on August 10, 2009.

ADVB Acquisition

        On November 18, 2008, we entered into a Stock Purchase Agreement with controlling stockholders of Advanced Biotherapy, Inc. ("ADVB"), pursuant to which we agreed to acquire 90.8% of the outstanding capital stock of ADVB at $0.008625 per share in exchange for their shares of our common stock. Through a short-form merger, we offered the remaining ADVB stockholders the same consideration for their common stock. On March 3, 2009, we completed the merger and acquired ADVB. ADVB's assets included approximately $7.4 million of cash and an $800,000 note receivable. ADVB's assets also included a revolving credit note due from us, which had an outstanding balance of approximately $52,000 as of the closing. We have cancelled the revolving credit note. We did not continue to operate ADVB's prior business and consider the transaction to have been in substance an equity offering in which we issued shares of our common stock in return for approximately $8.2 million in cash and notes receivable.

Outlook

        We have focused over the last three years on establishing the business infrastructure and talent base to support continued revenue growth and profitability over the longer term rather than achieving immediate profitability. We believe that our end-markets in the commercial and industrial and public sectors will provide us with an opportunity to achieve average annual organic revenue growth over the next three to five years of over 30%. As we achieve greater revenue scale, by carefully managing our key supplier relationships and leveraging our purchasing power in addition to maintaining price discipline given our positioning in the marketplace and current revenue mix, we anticipate gross margins over the longer term in the range of 21% to 23%.

        We have also developed our business by making hires of key talent and establishing an infrastructure platform and national office network to enable us to achieve our revenue targets with relatively limited increases in SG&A expenditures as compared to revenue growth required going forward. We currently target reducing SG&A as a percent of revenue to the range of 11% to 14% over the next three to five years, which we believe is a sustainable SG&A expense ratio for the business over the longer term and reflects our expectations with respect to our ability to achieve additional operating leverage.

        The information set forth above represents certain current expectations of our business over time based on our business model and anticipated capital following this offering. We caution you that these expectations may not materialize and are not indicative of the actual results we have or will achieve. Many factors and future developments may cause our actual results to differ materially and significantly from the information set forth above. See "Risk Factors" and "Special Note Regarding Forward-Looking Statements."

Critical Accounting Policies and Estimates

        The discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amount of assets and liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities at the date of our financial statements. Actual results may differ from these estimates under different assumptions or conditions. Critical accounting policies are defined as those that involve significant judgments and uncertainties, and potentially result in materially different results under different assumptions and conditions. We believe that our most critical accounting policies are limited to those described below. For a detailed discussion on the application of these and other accounting policies, see Note 3 in the notes to our consolidated financial statements.

Use of Estimates

        Preparation of the consolidated financial statements in accordance with accounting principles generally accepted in the United States requires management to make estimates and assumptions affecting the reported amounts of assets, liabilities, revenues and expenses and related contingent liabilities. On an on-going basis, we evaluate our estimates, including those related to revenues, bad debts, warranty accrual, income taxes and contingencies and litigation. We base our estimates on historical experience and on various other assumptions that we believe are reasonable under the circumstances. Actual results may differ from these estimates under different assumptions or conditions.

Revenue and Profit Recognition

        We recognize our revenue when all four of the following criteria are met: (i) persuasive evidence has been received that an arrangement exists; (ii) delivery of the products and/or services has occurred; (iii) the selling price is fixed or determinable; and (iv) collectability is reasonably assured. In addition, we follow the provisions of the SEC's Staff Accounting Bulletin No. 104, Revenue Recognition, which sets forth guidelines in the timing of revenue recognition based upon factors such as passage of title, installation, payments and client acceptance. Any amounts received prior to satisfying our revenue recognition criteria are recorded as deferred revenue.

        Historically, we have recognized revenue primarily on a completed contract basis. Under the completed contract method, revenue is recognized once the project is substantially complete, resulting in some variability in revenue. This method works well with projects that are smaller and shorter in duration. AEM, however, recognizes, and will continue to recognize, all of its revenue on a percentage of completion basis. AEM's projects generally are larger in terms of revenue and longer in duration; therefore, AEM recognizes revenue throughout the term of the project on a completion method based on the percentage of costs incurred. As a result of the acquisition of AEM, we expect that the majority of our revenue will be recognized on a percentage of completion basis. Under both methods of revenue recognition, any anticipated losses on contracts are charged to operations as soon as they are determinable.

        In our Energy Technology segment, which we sold on August 10, 2009, we often bundled contracts to provide monitoring services and web access with the sale of our eMAC hardware. As a result, those sales were considered to be contracts with multiple deliverables which, at the time the hardware was delivered and installed, included undelivered services essential to the functionality of the product. Accordingly, we deferred the revenue for the product and services and the cost of the equipment and installation and recognized them over the term of the monitoring contract. Our monitoring contracts typically varied in length from one month to five years, with the majority of the contracts having one-year terms.

Allowance for Doubtful Accounts

        We maintain an allowance for doubtful accounts for estimated losses resulting from the inability of our clients to make required payments. The allowance is largely based upon specific knowledge of clients from whom collection is determined to be doubtful and our historical collection experience with such clients. If the financial condition of our clients or the economic environment in which they operate were to deteriorate, resulting in an inability to make payments, or if our estimates of certain clients' ability to pay are incorrect, additional allowances may be required. During 2008 we increased our allowance by $128,000 and wrote off receivables of $134,000. As of December 31, 2008, our allowance for doubtful accounts was approximately $163,000, or 0.7% of our outstanding accounts receivable.

Amortization of Intangibles

        We account for acquisitions of companies in accordance with the Statement of Financial Accounting Standards (SFAS) No. 141, Business Combinations (SFAS No. 141). We allocate the purchase price to tangible assets and intangible assets based on their fair values, with the excess of purchase price amount being allocated to goodwill. The determination of the fair values of these intangible assets is based on a number of significant assumptions as determined by us, including evaluations of the future income producing capabilities of these assets and related future expected cash flows or replacement cost of the asset. We also make estimates about the useful lives of the acquired intangible assets. Should different conditions result in the determination that the value of the acquired intangible assets has been impaired, we could incur write-downs of intangible assets, or changes in the estimation of useful lives of those intangible assets. In accordance with SFAS No. 142, Goodwill and Other Intangible Assets (SFAS No. 142), goodwill is not amortized, but is subject to annual impairment testing which is discussed in greater detail below.

        Intangible assets included acquired technology, customer and contractual relationships, client backlog, non-competition agreements and trade names. Acquired technology was initially recorded at fair value based on the estimated after tax cost to replace the asset and is amortized over its estimated useful life on a straight-line basis. Customer and contractual relationships represent contractual and separable relationships that we have with certain customers and partners. These contractual relationships were initially recorded at their fair value based on the present value of expected future cash flows and are amortized over their estimated useful life. Non-competition agreements were initially recorded based on the present value of potential profits that could be lost, should the individual initiate a competing enterprise, and are amortized over the minimum term of the non-competition agreements. Trade name intangible assets are initially recorded at fair value based on the present value of the royalty payments that would need to be paid for the development and use of a comparable trade name should the name be unavailable to us. Trade name intangible assets are deemed to have an indeterminate life and are not amortized.

Impairment Loss

        We evaluate all of our long-lived assets, including intangible assets other than goodwill and fixed assets, periodically for impairment in accordance with SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets (SFAS No. 144). We record impairment losses on long-lived assets used in operations when events and circumstances indicate that the assets might be impaired and the undiscounted cash flows estimated to be generated by those assets are less than the carrying amount of those items. Our cash flow estimates are based on historical results adjusted to reflect our best estimate of future market and operating conditions. The net carrying value of assets not recoverable is reduced to fair value. Our estimates of fair value represent our best estimate based on industry trends and reference to market rates and transactions.

        During 2006 we determined that our EnergySaver based Virtual Negawatt Power Plan ("VNPP") asset was completely impaired and recorded an impairment charge of $1.2 million to reduce the carrying value of the asset to zero.

Goodwill

        We have made acquisitions in the past that included a significant amount of goodwill and other intangible assets. In accordance with SFAS No. 142, goodwill is subject to an annual (or under certain circumstances more frequent) impairment test based on its estimated fair value. Estimated fair value is less than value based on undiscounted operating earnings because fair value estimates include a discount factor in valuing future cash flows. Many assumptions and estimates underlie the determination of an impairment loss, including economic and competitive conditions, operating costs and efficiencies. Another estimate using different, but still reasonable, assumptions could produce a significantly different result.

        During the fourth quarter of 2007 we updated our projections for portions of the Energy Efficiency Services and Energy Technology businesses and estimated the fair value based on the discounted current value of the estimated future cash flows. We then compared the calculated fair values of the reporting units to their carrying values. The analysis did not identify any impairment for the Energy Efficiency Services business, but did indicate that the value of the Energy Technology's goodwill was impaired. The decline in the fair value of the Energy Technology segment was primarily the result of lower than expected sales of the eMAC line of HVAC controllers, in large part due to delays in a project to replace certain obsolete eMAC components. As a result of the decline in the fair value, we recorded an impairment loss of $4.2 million during the fourth quarter of 2007.

        During the fourth quarter of 2008 we updated our analyses for the Energy Efficiency Services business and concluded that the implied fair value of the businesses based on the discounted current value of the estimated future cash flows exceeded the carrying value, indicating that the goodwill was not impaired.

        It is possible that upon completion of future impairment tests, as the result of changes in facts or circumstances, we may have to take additional charges in future periods to recognize a further write-down of the value of the goodwill attributed to our acquisitions to their estimated fair values.

        The acquisition of AEM resulted in the creation of approximately $5.25 million of amortizable intangible assets and $11.7 million of goodwill. The intangible assets, which include AEM's customer lists, customer contracts, technology and sales pipeline, will be amortized over periods ranging from one to 15 years. As of December 31, 2008, there was no indication of impairment of AEM's goodwill. We will evaluate AEM's goodwill annually for indications of impairment beginning in 2009.

Stock-Based Compensation

        We have a stock incentive plan that provides for stock-based employee compensation, including the granting of stock options and shares of restricted stock, to certain key employees. The plan is more fully described in Note 28 to our consolidated financial statements. Effective January 1, 2006, we adopted Statement of Financial Accounting Standards No. 123(R), Share-Based Payment (SFAS 123(R)), which requires that we record stock compensation expense for equity-based awards granted, including stock options and restricted stock unit grants, over the service period of the equity-based award based on the fair value of the award at the date of grant. Prior to the adoption of SFAS 123(R), we accounted for stock compensation using the recognition and measurement principles of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations. Under that method, compensation expense was recorded only if the current market price of the underlying stock on the date of grant exceeded the option exercise price. Since stock options are granted at exercise prices that are greater than or equal to the market value of the underlying common stock on the date of grant under our stock incentive plan, no compensation expense related to stock options was recorded in our consolidated statements of operations prior to January 1, 2006. We recognized $3.8 million, $3.7 million and $4.8 million of stock compensation expense during 2008, 2007 and 2006, respectively.

Results of Operations

	Year Ended December 31,				Six Months Ended June 30,
	2006	2007	2008	2008 Pro forma(1) (unaudited)	2008 (unaudited)	2008 Pro forma(1) (unaudited)	2009 (unaudited)
Statement of Operations Data:
Revenue	$5,488,693	$16,383,779	$54,975,084	$65,111,756	$8,624,744	$18,761,416	$29,519,945
Cost of sales	5,095,566	12,755,928	43,281,049	51,682,262	7,688,012	16,089,225	23,872,726

Gross profit	393,127	3,627,851	11,694,035	13,429,494	936,732	2,672,191	5,647,219
Selling, general and administrative	9,082,411	9,259,455	18,100,309	22,306,277	6,821,421	11,027,389	10,781,982
Amortization of intangibles	625,625	1,486,509	1,568,107	2,129,504	381,666	1,263,491	658,201
Impairment loss	1,183,525	—	—	—	—	—	—

Operating loss	(10,498,434)	(7,118,113)	(7,974,381)	(11,006,287)	(6,266,355)	(9,618,689)	(5,792,964)
Other expense	(3,061,856)	(668,069)	(2,581,336)	(3,393,233)	(860,977)	(1,574,968)	(839,875)

Loss from continuing operations	(13,560,290)	(7,786,182)	(10,555,717)	(14,399,520)	(7,127,332)	(11,193,657)	(6,632,839)
Loss from discontinued operations	(2,887,224)	(7,766,546)	(2,479,809)	(2,479,809)	(1,636,630)	(1,636,630)	(1,029,223)

Net loss	$(16,447,514)	$(15,552,728)	$(13,035,526)	$(16,879,329)	$(8,763,962)	$(12,830,287)	$(7,662,062)

Preferred stock dividends	(24,347,725)	—	(288,014)	(288,014)	—	—	(1,202,185)

Net loss available to common stockholders	$(40,795,239)	$(15,552,728)	$(13,323,540)	$(17,167,343)	$(8,763,962)	$(12,830,287)	$(8,864,247)

(1)
Assuming the acquisition of Applied Energy Management, Inc. closed on January 1, 2008

        The following table sets forth our statement of operations information as a percentage of total revenues for the periods indicated. Figures may not add due to rounding.

	Year Ended December 31,				Six Months Ended June 30,
	2006 Actual	2007 Actual	2008 Actual	2008 Pro forma (unaudited)	2008 Actual (unaudited)	2008 Pro forma (unaudited)	2009 Actual (unaudited)
Statement of Operations Data:
Revenue	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
Cost of sales	92.8%	77.9%	78.7%	79.4%	89.1%	85.8%	80.9%

Gross profit	7.2%	22.1%	21.3%	20.6%	10.9%	14.2%	19.1%
Selling, general and administrative	165.5%	56.5%	32.9%	34.3%	79.1%	58.8%	36.5%
Amortization of intangibles	11.4%	9.1%	2.9%	3.3%	4.4%	6.7%	2.2%
Impairment loss	21.6%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%

Operating loss	(191.3)%	(43.4)%	(14.5)%	(16.9)%	(72.7)%	(51.3)%	(19.6)%
Other expense	(55.8)%	(4.1)%	(4.7)%	(5.2)%	(10.0)%	(8.4)%	(2.8)%

Loss from continuing operations	(247.1)%	(47.5)%	(19.2)%	(22.1)%	(82.6)%	(59.7)%	(22.5)%
Income (loss) from discontinued operations	(52.6)%	(47.4)%	(4.5)%	(3.8)%	(19.0)%	(8.7)%	(3.5)%

Net loss	(299.7)%	(94.9)%	(23.7)%	(25.9)%	(101.6)%	(68.4)%	(26.0)%

Preferred stock dividends	(443.6)%	0.0%	(0.5)%	(0.4)%	0.0%	0.0%	(4.1)%

Net loss available to common stockholders	(743.3)%	(94.9)%	(24.2)%	(26.4)%	(101.6)%	(68.4)%	(30.0)%

Six-Month Period Ended June 30, 2009 Compared to Six-Month Period Ended June 30, 2008

Consolidated Results

	Six Months Ended June 30,
				Change from Historical		Change from Pro forma
	2009 (unaudited)	2008 Historical (unaudited)	2008 Pro forma(1) (unaudited)
				$	%	$	%
Revenue	$29,519,945	$8,624,744	$18,761,416	$20,895,201	242.3%	$10,758,529	57.3%
Cost of sales	23,872,726	7,688,012	16,089,225	16,184,714	210.5%	7,783,501	48.4%

Gross profit	5,647,219	936,732	2,672,191	4,710,487	502.9%	2,975,028	111.3%
Selling, general and administrative	10,781,982	6,821,421	11,027,389	3,960,561	58.1%	(245,407)	(2.2)%
Amortization of intangibles	658,201	381,666	1,263,491	276,535	72.5%	(605,290)	(47.9)%

Operating Loss	(5,792,964)	(6,266,355)	(9,618,689)	473,391	(7.6)%	3,825,725	(39.8)%
Other income (expense)	(839,875)	(860,977)	(1,574,968)	21,102	(2.5)%	735,093	(46.7)%

Loss from continuing operations	(6,632,839)	(7,127,332)	(11,193,657)	494,493	(6.9)%	4,560,818	(40.7)%
Loss from discontinued operations	(1,029,223)	(1,636,630)	(1,636,630)	607,407	(37.1)%	607,407	(37.1)%

Net loss	$(7,662,062)	$(8,763,962)	$(12,830,287)	$1,101,900	(12.6)%	$5,168,225	(40.3)%

Preferred stock dividends	(1,202,185)	—	—	(1,202,185)	—	(1,202,185)	—

Net loss available to common stockholders	$(8,864,247)	$(8,763,962)	$(12,830,287)	$(100,285)	1.1%	$3,966,040	(30.9)%

(1)
Assuming the acquisition of Applied Energy Management, Inc. had taken place on January 1, 2008

        The following table presents the percentage of certain items to revenue:

	Six Months Ended June 30,
	2009	2008 Historical	2008 Pro forma(1)
Revenue	100.0%	100.0%	100.0%
Cost of sales	80.9%	89.1%	85.8%

Gross profit	19.1%	10.9%	14.2%
Selling, general and administrative	36.5%	79.1%	58.8%
Amortization of intangibles	2.2%	4.4%	6.7%

Operating Loss	(19.6)%	(72.7)%	(51.3)%
Other income (expense)	(2.8)%	(10.0)%	(8.4)%

Loss from continuing operations	(22.5)%	(82.6)%	(59.7)%
Loss from discontinued operations	(3.5)%	(19.0)%	(8.7)%

Net loss	(26.0)%	(101.6)%	(68.4)%

Preferred stock dividends	(4.1)%	0.0%	0.0%

Net loss available to common stockholders	(30.0)%	(101.6)%	(68.4)%

(1)
Assuming the acquisition of Applied Energy Management, Inc. had taken place on January 1, 2008

        Revenue.    Our revenue for the six months ended June 30, 2009 increased $20,895,201, or 242.3%, to $29,519,945 as compared to the $8,624,744 recorded during the first six months of 2008. Our revenue increased $10,758,529, or 57.3%, over the pro forma revenue for the first six months of 2008. The increase over pro forma revenue was due to continued strong demand for our energy efficiency services, particularly for public projects, and improved productivity of our sales people.

        Gross Profit.    Our gross profit for the first six months of 2009 was $5,647,219, a $4,710,487, or 502.9% increase over the gross profit of $936,732 earned during the same period in 2008. Our gross profit increased $2,975,028, or 111.3%, over the pro forma gross profit of $2,672,191 for the first six months of 2008. Our gross margin for the first half of 2009 was 19.1%, compared to 10.9% for 2008 on a historical basis and 14.2% on a pro forma basis. The improvements in our gross profit and gross profit margin were the result of the increase in revenue leveraging certain fixed costs contained in our cost of sales and an increase in the average margin earned on completed projects.

        Selling, General and Administrative Expense.    Our SG&A expense was $10,781,982 for the first six months of 2009, an increase of $3,960,561, or 58.1% compared to the first six months of 2008 on a historical basis. This increase was largely due to the inclusion of six months of AEM's SG&A expense during the 2009 period. Our SG&A declined $245,407, or 2.2%, when compared to the first half of 2008 on a pro forma basis. A decline of $901,885 in share based compensation was partially offset by increases in labor expense, outside consulting fees, including legal, marketing, IT and compensation, and higher franchise taxes.

        Amortization of Intangibles.    Amortization expense increased $276,535, or 72.5% to $658,201 during the first six months of 2009 compared to $381,666 for the first six months of 2008 on a historical basis. The 2009 period included six months of amortization of the intangibles associated with the acquisition of AEM, which closed in June 2008. On a pro forma basis amortization expense declined $605,290, or 47.9%. Amortization expense will continue to decline as the underlying intangible assets become fully amortized.

        Other Non-Operating (Expense) Income.    Other expense increased $21,102 or 2.5% to $839,875 during the first half of 2009 compared to $860,977 for the year earlier period on a historical basis. Interest expense was $902,815 for the first six months of 2009, a decrease of $15,287 when compared to $918,102 for the first six months of 2008. The components of interest expense for the six-month periods ended June 30, 2009 and 2008 are as follows:

	Six Months Ended June 30,
	2009	2008 Historical	2008 Pro forma
Lines of credit	$52,668	$139,974	$728,947
Note payable	52,981	11,214	115,700
Mortgage	8,362	14,924	14,924
Subordinated convertible notes	247,944	250,050	250,050
Other	44,404	4,163	24,695

Total contractual interest	$406,359	$420,325	$1,134,316
Amortization of deferred issuance costs and debt discount	496,456	497,777	497,777

Total interest expense	$902,815	$918,102	$1,632,093

        Our contractual interest expense declined $13,966 during the first six months of 2009 to $406,359 from $420,325 for the same period in 2008. A decline in the interest on our line of credit was largely offset by the inclusion of six months of interest on AEM's debt during 2009.

        Discontinued Operations.    The loss from discontinued operations declined $607,407 or 37.1% to $1,029,223 for the first six months of 2009 from $1,636,630 for the same period in 2008. Reductions in research and development costs and labor expense were partially offset by a $503,407 impairment charge as we reduced the carrying value of certain assets in anticipation of the sale of this segment.

Year Ended December 31, 2008 Compared With Year Ended December 31, 2007

Consolidated Results

	Year Ended December 31,		Change
	2008	2007	$	%
Revenue	$54,975,084	$16,383,779	$38,591,305	235.5%
Cost of sales	43,281,049	12,755,928	30,525,121	239.3%

Gross profit	11,694,035	3,627,851	8,066,184	222.3%
Selling, general and administrative	18,100,309	9,259,455	8,840,854	95.5%
Amortization of intangibles	1,568,107	1,486,509	81,598	5.5%

Operating loss	(7,974,381)	(7,118,113)	(856,268)	12.0%
Total other expense	(2,581,336)	(668,069)	(1,913,267)	286.4%

Loss from continuing operations	(10,555,717)	(7,786,182)	(2,769,535)	35.6%
Loss from discontinued operations	(2,479,809)	(7,766,546)	5,286,737	(68.1)%

Net Loss	$(13,035,526)	$(15,552,728)	$2,517,202	(16.2)%

Preferred Stock Dividends	(288,014)	—	(288,014)	—

Net Loss Available to Common Shareholders	$(13,323,540)	$(15,552,728)	$2,229,188	(14.3)%

        The following table presents the percentage of certain items to revenue:

	Year Ended December 31,
	2008	2007
Revenue	100.0%	100.0%
Cost of sales	78.7%	77.9%

Gross profit	21.3%	22.1%
Selling, general and administrative	32.9%	56.5%
Amortization of intangibles	2.9%	9.1%

Operating loss	(14.5)%	(43.4)%
Total other expense	(4.7)%	(4.1)%

Loss from continuing operations	(19.2)%	(47.5)%
Loss from discontinued operations	(4.5)%	(47.4)%

Net Loss	(23.7)%	(94.9)%

Preferred Stock Dividends	(0.5)%	0.0%

Net Loss Available to Common Shareholders	(24.2)%	(94.9)%

Revenue

        Our revenue during the twelve month period ended December 31, 2008 was $54,975,084, a $38,591,305 or 235.5% increase over the $16,383,779 recorded during the twelve month period ended December 31, 2007. Revenue generated by AEM, which was acquired in June 2008, was responsible for approximately $31 million of the increase in 2008 revenue. The balance of the increase was the result of higher sales from our existing businesses due largely to increased productivity from our sales force. We expect 2009 revenue to increase as a result of the inclusion of a full twelve months of results from AEM and the continued growth of our existing businesses.

        If we included AEM's revenue for the first five months of 2008 and for all of 2007, our total revenue increased $7,828,111, or 13.7%, to $65,111,756 in 2008 from $57,283,645 in 2007. This increase was the result of higher sales due largely to increased productivity from our sales force.

        We believe that there will be slightly less seasonality in our revenue in 2009 than experienced in 2008, in part due to the acquisition of AEM. Though, we still expect that the majority of our revenue will be earned in the second half of the year.

Gross Profit

        Our gross profit increased $8,066,184 or 222% to $11,694,035 during 2008 from $3,627,851 earned in 2007, while our gross margin declined to 21.3% during 2008 from 22.1% in 2007. The increase in our gross profit was directly related to the increase in our sales during the year. The decline in our gross margin was attributable to a change in the mix of our sales revenue and the acquisition of AEM. While we believe that there will be opportunities to increase our gross margin in future periods, our ability to do so will depend in part on future competitive and economic conditions.

        If we included AEM's gross profit for the first five months of 2008 and for all of 2007, our gross profit increased $982,379, or 7.9%, to $13,429,494 in 2008 from $12,447,115 in 2007, while our gross profit margin declined from 21.7% in 2007 to 20.6% in 2008. The increase in gross profit was the result of higher revenue. The decline in gross margin was due to a change in the mix of sales.

Selling General &Administrative Expense

        Our selling, general and administrative expense was $18,100,309 during 2008, an increase of $8,840,854 or 95.5% when compared to $9,259,455 in 2007. SG&A as a percentage of revenue declined from 56.5% in 2007 to 32.9% in 2008. The acquisition of AEM was responsible for approximately $6.2 million of the increase in our SG&A expense, while the balance of the increase was related to an increase in personnel related costs including labor, rent, travel, utilities and outside sales commissions. The higher personnel costs were the result of inclusion of 2007 acquisitions for a full year and new hires in sales and administration. These increases were partially offset by the elimination of $268,000 of one-time registration penalties included in the 2007 SG&A. We expect our SG&A expense to increase moderately during 2009, as the result of the inclusion of a full 12 months of expense from AEM and the hiring of additional sales people.

        If we included AEM's SG&A expense for the first five months of 2008 and for all of 2007, our SG&A expense increased $3,812,426 or 20.6%, to $22,306,277 in 2008 from $18,493,851 in 2007, while SG&A as a percentage of revenue increased from 32.3% in 2007 to 34.3% in 2008. The increase in SG&A expense was the result of an increase in personnel related costs including labor, rent, travel, utilities, outside sales commissions and share based compensation. The higher personnel costs were the result of inclusion of 2007 acquisitions for a full year and new hires in sales and administration. These increases were partially offset by the elimination of $268,000 of one-time registration penalties included in the 2007 SG&A.

Amortization of Intangibles

        Expense associated with the amortization of intangible assets increased $81,598, or 5% to $1,568,107 in 2008, from $1,486,509. Amortization expense related to our 2006 and 2007 acquisitions declined approximately $1.1 million as the intangibles associated with these acquisitions have become fully amortized. This decline was offset by approximately $1.2 million of amortization expense on AEM's intangibles recognized during 2008. Absent any new acquisitions or divestitures, we expect our amortization expense to decline to $1,365,355 in 2009.

Other Income (Expense)

        Other non-operating expense increased $1,913,267 to $2,581,336 in 2008 from $668,069 in 2007. Interest expense increased $1,733,488 to $2,688,420 in 2008 from $934,932 in 2007. The components of interest expense for the years ended December 31, 2008 and 2007 are as follows:

	Year Ended December 31,
	2008	2007
Line of credit	$953,045	$—
Note payable	66,897	—
Mortgage	26,809	43,931
Subordinated convertible notes	500,000	293,683
Other	117,786	4,862

Total contractual interest	1,664,537	342,476

Amortization of deferred issuance costs and debt discount	1,003,883	592,456

Total Interest Expense	$2,668,420	$934,932

        Total contractual interest expense (the interest on outstanding loan balances) increased $1,322,061 to $1,664,537 in 2008 from $342,476 in 2007. Contributing to the increase was the use of our line of credit to fund the acquisition of AEM and higher working capital, the inclusion of a full 12 months of interest on the subordinated convertible notes, which were issued in late May 2007, interest on new vehicle loans and the interest on the debt we assumed as part of the AEM acquisition. Amortization of deferred issuance costs and debt discount associated with the subordinated convertible notes increased due to the inclusion of a full year of expense during 2008.

        Interest income declined $179,779, or 67% to $87,084 in 2008 from $266,863 in 2007. The decline was the result of lower average invested cash balances and lower interest rates.

Dividend Expense.

        In November 2008 we converted $14.7 million on a revolving credit note to shares of Series A-1 preferred stock. The dividend expense related to this new issue of preferred stock was $288,014. There was no dividend expense during 2007. If the preferred stock remains outstanding for all of 2009, we expect to incur dividends of approximately $2.5 million during the year.

Year Ended December 31, 2007 Compared With Year Ended December 31, 2006

	Year Ended December 31,		Change
	2007	2006	$	%
Revenue	$16,383,779	$5,488,693	$10,895,086	198.5%
Cost of sales	12,755,928	5,095,566	7,660,362	150.3%

Gross profit	3,627,851	393,127	3,234,724	822.8%
Selling, general and administrative	9,259,455	9,082,411	177,044	1.9%
Amortization of intangibles	1,486,509	625,625	860,884	137.6%
Impairment loss	—	1,183,525	(1,183,525)	(100.0)%

Operating loss	(7,118,113)	(10,498,434)	3,380,321	(32.2)%
Total other expense	(668,069)	(3,061,856)	2,393,787	(78.2)%

Loss from continuing operations	(7,786,182)	(13,560,290)	5,774,108	(42.6)%
Discontinued operations	(7,766,546)	(2,887,224)	(4,879,322)	169.0%

Net Loss	$(15,552,728)	$(16,447,514)	$894,786	(5.4)%

Preferred Stock Dividends	—	(24,347,725)	24,347,725	—

Net Loss Available to Common Stockholders	$(15,552,728)	$(40,795,239)	$25,242,511	(61.9)%

        The following table presents the percentage of certain items to revenue:

	Year Ended December 31,
	2007	2006
Revenue	100.0%	100.0%
Cost of sales	77.9%	92.8%

Gross profit	22.1%	7.2%
Selling, general and administrative	56.5%	165.5%
Amortization of intangibles	9.1%	11.4%

Operating loss	(43.4)%	(191.3)%
Total other expense	(4.1)%	(55.8)%

Loss from continuing operations	(47.5)%	(247.1)%
Discontinued operations	(47.4)%	(52.6)%

Net Loss	(94.9)%	(299.7)%

Preferred Stock Dividends	0.0%	(443.6)%

Net Loss Available to Common
Stockholders	(94.9)%	0.0%

Revenue

        Our revenue increased $10,895,086, or 198.5%, to $16,383,779 during the year ended December 31, 2007, as compared to $5,488,693 for the year ended December 31, 2006. Contributing to the increase in revenue was the inclusion of Parke and Kapadia for a full year in 2007 (both were acquired during 2006), and the acquisitions of Texas Energy and Preferred Lighting during 2007. Revenue also benefited from an increase in the number of salespeople working in the segment and increased experience of our salespeople.

Gross Profit

        Our gross profit for 2007 was $3,627,851, an increase of $3,234,724, or 822.8%, from the gross profit of $393,127 earned in 2006. Our gross profit margin was 22.1% in 2007, compared to 7.2% in 2006. The improvement in our gross profit was the result of increased revenue.

Selling General & Administrative Expense

        Our selling, general and administrative expense increased $177,044, or approximately 1.9%, to $9,259,455 in 2007 when compared to $9,082,411 in 2006. All of this increase was attributable to the inclusion of a full year of expenses for Parke and Kapadia (both of which were acquired in 2006) and the additions of Texas Energy and Preferred Lighting during 2007. Our SG&A expense did not grow as fast as our revenue during 2007, as a result, SG&A expense as a percentage of our total revenue declined to 56.5% in 2007 from 165.5% in 2006.

Amortization of Intangibles

        Expense associated with the amortization of intangible assets increased $860,884, or 137.6%, to $1,486,509 in 2007, from $625,625 in 2006. This increase was primarily due to the increase in intangible assets added with the acquisitions of Texas Energy and Preferred Lighting during 2007.

Impairment Loss

        During 2006, we determined that our EnergySaver based VNPP (Virtual Negawatt Power Plan) Asset was completely impaired and recorded an impairment charge of $1,183,525 to reduce the carrying value of the asset to zero.

Other Non-Operating Income (Expense)

        Other expense declined $2,393,787 during 2007 to $668,069, compared to $3,061,856 for 2006. Interest expense declined $2,321,106 to $934,932 in 2007 from $3,256,038 in 2006. The components of interest expense for the years ended December 31, 2007 and 2006 are as follows:

	Year Ended December 31,
	2007	2006
Line of credit	$—	$50,344
Mortgage	43,931	46,495
Subordinated convertible notes	293,683	—
Convertible term loans	—	249,065
Other	4,862	1,003

Total contractual interest	342,476	346,907

Amortization of deferred issuance costs and debt discount	592,456	1,175,970
Prepayment penalty	—	516,071
Value of adjustment in conversion Price	—	950,865
Termination of post re-payment interest obligation	—	266,225

Total Interest Expense	$934,932	$3,256,038

        Total contractual interest expense (the interest on outstanding loan balances) declined $4,431 in 2007 to $342,476, as compared to $346,907 in 2006. In June 2006 we repaid two convertible terms loans and our convertible revolving note was converted to common stock, which contributed to the decline in contractual interest expense. This was largely offset by new $5 million subordinated convertible term notes which we issued in June 2007.

        Upon the repayment of the convertible term loans in June 2006, we were required to pay a prepayment penalty of $516,071 and to recognize as interest expense the remaining unamortized balance of the capitalized issuance costs and the debt discount totaling $978,525. During June 2006 we also incurred a charge of $266,225 related to the termination of our obligation to pay the term loan lender a portion of certain cash flows for a five-year period. Upon the closing of a PIPE transaction in June 2006 and the repayment of the term loans, the holder of a convertible revolving note elected to convert the outstanding balance on the note into shares of our common stock. The revolving note contained anti-dilution provisions which automatically adjusted the conversion price of the note to $7.00 per share, which is the price at which we issued shares as part of the June 2006 PIPE transaction. The lender would have received 5,557 shares of common stock upon conversion of the revolving note utilizing the conversion price prior to this adjustment, but as a result of the adjustment it received 134,779 shares. The market value of the 126,222 additional shares it received as a result of the adjustment was recorded as interest expense in the amount of $950,865.

Quarterly Results

        Our quarterly revenue and operating results have fluctuated in the past and will likely vary from quarter to quarter in the future. Historically, these fluctuations are primarily caused by the seasonality of our business, in combination with our policy of recognizing revenue only when a project is substantially complete.

        The following table represents our unaudited quarterly results for our last eight fiscal quarters. You should read the following table in conjunction with the consolidated historical and pro forma financial statements and related notes contained elsewhere in this prospectus. These quarterly results were prepared in accordance with U.S. generally accepted accounting principles and reflect all adjustments (consisting solely of normal recurring adjustments) which, in the opinion of management, are necessary for a fair statement of the results.

	Three Months Ended
In thousands except per share data	09/30/07	12/31/07	03/31/08	06/30/08	09/30/08	12/31/08	03/31/09	06/30/09
Revenue	$5,217	$6,046	$2,247	$6,378	$17,709	$28,642	$13,725	$15,795
Gross profit	1,637	1,041	34	903	4,321	6,436	2,805	2,842
Operating loss	(1,360)	(2,480)	(3,063)	(3,203)	(2,721)	(708)	(2,773)	(3,020)
Discontinued operations	(1,206)	(5,153)	(830)	(806)	(418)	(425)	(392)	(637)
Net loss	(2,565)	(7,633)	(4,233)	(4,531)	(3,139)	(1,133)	(3,608)	(4,054)
Preferred dividends	—	—	—	—	—	(288)	(556)	(646)
Net loss available to common stockholders	(2,565)	(7,633)	(4,233)	(4,531)	(3,139)	(1,421)	(4,164)	(4,700)
Basic and diluted loss per common share from:
Continuing operations	$(0.18)	$(0.32)	$(0.44)	$(0.47)	$(0.31)	$(0.11)	$(0.34)	$(0.31)
Discontinued operations	$(0.16)	$(0.67)	$(0.11)	$(0.10)	$(0.05)	$(0.05)	$(0.04)	$(0.05)
Basic and diluted loss per common share	$(0.33)	$(0.99)	$(0.55)	$(0.57)	$(0.36)	$(0.16)	$(0.38)	$(0.36)
Weighted averages shares	7,665	7,691	7,732	7,953	8,684	9,146	11,018	13,070

Liquidity and Capital Resources

        As of June 30, 2009, we had cash and cash equivalents of $4,673,040, compared to $3,733,540 on December 31, 2008. Our debt obligations as of June 30, 2009 consisted of $5,000,000 of convertible subordinated notes, a note payable to a former stockholder of AEM and current Director of Lime of $1,303,858, a note payable to a bank of $2,115,775, a mortgage of $436,000 on our facility in Elk Grove Village Illinois and various vehicle loans totaling $351,887. Subsequent to the end of our second quarter the following events occurred which will affect our future liquidity and capital resources:

  •
  We announced our intent to raise capital through this offering. The proceeds from this offering will be used to repay the $3.4 million in notes due to the former stockholder of AEM and a bank and for other general corporate purposes;

  •
  On August 10, 2009, Mr. Kiphart converted all of his preferred stock into shares of common stock, thereby eliminating our future dividend obligations;

  •
  We came to agreement with all of the holders of our subordinated convertible debt to convert their notes into shares of our common stock at the lower of the debt's current conversion price of $7.00 per share or the price at which this offering is completed less the underwriting discount. This will eliminate the repayment obligation associated with this debt which is scheduled to mature in May 2010; and

  •
  We arranged a $2 million secured revolving line of credit note with Mr. Kiphart to provide additional liquidity in the event it is needed during the period prior to the completion of this offering.

        Our principal cash requirements are for operating expenses, the funding of inventory and accounts receivable, and capital expenditures. We have financed our operations since inception primarily through the private placement of our common and preferred stock, as well as through various forms of secured debt.

        The following table summarizes, for the periods indicated, selected items in our consolidated statement of cash flows:

	Six Months Ended June 30,
	2009	2008
Net cash used in operating activities	$(6,089,559)	$(7,071,630)
Net cash used in investing activities	(804,688)	(3,852,664)
Net cash provided by financing activities	7,833,747	6,617,965

Net Increase (Decrease) in Cash and Cash Equivalents	$939,500	$(4,306,329)
Cash and Cash Equivalents, at beginning of period	3,733,540	4,780,701

Cash and Cash Equivalents, at end of period	$4,673,040	$474,372

Six Months Ended June 30, 2009 Compared to Six Months Ended June 30, 2008

        Net cash increased $939,500 during the first six months of 2009 as compared to decreasing $4,306,329 during the same period in 2008.

Operating Activities

        Operating activities consumed cash of $6,089,559 during the six-month period ended June 30, 2009 as compared to consuming cash of $7,071,630 during the same period of 2008.

        Whether cash is used or generated by operating activities is a function of the profitability of our operations and changes in working capital. To get a better understanding of cash sources and uses, our management separates the cash used or provided by operating activities into two categories: the cash consumed (or generated) by operating activities before changes in working capital; and the cash consumed (or generated) from changes in working capital.

        The cash consumed by operating activities before changes in working capital declined $1,783 to $5,297,416 during the first six months of 2009 as compared to consuming $5,299,199 during the first six months of 2008. The reduction in the cash consumption was the result of the reduction in the cash operating loss (excluding depreciation, amortization and share based compensation) and the reduced loss from discontinued operations. We believe that we will continue to see improvements in the cash consumed by operating activities before changes in working capital if our revenue and profitability improve as we believe they will, such that we expect our operations will generate cash before changes in working capital during the second half of the year.

        Changes in working capital consumed cash of $792,143 during the first six months of 2009, a reduction of $980,288, or 55.3%, when compared to consuming $1,772,431 during the same period in 2008. The reduced use of cash for working capital during 2009 was primarily the result of receivable collections generated from strong sales in the fourth quarter of 2008. We expect our working capital requirements to increase with increases in our sales in future periods, though we hope improvements in our receivables turnover will keep the growth in working capital to a rate that is lower than the growth of our future sales.

Investing Activities

        Cash used in investing activities decreased $3,047,976, or 79.1% to $804,688 during the six-month period ended June 30, 2009 from $3,852,664 for the same period in 2008. During the first half of 2009 we paid $613,898 for the AEM earn-out and costs associated with the acquisition of AEM. We also made capital expenditures of $201,962 for service vehicles and office equipment during the first half of 2009. During the first six months of 2008 we purchased AEM and made capital purchases totaling $135,912. We do not expect to make significant expenditures for fixed assets for the balance of the year.

Financing Activities

        Financing activities generated cash of $7,833,747 during the first six months of 2009 as compared to generating $6,617,965 during the first six months of 2008. In March 2009 we closed on the acquisition of ADVB and gained access to its cash balances of $7.4 million. We have treated this acquisition as an offering because we acquired ADVB to gain access to its cash. We do not intend to continue to operate the company as a going concern. In January 2009 we closed on tranche B of the November 2008 PIPE, generating cash proceeds of $3,275,000. The proceeds from these two transactions were partially offset by a $1,850,000 net pay down on our line of credit; $795,879 in transaction costs related primarily to the acquisition of ADVB; and $233,555 in scheduled principal payments on our debt. During the first half of 2008 we drew $3,500,000 on our line of credit to fund the acquisition of AEM, $2,000,000 to fund an equity infusion into AEM to assist with its working capital requirements and $1.5 million to fund other operating needs. We borrowed $25,372 to fund the purchase of a new truck and received $103,821 from the exercise of options and warrants. These sources of cash were partially offset by $521,025 used to repay a portion of our long term debt.

Sources of Liquidity

        Our primary sources of liquidity are our available cash reserves of $4,673,040 and our $2 million revolving line of credit note obtained in August 2009.

        Our ability to continue to expand our sales will require the continued commitment of significant funds. The actual timing and amount of our future funding requirements will depend on many factors, including the amount and timing of future revenues, working capital requirements and the level and amount of our sales and marketing efforts, among other things.

        We have raised a significant amount of capital since our formation through the issuance of shares of our common and preferred stock and notes, which has allowed us to acquire companies and to continue to execute our business plan. Most of these funds have been consumed by operating activities, either to fund our losses or for working capital requirements. In an attempt to move the Company to a position where it can start to generate positive cash flow our management has set the following key strategies for cash flow improvement in 2009:

  •
  Focus on increasing the sales and profitability of our products and services.  We believe that to a great degree our ability to generate positive cash flow is dependent on our ability to increase sales while controlling the growth of our SG&A and maintaining or improving our gross margins. Our revenue in the fourth quarter of 2008 was $29 million, exceeding the amount earned in any prior quarterly period. It was also the only quarter in our history in which our cash earnings (earnings excluding depreciation, amortization and share based compensation) exceeded our interest and dividend expense. We believe that our current infrastructure can support a sales level that will generate positive cash earnings on a full year basis. We also believe there are opportunities to improve our margins, which will help to reduce the level of sales at which we will begin to generate positive cash flow before changes in working capital.

  •
  Sell or shut down our Energy Technology Business.  We made the decision in early 2009 to sell this business segment to eliminate this source of losses and allow us to focus on our growing Energy Efficiency business. We began the process of seeking a buyer for this business during the first quarter of 2009 and closed on the sale on August 10, 2009. The sale has been structured as an earnout in which the buyer must achieve minimum revenue levels before we would be eligible for any payment. We do not anticipate receiving any earnout payments before late 2010 at the earliest.

        We believe that if we are successful in increasing our revenue while controlling the growth in our operating expenses and completing this public offering, we should have sufficient liquidity to allow us to operate until our operations turn cash flow positive. If we are not able to complete the offering, we may begin to experience a liquidity shortage perhaps as early as the latter half of 2009 which could force us to seek other means of raising capital.

Off-Balance Sheet Arrangements

        We do not currently have any off-balance sheet arrangements.

Contractual Obligations

        Our obligations to make future payments under contracts as of June 30, 2009 are as follows:

	Payments due by period
Contractural Obligations	Total	Less than 1 year	1 to 3 years	3 to 5 years	More than 5 years
Long-term debt(1)(2)(3)	$9,326,051	$8,033,632	$1,272,238	$20,181	$—
Operating leases	1,783,964	899,852	761,584	122,528	—

Total	$11,110,015	$8,933,484	$2,033,822	$142,709	$—

(1)
Includes $2,974,165 of fixed rate interest expense on the long term debt, but excludes floating rate interest. Floating rate interest payments required during the next twelve months, based on current interest rates are projected to be $47,000. The interest rate on our floating rate debt changes with changes in the prime rate. The interest rates on our floating rate debt vary between prime to prime plus 1/2%. As of June 30, 2009, the prime rate was 3.25%. If the prime rate were to increase 1 percentage point, the aggregate annual interest cost on the mortgage would increase by approximately $30,000.

(2)
Includes $126,027 and $102,740 of interest on subordinated notes payable in shares of common stock during 2009 and 2010, respectively.

(3)
Includes scheduled interest on $5,000,000 in subordinated convertible notes, $3.1 million of which converted to common stock on August 10, 2009 and the balance of which will convert to shares of common stock at the consummation of this offering at a conversion price equal to the lower of the offering price less the underwriting discount and $7.00 per share.

Recent Accounting Pronouncements

        In May 2009, the Financial Accounting Standards Board (the "FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 165, Subsequent Events ("SFAS 165"). SFAS 165 establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. In particular, SFAS 165 sets forth: (a) the period after the balance sheet date during which management of a reporting entity should evaluate events or transactions that may occur for potential recognition or disclosure in the financial statements, (b) the circumstances under which an entity should recognize events or transactions occurring after the balance sheet date in its financial statements, and (c) the disclosures that an entity should make about events or transactions that occurred after the balance sheet date. SFAS 165 is effective for interim or annual reporting periods ending after June 15, 2009. The Company's adoption of SFAS 165 during the second quarter of 2009 did not affect the Company's consolidated results of operations or financial condition.

        In June 2009, the FASB issued two Financial Accounting Standards relating to securitizations and special-purpose entities. SFAS No. 166, "Accounting for Transfers of Financial Assets-an amendment of FASB Statement No. 140" ("SFAS 166") eliminates the concept of a qualifying special-purpose entity ("QSPE") and the exemption for QSPE's from the consolidation guidance prescribed in FASB Interpretation No. 46(R) "Consolidation of Variable Interest Entities (revised December 2003)—an interpretation of ARB No. 51." SFAS 166 also modifies the derecognition criteria for transfers of financial assets. SFAS No. 167, "Amendments to FASB Interpretation No. 46(R)" ("SFAS 167") includes new criteria for determining the primary beneficiary of variable interest entities and increases the frequency in which reassessments must be made to determine the primary beneficiary of such variable interest entities.

        SFAS No. 167 was issued to improve financial reporting by enterprises involved with variable interest entities and specifically addresses: (1) the effects on certain provisions of FIN 46 (revised December 2003), Consolidation of Variable Interest Entities, as a result of the elimination of the qualifying special-purpose entity concept in SFAS No. 166, and (2) constituent concerns about the application of certain key provisions of FIN 46(R), including those in which the accounting and disclosures required therein do not always provide timely and useful information about an enterprise's involvement in a variable interest entity.

        Both SFAS No. 166 and SFAS No. 167 are effective for all annual and interim reports commencing at the start of the Company's 2010 fiscal year with early application prohibited. Management does not expect the adoption of these statements to have a material effect on the Company's consolidated financial position, results of operations, or cash flows.

        In June 2009, the FASB issued SFAS No. 168, The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles—a replacement of FASB Statement

No. 162. SFAS No. 168 provides for the FASB Accounting Standards Codification (the "Codification") to become the single official source of authoritative, nongovernmental U.S. GAAP. The Codification did not change U.S. GAAP but reorganizes the literature and is effective for the Company's interim and annual periods ending after September 15, 2009. Management does not expect the adoption of this statement to have a material effect on the Company's consolidated financial position, results of operations, or cash flows.

        In April 2009, the FASB issued FASB Staff Position ("FSP") Financial Accounting Standard ("FAS") 107-1 and Accounting Principles Board Opinion ("APB") 28-1, Interim Disclosure about Fair Value of Financial Instruments ("FSP FAS 107-1 and APB 28-1"). This FSP amends SFAS No. 107, Disclosures about Fair Value of Financial Instruments, which requires disclosures about the fair value of financial instruments for interim reporting periods of publicly-traded companies as well as annual financial statements and amends APB No. 28, Interim Financial Reporting, to require those disclosures in summarized financial information at interim reporting periods. The provisions of FSP FAS 107-1 and APB 28-1 are effective for interim and annual reporting periods ending after June 15, 2009. The Company's adoption of FSP FAS 107-1 and APB 28-1 during the second quarter of 2009 did not affect the Company's consolidated results of operations or financial condition.

        In April 2009, the FASB issued FSP FAS 157-4, Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly ("FSP 157-4"), which amends SFAS No. 157, Fair Value Measurements ("SFAS 157") to provide additional guidance on estimating fair value when the volume and level of activity for an asset or liability have significantly decreased. In addition, this FSP includes guidance on identifying circumstances that indicate a transaction is not orderly. The provisions of FSP 157-4 are effective for interim and annual reporting periods ending after June 15, 2009. The Company's adoption of FSP FAS 157-4 during the second quarter of 2009 did not affect the Company's consolidated results of operations or financial condition.

Net Operating Loss

        We had estimated federal net operating loss carryforwards as of December 31, 2008 of approximately $77.0 million that have expiration dates from 2018 through 2028. Under Section 382 of the Internal Revenue Code ("IRC") of 1986, as amended, the utilization of U.S. net operating loss carryforwards may be limited under the change in stock ownership rules of the IRC. As a result of ownership changes as defined by Section 382, which have occurred at various points in our history, we believe utilization of our net operating loss carryforwards will be significantly limited under certain circumstances. Based on an analysis of ownership changes prior to 2008, approximately $10.9 million of our net operating losses will expire unused due to Section 382 limitations. The Company is currently in the process of reviewing the 2008 ownership changes to determine if these transactions will result in further Section 382 limitations of the Company's net operating losses.

Quantitative and Qualitative Disclosures about Market Risk

        Not applicable.

BUSINESS

Overview

        We are a leading provider of integrated energy engineering, consulting and implementation solutions specializing in improving the energy efficiency of our clients' facilities, thereby reducing their operating costs and carbon emissions. We focus on two specific markets: the commercial and industrial market, including utilities, and the public sector market, working primarily with energy service companies ("ESCOs"). Our clients include commercial and industrial businesses, property owners and managers, utilities, and ESCOs serving U.S. government and educational institutions. We focus on deploying solutions to reduce the energy-related expenditures of our clients' facilities and the impact of their energy use on the environment, including energy efficient lighting upgrades, energy efficiency mechanical and electrical retrofit and upgrade services, water conservation, weatherization and renewable project development and implementation. We provide energy efficiency solutions across all of our clients' facilities, ranging from high-rise office buildings to manufacturing plants, retail sites, mixed use complexes and large, government sites to small, local facilities.

        We believe the following factors continue to drive demand for energy efficiency services by facility owners in both the U.S. commercial and industrial and public sector markets:

  •
  the potential for immediate return on investment and demonstrable long-term cost savings resulting from the installation of energy efficient solutions;

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  concerns regarding the substantial and volatile cost of energy, the adverse implication of global climate change and the desire for energy independence;

  •
  increasing pressure on corporations to establish and attain sustainability goals;

  •
  increasing regulatory pressures on utilities to include energy efficiency and renewable energy in their resource plans;

  •
  the availability of rebates and tax incentives both at a federal and state level for organizations that reduce their energy consumption;

  •
  existing and prospective government mandates to improve the efficiency of federal facilities;

  •
  the allocation of funds under the American Recovery and Reinvestment Act of 2009 ("ARRA") to promote energy efficiency and alternative energy projects in federal, state and local municipal facilities; and

  •
  the migration towards a low-carbon economy which will potentially place a price or tax on the carbon emissions of our clients.

        We offer our clients a full range of services to address the energy efficiency needs of their facilities based on our ability to identify and deliver significant return on our clients' investments, improve the quality of their physical workspaces, maximize their operational savings and reduce their maintenance costs. Our turnkey services include:

  •
  Energy Engineering and Consulting:  We apply our engineering expertise to analyze each client's energy consumption and operational needs and develop customized energy efficiency and renewable energy solutions. Our energy engineering and consulting services include sustainability consulting, energy master planning, project development services, design engineering and facility e-commissioning. We also provide design review and analysis of new construction projects to maximize energy efficiency and sustainability, project management of energy-related construction, and processing and procurement of incentive and rebate applications.

  •
  Implementation:  We provide complete turnkey implementation services for a range of energy efficiency and renewable energy projects, including energy efficient lighting upgrades, energy efficiency mechanical and electrical retrofit and upgrade services, water conservation, weatherization and renewable project development and implementation, including solar, biomass and geothermal. We consider factors such as current facility infrastructure, best available technologies, building environmental conditions, hours of operation, energy costs, available utility rebates and tax incentives, and installation, operation and maintenance costs of various efficiency alternatives. Our professionals' extensive knowledge in energy efficiency solutions enables us to apply the most appropriate, effective and proven technologies available in the marketplace.

        We serve a wide range of commercial and industrial and public sector clients. Our commercial and industrial clients include many Fortune 500 companies for which we provide our energy efficiency solutions directly, as well as utilities for which we manage energy efficiency portfolio projects. Our public sector clients include government agencies and educational institutions, which we serve both through our relationships with ESCOs and directly. ESCOs are awarded project contracts with the public sector as prime contractors, and we provide energy efficiency expertise to develop and implement tailored solutions under these contracts.

        Our revenue increased by $7.8 million, or 13.7%, to $65.1 million during 2008 from $57.3 million during 2007 on a pro forma basis, reflecting our revenues combined with those of Applied Energy Management, Inc. which we acquired on June 11, 2008. Our revenue for the first six months of 2009 has grown by 57.3% to $29.5 million from pro forma revenue of $18.8 million during the same period in 2008. We have invested significant capital and resources to build our business infrastructure to ensure that we have the operational platform to support continued future growth.

Market Overview

        According to the U.S. Department of Energy ("DOE"), the United States consumes more energy than any other country in the world. The United States is primarily dependent on traditional fossil fuels to supply energy for end users, which includes transportation, heating and electricity. Recently, nearly all energy costs have risen due to a variety of factors, including the concern over a limited supply of fuel to meet increasing global demand.

        U.S. electricity prices have risen in recent years due to increasing energy prices, supply constraints, and the growing demand for electricity. According to the DOE, electricity prices increased just 5.1% from 1996 to 2003 for commercial clients. However, the average retail price of electricity to commercial clients rose 20.2% from 8.03 cents per kilowatt hour in 2003 to a record of 9.65 cents per kilowatt hour in 2007. In addition, the Energy Information Administration ("EIA") reported demand for electricity grew from 3,492 billion kilowatt hours in 1997 to 4,157 billion kilowatt hours in 2007, a 19% increase in 10 years. These trends have created a market opportunity for energy efficiency services due to the attractive cost savings and positive environmental impact energy users realize after adopting and implementing them.

        Regulatory policy is increasingly requiring distribution utilities to procure energy efficiency and renewable energy resources as part of their resource planning. At the same time, the continued increase in the cost and time required to construct traditional power plants is causing utilities to view energy efficiency resources as an attractive alternative to their traditional sources of supply.

        We believe that energy efficiency, which we define as reducing the amount of energy used to operate facilities and produce goods and services, is the most immediate, opportunistic and economic means to reduce energy costs to the end user and promote environmental stewardship. At a minimum, energy efficiency accomplishes the following four objectives:

  •
  delivers immediate energy cost savings;

  •
  reduces greenhouse gas emissions to help alleviate climate change;

  •
  stimulates the economy through the creation of new jobs in the "green" segment; and

  •
  bolsters national security by reducing dependence on foreign oil.

        The value of energy efficiency as a resource is affirmed by the increasing emphasis placed on it in regulation, legislation and appropriations. The American Council for an Energy Efficient Economy ("ACEEE") estimates that $300 billion was invested in energy efficiency technologies and infrastructure in the U.S. in 2004, and that annual investment may grow to $700 billion by 2030 in conjunction with the goal of reducing energy use by 20%. Total additional investment from 2008 to 2030 could reach nearly $7 trillion. We believe these investments in energy efficiency solutions will have a significant impact on both the demand for and costs of electricity, while improving the overall sustainability of the global energy market.

Government Initiatives and Mandates to Stimulate Energy Efficiency for Facilities

        Improvements in energy technology and the increase in government initiatives have created immediate economic reasons for building owners to upgrade to more efficient, cost saving technology. In addition, in response to increasing environmental concerns over the years, coupled with record electricity demand and costs, regulatory authorities have created incentives for utilities and end-users to reduce electricity usage. The federal government and many state governments have passed legislation that provides economic incentives to users of electricity to reduce their consumption by adopting energy efficiency solutions and forces utilities to decouple revenue from their electricity sales. These incentives can lower the net cost of energy efficiency solutions, thereby offsetting the upfront cost of implementing those solutions and helping users to rationalize the decision to replace existing obsolete systems. More recently, the ARRA and other related stimulus initiatives contain provisions that further support energy efficiency as a national priority.

        Legislation and mandates adopted to date which have stimulated building energy efficiency projects in both the commercial and industrial and public sector include:

Federal Legislation:

  •
  The Energy Policy Act of 2005 ("EPAct05") includes a significant tax-incentive to improve the energy efficiency of commercial facilities. The Commercial Building Tax Deduction is an incentive established to provide a tax-deduction of up to $1.80 per square foot for expenses incurred for the installation of energy efficient lighting, heating, ventilating, and air conditioning ("HVAC"), hot water systems and building envelope systems.

  •
  The EPAct05 and Executive Order 13423 (January 2007) set new federal energy goals. The first goal is to cut energy use in federal facilities by 3% per year from 2003 levels during the period from 2007 through 2015. Second, the federal government is to increase the use of renewable energy to not less than 3% of total electricity use in 2007-2009, not less than 5% in 2010-2012, and not less than 7.5% in 2013 and thereafter, with at least half of renewable purchases coming from new renewable sources. Finally, the federal government is to reduce its water use by 2% per year from 2008 to 2015.

  •
  The Energy Independence and Security Act of 2007 ("EISA") included the permanent reauthorization of energy savings performance contracts ("ESPCs"). ESPCs are contracting vehicles that allow federal agencies to accomplish energy projects for their facilities without up-front capital costs and without special Congressional appropriations to pay for the improvements. In December 2008, the DOE awarded sixteen contracts to ESCOs for up to $80 billion in energy efficiency, renewable energy and water conservation projects at federal facilities.

        More recently, the $787 billion American Recovery and Reinvestment Act of 2009 ("ARRA") reflects increased government focus on energy efficiency initiatives, in addition to other continuing legislation and mandates. The ARRA provides for a number of funding sources and financial incentives/benefits to stimulate energy efficiency projects, including:

  •
  Approximately $38.7 billion in funding for energy efficient solutions has been authorized for use by the DOE at its discretion. As of July 24, 2009, over $8.4 billion has been awarded and allocated to various projects, including $3.5 billion for energy efficiency and renewable energy development and $52 million for SmartGrid development and transmission.

  •
  Increasing the support for the issuance of Clean Renewable Energy Bonds to $2.4 billion to finance the implementation of energy efficiency and alternative energy projects as well as providing $10 billion in new commercial technology loan guarantees to support the development of new energy efficiency, renewable energy and advanced transmission and distribution technologies.

  •
  An expanded variety of production tax credits, investment tax credits and cash grants in lieu of tax credits, as well as $2 billion in advanced energy manufacturing credits.

  •
  State funding through the Energy Efficiency Community Block Grant project ($3.2 billion) and various state energy projects ($3.1 billion) to develop and implement projects to improve energy efficiency and reduce energy use and fossil fuel emissions.

        Additionally, many federal entities have made provisions for funding opportunities outside of the ARRA, including:

  •
  The U.S. Department of Energy currently manages the Loan Guarantee Program, authorized by the EPAct05, which guarantees loans on projects that either reduce emissions or advance energy efficiency technologies, encouraging early commercial use of such projects.

  •
  The General Services Administration, in conjunction with a $4.5 billion ARRA appropriation, has taken an initiative to convert its facilities to High-Performance Green Buildings.

  •
  Property Assessed Clean Energy Bonds ("PACE") are bonds with terms of up to 20 years and issued by municipal governments, with the proceeds lent to commercial and residential property owners in the community to finance energy efficiency and renewable energy projects. These loans are secured by a lien on the borrower's property and are repaid over the term of the issuance via an annual assessment on the property's tax bill. The first PACE bonds were issued earlier this year and it is estimated that the potential for PACE bonds could exceed $500 billion. The Waxman-Markey Energy Bill includes a provision that would provide for DOE support of these bonds.

State Legislation and Other Initiatives Supporting Energy Efficiency for Facilities

        Over the past few years, there have been an increasing number of state initiatives encouraging, or requiring, utilities to establish Demand-Side Management ("DSM") and energy efficiency programs. DSM and energy efficiency programs typically provide incentives to utility customers to offset a portion of the upfront cost of energy efficiency projects. Regulatory mandates, such as the Energy Efficiency Resource Standards ("EERS") often result in significant economic incentives to utility customers and have served to increase the number of DSM and energy efficiency projects, especially in several Northeast and West Coast states. Under these programs utility companies actively seek participants, arrange for project management and implementation services for energy efficiency projects initiated under their programs, and pay a portion of the cost of these projects.

        Current EERS typically require utilities to achieve savings equivalent to between one to 1.5 percent of their annual sales through energy efficiency. In response to the EERS, many states have begun planning or have already implemented DSM and Energy Efficiency projects, including New York, where utilities have filed more than $6 billion in new DSM and Energy Efficiency programs and Pennsylvania with utilities allocating more than $275 million per year to new DSM and Energy Efficiency projects. Currently 26 states, representing 71% of the U.S population, have adopted, or are in the process of adopting, EERS programs. The Save American Energy Act, currently being considered by Congress, would establish a national EERS program requiring utilities to achieve 15% electric energy savings through utility efficiency programs, building energy codes, appliance standards and related efficiency measures. In addition to these programs, five states, Maryland, Nevada, New York, Montana and Oregon, currently offer tax incentives for commercial facilities that meet green building standards.

        Public awareness of the cost and environmental benefits accruing from facility energy efficiency initiatives are also being stimulated by organizations other than the federal government. These include a number of non-government organizations ("NGOs") which are helping to increase public awareness of the environmental, operational and cost value of prioritizing building energy efficiency initiatives. These NGO initiatives include efforts to focus on specific major projects and have helped to focus commercial and industrial and public sector entities on the need to take action and to be seen by their stakeholders to do so. Examples of notable NGOs include:

  •
  Clinton Climate Initiative ("CCI")—Working with governments and businesses around the world, the CCI focuses on three strategic program areas consisting of increasing energy efficiency in cities, catalyzing the large-scale supply of clean energy and working to stop deforestation.

  •
  Cambridge Energy Alliance ("CEA")—The CEA is a non-profit service sponsored by the City of Cambridge and NSTAR, a Massachusetts utility, that helps residents and business owners identify and achieve energy saving opportunities to become more energy efficient.

  •
  Energy Efficiency Partnership of Greater Washington—This is a collective partnership of energy efficiency companies, banks, local governments and facility owners to reach a goal of reducing energy use by twenty to fifty percent in existing facilities in the Greater Washington, D.C. region.

        As the funding outlined by the ARRA has yet to be specifically allocated, it is premature to identify the exact benefits available. However, we believe that we are well positioned to capitalize on the range of government mandates and initiatives intended to stimulate building energy efficiency. We are particularly focused to ensure we are optimally positioned with our current and prospective clients, in the industries and end markets which are likely to be the primary beneficiaries of significant government funding.

Growing Interest in Adoption of Environmentally Conscientious Energy Efficiency Strategies

        Electrical supply shortages and rising electricity prices have led consumers, corporations and public sector institutions to adopt and implement "sustainable" environmental policies to reduce their energy use and greenhouse emissions. As the standards of corporate accountability continue to evolve, stockholders and other stakeholders are pushing organizations to recognize and act to reduce the "carbon footprint" of their operations. We believe achieving greater energy efficiency is a cost-effective way to actively reduce energy consumption and promote environmental stewardship. According to the Institute of Business and Economic Research ("IBER"), energy represents 30% of operating expenses in a typical office building, which makes it the single largest building operating expense. The DOE estimates that residential and commercial buildings are responsible for 39% of total U.S energy consumption and that buildings account for 38% of total U.S. CO2 emissions, the largest single source.

        There is also an increasing demand for environmentally friendly and sustainable building construction and methods for addressing energy efficient upgrades of facilities. The term "green building" has been adopted to refer to a building that uses lower amounts of electricity and reduces its emissions through the use of energy efficient equipment and building materials. According to McGraw-Hill Construction, an estimated 10%-12% of current new commercial construction starts are green, representing a $24-$29 billion market, and the total commercial construction market is on track to grow to $56-$70 billion annually by 2013. In the U.S., the Energy Star project, jointly sponsored by the Environmental Protection Agency ("EPA") and the DOE, and the U.S. Green Building Council's Leadership in Energy and Environmental Design ("LEED") program are the two major rating systems to encourage the development of energy-efficient and sustainable facilities. According to IBER only 1,360 of the approximately 332,000 U.S. commercial facilities listed in the Co-Star Group, Inc. database of commercial properties for sale or lease are certified by either LEED or Energy Star as "green" office buildings. We believe that economic and environmental factors will drive growth in new construction and retrofit projects that result in a green building certification.

Commercial and Industrial Market

        We believe there is currently a significant market opportunity for the sale of energy efficiency solutions based on the amount of U.S. electricity expenditures, and the amount of commercial and industrial floor space able to be retrofitted. The EIA estimated that in 2003 the U.S. commercial sector spent approximately $46 billion on electricity for lighting, heating, ventilating and air conditioning. This represented approximately 67% of the $69 billion that was spent on electricity for commercial facilities in the U.S. In addition, according to the EIA, there are over 63 billion square feet of commercial building floor space in the U.S. built prior to 2004. With constant changes in lighting products and energy management technologies, this represents a significant amount of floor space able to be retrofitted to improve energy efficiency and meet corporate sustainability goals.

Public Sector and ESCO Market

        With the rising cost of energy prices and the increasing cost estimates for building new generation capacity, the public sector is increasingly focusing on energy efficiency as the lowest-risk and quickest route to reducing not only its energy bills but also minimizing the energy needs of the rest of the United States. In 2007 the U.S. government set new energy goals for new and existing federal buildings that included reducing energy use by 3% per year from 2007 through 2015, increasing use of renewable energy to not less than 5% of total electricity use in 2010, and reducing water use by 2% per year beginning in 2008.

        In order to reach their energy efficiency goals, public sector entities often turn to ESCOs to oversee and implement their energy efficiency projects, including ESPC projects. An ESPC project is a partnership between a government agency and an ESCO in which the ESCO conducts a comprehensive energy audit and identifies improvements that will save energy at the agency's facility. In consultation with the agency client, the ESCO designs and constructs a project that meets the agency's needs and arranges financing to pay for it. The ESCO guarantees that the improvements will generate savings sufficient to pay for the project over the term of the contract, which can be as long as 25 years. Most ESCOs are large, often multinational companies, such as equipment manufacturers, which do not perform the design and construction of the projects themselves. Instead, most of these ESCOs sign multi-year ESPC contracts with public entities and subsequently hire energy efficiency service providers like Lime, to help design and implement portions of the project.

        Most U.S. ESCOs originated in the late 1970s and early 1980s when energy prices rose dramatically, stimulating both the public and private sectors to focus on reducing rising energy costs. The key development driving the growth of the ESCO industry was the creation of a long-term financing vehicle supported by a combination of energy savings guarantees issued by an ESCO and payment guarantees issued by a government agency. This structure enabled ESCOs to sell larger, more comprehensive projects in each successive year, with today's projects consisting of leading technology solutions and in some cases on-site renewable energy generation.

Challenges for Organizations Adopting Building Energy Efficiency Solutions

        While commercial and industrial organizations and public sector entities alike recognize the environmental need for and potential benefits of adopting building energy efficiency solutions, we believe that their ability to execute on these types of projects is often impacted by some or all of the following issues:

  •
  lack of understanding about the energy efficiency opportunities that exist within their facilities and inability to estimate the costs, savings and potential return on investment available from implementing these opportunities;

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  lack of in-house expertise or available independent analysis of the range of available technologies and execution processes;

  •
  sensitivity about the front-end capital expenditure requirements involved with energy efficiency upgrade projects;

  •
  lack of understanding about the specific government tax incentives and rebate programs available to them to help offset the cost of their chosen solution;

  •
  lack of understanding about the financing opportunities for energy efficiency projects that exist and how to obtain easy access to such financing; and

  •
  limited number of energy efficiency services solution providers that have the expertise to implement a full range of end-to-end services comprising energy engineering, consulting and implementation on a consistent basis across clients' national network of facilities.

        Many commercial and industrial organizations have created specific management positions within their organization, such as a Director of Energy or Sustainability, to carefully assess how to optimize energy usage and promote energy efficiency best practices across the organization. Often this individual is responsible for identifying a specific facility energy efficiency master plan for the organization and is strongly incentivized to ensure that clear steps are taken, within a defined budget, to execute on the plan on an accelerated timescale once identified and agreed upon. As a result, such organizations look to partner with third party building energy efficiency solution providers with the necessary expertise, breadth of services offering, local presence and national scope to assist in all aspects of the process, from engineering and consulting to implementation.

        While ESCOs provide a clear project management framework for public sector building energy efficiency projects, leading ESCOs need to identify energy engineering, consulting, implementation and performance assurance partners to assist them in the execution of energy efficiency and renewable energy projects. These qualified partners need to have a proven track record and the ability to provide a comprehensive range of facility energy efficiency services, including project engineering, development and implementation capabilities and consistent quality of work on a national scale. We believe that many leading ESCOs are increasingly seeking to rationalize their relationships and to work with a defined group of trusted energy efficiency services providers who can fully deliver on their comprehensive needs.

Our Solutions

        We are a leading provider of integrated energy engineering, consulting and implementation solutions specializing in improving the energy efficiency of our clients' facilities, thereby reducing their operating costs and carbon emissions. We focus on deploying solutions to reduce the energy-related expenditures of our clients' facilities and the impact of their energy use on the environment, including energy efficient lighting upgrades, mechanical and electrical conservation, water conservation, weatherization and renewable project development and implementation solutions.

Energy Engineering and Consulting

        We provide energy engineering and consulting services focusing primarily on the development of facility energy efficiency master plans for both the supply side (energy procurement in deregulated markets) and the demand side (strategies to improve operating efficiency and reduce greenhouse gas emissions). These services include utility rate structure analysis, energy impact of future load growth or equipment replacement, EPA EnergyStar analysis, benchmarking and energy inflation risk analysis for clients seeking to improve their energy efficiency, reduce carbon emissions and better manage their energy costs. The energy master plans we develop for our clients may include:

  •
  providing sustainability consulting and advice on carbon management planning;

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  providing energy bill analysis to target the highest energy cost facilities within a client's portfolio of building and conducting building energy audits to identify energy cost reduction opportunities at a client's facilities;

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  providing Utility Project Management which assist utilities in meeting their energy efficiency and renewable energy goals in response to Energy Efficiency Resource Standards and Renewable Portfolio Standards;

  •
  undertaking engineering design reviews to optimize energy efficiency of new construction and major renovation projects in order to improve energy efficiency of our client's facilities and reduce long-term operating costs, which includes life-cycle cost analysis and comparison of different best-of-breed technologies and incremental costs versus savings analysis;

  •
  providing project management services for energy-related construction or upgrade projects, whether designed by us or others, ensuring that upgrade projects are installed and commissioned per the design specifications;

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  managing incentive and rebate application processing and procurement. We have developed a database that allows us to quickly and accurately identify the rebates that apply to each particular client, and we have substantial experience navigating the forms and processes required to procure the rebates; and

  •
  providing e-commissioning, a methodical investigation and tune-up process for improving and optimizing an existing facility's energy utilization operations by focusing on equipment such as heating, cooling, lighting and their related controls.

Implementation

        We provide in-house, turnkey implementation services to deliver our energy efficiency solutions to our clients. Historically, most of our engineering and consulting services work has resulted in repeat revenue from the same client in the form of implementation of multiple energy efficiency solutions, additional engineering work or expansion of the work to additional client facilities. Our comprehensive suite of energy efficiency implementation services includes:

  •
  Lighting Upgrade Services.  Our designs incorporate occupancy sensors, light harvesting, time clock controllers and IP addressable systems that facilitate control of individual fixtures for maximum energy savings. As part of our services, we seek to determine the best lighting solutions for our clients or, in the case where our client is an energy service company, for their client to achieve targeted financial return metrics and technical specifications. These lighting solutions take into consideration factors such as light and heat level requirements, building environmental conditions, hours of operation, energy costs, available utility and tax incentives, as well as installation, operating and maintenance costs of various lighting. Based on these factors, we upgrade the existing lighting system with a new system, custom configured with components from third-party manufacturers.

  •
  Mechanical and Electrical Conservation Services.  Our mechanical and electrical conservation services include the development, design, analysis, implementation and commissioning of mechanical and electrical efficiency projects at our client's facilities. Mechanical projects utilize technology to increase the efficiency of HVAC systems. Heating technologies decrease energy consumption through steel and sectional boilers, and are more efficient burners with dual fuel technologies to take advantage of fuel switching opportunities and economizers to reduce exhaust gas temperatures. Cooling technologies provide more efficient water or air cooled chillers, air handling equipment, roof top units, split systems and packaged equipment. Other mechanical projects include heat recovery, air compressor staging and upgrades. Electrical projects involve motor replacements, variable frequency drives, automated control systems and power factor correction and require regional installation and technical support.

  •
  Water Conservation Services.  Our water conservation services include the development, analysis, specification and installation of water reduction technologies into a client's facility. Technologies include dual flush toilets, waterless urinals, low flow aerators for sinks and shower heads and water reclamation. In addition to reduced water costs, other benefits include lower sewer costs, domestic hot water expenses and carbon emissions from reduced water heating costs. Additionally, less waste reduces sewage treatment costs and environmental impact.

  •
  Weatherization Services.  Our weatherization services optimize energy efficiency and reduce consumption by protecting the exterior and interior of facilities from sunlight, precipitation and wind. Specific services we offer include sealing bypasses (cracks, gaps, holes), installing insulation, protecting pipes from corrosion and freezing, installing storm doors and windows and replacing old drafty doors and windows with low-energy, double-glazed windows.

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  Renewable Project Development and Implementation.  We have extensive in-house renewable expertise and our renewable project development projects have involved a biomass gasification plant, a bunker for wood chip storage, an auger wood chip feed system for boiler fuel supply and shaker for wood chip separation. We have installed a new solar domestic hot water and photovoltaic system consisting of parabolic solar dishes, heat exchangers and a computerized solar dish tracking system, and we have recently completed a closed loop water/glycol geothermal heat pump system for a public housing development. In each case we have worked closely with ESCOs to review the proposed technologies, analyze proposed system performance, design custom solutions and build to budget.

        We believe we have a national presence in all the key states which have instituted mandates and initiatives to support facility energy efficiency projects. We have approximately 380 employees in 23 offices across 13 states. Our offices are staffed with professionals who have significant expertise in facility energy efficiency engineering and consulting and the implementation of a wide range of related technologies for both the commercial and industrial and the public sector markets. We are able to maintain a highly scalable and leveragable platform by deploying our professional employees to work on projects in either market based on our work requirements and local end client needs.

Our Competitive Strengths

        We believe that we have the following competitive strengths:

        Compelling Value Proposition with Demonstrable ROI.    Our energy efficiency solutions guarantee the reduction of our clients' operating expenses, improve their facilities' appearance, safety and functionality, and produce a significant return on their investment. For example, in lighting projects, we calculate that our clients typically achieve first-year returns on their investments of 40% to 100%, generally recovering the cost of our services in less than two years in the form of reduced energy bills and maintenance costs as well as utility and government agency rebates and tax incentives. Our sales force focuses on both the financial and technical benefits of our services to develop business opportunities with prospective clients. We target key decision makers, including senior executives and building owners, and frame our solutions in the context of the value proposition they provide, including the return on investment, short payback periods, potential rebates, and, where appropriate, extended payment terms.

        Extensive Technical Expertise.    We provide our clients with a full range of energy efficiency solutions leveraging our deep experience in this rapidly evolving marketplace. Our extensive knowledge of a wide range of service and technology options for our clients allows us to provide effective and comprehensive energy efficiency solutions including energy efficiency engineering and consulting as well as the development and implementation of energy efficient lighting, mechanical, electrical, water, weatherization, and renewable energy solutions.

        Diversification Across Service Lines and End Markets.    While many of our competitors focus on one type of service or technology, we offer a broad spectrum of vertically integrated, turnkey energy efficiency solutions that can be deployed on a national scale. We purchase our products from independent third party manufacturers and therefore can provide unbiased product recommendations to our clients. This enables us to continually adapt to the evolution of energy efficiency products and recommend to our clients the most appropriate solution available for their specific needs.

        National Service Capabilities.    Unlike smaller local and regional providers, we are able to service our clients on a national scale. Our reputation for quality service and our reference base of existing clients have helped us to expand our business to include many large, nationally-recognized companies operating across a variety of industries, including many Fortune 500 companies. Currently, we have engineering and implementation capabilities in most major regions on the East and West Coasts and the Midwest. Our regional offices maintain a mix of energy developers, energy engineers, project estimators and implementation crews that support our lighting, water, and electrical and mechanical conservation businesses. We supplement our in-house resources with a broad network of experienced, high-quality subcontractors. This installment subcontracting network enables us to serve larger, national clients located in many different states or regions.

        Strong and Longstanding Client Relationships.    We have developed deep relationships with commercial and industrial and public sector clients both managed directly by us and through our longstanding relationships with many of the major ESCOs that participate in that market. Our history of strategic acquisitions and the expansion of our executive leadership have enabled us to capitalize on deep client relationships, many of which span more than 20 years. We emphasize quality service in all aspects of our work, from the initial sales consultation, to technical analysis, implementation of the solution and our subsequent follow-up. This emphasis reflects our commitment to provide our clients with a vertically integrated solution, as opposed to a specific product, and has enabled us to develop a highly referenceable client base often leading to new and repeat business opportunities.

        Significant Repeat Revenue.    The depth and breadth of our geographic coverage and our service offerings enables us to increase the value of our client relationships by increasing the services we can offer them. Our longstanding relationships with national clients provide an opportunity for us to provide additional energy efficiency solutions to them across multiple facilities on a regional and national basis. Most of our engineering and consulting work results in repeat revenue in the form of additional engineering work, implementation of specific solutions or expansion of the engineering work to additional client facilities. In addition, constant changes in energy management technologies create opportunities for us to re-evaluate a client's energy usage and upgrade products or technologies three to five years after the initial implementation of our energy efficiency solutions. In our business with

ESCOs, the requirement to achieve projected savings levels over the term of an ESPC contract results in the ESCOs seeking long term relationships with partners that have proven track records in accurately estimating future savings and efficiently completing projects.

Growth Strategy

        Since launching our Energy Efficiency Services business in June 2006, we have significantly increased our revenue. Our revenue for the first six months of 2009 increased by 57.3% to $29.5 million from our pro forma revenue of $18.8 million for the first six months of 2008, reflecting significant organic growth. We intend to continue to leverage our competitive strengths and to continue to grow our business by employing the following growth strategies:

        Penetrate Opportunities in Existing Commercial and Industrial Clients and Increase Client Base.    We have a broad client base that includes Fortune 500 companies and large property managers and owners. These clients own or manage a significant number of facilities across the United States. For many of these clients, we have implemented only a portion of our energy efficiency solutions at a limited number of the facilities they manage or own. We also have relationships with major utility companies who actively seek our project management and implementation services for energy efficiency projects. As we continue to increase awareness among our clients of our national platform and broad spectrum of energy efficiency services, we believe there is a significant opportunity to leverage these existing relationships and expand the adoption of our services to more of their facilities. In addition, we intend to continue to expand our client base through focused marketing campaigns which emphasize our extensive expertise and capabilities in developing energy efficiency solutions.

        Capitalize on Existing ESCO Relationships and Establish New Relationships in the Public Sector Market.    We have long-established relationships with ESCOs that participate in the performance contracting market for the federal government and public sector, working on projects such as schools and universities as well as city and county facilities, throughout the U.S. and internationally. We believe these market opportunities will grow as the federal government awards new ESPC contracts and additional states enact legislation that enables performance contracting as a viable contracting vehicle. We currently work with seven of the 16 ESCOs authorized to pursue projects under the $80 billion made available in the DOE ESPC program, and are continually seeking to develop relationships with additional ESCOs. We are also expanding our relationships directly with public service entities to provide our services when they are not looking for an energy savings performance contract.

        Capitalize on Government Funding Energy Efficiency Initiatives.    We are seeking to ensure that when ARRA and other incentive funds become available, we are optimally positioned to benefit as our clients deploy these funds on facility energy efficiency projects. We have an active dialogue with our ESCO relationships and have an established platform ready to begin work on energy efficiency projects once these funds are deployed by federal, state and local agencies. In addition, we intend to work collaboratively with energy efficiency-focused non-government organizations to capitalize on the government mandates currently in place. Furthermore, we believe we are optimally positioned to capitalize on opportunities resulting from the efforts of local, state and national agencies to fund projects that facilitate the adoption of DSM projects, including energy efficiency, peak demand reduction and on-site generation.

        Expand Our Financing Business.    Upfront capital expenditure requirements remain the primary purchasing obstacle for many of our prospective commercial and industrial clients. With a strengthened balance sheet following this offering, we plan to resume our provision of financing mechanisms to enable prospective clients to benefit from extended payment terms, eliminating upfront capital requirements, while enabling immediate positive cash flow from the implementation of energy efficiency projects. By enabling clients to adopt our solutions with no or limited upfront capital outlay and immediate positive return on investment, we believe we will achieve broader and quicker implementation of our energy efficiency solutions in the commercial and industrial markets we serve.

        Deepen Our Service Offerings Based on Customer Demand and ROI Opportunities.    Constant changes in energy efficiency technologies often create opportunities for us to provide new solutions to our clients generally three to five years after completion of an energy efficiency project. As new products and technologies become available and costs decline to the point that the ROI opportunity from implementation becomes compelling, we can introduce these improved technologies to existing clients as a means of further reducing their operating costs. In response to demands from our clients for broader energy efficiency solutions, we have expanded our offerings to include geothermal cooling implementation, weatherization services and on-site renewable energy generation services. We expect these services to potentially be significant growth drivers and plan to continually seek to add additional services in the future.

        Continue to Manage Operating Costs.    We believe we have established a highly scalable business model that will enable us to continue our growth while maintaining relatively low incremental operating expenses. We plan to continue to scale our platform with new hires, while we aggressively leverage our relationships with energy efficiency-focused organizations, improve sales force productivity, manage key supplier relationships and maintain a disciplined cost structure.

        Pursue Targeted Strategic Acquisitions.    Given the highly fragmented nature of the energy efficiency solutions market, we believe there are numerous potential acquisition opportunities. Our senior management team historically has identified and successfully integrated prior acquisitions, including AEM, Parke, Kapadia, Preferred Lighting and Texas Energy. We intend to selectively pursue acquisitions to leverage our established infrastructure, strategically address select target markets, add complementary expertise and cross-sell our services and technologies to an acquired company's existing client base.

Our Clients and Client Case Studies

        During 2008, on a pro forma basis, we provided energy efficiency solutions to over 240 clients. Our client base includes a diverse cross-section of commercial and industrial businesses, property owners and managers and energy service companies serving government and educational institutions. Below is a list of our top ten clients by revenue in 2008, on a pro forma basis:

Client	Industry
Honeywell International Inc.	ESCO
DMJM Harris, Inc.	ESCO
Washington Mutual, Inc.	Banking
Johnson Controls, Inc.	ESCO
Sempra Energy	Utility
Frito-Lay North America	Food
Turner Construction Company	Construction
Lockheed Martin Corporation	Defense/Aerospace
Jones Lang LaSalle Inc.	Property Manager
Suntrust BKS Inc	Banking

        In 2008, on a pro forma basis, Honeywell International Inc. and DMJM Harris, Inc. accounted for approximately 34% and 13% of our consolidated revenue, respectively.

        The following case studies illustrate the types of clients we serve and the nature of our engagements in both of our end markets.

Commercial and Industrial:

  •
  Owner and Operator of World's Largest Bowling Chain.  We recently completed energy efficient retrofit projects at the first 43 out of a total of 286 bowling centers in the U.S. and Puerto Rico for AMF. The initial phase consisted of converting existing light fixtures over the bowling lanes and customer area to new-generation fluorescent lighting. The new lights are expected to require one-half the energy and will not need to be changed for at least three years, saving on maintenance costs. Under the lighting contract, AMF is expected to save approximately $3 million per year in utility costs with an overall payback of less than two years for their entire portfolio. As we complete the lighting work, we have identified multiple additional energy efficiency opportunities.

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  Leading Aerospace and Defense Contractor.  We recently were selected to inventory interior and exterior facility lighting systems, identify energy-efficient replacement opportunities, recommend a standard lighting approach, and outline energy and financial savings, as well as rebates associated with the implementation of facility capital upgrades. We will be performing the assessments in the U.S., under the direction of the client's Energy, Environment Safety and Health Department.

  •
  Leading Owner and Operator of Property Management.  We were selected to perform energy efficiency projects across four facilities for Fisher Brothers. We provided comprehensive engineering studies, rebate procurement and measurement and verification of savings for chiller plant upgrades, installation of power meters and data analysis for measurement and savings for elevator controls and lighting upgrades. Collectively, we have secured more than $2 million in New York State Energy Research and Development incentives to help fund these initiatives. We also have multiple on-going proposals to provide additional energy efficiency solutions within facilities we currently serve, as well as into Fisher Brothers' other facilities. This project highlights how our quality service has led to repeat business and deeper penetration into our clients' facilities.

Utilities / Demand-Side Management Programs:

  •
  America's Largest State-Owned Power Utility.  We are under contract for the next three years to provide energy efficient building retrofit projects for New York Power Authority's governmental customers. As the implementation contractor for this program, Lime provides energy efficiency upgrades including the implementation of lighting, lighting occupancy controls and motors for selected facilities in the five boroughs of New York City and parts of Westchester County. Services include project feasibility studies, design engineering, bid phase services and construction management. The program is designed to assist NYPA's customers meet their energy and environmental goals. The contract allows NYPA to purchase services having a value of up to $20 million from us over the five year term of the contract; to date, approximately $8 million of those services have been purchased.

  •
  Leading Investor Owned Utility.  We were selected to provide program management and direct-install implementation of energy efficient facility retrofits for commercial and industrial customers as part of a major utility program. This program contains a custom incentive worth $0.17/kWh saved to our clients. We agreed to deliver a 10 million kWh reduction to this utility during 2008. Over the course of 2008, we installed energy efficiency measures at 41 customer sites under the program. These projects totaled more than $3 million and we achieved the commitment of 10 million kilowatt-hours reduced. The incentives our customers received were 2.5 times greater than the standard offering at the time, and projects included lighting upgrades in office buildings, retail space, hotels, warehouses, hospitals and apartments.

Public Sector:

  •
  Leading ESCO Partner.  We were awarded a $2.25 million contract by an ESCO partner to provide weatherization and the design and installation of energy efficient lighting at a U.S. Army facility in Virginia. The base is made up of over 184 facilities which will realize energy savings in heating and cooling through building envelope load reduction along with energy saving from lighting upgrades. Our turnkey solution will include the energy efficient lighting upgrades along with the installation of new weather stripping around all points of building access and egress, sealing penetrations of the building envelope including adding insulation to attics, walls, and other surfaces which were identified to benefit from increased energy efficiency.

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  Local Housing Authority.  We were awarded an energy efficiency contract by an ESCO partner to upgrade the space heat generation system and domestic hot water for multiple buildings at a local housing authority. This project included upgrading standard forced hot air gas furnaces, gas fired hydronic boilers, gas fired water heaters with internal storage tanks and indirect gas fired domestic water heaters. Gas furnaces were upgraded to efficient condensing units with two speed operation fans and gas fired water heaters and storage tanks were upgraded to new gas fired tankless, direct vent hot water heaters providing instantaneous point of use heating. In addition, the hot water boiler and indirect fired domestic water heater was replaced with one high efficiency gas fired space heater with a built in domestic hot water heater.

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  U.S. Coast Guard Bases.  Government bases are mandated to evaluate and install energy and water savings devices at all facilitates. We supported an ESCO partner in the development of comprehensive energy and water solutions for eight U.S. Coast Guard bases. We replaced existing fixtures and lamps and installed sensors. We also installed low-flow toilets and urinals and reduced flow faucet aerators and showerheads. The project significantly decreased the electrical energy, water and sewer costs on the bases.

Sales and Marketing

Commercial and Industrial

        As of June 30, 2009, we employed a commercial and industrial sales force comprised of over 28 sales personnel operating out of 23 offices across the country. Our sales force is organized into teams and is compensated based on the revenues generated by each team in addition to a base salary. We actively pursue new talent and have been successful in hiring sales personnel with highly-relevant industry expertise as well as training sales personnel who are new to the industry. Our sales force has experienced very low turnover and we believe is positioned to handle our expected growth.

        We expect to continue to have significant new business opportunities with our existing clients and to generate business from new clients through a combination of referrals, trade shows and cold calls. We employ a sophisticated proposal system combining proposal-generation software and a proprietary database based on our many years of experience in the energy efficiency business.

        The extensive training and education of our sales force is a key to our success. Our sales force attends national and regional meetings each year where they review our sales model and our senior engineering team provides details on the latest technologies available in the energy efficiency solutions market. Our sales force receives regular updates on our expanded service offerings, the latest available rebate incentive projects and, where available, finance packages.

        We have established a clearly defined sales approach designed to shorten sales cycles, increase closing rates and help forecast future sales.

        In addition to our sales group, we employ three full-time and two part-time marketing personnel focusing on vertical market segments directly targeting our potential clients' industries.

Public Sector

        We work on public sector energy efficiency projects through our ESCO relationships. Our sales and development efforts to the public sector are primarily focused on supporting and building relationships with the ESCOs. We have positioned ourselves in the supply chain of most of the major ESCOs participating in public sector energy efficiency projects offering a comprehensive set of products and services to these companies. The combination of energy engineering and consulting expertise and regional implementation capabilities has contributed to our recent growth in this sector. We believe there are few competitors that can provide a comparable depth of energy efficiency solutions over the range of geographies required for public sector facilities.

National Sales

        We have a dedicated national accounts team focused solely on developing relationships with our largest and most important current and prospective commercial and industrial and ESCO relationships. This senior client relationship team ensures that existing projects are overseen appropriately and that opportunities for covering relationships with our current clients or with other prospective clients are identified and executed on.

Competition

Commercial and Industrial

        The market for energy efficiency solutions is highly fragmented. We face competition mainly from companies only offering a sub-set of our offerings, such as lighting or mechanical and electrical conservation services. Most of these competitors are local businesses which are only able to offer services in the immediate area or have a limited specific vertical product expertise, such as lighting and lighting fixture manufacturers, lighting fixture distributors and providers of energy efficiency upgrades and maintenance. We believe we are the only national provider of a full range of energy efficiency services consisting of energy engineering, consulting and implementation services. Our extensive experience and track record, national scale, leadership in providing comprehensive best-of-breed technologies and services and our established base of clients creates significant barriers to entry, providing us with a significant advantage when competing for commercial and industrial clients.

Public Sector

        The market for energy efficiency services for public sector facilities is primarily served by ESCOs, who enter into energy efficiency service contracts with public sector entities. Once ESCOs have secured contracts, they often hire energy efficiency service providers to act as a subcontractor to help them design and implement specific services in relation to a given project. We compete with other energy efficiency services providers to be the chosen partner for these ESCOs projects. We believe that while historically ESCOs often considered small, local providers, increasingly ESCOs are looking to consolidate their relationships with a smaller group of preferred providers to act for them on a national scale across the full range of energy efficiency services. We believe the competing energy efficiency partners who target ESCO work are primarily small, private players that lack our reputation, technical capabilities and national scale.

        Although we expect the majority of our public sector business to be sourced through ESCOs, we are able to contract directly with public service clients to provide our services when they are not looking for an energy savings performance contract. This places us in the role of a trusted advisor and provides an excellent return on our intellectual capital.

Seasonality

        Our revenues are seasonal in nature with the third and fourth quarters of our fiscal year typically representing our strongest quarters. Within the commercial and industrial sector market, we typically experience greater seasonality as sales cycles are shorter and typically closely tied to our client's annual budgetary cycle. Commercial and industrial sector clients tend to look for the service to be provided in the very short term following contract signature. Within the public sector market, we experience lower levels of seasonality as our government contracts are typically longer term, frequently running six months to more than a year in duration. However, given our business mix between commercial and industrial and public sector and the diversification between different types of services and segments served, our revenue contribution between first and second half to date has tended to remain relatively consistent year on year.

Suppliers

        During 2008, approximately 10% of our consolidated materials and subcontracted labor came from one supplier, while during 2007 approximately 27% came from two suppliers. Purchases from any one supplier will vary year-to-year depending on sales and inventory levels. None of our largest suppliers sell the Company proprietary products that we could not purchase from other vendors.

        All of the products we implement in our solutions are purchased from third party suppliers and manufacturers. These products are generally widely available and are selected based on a combination of price, performance, features and availability.

Contracts

        Substantially all of our client contracts are fixed-fee contracts. We base our fees on our best estimates of the costs and timing for completing our energy efficiency services. It is our clients' expectation in these contracts that the pre-established fee will not be exceeded except in mutually agreed upon circumstances. Our contracts are generally between two weeks and eight months in duration, although at any time we tend to have a number of ongoing multi-year contracts. Contracts in the commercial and industrial sector tend to be shorter in length than in the public sector, with the exception of large, national projects involving significant implementation work.

        Compared to cost reimbursable and time and materials contracts, fixed price contracts generally offer us higher profit margin opportunities but involve greater financial risk because we bear the impact of cost overruns in return for the full benefit of any cost savings. We have a well-established process for ensuring that we price contracts appropriately and minimize the risk to Lime of cost overruns.

Compliance with Environmental Laws

        Neither the production, nor the sale of our products in any material way generates activities or materials that require compliance with federal, state or local environmental laws except for the disposal of lighting fixtures containing hazardous materials that we remove in lighting retrofit projects. We use licensed disposal firms to dispose of old lamps, lighting ballasts or other products that may contain heavy metals or other potential environmental hazards.

Intellectual Property

        The name Lime Energy and our logo are registered trademarks.

Employees

        As of June 30, 2009, we had 241 full time employees and 141 temporary or part time employees, of which 62 were management and corporate staff, 14 were engineers, 48 were engaged in sales, marketing or proposal development and 258 were engaged in project management, product installation, client support and field service.

Facilities

        Our headquarters are located at 1280 Landmeier Road in Elk Grove Village, Illinois. This facility is approximately 13,000 square feet and houses the corporate headquarters and a warehouse. We acquired this facility in August 1998. There is a mortgage on the building that matures in July 2011.

        Other properties that are used for sales and administration include:

Location:	Square Feet	Lease Expiration
Allentown, PA	4,450	December 2009
Austin, TX	4,000	June 2011
Bronx, NY	2,500	Month-to-month
Glendora, CA	14,700	December 2009
Greensboro, NC	3,000	March 2011
Huntersville, NC	6,560	March 2013
Lee, MA	7,600	April 2010
Locust, NC	4,000	March 2011
New York, NY	2,800	September 2010
N. Miami Beach, FL	5,510	May 2010
Redmond, WA	1,877	December 2009
Riverton, UT	600	December 2009
San Diego, CA	8,200	September 2012
Saddle Brook, NJ	2,288	January 2010
South Plainfield, NJ	2,093	November 2009
Ventura, CA	1,776	November 2010

        We believe that the space and location of our current facilities in combination with the current and planned outsourcing of our manufacturing will be sufficient to reach a level of sales and production projected for the current year.

Legal Proceedings

        From time to time, we have been a party to pending or threatened legal proceedings and arbitrations that are routine and incidental to our business. Based upon information presently available, and in light of legal and other defenses available to us, management does not consider the liability from any threatened or pending litigation to be material to us.

MANAGEMENT

Executive Officers and Directors

        The following table sets forth the names, ages and positions of our executive officers and directors:

Name	Age	Position
David R. Asplund	51	Chief Executive Officer and Director
Daniel W. Parke	53	President and Director
John O'Rourke	48	Chief Operating Officer
Jeffrey R. Mistarz	51	Executive Vice President, Chief Financial Officer, Treasurer and Corporate Secretary
Gregory T. Barnum	54	Director
Christopher W. Capps	26	Director
William R. Carey, Jr.	61	Director
Joseph F. Desmond	45	Director
Stephen Glick	62	Director
Richard P. Kiphart	67	Chairman of the Board of Directors and Director
David W. Valentine	39	Director

        David R. Asplund has been one of our directors since June 2002 and has been our Chief Executive Officer since January 2006. Prior to becoming our Chief Executive Officer, Mr. Asplund was the president of Delano Group Securities, LLC, an investment banking firm in Chicago, Illinois, which he founded in 1999. Prior to founding Delano, Mr. Asplund was a Senior Managing Director and Branch Manager of the Chicago office of Bear, Stearns & Co. Inc. having previously worked for other major investment banks including Morgan Stanley and Lehman Brothers. Prior to entering the financial industry in 1983, Mr. Asplund worked for the Dana Corporation as an industrial engineer.

        Daniel W. Parke has served as one of our directors since October 2005 and has been our President since June 2006 when we acquired Parke P.A.N.D.A. Corporation, which he owned and served as its president from its founding in 2001. Mr. Parke also served as our Chief Operating Officer from June 2006 until February 2009. Mr. Parke was previously a founder of Parke Industries, Inc., an energy solutions provider which was acquired in February 1998 by Strategic Resource Solutions, an unregulated subsidiary of Carolina Power & Light.

        John O'Rourke has been our Chief Operating Officer since February 2009. Mr. O'Rourke was previously President and Chief Executive Officer of our subsidiary, Applied Energy Management, Inc., or "AEM," which we acquired in June 2008. Prior to joining AEM, Mr. O'Rourke was President of Landmark Service Company, LLC from July 2003 until September 2004, when the company was acquired by AEM. Prior to working at Landmark, he was Vice President of Engineering and Operations at Duke Solutions, a Duke Energy subsidiary.

        Jeffrey R. Mistarz has been our Chief Financial Officer since January 2000, our Treasurer since October 2000, an Executive Vice President since November 2002, our assistant secretary from February 2003 until June 2006 and our secretary since June 2006. From January 1994 until joining us, Mr. Mistarz served as Chief Financial Officer for Nucon Corporation, a privately held manufacturer of material handling products and systems, where he was responsible for all areas of finance and accounting, managing capital and stockholder relations. Prior to joining Nucon, Mr. Mistarz was with First Chicago Corporation (now JPMorgan Chase & Co.) for 12 years where he held several positions in corporate lending, investment banking and credit strategy.

        Gregory T. Barnum has been one of our directors since March 2006. Mr. Barnum is currently the vice president of finance and Chief Financial Officer of Datalink Corporation, an information storage architect. Prior to joining Datalink in March 2006, Mr. Barnum was the vice president of finance, Chief Financial Officer and corporate secretary of Computer Network Technology Corporation. From September 1992 to July 1997, Mr. Barnum served as senior vice president of finance and administration, Chief Financial Officer and corporate secretary at Tricord Systems, Inc., a manufacturer of enterprise servers. From May 1988 to September 1992, Mr. Barnum served as the executive vice president, finance, Chief Financial Officer, treasurer and corporate secretary for Cray Computer Corporation, a development stage company engaged in the design of supercomputers. Prior to that time, Mr. Barnum served in various accounting and financial management capacities for Cray Research, Inc., a manufacturer of supercomputers. Mr. Barnum also serves on the board of Wireless Ronin Technologies, Inc. Mr. Barnum is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants.

        Christopher W. Capps has been one of our directors since March 2009. Mr. Capps served as President and Chief Executive Officer of Advanced Biotherapy, Inc. ("ADVB") from August 2006 until we acquired ADVB, on March 3, 2009. Since September 2005, Mr. Capps has also served as President and CEO of KVG Partners, a private equity firm. Mr. Capps is engaged to marry the daughter of Mr. Kiphart, our chairman. Pursuant to the stock purchase agreement between the controlling stockholders of ADVB, including Mr. Kiphart, and us, we were required to appoint Mr. Capps to our Board of Directors within ten days following the closing of our acquisition of ADVB on March 3, 2009 and, unless we are otherwise notified by Mr. Kiphart, for so long as Mr. Kiphart owns any of our capital stock, we must use our best efforts to cause Mr. Capps to be nominated as a director in all of our elections unless Mr. Capps resigns or is removed in accordance with Delaware law.

        William R. ("Max") Carey, Jr. has been one of our directors since March 2006. Mr. Carey is the Chairman of the CRD Companies: CRD, CRD Capital, and CRD Analytics, which he founded in 1981. He is also a managing director of Entrepreneur Equity Corporation, an insurance broker that creates specialty products for middle market companies. Mr. Carey also serves on the boards of Kforce, Inc., Crosswalk.com and J.B. Hanauer & Co., and is a founding board member of Crosswalk.com.

        Joseph F. Desmond has been one of our directors since January 2007. Mr. Desmond is the Senior Vice President, External Affairs for NorthernStar Natural Gas, a developer of liquefied natural gas import terminals. From May 2005 until November 2006, Mr. Desmond served as the Chairman of the California Energy Commission. From May 2006 to November 2006 Mr. Desmond also served as the Under Secretary for Energy Affairs in the California Resources Agency. Prior to his public service for the State of California, Mr. Desmond served as President and Chief Executive Officer of Infotility, Inc., an energy consulting and software development firm based in Boulder, Colorado. From 1997 to 2000, Mr. Desmond was President and Chief Executive Officer of Electronic Lighting, Inc., a manufacturer of controllable lighting systems, and from 1991 to 1997 he was with Parke Industries, where he served as vice president.

        Stephen Glick has been one of our directors since July 2009. Mr. Glick was the President of Applied Energy Management, Inc., a company he founded in 1984, until we acquired the company in June 2008.

        Richard P. Kiphart has been one of our directors since January 2006, when he also became Chairman of our Board of Directors. Mr. Kiphart is head of the Private Client Advisors and a principal of William Blair & Company for over 42 years. In addition, Mr. Kiphart is currently Chairman of Nature Vision, Inc. and Ranair Inc. In addition, he is the former Chairman of The Merit Music School, the President and Chief Executive Officer of the Lyric Opera of Chicago, the Chairman of the Erikson Institute and serves on the board of Children's Memorial Hospital. Mr. Kiphart is the father in-law of David Valentine, one of our directors. In addition, Mr. Capps, one of our directors, is engaged to marry Mr. Kiphart's daughter.

        David W. Valentine has been one of our directors since May 2004. Mr. Valentine is currently the Chief Operating Officer and a founding principal of Victory Park Capital, a private investment firm that he founded in June 2006. From April 2005 to June 2006, Mr. Valentine served as the portfolio manager of private investments for a Chicago-based hedge fund. From June 2004 to April 2005, Mr. Valentine served as President of KVG Partners, a private equity firm. From April 2001 to June 2004, Mr. Valentine served as the global head of debt private placements for UBS Investment Bank. Prior to UBS, Mr. Valentine held several investment banking positions at ABN AMRO and Harris Nesbitt. Mr. Valentine serves on the board of directors for Innovomed, Inc. and Trustwave, Inc. He is also on the board of directors of a Washington DC-based advocacy group, the Friends of the Global Fight Against AIDS, Tuberculosis, and Malaria. Mr. Valentine is the son-in-law of Richard Kiphart, our chairman.

Board Composition

        Our board has determined that each of our directors is independent under NASDAQ listing standards, except for Messrs. Asplund and Parke, who serve as executive officers of Lime Energy. Although a company owned by Mr. Carey provided services to us during 2006 and 2007, the board determined that the fees paid to this company were insufficient to cause Mr. Carey to lose his independence.

Committees of the Board of Directors

        The Board of Directors has an Audit Committee, Compensation Committee and a Governance and Nominating Committee.

Audit Committee

        The Audit Committee is composed entirely of non-employee, independent directors. The Audit Committee meets periodically and separately in executive sessions with management and the independent auditors to review the activities of each. The Audit Committee possesses and may exercise the powers of the Board of Directors relating to our accounting, auditing, and financial reporting matters, except when such powers are by statute or the Certificate of Incorporation or Bylaws reserved to the full board or delegated to another committee of the board. The Audit Committee reports regularly to the full board on these matters. The Audit Committee is directly responsible for the appointment, compensation, and oversight of our independent auditors. Among other duties, the Audit Committee:

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  recommends the independent auditors to the board;

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  pre-approves all audit and non-audit services provided to us by the independent auditors;

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  monitors the independence of the independent auditors;

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  reviews and approves:

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  the scope and timing of work to be performed by the independent auditors

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  compensation to be paid to the independent auditors

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  financial accounting and reporting principles used by the Company

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  results of the audit and the report of the independent auditors

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  transactions involving the Company and our officers, directors, affiliates and significant stockholders

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  discusses our annual audited financial statements and quarterly financial statements with management and the independent auditors;

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  considers allegations made, if any, of possible financial fraud or other financial improprieties;

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  prepares Audit Committee reports included in our proxy statements as required by the SEC; and

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  reviews and reassesses the adequacy of the Audit Committee charter at least annually.

        The Audit Committee's current members are directors Gregory Barnum (Committee Chairman), Joseph Desmond and David Valentine. Our Board of Directors has determined that Mr. Barnum qualifies as an "audit committee financial expert" as defined in Item 407(d)(5) of SEC Regulation S-K. The board also believes that Messrs. Barnum, Desmond and Valentine are "independent" as defined by Section 4200(15) of the NASDAQ listing standards. The Board of Directors adopted an Audit Committee Charter effective April 19, 2000, which was amended effective January 31, 2001 to combine the Conflicts Committee with the Audit Committee. A copy of the Audit Committee's charter is available on our website (www.lime-energy.com) under the heading "Investor Relations" and subheading "Corporate Governance."

Compensation Committee

        The Compensation Committee is composed of three independent directors—David Valentine (Committee Chairman), Greg Barnum and Richard P. Kiphart and was formed in 2001 upon the Board of Directors' adoption of a Compensation Committee charter. A copy of the Compensation Committee's charter is available on our website (www.lime-energy.com) under the heading "Investor Relations" and subheading "Corporate Governance." The Compensation Committee's responsibilities are to:

  •
  review and recommend to the Board of Directors the annual salary, bonus, stock options and other benefits of our senior executives;

  •
  review executive compensation programs and the administration thereof;

  •
  plan for executive development and succession;

  •
  review expense accounts and fringe benefits of executive management;

  •
  administer our stock option and stock incentive programs; and

  •
  review and recommend to the Board of Directors the compensation of members of the Board of Directors.

Governance and Nominating Committee

        The Governance and Nominating Committee is composed of three independent directors—William Carey (Committee Chairman), Joseph Desmond and Richard P. Kiphart and was formed in 2004 upon the Board of Directors' adoption of a Governance and Nominating Committee Charter. A copy of the Governance and Nominating Committee's charter is available on our website (www.lime-energy.com) under the heading "Investor Relations" and subheading "Corporate Governance." The board believes that Messrs. Carey, Desmond and Kiphart are independent directors as defined by Section 4200 (15) of the NASDAQ listing standards. Prior to the establishment of the Governance and Nominating Committee, the recruitment and selection of candidates for Board of Directors was handled by the Compensation Committee. The Governance and Nominating Committee's responsibilities are to:

  •
  develop and recommend to the Board of Directors policies and processes designed to provide for effective and efficient governance;

  •
  plan board education activities, including new member orientation;

  •
  evaluate the size and composition of the Board of Directors, develop criteria for membership on the Board of Directors, and evaluate the independence of existing and prospective directors, and make recommendations to the board concerning such matters;

  •
  seek and evaluate qualified individuals to become directors;

  •
  evaluate the nature, structure and composition of other committees of the Board of Directors and make recommendations to the board concerning such matters; and

  •
  assess the performance of the Board of Directors.

Director Compensation Program

        Effective April 1, 2000, we adopted a stock option plan for all non-employee directors, which we refer to as the directors' stock option plan. The directors' stock option plan was amended on July 11, 2006 to provide that eligible directors receive an initial option grant upon appointment to our Board of Directors to purchase 14,286 shares of our common stock, and a grant of options to purchase an additional 7,143 shares on the first day of January beginning on the second January following the date the director became an eligible director. These options have an exercise price equal to the closing price of our common stock on the grant date and a term of ten years. The initial options vest on the first day of January following the initial grant date or six months following the initial grant date, whichever is later, if the individual is still a director on the vesting date. All future grants vest in two equal amounts, one amount on the grant date and the balance on the anniversary of the grant date, if the individual is still a member of the Board of Directors on such anniversary date.

        We granted options to purchase 28,568 shares under the directors' stock option plan during 2008, and options to purchase 142,909 shares were outstanding under this plan as of December 31, 2008.

        Directors who are also our employees receive no additional compensation for their services as directors.

2008 Director Compensation Table

        The following table provides compensation information for the year ended December 31, 2008 for each of our non-employee directors.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)(1)(2)	All Other Compensation ($)	Total ($)
Gregory T. Barnum	—	—	50,188	—	50,188
William R. Carey, Jr.	—	—	50,188	—	50,188
Joseph F. Desmond(3)	—	—	236	—	236
Richard P. Kiphart	—	—	49,144	—	49,144
David W. Valentine	—	—	48,813	—	48,813

(1)
Amounts represent the compensation cost recognized during 2008 of stock options granted in and prior to 2008 based on the grant date fair value recognized over the requisite service period in accordance with Statement of Financial Accounting Standards ("SFAS") No. 123(R). The value weighted-average significant assumptions used to determine the grant date fair value are as follows:

Significant Assumption (value-weighted average)	2008	2007
Risk-free rate	3.39%	4.75%
Dividend yield	—	—
Expected volatility	90%	83%
Expected life (years)	5.3	5.4
(2)
The following options were granted to directors during 2008:

	Options Awarded(4)	Grant Date	Exercise Price	Grant Date Fair Value ($)	Aggregate Options Outstanding as of 12/31/2008
Gregory T. Barnum	7,142	1/3/2008	$9.45	48,816	29,284
William R. Carey, Jr.	7,142	1/3/2008	$9.45	48,816	29,284
Joseph F. Desmond	—	—	—	—	14,286
Richard P. Kiphart	7,142	1/3/2008	$9.45	48,816	29,284
David W. Valentine	7,142	1/3/2008	$9.45	48,816	29,758
(3)
Mr. Desmond received options to purchase 14,286 shares upon joining our Board in January 2007, and was not eligible to receive an additional grant until January 2009 under the terms of our directors' stock option plan.

(4)
The options all vest equally on the grant date and the first anniversary of their issuance, and expire on the earlier of the tenth anniversary of their issuance or three months following the date the holder is no longer one of our directors.

Compensation Committee Interlocks and Insider Participation

        No member of our board's Compensation Committee has served as one of our officers or employees at any time. None of our executive officers serve as a member of the compensation committee of any other company that has an executive officer serving as a member of our Board of Directors. None of our executive officers serve as a member of the Board of Directors of any other company that has an executive officer serving as a member of our board's Compensation Committee.

Executive Officers

        Our executive officers are elected by, and serve at the discretion of, our Board of Directors. There are no familial relationships among our directors and officers except that Mr. Valentine, a director, is the son-in-law of Richard P. Kiphart, our chairman and Mr. Capps, a director, is currently engaged to marry Mr. Kiphart's daughter.

Codes of Conduct and Business Ethics

        We have adopted a code of ethics as part of our compliance program. This code of ethics applies to our Chief Executive Officer and our Chief Financial Officer. In addition, we have a Code of Conduct and Business Ethics that applies to all of our officers, directors and employees. These codes of ethics are available on our website (www.lime-energy.com) under the heading "Investor Relations" and subheading "Corporate Governance." We intend to post amendments to or waivers from the Code of Ethics which are applicable to our directors, principal executive officer and principal financial officer at this location on our website.

Compensation Discussion and Analysis

Current Executive Officers

        We currently have four executive officers: David Asplund, our Chief Executive Officer, Daniel Parke, our President, John O'Rourke our Chief Operating Officer, and Jeffrey Mistarz our Chief Financial Officer. Mr. O'Rourke was appointed as our Chief Operating Officer in February 2009.

Overview of Executive Compensation Program

        We have not had a formalized program for determining executive compensation. Two of the three current executive officers (Messrs. Asplund and Parke) receive the majority of their compensation pursuant to written employment agreements that were negotiated in connection with their becoming our employees. In each of these instances, the Board of Directors approved the employment agreement and the terms were negotiated at the time in light of specific circumstances. Notwithstanding the absence of a formalized compensation program, our executive officers have generally received compensation consisting of three components:

  •
  a cash component, consisting of salary meant to be competitive with salaries such individuals could obtain from other employers;

  •
  eligibility for annual cash bonuses determined by the Compensation Committee based on our performance; and

  •
  stock options intended to reward achievement of long-term goals and align the interests of our executive officers with those of our stockholders.

        In certain cases, we have provided automobile allowances to executives who are expected to use their cars for Company business. Executive officers participate in group health and disability insurance on the same basis as other full-time employees and certain executives were offered individual life and disability insurance policies as part of their hiring agreements.

        Except as noted above with respect to the current employment agreements with Messrs. Asplund and Parke, the Compensation Committee of the Board of Directors makes all compensation decisions for our executive officers. Generally, compensation decisions for executive officers other than our chief executive officer have been made by the Compensation Committee pursuant to recommendations made by the CEO.

        We recently retained the consulting firm of Towers Perrin to assist us in formalizing our executive compensation program and to help ensure that our compensation program is consistent with current market practices. After consultation with Towers Perrin, on August 4, 2009, our Compensation Committee recommended to our board, and our board adopted, our 2009 Management Incentive Compensation Plan (the "2009 Plan"). Under the terms of the 2009 Plan, our executive officers are the initial group of participants eligible for cash awards and, in lieu of cash awards, equity-based awards (subject to the availability of shares of common stock and the other terms of our 2008 Long-Term Incentive Plan) based upon specified criteria to be determined and approved by our Compensation Committee, or as otherwise provided in the 2009 Plan.

        Performance goals for 2009 Plan participants will be set in various goal categories, including, but not necessarily limited to: (a) Company performance objectives, comprising revenue and earnings before interest, taxes, depreciation, amortization and stock-based compensation targets, and (b) individual performance objectives. The relative weight among the performance goal categories may vary based on the participant's position within the Company. The weighting will be reviewed annually and may be adjusted by our Compensation Committee.

        Each participant will be informed at the beginning of, or soon after the beginning of, each fiscal year, of his or her 2009 Plan base salary, which will be the basis for determining the award opportunity for that participant, and which amount will be allocated among the participant's performance goal categories. In addition, the 2009 Plan provides that the Compensation Committee will set three performance levels, Threshold, Target and Maximum levels, set as a percentage for each performance goal category. No award objectives have been set; however, the Compensation Committee expects to set award objectives for the participants for this fiscal year during the third quarter.

Objectives of Compensation Program

        Compensation of our executive officers is intended to reward improved overall financial performance of the Company, and to reward performance achievements and increases in stockholder value over the long term.

  •
  Annual salaries for executive officers have been established with the goal of attracting and retaining qualified individuals for the positions. These salaries have been determined on a case-by-case basis.

  •
  Eligibility for annual cash bonus awards has been based on our performance but not specific performance goals. The amount of bonus for which an individual is eligible for any year has been determined on a case-by-case basis. We expect that future bonuses will be determined under our newly adopted 2009 Plan, although the 2009 Plan does not prohibit discretionary bonuses in addition to those under the plan.

  •
  Stock options awards are intended to reward achievement leading to increases in our profitability and stockholder value over the longer term. The amounts of awards have been determined on a case-by-case basis.

        In order to reward superior short-term performance, cash compensation each year has included eligibility for a cash bonus in the discretion of the Compensation Committee, subject to approval of the Board. Those bonuses will in the future be made subject to the 2009 Management Incentive Compensation Plan.

        To motivate executive officers to achieve the longer-term goal of increasing our profitability and stockholder value, and to reward them for achieving such long-term goals, stock options have been included as part of the compensation structure for our executive officers. Stock options also provide an increased opportunity for equity ownership by our executive officers, thereby further aligning their interest with those of our stockholders. Option grants have been made on a case-by-case basis. A typical stock option grant has been structured to have a ten year exercise period, to vest over a period of years, with vesting also depending upon the executive remaining employed by us, and to have an exercise price equal to the market price on the grant date. In certain cases, options have been granted at an exercise price higher than the market price. We have not granted options with an exercise price that is less than the market price on the grant date.

        Stock price performance has not been a factor in determining annual compensation because the price of the common stock is subject to factors which may not reflect our performance and are outside of our control.

        We do not have a formula for allocating between cash and non-cash compensation. The number of stock options awarded to an executive officer has been decided on a case-by-case basis taking into consideration other components of compensation, not pursuant to any specific guidelines or program. Most of the stock options we have awarded to executive officers have been pursuant to written employment agreements entered into when the executive joined us, or pursuant to extending such employment under a new written agreement.

Accounting and Tax Considerations

        Our stock option grant policies have been impacted by the implementation of SFAS No. 123(R), which we adopted effective on January 1, 2006. Under this accounting pronouncement, we are required to value unvested stock options granted prior to our adoption of SFAS No. 123(R) under the fair value method and expense those amounts in the income statement over the stock option's remaining vesting period. As a result of adopting SFAS No. 123(R), $3,783,525 and $3,726,731 of share based compensation expense was included in the results for 2008 and 2007, respectively.

2008 Summary Compensation Table

        The following table sets forth the compensation earned, awarded or paid for services rendered to us for the years ended December 31, 2008 and December 31, 2007 by our principal executive officer (PEO), our principal financial officer (PFO), and our president. These persons are referred to, collectively, as the "named executive officers."

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)(1)		All Other Compensation ($)		Total ($)
David R. Asplund	2008	285,000	37,500	—	1,037,078		28,046	(2)	1,387,624
Chief Executive Officer (PEO)	2007	285,000	25,000	—	1,505,494	(3)	28,040	(4)	1,842,934
Jeffrey R. Mistarz	2008	210,000	22,000	—	258,638		3,052	(5)	493,690
Executive Vice President &	2007	210,000	15,000	—	329,692		6,197	(5)	560,889
Chief Financial Officer (PFO)
Daniel W. Parke	2008	250,000	37,500	—	692,818		10,182	(6)	990,500
President	2007	250,000	25,000	—	355,803	(7)	10,206	(8)	641,009

(1)
Amounts represent the compensation cost recognized during 2008 of option awards granted in and prior to 2008 based on the grant date fair value recognized over the requisite service period in accordance with Statement of Financial Accounting Standards ("SFAS") No. 123(R). The value weighted-average significant assumptions used to determine the grant date fair value are as follows:

Significant Assumption (value weighted-average)	2008	2007
Risk-free rate	0.43%	4.57%
Dividend yield	—	—
Expected volatility	85%	89%
Expected life (years)	6.0	6.0
(2)
Includes $19,331 for the cost of life and long-term disability insurance, $6,600 of auto allowance and the $2,115 cost of membership to a business club provided to Mr. Asplund.

(3)
Includes the costs recognized during 2007 of director options awarded to Mr. Asplund prior to his employment with us totaling $658.

(4)
Includes $18,652 for the cost of life and long-term disability insurance, $6,600 of auto allowance and the $2,788 cost of membership to a business club provided to Mr. Asplund.

(5)
Represents the cost of life insurance and long-term disability insurance provided to Mr. Mistarz.

(6)
Includes $9,600 of auto allowance and $582 for the cost of group life and long-term disability insurance provided Mr. Parke.

(7)
Includes the costs recognized during 2007 of director options awarded to Mr. Parke prior to his employment with us totaling at $3,693.

(8)
Includes $9,600 of auto allowance and $606 for the cost of group life and long-term disability insurance provided Mr. Parke.

Employment Contracts, Termination of Employment and Change-in-Control Arrangements

Messrs. Asplund, Mistarz and Parke

        We have employment agreements with each of our current named executive officers: David R. Asplund, Jeffery Mistarz, and Daniel Parke. These agreements fix each officer's minimum base compensation, and the current annual salary for each is as follows: Mr. Asplund—$285,000, Mr. Mistarz—$210,000 and Mr. Parke—$275,000. Each of these employment agreements terminates on December 31, 2010. In addition, Messrs. Asplund and Parke are entitled to monthly automobile allowances of $550 and $800, respectively.

        Under their employment agreements, each of Messrs. Asplund, Mistarz and Parke is entitled to certain benefits if his employment terminates for certain reasons. If he should die during the term of his contract, all of his unvested stock options would immediately vest. In addition, all such stock options and any previously vested stock options would be exercisable for a period of one year following the date of death.

        If any of Messrs. Asplund, Mistarz or Parke should become permanently disabled such that he could not perform his duties for 180 consecutive days or for 180 days in any period of 12 consecutive months, we would have the right to terminate his employment, and any stock options which were then already vested would be exercisable for a period of 180 days following such termination.

        If any of Messrs. Asplund, Mistarz or Parke should terminate his employment during the term of the contract for reasons other than death, disability or uncured default by us under the agreement, then any vested stock options as of the date of termination would be exercisable for 90 days following the date of termination.

        If we should terminate any of the current named executive officers prior to the scheduled expiration of his respective contract, for any reason other than death, disability or "Due Cause," as defined below, or if Messrs. Asplund, Mistarz or Parke should choose to terminate his employment because we defaulted in our obligations under the agreement and failed to cure such default after notice, then all unvested stock options that are scheduled to vest within one year of the date of termination would immediately vest. In addition, all such stock options and any previously vested stock options would be exercisable for a period of one year following the date of termination. Additionally, we would pay the terminated current named executive officer, as severance compensation, (i) six months' salary at his then current rate, in installments in accordance with our regular payroll, plus (ii) any bonus earned as of the termination date, in accordance with the terms of such bonus, plus (iii) any accrued unused vacation, which will be paid on the next regular payroll date.

        "Due Cause" is defined as any of (i) a material breach by the respective current named executive officer of his agreement not cured within 15 calendar days following written notice thereof, (ii) commission of a felony, or theft or embezzlement of our property, (iii) actions which result in material injury to our businesses, properties or reputation, (iv) refusal to perform or substantial neglect of the duties assigned to the respective officer not remedied within 15 calendar days following written notice thereof, or (v) any material violation of any statutory or common law duty of loyalty to us.

        In addition to the foregoing, upon occurrence of a change of control, all stock options granted to Messrs. Asplund, Mistarz and Parke would immediately vest and become exercisable. In general, a "Change of Control" is deemed to have occurred when (i) we are merged or consolidated with another entity that is not then controlled by us and an unrelated entity acquires the ability to elect a majority of our Board of Directors or holds a majority of our common stock, or (ii) in the case of Mr. Asplund, substantially all of our assets are sold or otherwise transferred to another entity that is not then controlled by or affiliated with us; and in the case of Messrs. Mistarz and Parke, a majority of our assets are sold or otherwise transferred to another entity that is not then controlled by or affiliated with us.

        Each of the employment agreements of Messrs. Asplund and Mistarz imposes non-competition, non-solicitation and confidentiality obligations, which are not separately compensated. The non-competition obligation covers the employment period and extends for two years after termination. We, Parke Industries, LLC and Mr. Parke entered into a non-competition agreement that imposed on Mr. Parke non-competition obligations until June 30, 2008. This non-competition obligation is not separately compensated and was part of the consideration in the acquisition of Parke P.A.N.D.A. Corporation.

Potential Payments Upon Termination or Change In Control

        The following table show potential payments to the current named executive officers under existing contracts, agreements, plans or arrangements, whether written or unwritten, for various scenarios involving a change-in-control or termination of employment assuming a December 31, 2008 termination date and, where applicable, using the closing price of our common stock of $4.65 per share on that date.

Name	Voluntary Termination(1)	Involuntary Termination— Not For Cause(2)	Involuntary Termination— For Cause(3)	Change in Control(4)	Death(5)	Disability(5)
David R. Asplund	$5,663	$148,163	$5,663	$0	$5,663	$5,663
Jeffrey R. Mistarz	$4,038	$109,038	$4,038	$0	$4,038	$4,038
Daniel W. Parke	$8,654	$133,654	$8,654	$0	$8,654	$8,654

(1)
None of the listed persons are entitled to more than accrued but unpaid salary and vacation upon a voluntary termination of their employment.

(2)
Under the terms of their employment contracts, Messrs. Asplund, Mistarz and Parke are entitled to any accrued but unpaid salary and vacation as well as six months' severance pay for an involuntary termination of their employment without cause.

(3)
None of the listed persons are entitled to more than accrued but unpaid salary and vacation upon an involuntary termination for cause.

(4)
None of the listed persons would be entitled to any payments upon a change of control unless they were involuntarily terminated without cause, but upon a change of control the unvested options held by Messrs. Asplund, Mistarz and Parke would immediately vest. As of December 31, 2008 the intrinsic value of executives' options were as follows:

Value*
David Asplund	$69,000
Jeffrey Mistarz	51,750
Daniel Parke	86,250

    *
    Calculated as the difference between the market value on December 31, 2008 of $4.65 per share and the option strike price

(5)
None of the listed persons are entitled to more than accrued but unpaid salary and vacation upon their death or permanent disability, but upon such an event the unvested options held by Messrs. Asplund, Mistarz and Parke would immediately vest.

Grants of Plan-Based Awards for 2008

        The following table sets forth certain information with respect to options granted during or for the fiscal year ended December 31, 2008 to each named executive officer. There are no estimated future payouts under non-equity or equity incentive plan awards.

Name	Grant Date	Committee Action Date	All Other Stock Awards: Number of Shares of Stock or Units(#)	All Other Option Awards: Number of Securities Underlying Options (#)(1)	Exercise or Base Price of Option Award ($/sh)(2)	Grant Date Fair Value of Stock and Option Awards ($)(3)
Dave R. Asplund	12/10/2008	12/09/2008	—	60,000	$3.50	$87,992
Jeffrey R. Mistarz	12/10/2008	12/09/2008	—	45,000	$3.50	$65,994
Daniel W. Parke	12/10/2008	12/09/2008	—	75,000	$3.50	$109,990

  (1)
  The amounts represent 10 year option grants. In general 1/3 of each option grant vests one year after the grant date, 1/3 after two years, and 1/3 after three years. Any unexercised options expire after ten years. If a grantee dies any unvested options would terminate immediately and any vested options would be exercisable for a period of 12 months from the date of death. Upon a change of control in the Company, all options immediately vest and become exercisable. In most other instances of employment termination, including retirement and disability, all unvested option terminate upon termination of employment and vested options are exercisable for a period of three months following termination of employment.

(2)
The exercise price was not lower than the market price of our common stock on the grant date for any of the options listed.

(3)
The amounts shown represent the full grant date value of each equity-based award shown in the table for each Named Executive computed under FAS 123R.

Outstanding Equity Awards at Fiscal Year-End 2008

        The following table includes certain information with respect to the value of all unexercised options previously awarded to the named executive officers at December 31, 2008.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Awards Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
David R. Asplund	—	60,000	—	$3.50	12/10/2018
	14,286	14,286	—	$6.72	01/22/2016
	400,000	—	—	$6.72	07/11/2016
	214,286	—	—	$7.14	07/11/2016
	35,714	71,428	—	$11.13	10/01/2017
	14,286	—	—	$65.10	01/22/2016
	237	—	—	$105.00	06/10/2013
	237	—	—	$105.00	06/10/2015
	714	—	—	$122.85	06/10/2012
	237	—	—	$194.25	06/10/2014
Jeffrey R. Mistarz	—	45,000		$3.50	12/10/2018
	42,858	—	—	$7.00	08/15/2016
	107,142	—	—	$7.14	07/11/2016
	11,905	23,810	—	$11.13	10/01/2017
	3,810	—	—	$105.00	12/31/2012
	1,905	—	—	$735.00	12/31/2009
Daniel W. Parke	—	75,000		$3.50	12/10/2018
	93,333	—	—	$7.14	07/11/2016
	6,666	—	—	$7.70	06/30/2016
	47,619	95,238	—	$11.13	10/01/2017
	714	—	—	$105.00	10/05/2015

(1)
The vesting dates for the unexercisable options are as follows:

Name	Exercise Price	Quantity	Vesting Date
David R. Asplund	$3.50	20,000	12/11/2009
	$3.50	20,000	12/11/2010
	$3.50	20,000	12/11/2011
	$6.72	14,286	01/22/2009
	$11.13	35,714	12/31/2009
	$11.13	35,714	12/31/2009
Jeffrey R. Mistarz	$3.50	15,000	12/11/2009
	$3.50	15,000	12/11/2010
	$3.50	15,000	12/11/2011
	$11.13	11,905	12/31/2009
	$11.13	11,905	12/31/2009
Daniel W. Parke	$3.50	25,000	12/11/2009
	$3.50	25,000	12/11/2010
	$3.50	25,000	12/11/2011
	$11.13	47,619	12/31/2009
	$11.13	47,619	12/31/2009

Stock Options and Incentive Compensation

        On June 4, 2008, our stockholders approved the adoption of the 2008 Stock Incentive Plan (the "2008 Plan"), which replaced the 2001 Stock Incentive Plan, as amended. The 2008 Plan provided that up to 280,000 shares of our common stock could be delivered under the Plan to certain of our employees and to consultants and directors who are not employees. In addition, the 2008 Plan originally provided for an additional number of shares of our common stock to be reserved for issuance under the plan on January 1st of each succeeding year, beginning January 1, 2009, in an amount equal to 100,000 shares. On November 26, 2008, our Compensation Committee approved amendments the 2008 Plan to (i) increase the maximum number of shares of Common Stock authorized for issuance under the 2008 Plan by 350,000 shares, from 280,000 shares to 630,000 shares, and (ii) raise the automatic increases in the number of shares available for awards by 150,000 shares, from 100,000 to 250,000, each year beginning in 2009. The holders of a majority of our outstanding capital stock approved the Plan Amendment pursuant to a consent dated November 26, 2008.

        The awards to be granted under the Plan may be incentive stock options eligible for favored treatment under Section 422 of the Internal Revenue Code of 1986, as amended from time to time, or non-qualified options that are not eligible for such treatment, or stock of the Company, which may be subject to contingencies or restrictions, as well as grants of stock appreciation rights or grants of shares of common stock. Approximately 256 employees and officers of the Company and our subsidiaries are currently eligible to participate in the Plan.

        As of December 31, 2008, there were 880,000 shares of common stock reserved under the Plan. We granted options to purchase 474,857 under the Plan during 2008, and options to purchase 573,815 shares were outstanding under the Plan as of December 31, 2008. During 2008 we issued options to purchase 41,567 shares outside of the Plan to employees and directors. 2008 grants to directors are described under "Directors Compensation Program."

        The following table sets forth information about our equity compensation plans as of December 31, 2008:

	Equity Compensation Plan Information
	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a))
Equity compensation plans approved by security holders	573,815	$7.97	306,185
Equity compensation plans not approved by security holders(1)	1,914,842	$21.79	—

Total	2,488,657	$18.61	306,185

(1)
We grant stock options to our non-employee directors pursuant to a Directors Stock Option Plan (See "Directors Compensation Program"), which grants are included in this category.

Option Exercises and Stock Vested During 2008

        There were no shares of stock acquired upon exercise of options or shares of stock that became free of restrictions by any of our named executive officers during the year ended December 31, 2008.

Option Re-Pricing

        We have not engaged in any option re-pricings or other modifications to any of our outstanding equity awards during fiscal year 2008.

Limitation of Liability and Indemnification of Directors and Officers

        Article VIII of our amended and restated by-laws specifies that we shall indemnify our directors, officers, employees and agents to the full extent that such right of indemnity is permitted by law. This provision of the By-laws is deemed to be a contract between Lime Energy and each director and officer who serves in such capacity at any time while such provision and the relevant provisions of the Delaware General Corporation Law are in effect, and any repeal or modification thereof shall not offset any right to indemnification in respect of action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts. The amendment or repeal of such provision of the By-laws may be effected by the affirmative vote of the holders of a majority in interest of all outstanding shares of our capital stock entitled to vote, in person or by proxy, at any annual or special meeting in which a quorum is present. The By-laws may also be amended, adopted or repealed in whole or in part by actions of the majority of the whole Board of Directors.

        Section 102(b)(7) of the Delaware General Corporation Law enables a corporation in its certificate of incorporation to limit the personal liability of members of its Board of Directors for violation of a director's fiduciary duty of care. This section does not, however, limit the liability of a director for breaching his or her duty of loyalty, failing to act in good faith, engaging in intentional misconduct or knowingly violating a law, authorizing unlawful payments of dividends or unlawful redemptions or stock purchases as contemplated by Section 174 of Delaware General Corporation Law, or from any transaction in which the director derived an improper personal benefit. This section also will have no effect on claims arising under the federal securities laws.

        Our certificate of incorporation, as amended, limits the liability of our directors as authorized by Section 102(b)(7). To amend such provisions would require the affirmative vote of the holders of a majority of the voting power of all outstanding shares of our capital stock.

        We have obtained liability insurance for the benefit of our directors and officers which provides coverage for losses of directors and officers for liabilities arising out of claims against such persons acting as our directors or officers (or any of our subsidiaries) due to any breach of duty, neglect, error, misstatement, misleading statement, omission or act done by such directors and officers, except as prohibited by law.

        The limitation of liability and indemnification provisions in our certificate of incorporation and By-laws may discourage stockholders from bringing a lawsuit against our directors and officers for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and other stockholders. Further, a stockholder's investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions. At present, there is no pending litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought, and we are not aware of any threatened litigation that may result in claims for indemnification.

 CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

        Set forth below is a summary of certain transactions since January 1, 2006, among us, our directors, our executive officers, beneficial owners of more than 5% of our common stock, and some of the entities with which the foregoing persons are affiliated or associated in which the amount involved exceeds or will exceed $120,000. All share quantities and exercise prices in the following discussion have been adjusted to reflect the 1-for-15 reverse stock split effective January 23, 2007, and the 1-for-7 reverse stock split effective January 28, 2008.

        During January 2006, we entered into a consulting agreement with Parke Corporation to provide sales and marketing consulting services. Parke P.A.N.D.A. is a company which at the time was beneficially owned by Mr. Parke, one of our directors. Pursuant to the consulting agreement we agreed to pay Parke $10,000 per month and to reimburse it for any expenses incurred as a result of its work. We paid Parke a total of $61,000 during the six months ended June 30, 2006. This agreement was terminated in May 2006.

        In January 2006 and again in 2007, we retained Corporate Resource Development, a company owned by Mr. Carey, one of our directors, to provide sales training and sales and marketing consulting services. In 2006, we paid Corporate Resource Development a total of $63,000 for these services. In 2007, we paid Corporate Resource Development a total of $53,000 for these services.

        On June 29, 2006, we entered into the PIPE Transaction and Series E Conversion with 18 persons and entities, and issued to 17 investors, including 10 existing holders of our Series E Preferred, 2,553,571 shares of our common stock for an aggregate purchase price of $17.9 million. The agreement also provided for the Series E Conversion, which was consummated on the same day and resulted in 3,092,619 shares of common stock being issued pursuant to conversion of all outstanding Series E Preferred. The shares issued in the transaction and the shares issued as a result of the conversion of the Series E to executive officers, directors or 5% stockholders are as follows:

	Shares Issued Upon Conversion of Series E	Common Shares Issued Pursuant to PIPE	Aggregate Price Paid for PIPE Shares ($)
David R. Asplund	50,600	214,286	$1,500,000
Duke Investments, LLC	271,756	157,143	1,100,000
Richard P. Kiphart	1,271,914	814,286	5,700,000
SF Capital Partners	319,657	285,714	2,000,000
David W. Valentine	20,814	28,571	200,000

        During the period from December 2003 through June 2006 we issued the following additional shares of preferred stock to executive officers, directors or 5% stockholders as payment in kind dividends on outstanding shares of our Series A, Series C and Series D Convertible Preferred stock:

Holder	Dividends in Series A Shares	Dividends In Series C Shares	Dividends in Series D Shares	Dividends In Series E Shares	Common Share Equivalents
David R. Asplund	1,814	0	194	514	681
Augustine Fund LP	397	0	0	2,557	2,473
Duke Investments, LLC	29,018	0	3,108	5,583	8,377
Richard P. Kiphart	25,390	33,613	2,719	12,659	17,934
SF Capital Partners Ltd.	14,508	0	1,554	3,900	5,244
David W. Valentine	0	0	0	144	137

        On June 29, 2006, we acquired Parke, for consideration consisting of $2.7 million in cash and 714,286 shares of our common stock. The acquisition was effective as of June 30, 2006. As part of the acquisition, we assumed debt of approximately $446,000, $400,000 of which we repaid upon closing. Parke was owned by The Parke Family Trust, whose trustees are Mr. Parke, one of our directors, and his wife Michelle Parke.

        As part of the acquisition of Parke, we assumed its existing office lease for space in a building owned by a partnership, of which Mr. Parke is a partner, in Glendora, California. We believe that the terms of the lease are fair as they are comparable to the terms of leases with other third party tenants located in the building. In assuming that lease, we agreed to extend the term by 3 years to December 31, 2009 and to pay base rent of $3,605 per month for 2007, $3,713.15 for 2008 and $3,824.55 for 2009. Total rent expense for this facility amounted to $126,126 and $78,371 for 2008 and 2007, respectively.

        In June 2006, our Board of Directors approved and we announced a 1-for-15 reverse split of our common stock, effective on June 15, 2006. Our common stock began trading on the basis of that reverse split on that date. We took such action in order to permit us to raise additional capital, which we did on June 29, 2006. We did not ask our stockholders to approve the reverse split at that time because we did not believe it was necessary based on the advice of our prior legal counsel. Thereafter, on June 29, 2006, we closed four transactions (the "June 29, 2006 Transactions") and acquired Kapadia. All of the June 29, 2006 Transactions, and the acquisition of Kapadia, were premised on the belief of the parties thereto that the 1 for 15 reverse split was completed on June 15, 2006, and all of these transactions valued our common stock at a price of $7.00 per share. Subsequently, the staff of the Securities and Exchange Commission requested advice as to whether our Certificate of Incorporation should have been amended (which requires stockholder approval) under Delaware law to effect the reverse split. We then engaged Delaware counsel to assist us. We were advised by Delaware counsel that, although our board had approved the reverse split, in the view of Delaware counsel the reverse split would not be effective until it had been set forth in an amendment to our Certificate of Incorporation approved by our stockholders and filed with the Delaware Secretary of State. We completed such actions on January 23, 2007 and the reverse split became effective on that date. Because the reverse split became effective January 23, 2007 and not on June 15, 2006 as we had believed, the shares of common stock that were issued in the June 29, 2006 Transactions and the acquisition of Kapadia were reduced on a 1-for-15 basis when the amendment was filed. Since both we and the other parties to those transactions intended that the shares we issued were post-reverse split shares, following the filing of the amendment and the reverse split becoming effective, we offered to each of the recipients of shares in the transactions additional shares of common stock so that each would have the specific number of post-reverse split shares of which were intended in those transactions, in satisfaction of any claims such recipients might have in respect of such matter. All of them accepted such offer. Such additional shares were issued on or about February 1, 2007. Among those receiving additional shares were Mr. Kiphart, Mr. Asplund, Mr. Parke and Mr. Valentine. They received the following shares of stock on or about February 1, 2007:

Stockholder	No. Of Shares Actually Acquired After June 15, 2006	Number Of Shares After The Amendment and Reverse-Split	Number Of "Catch Up" Shares Issued
David R. Asplund	264,886	17,659	247,227
Richard P. Kiphart	2,086,200	139,080	1,947,120
David W. Valentine	49,386	3,292	46,094
The Parke Family Trust	714,286	47,619	666,667

        On January 26, 2007, we again retained Corporate Resource Development to provide additional sales and marketing consulting services, for which we agreed to pay it $17,500 per month for up to 3 months. In January 2007, we also entered into an agreement with Mr. Carey to provide us with sales and marketing leads and introductions. In exchange for these services we agreed to pay Mr. Carey a commission of 1.5% on any sale that closes as a result of his work and granted him a three-year warrant to purchase 21,429 shares of our stock at $7.56 per share, which expires on January 26, 2010.

        A provision of the June 29, 2006 PIPE Transaction required us to file and have declared effective by November 3, 2006, a registration statement registering the shares issued as part of the PIPE Transaction. To the extent that we failed to have the registration statement declared effective by this date, we were required to pay penalties to the PIPE investors at the rate of 1% per month of the purchase price paid by the investors. Largely as a result of the questions regarding the need to amend our Certificate of Incorporation to effect the June 15, 2006 reverse split of our stock, we were not able to have the registration statement declared effective before the November 3, 2006 deadline. All of the investors in the PIPE Transaction agreed to accept shares of our common stock, valued at $7.00 per share, as payment of this registration penalty. As a result, on January 24, 2007, February 2, 2007 and February 15, 2007 we issued a total of 87,673 shares of common stock to these PIPE investors in satisfaction of the penalties owed through February 14, 2007, the date the registration statement was declared effective. Among those receiving shares of stock in satisfaction of the registration penalty were Mr. Asplund, Mr. Kiphart and Mr. Valentine. They received the following shares of stock:

Stockholder	Total Shares Received
David R. Asplund	7,357
Richard P. Kiphart	27,957
David W. Valentine	981

        Due to potential conflicts of interest resulting from (i) the beneficial ownership of Parke by Daniel W. Parke, and (ii) certain members of our board (Messrs. Kiphart, Asplund and Valentine) beneficially owning shares of Series E Preferred Stock and agreeing to purchase shares of common stock in the PIPE Transaction and concurrently convert their shares of Series E Preferred Stock into shares of our common stock, our board established a special committee comprised solely of disinterested, independent directors to review, negotiate and approve the acquisition of Parke and the PIPE Transaction. The special committee retained Rittenhouse Capital Partners, LLC, or Rittenhouse, to act as its financial advisor, and legal counsel to assist it in its review of these transactions. Rittenhouse reviewed the Parke acquisition and delivered to the special committee an opinion to the effect that the purchase price paid for Parke was fair to us from a financial point of view. It also provided information, advice and analysis to assist the committee in its review of the structure and pricing of the PIPE Transaction. Legal counsel assisted the special committee in its review of these transactions and advised the committee on its duties and responsibilities. After considering all of the information it had gathered, the committee concluded that these transactions were in the best interests of the Company and its stockholders, and approved the Parke acquisition and the PIPE Transaction.

        During June 2007 the following stockholders exercised certain warrants that were scheduled to expire on June 27, 2007:

Holder	Shares Issuable Pursuant to Warrants	Exercise Price Per Share	Cash Proceeds to Company	Common Shares Received by Holder
Richard P. Kiphart	703	$6.30	$4,430	703
David R. Asplund	50	6.30	317	50
Duke Investments, LLC(1)	804	6.30	0	234
SF Capital Partners Ltd.	402	6.30	2,532	402

Total	13,712		$7,278	9,726

    (1)
    Elected a cashless exercise

        During the second quarter of 2007, we entered into a loan agreement with eight investors, including Richard P. Kiphart, our chairman and largest individual stockholder, or collectively the Investors, under which the Investors lent us $5.0 million in the form of subordinated convertible term notes, or the Term Notes. Mr. Kiphart personally invested $3.0 million in the Term Notes. The Term Notes mature on May 31, 2010, although they may be prepaid at any time after May 31, 2008 at our option without penalty, and accrue interest at the rate of 10% per year. Interest is payable quarterly, 50% in cash and 50% in shares of our common stock valued at the market price of the common stock on the interest due date. The Term Notes are convertible at any time at the Investors' election at $7.00 per share and will automatically convert to shares of common stock at $7.00 per share, if, at any time after May 31, 2008 the closing price of our common stock exceeds $10.50 per share for 20 days in any consecutive 30-day period. The Term Notes are secured by all of our assets, but are subordinated to all of our current or future senior lenders, including our current mortgage lender. The loan agreement provides for acceleration upon the occurrence of customary events of default, including nonpayment, nonperformance, bankruptcy and collateral impairment.

        On March 12, 2008, we entered into a $3.0 million revolving line of credit note with Richard P. Kiphart and Advanced Biotherapy, Inc., which we subsequently acquired in March 2009, each committed to fund $1.5 million. On June 6, 2008 and August 14, 2008 the note and related documents were amended to increase the line to $16.0 million with Mr. Kiphart increasing his commitment under his note to $14.5 million from $1.5 million. On November 14, 2008, Mr. Kiphart converted his $14.5 million note and accrued interest into 358,710 shares of Series A-1 preferred stock. Advanced Biotherapy's obligations under the revolving note, which we cancelled after our acquisition of Advanced Biotherapy, remained at $1.5 million. As part of the amendments, the lenders were given a general security interest in all of our assets and a provision was added such that in the event the notes are not repaid as of the maturity date of March 31, 2009, each note is convertible at the holder's election at any time from April 1, 2009 until March 31, 2010 into shares of the Company's common stock at $7.93 per share.

        Mr. Kiphart was the Chairman of the Board of Advanced Biotherapy, Inc., and beneficially owned more than 80% of the common stock of Advanced Biotherapy. Messrs. Capps and Valentine, who both serve as our directors, were also directors and stockholders of Advanced Biotherapy.

        On July 11, 2008, we entered into an agreement with Richard P. Kiphart, whereby Mr. Kiphart agreed to cause the issuance of certain letters of credit in an amount not to exceed $10.0 million, to support the issuance of surety bonds required under certain customer contracts. The obligation to continue to provide support for new letters of credit would have continued until the earlier of July 10, 2009 or the date on which we would have completed an offering of at least $20.0 million. We have agreed to pay Mr. Kiphart a fee equal to 3 5/8% per annum on the average outstanding balance on letters of credit, or $300,000, whichever is greater. In addition, we have agreed to indemnify Mr. Kiphart for any claims under the letters of credit. On June 30, 2009, in exchange for increasing the fee to 5% per annum on the average outstanding letter of credit balances, Mr. Kiphart amended this agreement to extend the date until which he will continue to support the issuance of letters of credit to December 31, 2009.

        On November 13, 2008 we entered into subscription agreements with 15 investors to sell 1,787,893 units, each comprising one share of our common stock and a warrant to purchase an additional quarter share of common stock. These investors included Richard P. Kiphart, David R. Asplund, Daniel W. Parke, Gregory T. Barnum, David Valentine and Jeffrey R. Mistarz, all of whom are our directors and/or officers. The sale price was $3.51 per unit, which was equal to 75% of the volume-weighted average price of our common stock for the ten days prior to closing. The warrants allow holders to purchase a share of common stock for $4.10 per share, which was the closing price of our common stock on the day prior to the closing, and the warrants are exercisable any time after May 13, 2009 and before November 13, 2011. The total gross proceeds raised in the private placement were $6,275,500.

        The private offering of units closed in two tranches: tranche A, which was comprised of unaffiliated investors; and tranche B which was comprised of affiliated investors, primarily executive officers and directors of the Company. The Company raised $3,000,500 in tranche A, which closed on November 13, 2008 and $3,275,000 in tranche B, which closed on January 30, 2009. The issuance of the Units sold in tranche B required approval by holders of a majority of the Company's outstanding voting stock pursuant to the NASDAQ Marketplace Rules. We received written consent of holders of a majority of our outstanding common stock on November 26, 2008 and mailed an Information Statement to all of our stockholders informing them of the consent on December 31, 2008.

        On November 14, 2008, Mr. Kiphart agreed to convert his $14.5 million revolving line of credit note and $207,104 of accrued interest into 358,710 share of Series A-1 preferred stock. Each outstanding share of preferred stock is entitled to cumulative quarterly dividends at a rate of (i) 15% per annum of its stated value (which is $41.00) on or prior to June 30, 2009 (payable 9% in cash and 6% in additional shares of preferred stock); and (ii) 17% per annum of its stated value, at any time on or after July 1, 2009 (payable 9% in cash and 8% in additional shares of preferred stock). The preferred stock is convertible at the holder's election any time after December 31, 2009 into shares of the Company's common stock at the rate of 10 shares of common stock for each share of preferred stock. The Company can redeem the preferred stock at any time at a premium to the stated value. The redemption premium is 10% through to March 31, 2009, increasing thereafter to 11% through June 30, 2009, after which it increases to 12%. The holder of the Series A-1 preferred stock votes with the Company's common stockholders on an as converted basis. Mr. Kiphart and Mr. Valentine have agreed to recuse themselves from any vote of the Board of Directors with respect to a redemption or repurchase of the Series A-1 preferred stock.

        On November 18, 2008, we entered into a Stock Purchase Agreement with controlling stockholders of Advanced Biotherapy, pursuant to which we agreed to acquire 90.8% of the outstanding capital stock of Advanced Biotherapy at $0.008625 per share in exchange for 2,252,341 shares of the Company's common stock. Among those controlling stockholders were Messrs Kiphart, Valentine and Capps. NASDAQ Marketplace Rules require stockholder approval of the issuance of any stock in connection with the acquisition of the stock or assets of another company when any director, officer or substantial stockholder of the issuer has a 5% or greater interest in the company or assets to be acquired. We received written consent of holders of a majority of our outstanding common stock on November 26, 2008 and mailed an Information Statement to all of our stockholders informing them of the consent on December 31, 2008. Through a short-form merger, we offered the remaining stockholders of Advanced Biotherapy the same consideration for their common stock. On March 3, 2009, we completed the merger and acquired Advanced Biotherapy. Advanced Biotherapy's assets included approximately $7.4 million of cash and an $800,000 note receivable from an unrelated third party. Advanced Biotherapy's assets also included a revolving credit note due from us, which had an outstanding balance of approximately $52,000 as of the closing. We have cancelled that revolving credit note. We do not intend to continue to operate Advanced Biotherapy's prior business. Pursuant to the stock purchase agreement, we were required to appoint Mr. Capps to our Board of Directors within ten days following the closing of our acquisition of ADVB. On March 5, 2009, our Board of Directors increased the size of our Board to eight directors and appointed Mr. Capps as one of our directors. Pursuant to the stock purchase agreement, unless Mr. Kiphart notifies us otherwise, for so long as Mr. Kiphart owns any of our capital stock, we must use our best efforts to cause Mr. Capps to be nominated as a director in all of our elections unless Mr. Capps resigns or is removed in accordance with Delaware law or we are notified by Mr. Kiphart.

        On August 10, 2009, to facilitate this offering, we agreed with Mr. Kiphart to convert his 374,363 shares of our Series A-1 preferred stock, plus accrued dividends through the date of conversion into 3,777,705 shares of our common stock. This conversion was effected on August 10, 2009.

        On August 10, 2009, the holders of $1.9 million of our Term Notes agreed to convert their notes at the lower of the offering price less the underwriting discount and $7.00 per share. Mr. Kiphart, the holder of the remaining $3.1 million of the Term Notes converted his Term Note to 487,054 shares of our common stock on August 10, 2009, at a conversion price of $6.40 per share, the last reported sale price of our common stock on that date.

        On August 10, 2009, we entered into a $2 million secured revolving line of credit note with Mr. Kiphart. The revolving line matures on February 10, 2010 and bears interest at 17% per year, with 12% payable quarterly in cash and the remaining 5% to be capitalized and added to the principal balance on the note. We will be required to pay a minimum of three months interest on any borrowings under the line. We also are required to pay a fee of 7% per year on the unused portion of the note, payable quarterly in cash. We may borrow any amount at any time during the term of the revolving line as long as we are not in default at the time of the advance, provided that the total advances under the revolving line, net of repayments, may not exceed $2 million. If we terminate the revolving line before its scheduled maturity, we will be required to pay a termination fee of $70,000, less any interest or unused line fees paid to date. Our obligations under the revolving line are secured by all of our assets, but that security interest is subordinated to all of the Company's current or future senior lenders, including its current mortgage lender. In connection with the revolving line, we issued to Mr. Kiphart two warrants to purchase shares of our common stock as follows: (i) a warrant to purchase 62,500 shares of common stock at an exercise price of $6.40, which becomes exercisable for a period of four years commencing on February 20, 2010, if the revolving line has not been repaid in full by February 20, 2010, and (ii) a four-year warrant to purchase 75,000 shares of common stock at an exercise price of $6.40 per share, which is exercisable at any time commencing August 10, 2009.

Review, Approval or Ratification of Transactions with Related Persons

        Our Audit Committee charter requires the Audit Committee to review and approve all related-party transactions involving us and our officers, directors, affiliates and significant stockholders to assure that they are fair to the Company prior to entering into any such transaction. Three types of related-party transactions are not included in this policy:

  •
  executive officers' participation in employee benefits that are available to all employees generally;

  •
  transactions involving routine goods or services that are purchased or sold by us on the same terms as are generally available in arm's length transactions with unrelated parties; however, such transactions are still subject to approval by our authorized representative in accordance with internal policies and procedures applicable to such transactions with unrelated third parties; and

  •
  compensation decisions with respect to executive officers other than the Chief Executive Officer, which are made by the Compensation Committee pursuant to recommendations of the Chief Executive Officer, as described under "Executive Compensation."

BENEFICIAL OWNERSHIP OF COMMON STOCK

        The following table lists certain information, as of August 26, 2009, regarding the beneficial ownership of our outstanding common stock by:

  •
  the persons known to us to beneficially own 5% or more of our outstanding shares of common stock;

  •
  each of our directors and named executive officers; and

  •
  our directors and executive officers, as a group.

        Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned by them, subject to community property laws where applicable. Shares of our common stock subject to options that are currently exercisable or exercisable within 60 days of August 26, 2009 are deemed to be outstanding and to be beneficially owned by the person holding the options for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

        This table lists applicable percentage ownership based on 17,356,461 shares of common stock outstanding as of August 26, 2009. Unless otherwise indicated, the address of each person listed in the following table (unless otherwise noted) is c/o Lime Energy Co., 1280 Landmeier Road, Elk Grove Village, Illinois 60007-2410.

	Beneficial Ownership Prior to Offering(1)		Beneficial Ownership Following Offering(1)
Name and address of beneficial owner	Shares Beneficially Owned	Percentage	Shares Beneficially Owned	Percentage
5% Stockholders:
Nettlestone Enterprises Limited(2)	933,894	5.2%	933,894	4.1%
Directors and Named Executive Officers:
David R. Asplund(3)	993,360	5.4%	993,360	4.3%
Gregory T. Barnum(4)	37,546	*	37,546	*
Christopher W. Capps(5)	119,807	*	119,807	*
William R. Carey(6)	53,642	*	53,642	*
Joseph F. Desmond(7)	17,858	*	17,858	*
Stephen Glick	588,777	3.3%	588,777	2.6%
Richard P. Kiphart(8)	9,780,228	54.0%	9,780,228	42.3%
Jeffrey R. Mistarz(9)	169,044	*	169,044	*
John O'Rourke(10)	167,361	*	167,361	*
Daniel R. Parke(11)	893,188	5.0%	893,188	3.9%
David W. Valentine(12)	100,127	*	100,127	*
All directors and executive officers as a group (11 persons)**	12,332,161	63.6%	12,332,161	50.6%

*
Represents less than 1% of the outstanding shares of common stock.

**
Eliminates duplication

(1)
Reflects the August 10, 2009 conversion of all of our outstanding Series A-1 Convertible Preferred Stock into 3,777,705 shares of common stock and the conversion of $3.1 million of our convertible subordinated notes into 487,054 shares of common stock and assumes the conversion of the remaining $1.9 million of outstanding convertible subordinated notes into 310,966 shares of common stock.

(2)
The business address for Nettlestone Enterprises Limited is P.O. Box 665 Roseneath, The Grange, St. Peter Port, Guernsey GY1-3SJ, Channel Islands.

(3)
Includes 26,428 shares owned by Mr. Asplund's wife and adult children, for which Mr. Asplund disclaims ownership and 286 shares issuable upon the exercise of warrants that are immediately exercisable or exercisable within 60 days of August 26, 2009, held by Delano Group Securities, LLC, of which Mr. Asplund is the principal owner and 7,123 shares issuable upon the exercise of warrants that are immediately exercisable or exercisable within 60 days of August 26, 2009 and 680,142 shares subject to options that are immediately exercisable or exercisable within 60 days of August 26, 2009.

(4)
Includes 28,642 shares subject to options and 1,781 shares subject to warrants that are immediately exercisable or exercisable within 60 days of August 26, 2009.

(5)
Includes 110,448 shares subject to options that are immediately exercisable or exercisable within 60 days of August 26, 2009.

(6)
Includes 32,213 shares subject to options and 21,429 shares subject to warrants that are immediately exercisable or exercisable within 60 days of August 26, 2009.

(7)
Includes 14,286 shares subject to options that are immediately exercisable or exercisable within 60 days of August 26, 2009.

(8)
Includes 416,422 shares issuable upon the exercise of warrants that are immediately exercisable or exercisable within 60 days of August 26, 2009, and 33,051 shares subject to options that are immediately exercisable or exercisable within 60 days of August 26, 2009. Also includes 487,054 shares issued upon the conversion of convertible subordinated notes and 3,777,705 shares issued upon the conversion of the Series A-1 preferred stock on August 10, 2009.

(9)
Includes 164,191 shares subject to options and 712 shares subject to warrants that are immediately exercisable or exercisable within 60 days of August 26, 2009.

(10)
Includes 16,667 shares subject to options that are immediately exercisable or exercisable within 60 days of August 26, 2009.

(11)
Includes 147,689 shares subject to options and 7,123 shares subject to warrants that are immediately exercisable or exercisable within 60 days of August 26, 2009.

(12)
Includes 37,186 shares subject to options and 712 shares subject to warrants that are immediately exercisable or exercisable within 60 days of August 26, 2009.

 DESCRIPTION OF CAPITAL STOCK

        In the following summary, we describe the material terms of our capital stock by summarizing material provisions of our charter and By-laws. We have incorporated by reference these organizational documents as exhibits to the registration statement of which this prospectus is a part.

General

        As of August 26, 2009, we had 50,000,000 authorized shares of common stock and 5,000,000 shares of authorized preferred stock, of which:

  •
  17,356,461 shares of common stock were issued and outstanding. This includes 3,777,705 shares issued on August 10, 2009 upon conversion of the Series A-1 convertible preferred stock and 487,054 shares issued upon the August 10, 2009 conversion of $3.1 million in convertible subordinated notes;

  •
  310,966 shares of common stock, assuming an offering price of $6.50 in this offering, will be issued upon conversion of outstanding subordinated convertible notes which will occur upon the closing of this offering;

  •
  910,942 shares of common stock were issuable upon exercise of outstanding common stock warrants;

  •
  2,568,395 shares of common stock were issuable upon exercise of outstanding stock options; and

  •
  No shares of preferred stock or rights, options or warrants to acquire preferred stock are outstanding.

Common Stock

        Holders of our common stock are entitled to one vote per share on all matters submitted to a vote of our stockholders and will share ratably on a per share basis in any dividends declared on our common stock. Holders of our common stock have no preemptive, subscription, redemption or conversion rights. Upon our liquidation, dissolution or winding up and after payment of all prior claims, the holders of shares of common stock would share ratably on a per share basis in all of our assets. All shares of common stock currently outstanding are fully paid and nonassessable. Any shares of common stock which stockholders acquire through exercise of warrants will also be fully paid and nonassessable.

Preferred Stock

        Subject to the rights of holders of any outstanding preferred stock, our Board of Directors, without further stockholder approval, may authorize the issuance of preferred stock in one or more additional series from time to time and fix or alter the designations, relative rights, priorities, preferences, qualifications, limitations and restrictions of the shares of each series. The rights, preferences, limitations and restrictions of different series of preferred stock may differ with respect to dividend rates, amounts payable on liquidation, voting rights, conversion rights, redemption provisions, sinking fund provisions and other matters. Our Board of Directors (1) may authorize the issuance of preferred stock that ranks senior to our common stock for the payment of dividends and the distribution of assets on liquidation, (2) can fix limitations and restrictions upon the payment of dividends on our common stock to be effective while any shares of preferred stock are outstanding, and (3) can also issue preferred stock with voting and conversion rights that could adversely affect the voting power of the holders of common stock.

        Series A-1 Convertible Preferred Stock is the only preferred stock our Board of Directors has authorized. Following the conversion of all of the issued and outstanding shares of Series A-1 Convertible Preferred Stock on August 10, 2009, we have no preferred stock issued and outstanding.

Investor Rights Agreement

        We have entered into an investor rights agreement with the holders of our subordinated convertible notes, including Richard P. Kiphart, who is our largest stockholders and chairman of our Board of Directors. This agreement sets forth rights applicable to all registrable securities held by these investors, including demand registration rights and "piggyback" registration rights. Any of these investors may, at any time, subject to certain terms and conditions, require us to file with the SEC and cause to be declared effective, a registration statement covering the resale of shares of common stock held by such investors unless the number of shares to be registered for the investors is less than 1,000,000 in the aggregate. Additionally, whenever we propose to register any of our equity securities under the Securities Act, the investors will be entitled to customary "piggyback" registration rights to the extent we may do so without violating registration rights of others which existed at the time this agreement was executed.

Registration Rights

        Under our Amended and Restated Directors' Stock Option Plan, our directors are entitled to customary "piggy-back" registration rights for all shares of stock obtained through the exercise of options for any registration statement we file with the Securities and Exchange Commission, subject to certain conditions.

Delaware Anti-Takeover Law

        We are subject to the provisions of Section 203 of the Delaware General Corporation Law. In general, this section prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years after the date of the transaction in which the person becomes an interested stockholder, unless:

  •
  before the date on which the stockholder became an interested stockholder, the corporation's Board of Directors approved either the business combination or the transaction in which the person became an interested stockholder;

  •
  the stockholder acquires more than 85% of the outstanding voting stock of the corporation, excluding shares held by directors who are officers or held in certain employee stock plans, upon consummation of the transaction in which the stockholder becomes an interested stockholder; or

  •
  the business combination is approved by the Board of Directors and by two-thirds of the outstanding voting stock of the corporation that is not held by the interested stockholder, at a meeting of the stockholders held on or after the date of the business combination.

        An interested stockholder is a person who, together with affiliates and associates, owns, or at any time within the prior three years did own, 15% or more of the corporation's voting stock. Business combinations include, without limitation, mergers, consolidations, stock sales, asset sales or other transactions resulting in a financial benefit to interested stockholders.

Anti-Takeover Effects of Certain Charter and By-Law Provisions

        Our charter and By-laws contain provisions relating to corporate governance and to the rights of stockholders. Our By-laws provide that special meetings of stockholders may only be called by our Board of Directors, our Chairman of the Board or our President and shall be called by our Chairman, President or Secretary at the request in writing of stockholders owning at least one-fifth of the outstanding shares of capital stock entitled to vote. In addition, our charter provides that our Board of Directors may authorize the issuance of preferred stock without further stockholder approval and upon those terms and conditions, and having those rights, privileges and preferences, as our Board of Directors may determine.

Transfer Agent and Registrar

        The transfer agent and registrar for our common stock is Wells Fargo Shareholder Services.

Listing

        Our common stock is listed on The NASDAQ Capital Market under the symbol "LIME."

SHARES ELIGIBLE FOR FUTURE SALE

        Future sales of substantial amounts of our common stock in the public market could adversely affect the market price of our common stock. The number of shares available for future sale into the public markets is subject to legal and contractual restrictions, some of which are described below. The expiration of these restrictions will permit sales of substantial amounts of our common stock in the public market or could create the perception that these sales could occur, which could adversely affect the market price for our common stock. These factors could also make it more difficult for us to raise funds through future offerings of common stock.

Sale of Restricted Securities

        After this offering, there will be outstanding 22,667,427 shares of our common stock, assuming no exercise of the underwriters' over-allotment option. Of these shares, 18,060,495 will be, unless held by our "affiliates" as that term is defined in Rule 144 under the Securities Act, either freely tradable without restriction under the Securities Act of 1933, as amended, or are "restricted securities" within the meaning of Rule 144 that have been held for over six months and are saleable without restriction under Rule 144, provided that current public information about us is available. The remaining shares of common stock that will be outstanding after this offering are restricted securities that have been held for less than six months. Restricted securities may be sold in the public market only if their sales are registered under the Securities Act or are sold pursuant to an exemption from registration under Rule 144 under the Securities Act, which are summarized below. Subject to the lock-up agreements described below, shares held by our affiliates may be sold subject to compliance with Rule 144 of the Securities Act. 827,227 of those shares that are restricted securities that have not been held for six months are subject to registration rights, pursuant to which the stockholders may require us to register the sales of those shares under the Securities Act.

        In addition, as of August 26, 2009:

  •
  910,942 shares of common stock were issuable upon exercise of outstanding common stock warrants; and

  •
  2,568,395 shares of common stock were issuable upon exercise of outstanding stock options.

        Of those shares issuable upon those exercises, 2,032,822 will be freely tradable without restriction under the Securities Act of 1933, as amended, unless purchased by our "affiliates" as that term is defined in Rule 144 under the Securities Act. The remaining shares of common stock that would be outstanding upon those conversions or exercises would be "restricted securities" within the meaning of Rule 144 under the Securities Act. 206,044 of those shares that would be restricted securities upon issuance are subject to registration rights, pursuant to which the shareholder may require us to register the sales of those shares under the Securities Act.

Lock-Up Arrangements

        In connection with this offering, we and each of our directors, executive officers and certain of our existing stockholders holding an aggregate of approximately 12,018,282 shares of our common stock have entered into lock-up agreements described under "Underwriting" that restrict the sale of shares of our common stock for up to 180 days after the effective date of the registration statement of which this prospectus forms a part, without the prior written consent of Wedbush Morgan Securities.

Rule 144

        In general, under Rule 144, as currently in effect, a person who is not one of our affiliates at any time during the three months preceding a sale, and who has beneficially owned shares of our common stock to be sold for at least six months, would be entitled to sell an unlimited number of shares of our common stock, provided current public information about us is available. In addition, under Rule 144, a person who is not one of our affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares of our common stock to be sold for at least one year, would be entitled to sell an unlimited number of shares immediately upon the closing of this offering without regard to whether current public information about us is available.

        Our affiliates who have beneficially owned shares of our common stock for at least six months are entitled to sell within any three-month period a number of shares that does not exceed the greater of:

  •
  one percent of the number of shares of our common stock then outstanding, which will equal approximately 226,674 shares immediately after this offering; and

  •
  the average weekly trading volume of our common stock on The NASDAQ Capital Market during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

UNDERWRITING

        The underwriters named below have severally agreed, subject to the terms and conditions set forth in the underwriting agreement by and among the underwriters and us, to purchase from us the respective number of shares of common stock set forth opposite each underwriter's name in the table below. Wedbush Morgan Securities is acting as Sole Lead Managing Underwriter and Bookrunner, and Canaccord Adams is acting as Co-Manager.

Underwriter	Number of Shares
Wedbush Morgan Securities Inc.
Canaccord Adams Inc.

Total	5,000,000

        This offering will be underwritten on a firm commitment basis. In the underwriting agreement, the underwriters have agreed, subject to the terms and conditions set forth therein, to purchase the shares of common stock being sold pursuant to this prospectus at a price per share equal to the public offering price less the underwriting discount specified on the cover page of this prospectus. According to the terms of the underwriting agreement, the underwriters either will purchase all of the shares or none of them. In the event of default by any underwriter, in certain circumstances, the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

        The representative of the underwriters has advised us that the underwriters propose to offer the common stock to the public initially at the public offering price set forth on the cover page of this prospectus and to selected dealers at such price less a concession of not more than $                        per share. The underwriters may allow, and such dealers may re-allow, a concession not in excess of $                        per share to certain other dealers. The underwriters will offer the shares subject to prior sale and subject to receipt and acceptance of the shares by the underwriters. The underwriters may reject any order to purchase shares in whole or in part. The underwriters expect that we will deliver the shares to the underwriters through the facilities of The Depository Trust Company in New York, New York on or about                        , 2009. At that time, the underwriters will pay us for the shares in immediately available funds. After commencement of the public offering, the representative may change the public offering price and other selling terms.

        We have granted the underwriters an option, exercisable within 30 days after the date of this prospectus, to purchase up to an aggregate of 750,000 additional shares of common stock at the same price per share to be paid by the underwriters for the other shares offered hereby solely for the purpose of covering over-allotments, if any. If the underwriters purchase any such additional shares pursuant to this option, each of the underwriters will be committed to purchase such additional shares in approximately the same proportion as set forth in the table above. The underwriters may exercise the option only for the purpose of covering excess sales, if any, made in connection with the distribution of the shares of common stock offered hereby. The underwriters will offer any additional shares that they purchase on the terms described in the preceding paragraph.

        The following table summarizes the compensation to be paid by us to the underwriters. This information assumes either no exercise or full exercise by the underwriters of their over-allotment option:

	Per Share	Without Over-Allotment	With Over-Allotment
Public offering price	$	$	$
Underwriting discount	$	$	$
Proceeds to us (before expenses)	$	$	$

        We have agreed to pay up to $75,000 of the legal fees of counsel to the underwriters and up to $25,000 in other expenses incurred by the underwriters. We estimate that the total expenses for this offering, excluding the underwriting discount, will be approximately $                  .

        We and each of our directors, executive officers and certain of our existing stockholders holding an aggregate of approximately 12,018,282 shares of our common stock (assuming conversion of the $1.9 million of our outstanding convertible subordinated notes based on an assumed offering price of $6.50 per share) have agreed, subject to limited exceptions described below, for a period of 180 days after the date of this prospectus, not to, without the prior written consent of Wedbush Morgan Securities:

  •
  directly or indirectly, offer, sell (including "short" selling), assign, transfer, encumber, pledge, contract to sell, grant an option to purchase, establish an open "put equivalent position" within the meaning of Rule 16a-1(h) under the Securities Exchange Act of 1934, or otherwise dispose of any shares of common stock or securities convertible or exchangeable into, or exercisable for, common stock held of record or beneficially owned (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934); or

  •
  enter into any swap or other arrangement that transfers all or a portion of the economic consequences associated with the ownership of any common stock.

        The 180-day lock-up period will be extended if (1) we release earnings results or material news or a material event relating to our Company occurs during the last 17 days of the lock-up period, or (2) prior to the expiration of the lock-up period, we announce that we will release earnings results during the 16-day period beginning on the last day of the lock-up period. In either case, the lock-up period will be extended for 18 days after the date of the release of the earnings results or the occurrence of the material news or material event.

        These agreements do not extend to transfers or dispositions (i) by gift, (ii) by will or intestate succession to immediate family members, or (iii) to any trust for the direct or indirect benefit of the transferor or his or her immediate family, provided in each case that the recipient of those shares agrees to be bound by the foregoing restrictions for the duration of the lock-up period. In determining whether to consent to a transaction prohibited by these restrictions other than this offering, Wedbush Morgan Securities will take into account various factors, including the number of shares requested to be sold, the anticipated manner and timing of sale, the potential impact of the sale on the market for the common stock, the restrictions on publication of research reports that would be imposed by the rules of the Financial Industry Regulatory Authority, Inc. and market conditions generally. We may grant options and issue common stock under existing stock option plans and issue unregistered shares in connection with any outstanding convertible securities or options during the lock-up period. For more information, see "Shares Eligible for Future Sale."

        We have agreed to indemnify the underwriters and their controlling persons against certain liabilities for misstatements in the registration statement of which this prospectus forms a part, including liabilities under the Securities Act of 1933, or to contribute to payments the underwriters may be required to make in respect thereof.

        The representative has informed us that the underwriters will not confirm, without client authorization, sales to their client accounts as to which they have discretionary authority. The representative has also informed us that the underwriters intend to deliver all copies of this prospectus via electronic means, via hand delivery or through mail or courier services.

        In connection with this offering, the underwriters and other persons participating in this offering may engage in transactions which affect the market price of the common stock. These may include stabilizing and over-allotment transactions and purchases to cover syndicate short positions. Stabilizing transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the common stock. An over-allotment involves selling more shares of common stock in this offering than are specified on the cover page of this prospectus, which results in a syndicate short position. The underwriters may cover this short position by purchasing common stock in the open market or by exercising all or part of their over-allotment option. In addition, the representative may impose a penalty bid. This allows the representative to reclaim the selling concession allowed to an underwriter or selling group member if shares of common stock sold by such underwriter or selling group member in this offering are repurchased by the representative in stabilizing or syndicate short covering transactions. These transactions, which may be effected on The NASDAQ Capital Market or otherwise, may stabilize, maintain or otherwise affect the market price of the common stock and could cause the price to be higher than it would be without these transactions. The underwriters and other participants in this offering are not required to engage in any of these activities and may discontinue any of these activities at any time without notice. We and the underwriters make no representation or prediction as to whether the underwriters will engage in such transactions or choose to discontinue any transactions engaged in or as to the direction or magnitude of any effect that these transactions may have on the price of the common stock.

        One or more of the underwriters currently act as a market maker for our common stock and may engage in "passive market making" in such securities on The NASDAQ Capital Market in accordance with Rule 103 of Regulation M under the Securities Exchange Act. Rule 103 permits, upon the satisfaction of certain conditions, underwriters participating in a distribution that are also NASDAQ market makers in the security being distributed to engage in limited market making transactions during the period when Regulation M would otherwise prohibit such activity. Rule 103 prohibits underwriters engaged in passive market making generally from entering a bid or effecting a purchase price that exceeds the highest bid for those securities displayed on The NASDAQ Capital Market by a market maker that is not participating in the distribution. Under Rule 103, each underwriter engaged in passive market making is subject to a daily net purchase limitation equal to the greater of (i) 30% of such entity's average daily trading volume during the two full calendar months immediately preceding, or any 60 consecutive calendar days ending within the ten calendar days preceding, the date of the filing of the registration statement under the Securities Act pertaining to the security to be distributed or (ii) 200 shares of common stock.

        Our common stock is listed on The NASDAQ Capital Market under the symbol "LIME."

        In the ordinary course of business, some of the underwriters and their affiliates may in the future provide investment banking, commercial banking and other services to us for which they may receive customary fees or other compensation.

European Selling Restrictions

European Economic Area

        In relation to each Member State of the European Economic Area, referred to in this prospectus as the "EEA," which has implemented the Prospectus Directive (each, a "Relevant Member State") an offer to the public of any shares which are the subject of the offering contemplated by this prospectus may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of any shares may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

  (a)
  to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

  (b)
  to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

  (c)
  by the underwriters to fewer than 100 natural or legal persons (other than "qualified investors" as defined in the Prospectus Directive) subject to obtaining the prior consent of the representatives for any such offer; or

  (d)
  in any other circumstances falling within Article 3(2) of the Prospectus Directive;

provided that no such offer of shares shall result in a requirement for the publication by us or any representative of a prospectus pursuant to Article 3 of the Prospectus Directive.

        Any person making or intending to make any offer of shares within the EEA should only do so in circumstances in which no obligation arises for us or any of the underwriters to produce a prospectus for such offer. Neither we nor the underwriters have authorized, nor do they authorize, the making of any offer of shares through any financial intermediary, other than offers made by the underwriters which constitute the final offering of shares contemplated in this prospectus.

        For the purposes of this provision, and your representation below, the expression an "offer to the public" in relation to any shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase any shares, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State and the expression "Prospectus Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

        Each person in a Relevant Member State who receives any communication in respect of, or who acquires any shares under, the offer of shares contemplated by this prospectus will be deemed to have represented, warranted and agreed to and with us and each underwriter that:

  (a)
  it is a "qualified investor" within the meaning of the law in that Relevant Member State implementing Article 2(1)(e) of the Prospectus Directive; and

  (b)
  in the case of any shares acquired by it as a financial intermediary, as that term is used in Article 3(2) of the Prospectus Directive, (i) the shares acquired by it in the offering have not been acquired on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Relevant Member State other than "qualified investors" (as defined in the Prospectus Directive), or in circumstances in which the prior consent of the representatives has been given to the offer or resale; or (ii) where shares have been acquired by it on behalf of persons in any Relevant Member State other than qualified investors, the offer of those shares to it is not treated under the Prospectus Directive as having been made to such persons.

United Kingdom

        This prospectus supplement is only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive ("Qualified Investors") that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the "Order") or (ii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as "relevant persons"). This prospectus supplement and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a relevant persons should not act or rely on this document or any of its contents.

Italy

        An offer of the common stock described in this prospectus supplement and the accompanying prospectus has not been cleared by the Italian Securities Exchange Commission (Commissione Nazionale per le Società e la Borsa, the "CONSOB") pursuant to Italian securities legislation and, accordingly, the common stock may not and will not be offered, sold or delivered, nor may or will copies of this prospectus supplement, the accompanying prospectus or any other documents relating to the common stock be distributed in Italy, except (i) to professional investors (operatori qualificati), as defined in Article 31, second paragraph, of CONSOB Regulation No. 11522 of July 1, 1998, as amended, (the "Regulation No. 11522"), or (ii) in other circumstances which are exempted from the rules on solicitation of investments pursuant to Article 100 of Legislative Decree No. 58 of February 24, 1998 (the "Financial Service Act") and Article 33, first paragraph, of CONSOB Regulation No. 11971 of May 14, 1999, as amended.

        Any offer, sale or delivery of the common stock or distribution of copies of this prospectus supplement, the accompanying prospectus or any other document relating to the common stock in Italy may and will be effected in accordance with all Italian securities, tax, exchange control and other applicable laws and regulations, and, in particular, will be: (i) made by an investment firm, bank or financial intermediary permitted to conduct such activities in Italy in accordance with the Financial Services Act, Legislative Decree No. 385 of September 1, 1993, as amended (the "Italian Banking Law"), Regulation No. 11522, and any other applicable laws and regulations; (ii) in compliance with Article 129 of the Italian Banking Law and the implementing guidelines of the Bank of Italy; and (iii) in compliance with any other applicable notification requirement or limitation which may be imposed by CONSOB or the Bank of Italy.

        Any investor purchasing common stock in this offering is solely responsible for ensuring that any offer or resale of the common stock it purchased in this offering occurs in compliance with applicable laws and regulations.

        This prospectus and the information contained herein are intended only for the use of its recipient and, unless in circumstances which are exempted from the rules on solicitation of investments pursuant to Article 100 of the "Financial Service Act" and Article 33, first paragraph, of CONSOB Regulation No. 11971 of May 14, 1999, as amended, is not to be distributed, for any reason, to any third party resident or located in Italy. No person resident or located in Italy other than the original recipients of this document may rely on it or its content.

        Italy has only partially implemented the Prospectus Directive. The provisions under the heading "European Economic Area" above shall apply with respect to Italy only to the extent that the relevant provisions of the Prospectus Directive have already been implemented in Italy.

        Insofar as the requirements above are based on laws which are superseded at any time pursuant to the implementation of the Prospectus Directive, such requirements shall be replaced by the applicable requirements under the Prospectus Directive.

Switzerland

        This document, as well as any other material relating to the shares which are the subject of the offering contemplated by this prospectus, do not constitute an issue prospectus pursuant to Article 652a of the Swiss Code of Obligations. The shares will not be listed on the SWX Swiss Exchange and, therefore, the documents relating to the shares, including, but not limited to, this document, do not claim to comply with the disclosure standards of the listing rules of SWX Swiss Exchange and corresponding prospectus schemes annexed to the listing rules of the SWX Swiss Exchange. The shares are being offered in Switzerland by way of a private placement, i.e. to a small number of selected investors only, without any public offer and only to investors who do not purchase the shares with the intention to distribute them to the public. The investors will be individually approached by us from time to time. This document, as well as any other material relating to the shares, is personal and confidential and do not constitute an offer to any other person. This document may only be used by those investors to whom it has been handed out in connection with the offering described herein and may neither directly nor indirectly be distributed or made available to other persons without our express consent. It may not be used in connection with any other offer and shall in particular not be copied and/or distributed to the public in (or from) Switzerland.

LEGAL MATTERS

        The validity of the shares of common stock offered hereby will be passed upon for us by Rutter Hobbs & Davidoff Incorporated, Los Angeles, California. Certain legal matters in connection with this offering will be passed upon for the underwriters by Sidley Austin LLP, Chicago, Illinois.

EXPERTS

        The financial statements and schedule of Lime Energy Co. and the financial statements of Applied Energy Management, Inc. included in this Prospectus and in the Registration Statement have been audited by BDO Seidman, LLP, an independent registered public accounting firm, to the extent and for the periods set forth in their reports included herein and in the Registration Statement, and are included in reliance upon such reports given upon the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

        We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the shares of common stock we are offering. The registration statement, including the attached exhibits and schedule, contains additional relevant information about us and our common stock. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedule thereto. The rules and regulations of the SEC allow us to omit from this prospectus certain information included in the registration statement.

        For further information about us and our common stock, you may inspect a copy of the registration statement and the exhibits and schedule to the registration statement without charge at the offices of the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain copies of all or any part of the registration statement from the Public Reference Section of the SEC, 100 F Street, N.E., Washington, D.C. 20549 upon the payment of the prescribed fees. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains a website at www.sec.gov that contains reports, proxy and information statements and other information regarding registrants like us that file electronically with the SEC. You can also inspect our registration statement on this website.

FINANCIAL STATEMENTS

Report of Independent Registered Public Accounting Firm

Lime Energy Co.

Elk Grove Village, Illinois

        We have audited the accompanying consolidated balance sheets of Lime Energy Co. as of December 31, 2008 and 2007, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the three years in the period ended December 31, 2008. We have also audited the schedule in the accompanying index. These financial statements and schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and schedule based on our audits.

        We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and schedule are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements and schedule, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements and schedule. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Lime Energy Co. at December 31, 2008 and 2007, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2008, in conformity with accounting principles generally accepted in the United States of America.

        Also, in our opinion, the schedule presents fairly, in all material respects, the information set forth therein.

Chicago, Illinois	/s/ BDO SEIDMAN, LLP
March 10, 2009, except as to the effects of discontinued operations of the MPG Energy Technology Business in Notes 1 and 6, which is as of August 12, 2009

Lime Energy Co.

Consolidated Balance Sheets

	As of December 31,
	2008	2007
Assets
Current Assets
Cash and cash equivalents	$3,733,540	$4,780,701
Accounts receivable, less allowance for doubtful accounts of $163,000 and $151,000 at December 31, 2008 and 2007, respectively	24,226,968	6,382,060
Inventories (Note 7)	665,045	693,227
Costs and estimated earnings in excess of billings on uncompleted contracts	4,078,273	952,997
Prepaid expenses and other	1,417,925	624,882

Total Current Assets	34,121,751	13,433,867
Net Property and Equipment (Note 8)	2,081,311	1,542,327
Long Term Receivables	1,030,688	224,568
Deferred Financing Costs, net of amortization of $4,545 and $1,687 at December 31, 2008 and 2007, respectively (Note 14)	4,027	6,885
Intangibles, net of amortization of $5,785,743 and $3,693,648 at December 31, 2008 and 2007, respectively (Notes 4 and 9)	7,136,957	3,979,052
Goodwill (Note 9)	18,513,465	6,757,133

	$62,888,199	$25,943,832

See accompanying notes to consolidated financial statements.

Lime Energy Co.

Consolidated Balance Sheets

	As of December 31,
	2008	2007
Liabilities and Stockholders' Equity
Current Liabilities
Lines of credit (Note 12)	$3,986,708	$—
Notes payable (Note 13)	—	150,000
Current maturities of long-term debt (Note 16)	187,170	81,954
Accounts payable	15,452,248	3,092,226
Accrued expenses (Note 10)	3,855,213	1,571,683
Billings in excess of costs and estimated earnings on uncompleted contracts	1,957,927	636,867
Deferred revenue	357,516	894,550
Customer deposits	1,289,224	1,180,834

Total Current Liabilities	27,086,006	7,608,114

Deferred Revenue	90,773	244,792
Long-Term Debt, less current maturities net of unamortized discount of $1,411,281 and $2,412,305 as of December 31, 2008 and 2007, respectively (Notes 13, 15 and 16)	5,716,848	3,187,680
Deferred Tax Liability (Note 20)	1,034,000	1,034,000

Total Liabilities	33,927,627	12,074,586
Commitments (Notes 19 and 21)
Stockholders' Equity (Notes 22, 23, 24, 25, 26 and 27)
Preferred stock, $0.01 par value; 1,000,000 shares authorized, 358,710 and 0 issued as of December 31, 2008 and December 31, 2007, respectively (liquidation value of $14,707,110 as of December 31, 2008)	3,587	—
Common stock, $.0001 par value; 200,000,000 shares authorized, 9,555,053 and 7,720,269 issued as of December 31, 2008 and December 31, 2007, respectively	955	773
Additional paid-in capital	134,390,419	106,267,336
Accumulated deficit	(105,434,389)	(92,398,863)

Total Stockholders' Equity	28,960,572	13,869,246

	$62,888,199	$25,943,832

See accompanying notes to consolidated financial statements.

Lime Energy Co.

Consolidated Statements of Operations

	Year Ended December 31,
	2008	2007	2006
Revenue	$54,975,084	$16,383,779	$5,488,693
Cost of sales	43,281,049	12,755,928	5,095,566

Gross profit	11,694,035	3,627,851	393,127
Selling, general and administrative (includes share based compensation expense of $3,502,895, $3,052,954 and $3,702,399 for the years ended December 31, 2008, 2007 and 2006, respectively)	18,100,309	9,259,455	9,082,411
Amortization of intangibles (Note 9)	1,568,107	1,486,509	625,625
Impairment loss (Note 3)	—	—	1,183,525

Operating loss	(7,974,381)	(7,118,113)	(10,498,434)

Other Income (Expense)
Interest income	87,084	266,863	194,182
Interest expense (Notes 12, 13, 14, 15 and 16)	(2,668,420)	(934,932)	(3,256,038)

Total other income (expense)	(2,581,336)	(668,069)	(3,061,856)

Loss from continuing operations before discontinued operations	(10,555,717)	(7,786,182)	(13,560,290)
Discontinued Operations:
Loss from operation of discontinued business	(2,479,809)	(7,766,546)	(2,887,224)

Net Loss	$(13,035,526)	$(15,552,728)	$(16,447,514)

Preferred Stock Dividends (Note 26)	(288,014)	—	(24,347,725)

Net Loss Available to Common Shareholders	$(13,323,540)	$(15,552,728)	$(40,795,239)

Basic and diluted loss per common share from continuing operations	$(1.29)	$(1.03)	$(9.86)
Discontinued operations	(0.30)	(1.03)	(0.75)

Basic and Diluted Loss Per Common Share	$(1.59)	$(2.06)	$(10.61)

Weighted Average Common Shares Outstanding (Note 27)	8,381,697	7,541,960	3,844,087

See accompanying notes to consolidated financial statements.

Lime Energy Co.
Consolidated Statements of Stockholders' Equity

	Common Shares	Common Stock	Series A-1 Preferred Shares	Series A-1 Preferred Stock	Series E Preferred Shares	Series E Preferred Stock	Additional Paid-in Capital	Accumulated Deficit	Total Stockholders' Equity
Balance, December 31, 2005	483,781	$48	—	$—	236,254	$2,363	$64,773,847	$(60,398,621)	$4,377,637
Issuance of common stock (net of offering costs of $115,107)	2,553,571	255	—	—	—	—	17,759,639	—	17,759,894
Cumulative dividends on preferred stock	—	—	—	—	—	—	(698,000)	—	(698,000)
Satisfaction of accrued dividends through the issuance of preferred stock	—	—	—	—	6,980	70	697,930	—	698,000
Conversion of preferred stock	3,099,411	310	—	—	(243,234)	(2,433)	2,123	—	—
Sale of Great Lakes Controlled Energy Corporation	(2,027)	—	—	—	—	—	(193,743)	—	(193,743)
Acquisition of Parke P.A.N.D.A. Corporation	714,286	72	—	—	—	—	4,999,928	—	5,000,000
Acquisition of Kapadia Consulting, Inc.	71,429	7	—	—	—	—	479,993	—	480,000
Conversion of revolver	135,838	14	—	—	—	—	951,963	—	951,977
Beneficial value of adjustment in revolver conversion price	—	—	—	—	—	—	950,865	—	950,865
Term loan liquidated damages satisfied through the issuance of common stock	23,014	2	—	—	—	—	185,258	—	185,260
Termination of post repayment interest obligation	33,071	3	—	—	—	—	266,222	—	266,225
Warrants issued for services received	—	—	—	—	—	—	25,200	—	25,200
Share based compensation	—	—	—	—	—	—	4,828,955	—	4,828,955
Net loss for the year ended December 31, 2006	—	—	—	—	—	—	—	(16,447,514)	(16,447,514)

Balance, December 31, 2006	7,112,374	$711	—	$—	—	$—	$95,030,180	$(76,846,135)	$18,184,756
Issuance of common stock (less issuance costs of $202,932)	428,519	43	—	—	—	—	2,796,657	—	2,796,700
Offering costs for 2006 issuance of common stock	—	—	—	—	—	—	(45,361)	—	(45,361)
Acquisition of Texas Energy Products, Inc.	28,571	3	—	—	—	—	213,997	—	214,000
Acquisition of Preferred Lighting, Inc.	15,069	2	—	—	—	—	384,920	—	384,922
Release of escrow shares to former owners of Maximum Performance Group, Inc.	2,959	—	—	—	—	—	26,309	—	26,309
Satisfaction of liquidated damages through the issuance of common stock	87,673	9	—	—	—	—	613,699	—	613,708
Share based compensation	—	—	—	—	—	—	3,726,731	—	3,726,731
Warrants issued in connection with Subordinated Convertible Notes	—	—	—	—	—	—	1,136,537	—	1,136,537
Value of beneficial conversion feature on Subordinated Convertible Notes	—	—	—	—	—	—	1,866,537	—	1,866,537
Satisfaction of interest obligation through issuance of common stock	7,088	1	—	—	—	—	83,826	—	83,827
Warrants issued for services received	—	—	—	—	—	—	162,000	—	162,000
Exercise of options and warrants	38,016	4	—	—	—	—	252,100	—	252,104
Warrant repricing	—	—	—	—	—	—	19,204	—	19,204
Net loss for the year ended December 31, 2007	—	—	—	—	—	—	—	(15,552,728)	(15,552,728)

Balance, December 31, 2007	7,720,269	$773	—	$—	—	$—	$106,267,336	$(92,398,863)	$13,869,246

Issuance of common stock (less issuance costs of $711,192)	854,844	85	—	—	—	—	2,289,223	—	2,289,308
Acquisition of Applied Energy Management, Inc.	882,725	88	—	—	—	—	6,999,912	—	7,000,000
Conversion of revolving line of credit note (less transaction costs of $48,595)	—	—	358,710	3,587	—	—	14,654,921	—	14,658,508
Conversion of note payable	32,848	3	—	—	—	—	200,370	—	200,373
Cumulative dividends on preferred stock	—		—	—	—	—	(288,014)	—	(288,014)
Satisfaction of interest obligation through issuance of common stock	32,581	3	—	—	—	—	250,167	—	250,170
Share based compensation	—	—	—	—	—	—	3,783,525	—	3,783,525
Warrants issued for services received	—	—	—	—	—	—	112,850	—	112,850
Exercise of options and warrants	31,786	3	—	—	—	—	120,129	—	120,132
Net loss for the year ended December 31, 2008	—	—	—	—	—	—	—	(13,035,526)	(13,035,526)

Balance, December 31, 2008	9,555,053	955	358,710	3,587	—	—	134,390,419	(105,434,389)	28,960,572

See accompanying notes to consolidated financial statements.

Lime Energy Co.

Statements of Cash Flows

	Year Ended December 31,
	2008	2007	2006
Cash Flows From Operating Activities
Net loss	$(13,035,526)	$(15,552,728)	$(16,447,514)
Adjustments to reconcile net loss to net cash used in operating activities, net of assets acquired and disposed of:
Provision for bad debts	127,537	126,241	105,442
Share based compensation	3,783,525	3,726,731	4,828,955
Depreciation and amortization	2,539,604	2,200,444	1,386,597
Amortization of deferred financing costs	2,858	1,687	299,964
Amortization of issuance discount	1,001,025	590,769	898,409
Liquidated damages satisfied through issuance of common stock	—	613,708	185,260
Termination of post repayment interest and interest converted to common stock	—	—	274,747
Beneficial value of adjustment in revolver conversion price	—	—	950,865
Issuance of warrants in exchange for services received	112,850	162,000	25,200
PIK notes issued for interest	228,037	—	—
Accrued interest converted to common stock	250,170	83,827	—
Accrued interest converted to preferred stock	207,104	—	—
Loss on disposal of fixed assets	2,171	—	115,914
Warrant repricing	—	19,204	—
Asset impairment	—	—	1,183,525
Provision for inventory obsolescence	—	—	568,558
Goodwill impairment	—	4,181,969	—
Changes in assets and liabilities, net of dispositions
Accounts receivable	(13,301,902)	(3,701,117)	(279,822)
Inventories	28,182	42,397	519,491
Costs and estimated earnings in excess of billings on uncompleted contracts	(2,285,906)	(952,997)	—
Other current assets	(542,258)	(192,247)	265,131
Accounts payable	7,054,315	1,646,123	(359,331)
Accrued liabilities	167,036	280,501	(300,017)
Billings in excess of costs and estimated earnings on uncompleted contracts	799,812	571,867	—
Deferred revenue	(691,053)	(547,868)	(196,310)
Customer deposits	108,390	(75,316)	(273,149)

Net cash used in operating activities	(13,444,029)	(6,774,805)	(6,248,085)

Cash Flows From Investing Activities
Acquisitions (including acquisition costs), net of cash acquired	(3,803,641)	(703,539)	(4,098,377)
Sale of discontinued operations	—	—	(83,586)
Proceeds from sale of fixed assets	3,000	—	—
Purchase of property and equipment	(402,741)	(514,295)	(82,967)

Net cash used in investing activities	(4,203,382)	(1,217,834)	(4,264,930)

Cash Flows From Financing Activities
Borrowings (payments) on line of credit	14,725,730	—	(1,456,545)
Proceeds from long-term debt	133,553	5,171,440	—
Payments on long-term debt	(619,878)	(56,592)	(5,355,865)
Proceeds from issuance of common stock	3,000,500	2,999,632	17,875,000
Costs related to stock issuances	(759,787)	(248,293)	(115,107)
Cash paid for deferred financing costs	—	(8,572)	—
Proceeds from exercise of options and warrants	120,132	252,107	—

Net cash provided by financing activities	16,600,250	8,109,722	10,947,483

Net Increase (Decrease) in Cash and Cash Equivalents	(1,047,161)	117,083	434,468
Cash and Cash Equivalents, at beginning of period	4,780,701	4,663,618	4,229,150

Cash and Cash Equivalents, at end of period	$3,733,540	$4,780,701	$4,663,618

See accompanying notes to consolidated financial statements.

Lime Energy Co.

Statements of Cash Flows (Continued)

	Year Ended December 31,
	2008	2007	2006
Supplemental Disclosures of Cash Flow Information
Cash paid during the period for interest—continuing operations (including prepayment penalties)	$1,123,529	$133,280	$910,175
Cash paid during the period for interest—discontinued operations	3,050	614	811
Interest obligation satisfied through the issuance of common stock	250,170	83,827	—
Stock, warrants and options issued in exchange for services received	112,850	17,143	3,600
Accrual satisfied through the issuance of common stock	—	345,583	7,410
Satisfaction of accrued dividends on Series E Preferred Stock through the issuance of 6,980 shares of Series E Preferred stock during the year ended December 31, 2006	—	—	698,000
Issuance of revolving credit note in satisfaction of interest payable	228,037	—	—
Conversion of convertible debt to common stock	—	—	943,455

        $293,192 of accrued expense will be satisfied through the issuance of common stock during the first quarter of 2009.

        The holder of a $14,500,000 revolving credit note converted the note and $207,104 of accrued interest thereon into 358,710 shares of the Company's Series A-1 preferred stock on November 14, 2008.

        The holder of a $150,000 note payable converted the note and $50,373 of accrued interest into 32,848 shares of the Company's common stock on July 10, 2008.

        Holders of Series E preferred stock converted 243,234 shares of Series E preferred stock into 3,099,411 shares of the Company's common stock during the year ended December 31, 2006.

        The holder of the Company's revolving convertible note converted the outstanding balance of $943,455 along with $7,410 of accrued interest thereon into 135,838 shares of the Company's common stock on June 29, 2006.

        The Company satisfied $161,096 of liquidated damages for failing to register common stock with the SEC in connection with the $5 million term loan which the Company issued in November 2005, through the issuance on June 29, 2006 of 23,014 shares of its common stock to the holder of the note.

        On June 29, 2006, in exchange for receiving 33,071 shares of the Company's common stock, the holder of the $5 million term loan issued in November 2005 waived the requirement that the company pay a portion of the cash flow generated by certain projects for a period of 5 years following the repayment of the note.

See accompanying notes to consolidated financial statements.

Lime Energy Co.

Notes to Consolidated Financial Statements

Note 1—Description of Business

        Lime Energy Co. (the "Company"), a Delaware corporation headquartered in Elk Grove Village, Illinois, is a provider of energy efficiency and renewable energy design/build solutions. The Company is made up of 18 separate companies, but with the sale of the Energy Technology business in August 2009, all of the remaining businesses operate in the same business segment, the Energy Efficiency Services segment. The subsidiary companies comprising these segments are as follows:

  Energy Efficiency Services:
  Applied Energy Management, Inc, and its eight subsidiary companies ("AEM")
  Kapadia Energy Services, Inc. ("Kapadia")
  Lime Finance, Inc. ("Lime Finance")
  Lime Midwest, Inc. ("Lime Midwest")
  Lime Energy Co New York, Inc. ("Lime New York")
  Parke Industries, Incorporated ("Parke")
  Preferred Lighting, Inc. ("Preferred Lighting") and Texas Energy Products, Inc. ("Texas Energy")

  Discontinued Operations (Energy Technology):
  Maximum Performance Group, Inc. ("MPG")

        In March 2006, the Company sold Great Lakes Controlled Energy Corporation ("Great Lakes"), which comprised the building control and automation control segment. Great Lakes has been reported as discounted operations in the accompanying financial statements.

        On August 10, 2009, the Company sold the assets of its Energy Technology segment. The operating results of this segment have been reported as discontinued operations in the accompanying financial statements.

Note 2—Basis of Presentation

        The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP").

Note 3—Summary of Significant Accounting Policies

Principles of Consolidation

        The consolidated financial statements include the accounts of Lime Energy Co. and its wholly owned subsidiaries. All significant intercompany balances and transactions have been eliminated.

Use of Estimates

        The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Lime Energy Co.

Notes to Consolidated Financial Statements (Continued)

Note 3—Summary of Significant Accounting Policies (Continued)

Cash and Cash Equivalents

        The Company considers highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

Concentration of Risk

        The Company's customers are primarily Energy Service Companies ("ESCOs") and owners of, managers of, or tenants of, commercial and industrial buildings. Two customers accounted for approximately 25% of the Company's consolidated billings during the year ended December 31, 2008, while one customer accounted for approximately 13% of the Company's consolidated billings during the year ended December 31, 2007. Three customers each accounted for approximately 13% of the Company's consolidated billings during the year ended December 31, 2006.

        The Company purchases its materials from a variety of suppliers and continues to seek out alternate suppliers for critical components so that it can be assured that its sales will not be interrupted by the inability of a single supplier to deliver product. During the year ended December 31, 2008 one supplier accounted for approximately 10% of the Company's purchases, while during the year ended December 31, 2007, two suppliers accounted for approximately 17% and 10% of the company's purchases, respectively. During the year ended December 31, 2006, one supplier accounted for approximately 12% of the Company's total purchases.

        The Company maintains cash and cash equivalents in accounts with financial institutions in excess of the amount insured by the Federal Deposit Insurance Corporation. The Company monitors the financial stability of these institutions regularly and management does not believe there is significant credit risk associated with deposits in excess of federally insured amounts.

Allowance for Doubtful Accounts

        The Company records an allowance for doubtful accounts based on specifically identified amounts that it believes to be uncollectible. If actual collections experience changes, revisions to the allowance may be required. After all attempts to collect a receivable have failed, the receivable is written off against the allowance. Based on the information available to it, the Company believes its allowance for doubtful accounts is adequate. However, actual write-offs might exceed the recorded allowance.

Inventories

        Inventories are stated at the lower of cost or market. Cost is determined utilizing the first-in, first-out (FIFO) method.

Lime Energy Co.

Notes to Consolidated Financial Statements (Continued)

Note 3—Summary of Significant Accounting Policies (Continued)

Properties & Equipment

        Property and equipment are stated at cost. For financial reporting purposes depreciation is computed over the estimated useful lives of the assets by the straight-line method over the following lives:

Buildings	39 years
Office equipment	3 – 5 years
Furniture	5 – 10 years
Equipment	3 – 5 years
Transportation equipment	3 – 5 years

Goodwill

        Goodwill represents the purchase price in excess of the fair value of assets acquired in business combinations. Statement of Financial Accounting Standards (SFAS) No. 142, "Goodwill and Other Intangible Assets", requires the Company to assess goodwill for impairment at least annually in the absence of an indicator of possible impairment and immediately upon an indicator of possible impairment. During the fourth quarter of 2007, the Company completed its annual assessment of impairment regarding the goodwill recorded for its Energy Efficiency Services and Energy Technology businesses. That assessment, supported by independent appraisals of the fair value of the segment, made using customary valuation methodologies, including discounted cash flows and fundamental analysis, did not identify any impairment for the Energy Efficiency Services business, but did determine that the value of the Energy Technology's goodwill was impaired. The decline in the fair value of the Energy Technology segment was primarily the result of lower than expected sales of the eMAC line of HVAC controllers, in large part due to delays in product enhancements designed to replace discontinued components and add cellular communication capabilities. As a result of the decline in the fair value, the Company recorded an impairment loss of $4,181,969 during the fourth quarter of 2007.

        During the fourth quarter of 2008 the Company updated is analyses for the Energy Efficiency Services business and concluded that the fair value of the businesses based on the discounted current value of the estimated future cash flows exceeded the carrying value, indicating that the goodwill was not impaired.

        It is possible that upon completion of future impairment tests, as the result of changes in facts or circumstances, the Company may have to take additional charges to recognize a further write-down of the value of its acquisitions to their estimated fair values.

Deferred Financing Costs

        The Company incurred $8,572 in costs in connection with the issuance of the convertible subordinated notes during 2007. This expense has been capitalized to deferred financing costs and is being amortized over the three year term of the debt using the effective interest method.

        The Company capitalized costs incurred in arranging its convertible revolving credit facility and convertible term loans as deferred financing costs. These deferred financing costs were being amortized over the life of the related convertible term loan using the effective interest method. On June 29, 2006 the Company prepaid the outstanding balance on its two convertible term loans and the holder of the

Lime Energy Co.

Notes to Consolidated Financial Statements (Continued)

Note 3—Summary of Significant Accounting Policies (Continued)

convertible notes elected to convert the outstanding balance of the convertible revolving credit facility into common stock. Upon the repayment and conversion of these notes in June 2006 the Company was required to recognize as interest expense the remaining unamortized balances of the capitalized issuance costs and the debt discount of $231,281. Amortization of the deferred financing costs included in interest expense totaled $2,858, $1,687, and $299,964 in 2008, 2007 and 2006, respectively.

Impairment of Long-Lived Assets

        The Company records impairment losses on long-lived assets used in operations when events and circumstances indicate that the assets might be impaired and the undiscounted cash flows estimated to be generated by those assets are less than the carrying amount of those items. The Company's cash flow estimates are based on historical results adjusted to reflect its best estimate of future market and operating conditions. The net carrying value of assets not recoverable is reduced to fair value. These estimates of fair value represent management's best estimate based on industry trends and reference to market rates and transactions.

        During 2006, the Company terminated its Virtual Negawatt Power Program ("VNPP") in northern Illinois, due to the high capital requirements of the program, changes in lighting technology and changes in the Company's business plan. As a result of this decision, it reduced the net carrying value of its VNPP assets to $0 and recorded an impairment charge of $1,183,525.

Revenue Recognition

        The Company recognizes revenue when all four of the following criteria are met: (i) persuasive evidence has been received that an arrangement exists; (ii) delivery of the products and/or services has occurred; (iii) the selling price is fixed or determinable; and (iv) collectibility is reasonably assured. In addition, the Company follows the provisions of the Securities and Exchange Commission's Staff Accounting Bulletin No. 104, Revenue Recognition, which sets forth guidelines in the timing of revenue recognition based upon factors such as passage of title, installation, payments and customer acceptance. Any amounts received prior to satisfying the Company's revenue recognition criteria is recorded as either Costs and Estimated Earnings In Excess Of Billings On Uncompleted Contracts or Deferred Revenue in the accompanying balance sheet.

        The Company accounts for revenue on its long-term contracts utilizing a combination of the percentage completion method and the completed contract method, depending on the length of time required to complete the underlying project. For projects expected to take more than 30 to 60 days to complete it uses the percentage of completion method to recognize revenue in conjunction with the cost-to-cost method of measuring the extent of progress toward completion, consistent with the AICPA's Statement of Position 81-1 (SOP 81-1). For shorter term projects it uses the completed contract method whereby revenue is recognized once the project is substantially complete. Regardless of the method used to record revenue, any anticipated losses on contracts are charged to operations as soon as they are determinable.

        Billings on contracts that do not meet the Company's revenue recognition policy requirements for which it has been paid or has a valid account receivable are recorded as Billings in Excess of Costs and Estimated Earnings on Uncompleted Contracts ("Billings in Excess"). Billings in Excess totaled $1,957,927 and $636,867 as of December 31, 2008 and 2007, respectively.

Lime Energy Co.

Notes to Consolidated Financial Statements (Continued)

Note 3—Summary of Significant Accounting Policies (Continued)

        The Company's MPG subsidiary, which is included in discontinued operations, often bundles contracts to provide monitoring services and Internet access with the sale of its eMAC hardware. As a result, these sales are considered to be contracts with multiple deliverables which at the time the hardware is delivered and installed includes undelivered services essential to the functionality of the product. Accordingly, the Company defers the revenue for the product and services and the cost of the equipment and installation and recognizes them over the term of the monitoring contract. The monitoring contracts vary in length from 1 month to 5 years. Deferred revenue totaled $448,289 and $1,139,342 as of December 31, 2008 and 2007, respectively, related to these contracts.

Costs and Estimated Earnings in Excess of Billings on Uncompleted Contracts

        As of December 31, 2008, the Company had several customer projects underway for which it had incurred costs but not recognized revenue due to its revenue recognition policies, or had recognized revenue but not yet invoiced the customer. The Company records these expenses and unbilled revenue as a current asset titled "Costs and estimated earnings in excess of billings on uncompleted contracts." The expenses included in this account will be recognized as the related projects are completed and revenue is recognized. The Company had costs and estimated earnings in excess of billings on uncompleted contracts of $4,078,273 and $952,997 at December 31, 2008 and 2007, respectively.

Shipping and Handling Costs

        The Company classifies freight costs billed to customers as revenue. Costs related to freight are classified as cost of sales.

Research and Development Costs

        Research and development costs are charged to operations when incurred and are included in selling, general and administrative expenses. Total research and development costs charged to operations were approximately $1,000,000, $700,000 and $535,000 for the periods ended December 31, 2008, 2007 and 2006, respectively. These expenses were all associated with the Company's Energy Technology segment, which is included in discontinued operations.

Advertising, Marketing and Promotional Costs

        Expenditures on advertising, marketing and promotions are charged to operations in the period incurred and totaled $157,000, $168,000 and $117,000 for the periods ended December 31, 2008, 2007 and 2006, respectively.

Income Taxes

        Income taxes are accounted for under the asset and liability method. Deferred income taxes are recognized for the tax consequences in future years of the differences between the tax basis of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable earnings. Valuation allowances are established when necessary to reduce deferred tax assets to the amount more likely than not to be realized.

Lime Energy Co.

Notes to Consolidated Financial Statements (Continued)

Note 3—Summary of Significant Accounting Policies (Continued)

Net Loss Per Share

        The Company computes loss per share under Statement of Financial Accounting Standards No. 128, "Earnings Per Share." The statement requires presentation of two amounts; basic and diluted loss per share. Basic loss per share is computed by dividing the loss available to common stockholders by the weighted average common shares outstanding. Diluted earnings per share would include all common stock equivalents unless anti-dilutive. The Company has not included the outstanding options, warrants, convertible preferred stock or convertible debt as common stock equivalents because the effect would be antidilutive.

        The following table sets forth the weighted average shares issuable upon exercise of outstanding options and warrants and conversion of preferred stock and convertible debt that is not included in the basic and diluted net loss per share available to common stockholders:

	December 31,
	2008	2007	2006
Weighted average shares issuable upon exercise of outstanding options	2,162,516	1,744,873	778,310
Weighted average shares issuable upon exercise of outstanding warrants	416,428	332,560	156,783
Weighted average shares issuable upon conversion of preferred stock(1)	—	—	108,663
Weighted average shares issuable upon conversion of convertible debt	419,276	419,276	25,272

Total	2,998,220	2,496,709	1,069,028

          (1)   Excludes Series A-1 Preferred Stock which will become convertible if not redeemed prior to January 1, 2010.

Fair Value of Financial Instruments

        The carrying amounts reported in the consolidated balance sheets for cash, accounts receivable, accounts payable and accrued expenses approximate fair value because of the short-term nature of these amounts. The Company's long-term debt approximates fair value based on instruments with similar terms.

Stock-based Compensation

        The Company has a stock incentive plan that provides for stock-based employee compensation, including the granting of stock options and shares of restricted stock, to certain key employees. The plan is more fully described in Note 28. Effective January 1, 2006, the Company adopted SFAS No. 123(R), which requires companies to record stock compensation expense for equity-based awards granted, including stock options and restricted stock unit grants, over the service period of the equity-based award based on the fair value of the award at the date of grant. The Company recognized

Lime Energy Co.

Notes to Consolidated Financial Statements (Continued)

Note 3—Summary of Significant Accounting Policies (Continued)

$3,783,525, $3,726,731 and $4,828,955 of stock compensation expense during the years ended December 31, 2008, 2007 and 2006, respectively. Please refer to Note 28 for additional information regarding stock-based compensation expense.

Warranty Obligations

        The Company warrants to the purchasers of its products that the product will be free of defects in material and workmanship for one year from the date of installation. In addition, some customers have purchased extended warranties for the Company's products that extend the base warranty period. The Company records the estimated cost that may be incurred under its warranties at the time the product revenue is recognized based upon the relationship between historical and anticipated warranty costs and sales volumes. The Company periodically assesses the adequacy of its recorded warranty liability and adjusts the amounts as necessary. While the Company believes that its estimated liability for product warranties is adequate and that the judgment applied is appropriate, the estimated liability for product warranties could differ materially from actual future warranty costs. See Note 11 for additional information about the Company's warranty liability.

Insurance Reserves

        From October 2005 through August 2008, the Company maintained a partially self-funded health insurance program for its employees. Under the program the Company was responsible for the first $35,000 of each individual claim, but its exposure is limited on a monthly and cumulative basis through insurance provided by a third party insurance company. The Company accrued on a monthly basis an amount sufficient to cover its maximum exposure under the program. At the end of each plan year it assesses the adequacy of the reserve based on its claims history and adjusted the reserve as necessary. The Company is responsible for a certain amount of claims incurred prior to the termination of the plan but paid after the plan's termination on August 31, 2008. It has established a reserve to cover the maximum potential liability for post termination payments. It had accrued liabilities of $28,299 and $102,665 as of December 31, 2008 and 2007, respectively, to cover future claims under the program.

Recent Accounting Pronouncements

        In July 2006, the Financial Accounting Standards Board ("FASB") issued Interpretation No. 48, Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement No. 109 ("FIN 48"). FIN 48 provides guidance on the financial statement recognition and measurement of a tax position taken or expected to be taken in a return. FIN 48 requires that companies recognize in their financial statements the impact of a tax position if that position more likely than not will be sustained on an audit, based on the technical merits of the position. FIN 48 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosures and transition provisions. The Company adopted FIN 48 on January 1, 2007. No adjustment to retained earnings was made as a result of the implementation of FIN 48.

        The Company's subsidiaries file income tax returns in various tax jurisdictions, including the United States and certain U.S. states. The Company has substantially concluded all US Federal and State income tax matters for years up to and including 2002.

        The Company has recorded a valuation allowance equaling the deferred tax asset due to the uncertainty of its realization in the future. At December 31, 2008, the Company had US federal net

Lime Energy Co.

Notes to Consolidated Financial Statements (Continued)

Note 3—Summary of Significant Accounting Policies (Continued)

operating loss carryforwards available to offset future taxable income of approximately $77 million, which expire in the years 2018 through 2027. Under section 382 of the Internal Revenue Code of 1986, as amended, the utilization of US net operating loss carryforwards may be limited under the change in stock ownership rules of the IRC. As a result of ownership changes as defined by Section 382, which have occurred at various points in the Company's history, it believes utilization of our net operating loss carryforwards will be significantly limited under certain circumstances. The Company is currently in the process of calculating the potential Section 382 limitations.

        The Company's policy is to recognize interest and penalties related to income tax matters in interest and income tax expense respectively. There were no interest and penalties related to income taxes recorded at January 1, 2007, the date of adoption of FIN 48.

        FASB Statement No. 159, The Fair Value Option of Financial Assets and Financial Liabilities ("SFAS No. 159") was effective January 1, 2008. Under this standard, companies are permitted to elect to measure financial instruments and certain other items at fair value, with the change in fair value recorded in earnings. The Company elected not to measure any eligible items using the fair value option in accordance with SFAS No. 159. It did not elect the fair value option for any financial instruments; therefore, SFAS No. 159 did not have any impact on its consolidated financial condition or results of operations.

        FASB Statement No. 157, Fair Value Measurements ("SFAS No. 157") was effective January 1, 2008. SFAS No. 157 defines fair value as the price that would be received to sell an asset or paid to transfer a liability (i.e., the "exit price") in an orderly transaction between market participants at the measurement date and establishes a framework to make the measurement of fair value more consistent and comparable. In February 2008, the FASB issued FSP 157-2 which allows companies to elect a one year deferral of adoption of SFAS No. 157 for nonfinancial assets and nonfinancial liabilities that are recognized or disclosed at fair value in the financial statements on a non-recurring basis. In October 2008, the FASB issued FSP 157-3, Determining the Fair Value of a Financial Asset When the Market for That Asset is Not Active, to clarify the application of SFAS No. 157 and how an entity would determine fair value in an inactive market. The Company has adopted SFAS No. 157 as of January 1, 2008, with the exception of the application of the statement to non-recurring nonfinancial assets and nonfinancial liabilities. The Company has determined that its fair value measurements for financial assets are in accordance with the requirements of SFAS No. 157. The implementation of SFAS No. 157 did not have any material impact on its consolidated financial condition or results of operations.

Lime Energy Co.

Notes to Consolidated Financial Statements (Continued)

Note 3—Summary of Significant Accounting Policies (Continued)

Pending Accounting Pronouncements

        In December 2007, the FASB issued SFAS No. 141(R), Business Combinations ("SFAS No. 141(R)"). SFAS No. 141(R) establishes principles and requirements for how an acquirer recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, any noncontrolling interest in the acquiree and the goodwill acquired. SFAS No. 141(R) also establishes disclosure requirements to enable the evaluation of the nature and financial effects of the business combination. SFAS No. 141(R) is effective for fiscal years beginning after December 15, 2008. The effect the adoption of SFAS No. 141R will have on the Company's financial statements will depend on the nature and size of acquisitions completed after we adopt SFAS No. 141R.

        In April 2008, the FASB issued FASB Staff Position ("FSP") FAS 142-3, Determination of the Useful Life of Intangible Assets. This FSP amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under FASB Statement No. 142, Goodwill and Other Intangible Assets. The intent of this FSP is to improve the consistency between the useful life of a recognized intangible asset under Statement 142 and the period of expected cash flows used to measure the fair value of the asset under FASB Statement No. 141R, and other U.S. generally accepted accounting principles. This FSP is effective for interim and annual financial statements beginning after November 15, 2008. The Company does not expect the adoption of this FSP will have a material impact on its financial statements.

        In March 2008, the FASB issued SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities, ("SFAS No. 161"). SFAS No. 161 amends and expands the disclosure requirements of SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities. SFAS No. 161 requires qualitative disclosures about objectives and strategies for using derivatives, quantitative disclosures about fair value amounts of gains and losses on derivative instruments and disclosures about credit-risk-related contingent features in derivative agreements. This statement is effective for financial statements issued for fiscal years beginning after November 15, 2008. The adoption of SFAS No. 161 will not affect the Company's consolidated financial condition and results of operations, but may require additional disclosures if it enters into derivative and hedging activities.

        In May 2008, the FASB issued FASB Statement No. 162, The Hierarchy of Generally Accepted Accounting Principles. This statement identifies the sources of accounting principles and the framework for selecting the principles used in the preparation of financial statements of nongovernmental entities that are presented in conformity with generally accepted accounting principles U.S. GAAP. This statement will be effective 60 days following the SEC's approval of the Public Company Accounting Oversight Board ("PCAOB") amendments to AU Section 411, The Meaning of Present Fairly in Conformity with Generally Accepted Accounting Principles. The Company does not expect the adoption of this statement will have a material impact on its financial statements.

        In May 2008, the FASB issued Staff Position No. APB 14-1, Accounting for Convertible Debt Instruments That May Be Settled in Cash Upon Conversion (Including Partial Cash Settlement) (FSP APB 14-1). FSP APB 14-1 requires that the liability and equity components of convertible debt instruments that may be settled in cash upon conversion (including partial cash settlement) be separately accounted for in a manner that reflects an issuer's nonconvertible debt borrowing rate. The resulting debt discount is amortized over the period the convertible debt is expected to be outstanding as additional non-cash interest expense. FSP APB 14-1 is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. The

Lime Energy Co.

Notes to Consolidated Financial Statements (Continued)

Note 3—Summary of Significant Accounting Policies (Continued)

provisions of FSP APB 14-1 are required to be applied retrospectively to all periods presented. The Company is required to adopt FSP APB 14-1 beginning in the first quarter of 2009. The Company is currently evaluating the potential impact, if any, of the adoption of FSP APB 14-1 on its consolidated financial condition and results of operations and does not believe the impact will be material.

        In June 2008, the FASB ratified Emerging Issues Task Force (EITF) Issue No. 07-5, Determining Whether an Instrument (or Embedded Feature) Is Indexed to an Entity's Own Stock (EITF 07-5). EITF 07-5 mandates a two-step process for evaluating whether an equity-linked financial instrument or embedded feature is indexed to the entity's own stock. It is effective for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years, which is our first quarter of 2009. The Company is currently evaluating the impact the adoption of EITF 07-5 will have on its financial position, results of operations, or cash flows and does not believe the impact will be material.

Note 4—Acquisitions

  Applied Energy Management, Inc.

        On June 11, 2008 the Company acquired all of the outstanding capital stock of Applied Energy Management, Inc. ("AEM") for $4,000,000 in cash and 945,777 shares of the Company's common stock, of which $3,500,000 in cash and 882,725 shares were paid at the time of closing and $500,000 and 63,052 shares were paid in 2009 following determination of the amounts owed under an earn-out provision of the purchase agreement. For accounting purposes the common stock issued in June 2008 was valued at $7.93 per share, the average closing price of the stock for the 30 trading days prior to the closing and the shares issued in 2009 were valued at $4.65, the closing price of the stock on December 31, 2008. The acquisition was recorded using the purchase method of accounting.

Lime Energy Co.

Notes to Consolidated Financial Statements (Continued)

Note 4—Acquisitions (Continued)

        The assets acquired and liabilities assumed in the acquisitions, based on a preliminary allocation are as follows:

Cash	$2,091
Accounts receivable	5,476,663
Costs and estimated profits in excess of billings on uncompleted contracts	839,370
Other current assets	250,785
Property and equipment	588,925
Identifiable intangible assets	5,250,000
Goodwill	11,744,273

Total Assets Acquired	24,152,107
Line of credit	(3,760,978)
Accounts payable	(5,305,707)
Billings in excess of costs and estimated earnings on uncompleted contracts	(521,248)
Accrued expenses	(857,624)
Long term debt	(2,119,685)

Total liabilities assumed	(12,565,242)
Net assets acquired	11,586,865
Less valuation of shares issued for acquisition	(7,293,192)
Acquisition costs	(293,673)

Total cash paid	$4,000,000

        The Company has assessed the fair values of acquired assets and assumed liabilities and allocated the purchase price accordingly. For purposes of the allocation, it has allocated $5,250,000 of the AEM purchase price to identifiable intangible assets with definitive lives such as sales backlog and the sales pipeline. These amounts have been capitalized and will be amortized over the estimated useful life of the related identifiable intangible assets based on the expected future cash flows. Amortization of goodwill and intangibles related to this acquisition will not be deductible for tax purposes. The amounts capitalized and the estimated useful life of the identifiable intangible assets are as follows:

Asset Class	Estimated Value	Estimated Useful Life
Contract backlog	$252,000	12 months
Sales pipeline	1,862,000	18 months
Customer list	3,011,000	5 to 15 years
Technology	125,000	5 years

        Founded in 1984, AEM designs, engineers and constructs projects that improve energy efficiency and reduce water consumption in commercial, industrial, government and public buildings. AEM's services include energy consulting, lighting retrofit, water conservation, mechanical and electrical conservation, building envelope weatherization and renewable project development and

Lime Energy Co.

Notes to Consolidated Financial Statements (Continued)

Note 4—Acquisitions (Continued)

implementation. AEM is headquartered near Charlotte, North Carolina, and has offices in Pennsylvania, Massachusetts, New York, New Jersey, North Carolina and Florida. AEM had approximately 200 employees at the time of the acquisition.

  Parke P.A.N.D.A. Corporation

        On May 19, 2006, the Company entered into an agreement to acquire Parke P.A.N.D.A. Corporation ("Parke"). The merger consideration consisted of $2,720,000 in cash and shares of common stock having the value of $5 million (valuing each share at the $7.00 price used in the private placement of common stock and at which the holders of the Company's Series E preferred stock converted their shares into common stock as described under Notes 22 and 23) or 714,286 shares of Lime Energy common stock, all of which was paid to The Parke Family Trust, the sole stockholder of Parke, which is beneficially owned by Daniel Parke (a director of Lime Energy) and his spouse, Michelle A. Parke, who are also the trustees of such Trust. As a result of the merger, the Company became responsible for the liabilities of Parke, including $400,000 due on its line of credit and approximately $46,000 in various vehicle loans. The acquisition has been recorded using the purchase method of accounting.

        Parke is an energy services provider specializing in the design, engineering and installation of energy efficient lighting upgrades for commercial and industrial users. Parke is headquartered in Glendora, California with sales offices in northern California, and at the time of the acquisition it had 30 employees.

        Dan Parke, the president and founder of Parke continues to serve as the President of Parke and as of June 30, 2006 also assumed the position of President of Lime Energy. Mr. Parke also continues to serve as a director of Lime Energy.

Lime Energy Co.

Notes to Consolidated Financial Statements (Continued)

Note 4—Acquisitions (Continued)

        The assets acquired and liabilities assumed in the acquisition, are as follows:

Cash	$1,710
Accounts receivable	710,465
Inventory	142,789
Other current assets	7,088
Net property and equipment	79,917
Identifiable intangible assets	3,247,000
Goodwill (non-deductible)	5,584,874

Total assets acquired	9,773,843
Line of credit	(400,000)
Accounts payable	(338,536)
Accrued expenses	(89,571)
Notes payable	(45,763)
Other current liabilities	(368)
Deferred tax liability	(1,034,000)

Total liabilities assumed	(1,908,238)

Net assets acquired	7,865,605
Less valuation of shares issued for acquisition	(5,000,000)
Acqusition costs	(145,605)

Total cash paid	$2,720,000

        The Company has assessed the fair values of assets and liabilities of Parke and allocated the purchase price accordingly. For purposes of the allocation, it has allocated $595,000 of the Parke purchase price to identifiable intangible assets with definitive lives such as customer contracts, sales pipeline and the non-compete agreement with Dan Parke. This amount has been capitalized and will be amortized over the estimated useful life of the related identifiable intangible assets based on the expected future cash flows. It also allocated $2,652,000 to the Parke trade name, which was determined to have an indefinite useful life and therefore will not be amortized. Amortization of intangibles such as these are generally not deductible for tax purposes. The amounts capitalized and the estimated useful life of the identifiable intangible assets are as follows:

Asset Class	Estimated Value	Estimated Useful Life
Non-compete agreement	$336,000	2 Years
Customer contracts	206,000	1 month
Sales pipeline	53,000	5 months
Trade name	2,652,000	Indefinite

Lime Energy Co.

Notes to Consolidated Financial Statements (Continued)

Note 4—Acquisitions (Continued)

  Kapadia Consulting, Inc.

        On September 26, 2006, the Company entered into an Agreement and Plan of Merger with Kapadia Acquisition, Inc. ("Acquisition"), a wholly-owned subsidiary of the Company, Kapadia Consulting, Inc. ("Kapadia") and Pradeep Kapadia. The parties filed the Certificate of Merger on September 27, 2006, at which time the merger became effective, merging Kapadia with and into Acquisition, with Acquisition continuing as the surviving corporation under the name Kapadia Energy Services, Inc.

        The merger consideration consisted of $1,250,000 in cash and 71,429 shares of Lime Energy common stock. For accounting purposes the common stock was valued at $6.72 per share, the average closing price of the stock for the 20 trading days immediately prior to the closing. The acquisition was recorded using the purchase method of accounting.

        Kapadia is an engineering firm that specializes in energy management consulting and energy efficient lighting upgrades for commercial and industrial users. At the time of the acquisition Kapadia had seven employees, was headquartered in Peekskill, New York and had an office in Ventura, California.

        The assets acquired and liabilities assumed in the acquisition are based on a preliminary allocation as follows:

Cash	$47,329
Accounts receivable	574,160
Inventory	111,962
Other current assets	122,451
Long term receivables	17,713
Property and equipment	16,430
Identifiable intangible assets	1,129,000
Goodwill (non-deductible)	710,433

Total assets acquired	2,729,478
Accounts payable	(657,079)
Accrued expenses	(299,316)
Other current liabilities	(11,272)

Total liabilities assumed	(967,667)
Net assets acquired	1,761,811
Less valuation of shares issued for acquisition	(480,000)
Acquisition costs	(31,811)

Total cash paid	$1,250,000

        The Company has assessed the fair values of assets and liabilities of Kapadia and allocated the purchase price accordingly. For purposes of the allocation, it has allocated $1,129,000 of the Kapadia purchase price to identifiable intangible assets with definitive lives such as sales backlog, sales pipeline, the non-compete agreement with Pradeep Kapadia and Kapadia's customer list. This amount has been capitalized and will be amortized over the estimated useful life of the related identifiable intangible

Lime Energy Co.

Notes to Consolidated Financial Statements (Continued)

Note 4—Acquisitions (Continued)

assets based on the estimated future cash flows. Amortization of intangibles such as these are generally not deductible for tax purposes. The amounts capitalized and the estimated useful life of the identifiable intangible assets are as follows:

Asset Class	Estimated Value	Estimated Useful Life
Sales backlog	$187,000	6 Months
Sales pipeline	708,000	12 Months
Non-compete agreement	87,000	2 Years
Customer list	147,000	10 Years

  Texas Energy Products and Preferred Lighting, Inc.

        On June 6, 2007, effective retroactive to May 31, 2007, the Company entered into an Asset Purchase Agreement with George Bradley Boyett dba Texas Energy Products. Pursuant to the agreement, Texas Energy Products, Inc., a newly formed wholly owned subsidiary of the Lime Energy, acquired all of the business assets and assumed certain liabilities held by Mr. Boyett for $319,324 in cash and 28,571 shares of Lime Energy common stock. For accounting purposes the common stock was valued at $7.49 per share, the average closing price of the stock for the 20 trading days immediately prior to the closing. The acquisition was recorded using the purchase method of accounting.

        On August 6, 2007, effective retroactive to July 31, 2007, the Company entered into an Asset Purchase Agreement with Preferred Lighting, Inc. pursuant to which a newly formed wholly owned subsidiary of Lime Energy, acquired all of the business assets and assumed certain liabilities held by Preferred Lighting, Inc. for $409,953 in cash (including $109,953 paid in 2008 pursuant to an earn-out based on 2007 earnings), 15,069 shares of Lime Energy common stock and warrants to purchase 21,429 shares of Lime Energy common stock at $13.23 per share. For accounting purposes the common stock was valued at $13.30 per share, the average closing price of the stock for the 20 trading days immediately prior to the closing and the warrants were valued at $184,500 using a modified Black-Scholes option pricing model utilizing the following assumptions: risk free rate of 4.909%, expected volatility of 75.0%, expected dividend of $0, and expected life of four years. The acquisition was also recorded using the purchase method of accounting.

Lime Energy Co.

Notes to Consolidated Financial Statements (Continued)

Note 4—Acquisitions (Continued)

        The assets acquired and liabilities assumed in the acquisitions, based on a preliminary allocation are as follows:

	Texas Energy	Preferred Lighting
Cash	$17,899	$31,127
Accounts receivable	78,410	24,491
Inventory	67,634	53,499
Other current assets	4,800	16,735
Property and equipment	7,000	8,593
Identifiable intangible assets	496,000	368,100
Goodwill (deductible)	34,810	439,075

Total assets acquired	706,553	941,620
Accounts payable	(101,356)	(22)
Accrued expenses	(19,241)	(20,164)
Other current liabilities	(35,784)	(108,059)

Total liabilities assumed	(156,381)	(128,245)
Net assets acquired	544,172	807,375
Less valuation of shares and warrants issued for acquisition	(214,000)	(384,922)
Acquisition costs	(16,848)	(18,500)

Total cash paid	$319,324	$409,953

        The Company has assessed the fair values of acquired assets and assumed liabilities and allocated the purchase price accordingly. For purposes of the allocation, it has allocated $496,000 and $368,100 of the Texas Energy Products and Preferred Lighting purchase prices, respectively, to identifiable intangible assets with definitive lives such as sales backlog and the sales pipeline. These amounts have been capitalized and will be amortized over the estimated useful life of the related identifiable intangible assets based on the expected future cash flows. This amortization and goodwill will be deductible for tax purposes. The amounts capitalized and the estimated useful life of the identifiable intangible assets are as follows:

Asset Class	Estimated Value	Estimated Useful Life
Texas Energy Products
Sales backlog	$223,000	3 Months
Sales pipeline	273,000	6 Months
Preferred Lighting
Sales backlog	$15,400	4 months
Sales pipeline	335,000	16 months
Customer list	17,700	3 years

Lime Energy Co.

Notes to Consolidated Financial Statements (Continued)

Note 4—Acquisitions (Continued)

        Both companies are energy efficiency services companies that specialize in energy efficient lighting upgrades. In addition Texas Energy products markets energy efficient window film and roofing. Texas Energy Products is headquartered in Austin, Texas, has a sales office in Dallas, Texas and had four employees on the date of acquisition. Preferred Lighting is headquartered in Seattle, Washington and also had four employees at the time of acquisition.

        The acquisitions of Parke, Kapadia, Texas Energy, Preferred Lighting and AEM were recorded using the purchase method of accounting. Accordingly, the results of operations for each company have been included in the consolidated statement of operations since their respective dates of acquisition.

        Unaudited pro forma results of operations for the years ended December 31, 2008, 2007 and 2006 for the Company assuming the acquisition of Parke had taken place on January 1, 2006 and the acquisition of AEM had taken place on January 1, 2007 are as follows:

	Year Ended December 31,
	2008	2007	2006
Revenue:
As Reported	$54,975,084	$16,383,779	$5,488,693
Pro-forma	65,111,756	57,283,645	7,372,523
Net Loss from Continuing Operations:
As Reported	$(10,555,717)	$(7,786,182)	$(13,560,290)
Pro-forma	(13,400,959)	(11,608,558)	(13,191,088)
Basic and Diluted Loss per Share from Continuing Operations:
As Reported	$(1.29)	$(1.03)	$(9.86)
Pro-forma	(1.56)	(1.37)	(8.55)

        The pro forma operating results as if the Company had completed the acquisitions of Kapadia, Texas Energy and Preferred Lighting are not significant to the Company's financial statements and are not presented.

Note 5—Acquisition of Advanced Biotherapy, Inc.

        On March 3, 2009, the Company exchanged 2,252,341 shares of its common stock for 1,060,421,884 shares of Advanced Biotherapy, Inc. ("ADVB") held by stockholders of ADVB (the "Sellers") representing approximately 90.8% of ADVB's issued and outstanding shares pursuant to a Stock Purchase Agreement dated November 18, 2008. The Company then completed a short-form merger in which it merged ADVB with and into a newly formed merger subsidiary, with the merger subsidiary continuing as the surviving entity. Upon the closing of the merger the Company obtained access to ADVB's assets, including approximately $7.4 million of cash, an $800,000 note receivable and a Revolving Credit Note issued by the Company that had an outstanding balance of approximately $52,000. The Company has cancelled the Revolving Credit Note and does not plan to continue to operate ADVB as a going concern after the closing.

        The Company will exchange all remaining shares of ADVB for shares of the Company's common stock at the rate of 0.002124 of a share of the Company's common stock for each share of ADVB

Lime Energy Co.

Notes to Consolidated Financial Statements (Continued)

Note 5—Acquisition of Advanced Biotherapy, Inc. (Continued)

common stock, pursuant to a Form S-4 registration statement (reg. no. 333-156924) that was declared effective by the Securities and Exchange Commission on February 6, 2009.

        Richard P. Kiphart, one of the Sellers, was the beneficial owner of more than 80% of the shares of ADVB and served as its Chairman, on one hand, and, after the closing of the purchase and the merger, is the beneficial owner of approximately 40% of the common shares of the Company and serves as its Chairman, on the other hand. David Valentine is also a shareholder and director of both Lime and was a shareholder and director of ADVB.

        ADVB was formed for the purpose of developing biologic therapeutic antibodies for the treatment of a range of autoimmune diseases based on an anti-cytokine platform technology. ADVB's activities consisted primarily of research, development and investigational human clinical trials. During 2006, ADVB completed a debt restructuring and equity placement at which time Mr. Kiphart became ADVB's chairman and majority owner. Due to the time and expense required to commercialize the methods underlying its patents in combination with the remaining life of the patents, ADVB's management decided to discontinue all research and development work in 2006 and instead focus on investment and acquisition opportunities. As of December 31, 2008 it had one part-time employee.

        ADVB has no revenue generating operations and does not have employees capable of developing a product that will be considered a business. Therefore it is not considered a business as defined by Regulation S-X, Rule 11-01(d) or by generally accepted accounting principles. Consequently, the merger will not be accounted for as a business combination under the guidance of Financial Accounting Standard No. 141R, Business Combinations. The substance of the ADVB Acquisition includes two distinct events. First, as a result of the transaction, the Company has setted the amounts due to ADVB under its revolving credit note (see Note 12). In addition, the Company has received approximately $7.4 million of cash in exchange for the shares of common stock it will issue in connection with the ADVB acquisition. As a result of the merger, the Company will eliminate any debt due to ADVB, record the assets acquired (consisting primarily of cash and cash equivalents) at fair value and credit equity for the fair value of its common shares issued in connection with the ADVB acquisition.

Lime Energy Co.

Notes to Consolidated Financial Statements (Continued)

Note 6—Discontinued Operations

        The Company adopted Statement of Financial Accounting Standards No. 144 (SFAS 144) at the beginning of 2002. Among other things, SFAS 144 requires that the results of operations and related disposal costs as well as the gain or loss on the disposal of a business unit be presented on the statement of operations as a separate component of income before extraordinary items for all periods presented.

        On April 3, 2006, the Company completed a Stock Purchase Agreement with Eugene Borucki and Denis Enberg (the "Purchasers") in which it sold, effective as of March 31, 2006, all of the outstanding capital stock of Great Lakes Controlled Energy Corporation to the Purchasers for 2,027 shares of Lime Energy common stock. The shares of Lime Energy common stock received from the Purchasers were retired and became authorized but un-issued shares. For accounting purposes, the Company valued these shares at $95.55 each, which is the average closing market price of the common stock prior to entering into the letter of intent to sell Great Lakes. The Company did not incur a gain or loss on the sale of Great Lakes, however it did incur an impairment charge of $242,830 during the year ended December 31, 2005 when it reduced the carrying value of the goodwill associated with Great Lakes in anticipation of the sale.

        On August 10, 2009, the Company sold the assets of its Maximum Performance Group, Inc. subsidiary which comprised its Energy Technology segment. Due to the continuing losses incurred by this segment, the Company determined in 2007 that the goodwill associated with the segment was completely impaired and took a charge of $4,181,969. This impairment charge has been included in the 2007 loss from discontinued operations.

        The assets and liabilities of the discontinued operations that are included in the Company's consolidated assets and liabilities are as follows:

	As of December 31,
	2008	2007
Accounts receivable	$413,494	$850,733
Other current assets	773,962	1,221,550

Total current assets	1,187,456	2,072,283
Net property, plant & equipment	117,434	147,821
Other assets	327,097	851,085

Total assets	$1,631,987	$3,071,189

Accounts payable	$107,110	$365,907
Other current liabilities	611,647	1,507,859

Total current liabilities	718,757	1,873,766
Long term liabilities	103,114	272,986

Total liabilities	$821,871	$2,146,752

Lime Energy Co.

Notes to Consolidated Financial Statements (Continued)

Note 6—Discontinued Operations (Continued)

        The revenue and loss related to discontinued operations was as follows:

	Year Ended December 31,
	2008	2007	2006
Revenue	$2,246,840	$3,097,351	$3,140,718
Net Loss	(2,479,809)	(7,766,546)	(2,887,224)

Note 7—Inventories

        Inventories consisted of the following:

	As of December 31,
	2008	2007
Raw materials	$666,883	$681,602
Finished goods	—	13,463
Reserve for obsolescence	(1,838)	(1,838)

	$665,045	$693,227

Note 8—Property and Equipment

        Property and equipment consist of the following:

	As of December 31,
	2008	2007
Land	$205,000	$205,000
Building	1,084,877	1,011,723
Furniture	193,859	120,609
Equipment	297,287	121,622
Office equipment	904,335	561,785
Transportation equipment	613,504	303,212

	3,297,862	2,323,951
Less accumulated depreciation	(1,216,551)	(781,624)

	$2,081,311	$1,542,327

        Total depreciation expense was $447,509, $188,569 and $115,171 for the years ended December 31, 2008, 2007 and 2006, respectively. Included in this expense was depreciation from discontinued operations of $79,747, $53,484 and $46,560 for the years ended December 31, 2008, 2007 and 2006, respectively.

Lime Energy Co.

Notes to Consolidated Financial Statements (Continued)

Note 9—Goodwill and Other Intangible Assets

        Goodwill represents the purchase price in excess of the fair value of assets acquired in business combinations. Statement of Financial Accounting Standards (SFAS) No. 142, Goodwill and Other Intangible Assets, requires the Company to assess goodwill for impairment at least annually in the absence of an indicator of possible impairment and immediately upon an indicator of possible impairment. The following is a summary of the Company's goodwill as of December 31, 2008:

	Building Control and Automation	Energy Technology	Energy Efficiency Services	Total
Balance at December 31, 2005	$173,742	$4,155,660	$—	$4,329,402
Sale of Great Lakes Controlled Energy Corporation	(173,742)	—	—	(173,742)
Acquisition of Parke P.A.N.D.A. Corporation	—	—	5,584,874	5,584,874
Acquisition of Kapadia Consulting, Inc.	—	—	710,433	710,433

Balance at December 31, 2006	$—	$4,155,660	$6,295,307	$10,450,967

Release of escrow shares to former owners of Maximum Performance Group, Inc.	—	26,309	—	26,309
Acquisition of Texas Energy Products, Inc.	—	—	28,780	28,780
Acquisition of Preferred Lighting, Inc.	—	—	433,045	433,045
Impairment charge	—	(4,181,969)	—	(4,181,969)
Balance at December 31, 2007	$—	$—	$6,757,132	$6,757,132

Additional costs incurred in connection with the acquisitions of Texas Energy Products, Inc. and Preferred Lighting, Inc.	—	—	12,060	12,060
Acquisition of Applied Energy Management, Inc.	—	—	11,744,273	11,744,273

Balance at December 31, 2008	$—	$—	$18,513,465	$18,513,465

        See Note 6 for additional information regarding the sale of Great Lakes Controlled Energy and Note 4 for additional information regarding the acquisitions of Parke P.A.N.D.A. Corporation, Kapadia Consulting, Inc., Texas Energy Products, Preferred Lighting, Inc. and Applied Energy Management, Inc. The goodwill related to the acquisitions of Maximum Performance Group, Parke P.A.N.D.A., Kapadia and Applied Energy Management is non-deductible for income tax purposes.

Lime Energy Co.

Notes to Consolidated Financial Statements (Continued)

Note 9—Goodwill and Other Intangible Assets (Continued)

        The components of intangible assets as of December 31, 2008 and 2007 are as follows:

	Weighted Average Remaining Life (months)	Gross Book Value	Accumulated Amortization	Net Book Value
As of December 31, 2008
Indefinite-lived assets		$2,652,000	$—	$2,652,000
Amortized intangible assets:
Technology and software	12.3	2,104,900	1,829,519	275,408
Customer relationships	56.3	3,443,500	262,303	3,181,197
Customer contracts	3.0	1,068,300	926,925	141,375
Non-compete agreements	0.0	423,000	423,000	—
Sales pipe-line	7.8	3,231,000	2,343,996	887,004

Total		12,922,700	5,785,743	7,136,984
As of December 31, 2007
Indefinite-lived assets		$2,652,000	$—	$2,652,000
Amortized intangible assets:
Technology and software	8.5	1,979,900	1,319,933	659,967
Customer relationships	57.1	432,500	86,390	346,110
Customer contracts	0.0	816,300	816,300	—
Non-compete agreements	3.9	423,000	306,375	116,625
Sales pipe-line	6.6	1,369,000	1,164,650	204,350

Total		$7,672,700	$3,693,648	$3,979,052

        The aggregate amortization expense from continuing operations was $1,568,107, $1,486,509 and $625,625 for the years ended December 31, 2008, 2007 and 2006, respectively. The aggregate amortization expense from discontinued operations was $523,988, $525,369 and $584,381 for the years

Lime Energy Co.

Notes to Consolidated Financial Statements (Continued)

Note 9—Goodwill and Other Intangible Assets (Continued)

ended December 31, 2008, 2007 and 2006, respectively. The estimated amortization expense for intangible assets for each of the next five years as of December 31, 2008, is as follows:

Amortization Expense
2009	$1,365,355
2010	468,339
2011	491,813
2012	486,440
2013	428,124

$3,240,071

Note 10—Accrued Expenses

        Accrued expenses are comprised of the following:

	December 31,
	2008	2007
Commissions	$—	$30,222
Compensation	1,245,308	302,922
Dividends	288,014	—
Earn-out payable	793,192	—
Insurance	31,268	137,531
Interest	226,195	172,975
Job costs	325,460	230,665
Lease expense	40,542	36,840
Professional fees	199,261	10,386
Real estate taxes	41,545	42,012
Sales tax payable	243,235	211,549
Warranty reserve	208,863	377,902
Other	212,330	18,679

	$3,855,213	$1,571,683

Lime Energy Co.

Notes to Consolidated Financial Statements (Continued)

Note 11—Warranty Liability

        Changes in the Company's warranty liability are as follows:

	December 31,
	2008	2007
Balance, beginning of year	$377,902	$196,783
Warranties issued	56,921	231,737
Settlements	(225,960)	(50,618)

Balance, end of year	$208,863	$377,902

Note 12—Lines of Credit

        On March 12, 2008, the Company entered into a $3 million revolving line of credit note with Advanced Biotherapy, Inc. ("ADVB") and Richard Kiphart, the Company's chairman and largest individual investor (the "Lenders"). On June 6, 2008 and August 14, 2008 the note and related documents were amended to increase the size of the line to $16 million with Mr. Kiphart increasing his commitment under his note to $14,500,000 from $1,500,000. As part of the amendments the lenders were given a general security interest in all of the Company's assets and a provision was added such that in the event the notes are not repaid as of the maturity date, that each note is convertible at the holder's election at any time from April 1, 2009 until March 31, 2010 into shares of the Company's common stock at $7.93 per share. On October 31, 2008 the note and related documents with ADVB were amended to increase its commitment from $1.5 million to $4.5 million. This amendment also reduced the price at which Advanced Biotherapy can convert any amounts remaining unpaid at maturity at its election at any time from April 1, 2009 until March 31, 2010 into common stock to $4.76. On November 14, 2008, Mr. Kiphart agreed to convert his note to preferred stock. Please refer to Note 17 for additional information regarding this conversion. On November 18, 2008, the Company entered an agreement to acquire 90.8% of the shares of ADVB and it completed a short-form merger on March 3, 2009, whereby it merger ADVB with a newly created acquisition subsidiary. Following the merger it canceled the outstanding balance of approximately $52,000 on the ADVB line of credit. Please refer to Note 5 for additional information regarding the ADVB acquisition.

        The notes were scheduled to mature on March 31, 2009 and accrued interest at 17% per annum, with 12% payable quarterly in cash, with the remaining 5% to be capitalized and added to the principal balance on the note. The note also required the quarterly payment of an unused funds fee of 4% per annum on the unused portion of the note. The Company was permitted to borrow any amount, at any time during the term of the note as long as it is not in default at the time of the advance.

        Mr. Kiphart was the Chairman of the Board of Advanced Biotherapy, Inc., and owned the majority of the common stock of Advanced Biotherapy. Mr. David Valentine, one of the Company's directors, was also a director and stockholder of Advanced Biotherapy.

        On the closing of the AEM acquisition, the Company drew $5.5 million under the note to fund the cash portion of the purchase consideration and a $2 million equity infusion the Company made into AEM to fund its working capital needs. As of December 31, 2008 there was $1,870,933 outstanding under the Advanced Biotherapy line of credit.

Lime Energy Co.

Notes to Consolidated Financial Statements (Continued)

Note 12—Lines of Credit (Continued)

        As part of the acquisition of AEM, the Company assumed all of AEM's liabilities, which included its bank line of credit. The line of credit was restructured at the time of the acquisition to split it into a $2,115,775 revolving promissory note and a $2,228,775 revolving promissory note. The $2,115,775 revolving promissory note was secured by a certificate of deposit pledged by one of the former stockholders of AEM and the $2,228,775 revolving promissory note was secured by all of the assets of AEM. On October 31, 2008 the $2,228,775 revolving promissory note matured and the outstanding balance was repaid and the $2,115,775 revolving promissory note was extended to expire on October 31, 2009 and continues to be secured by assets of the former stockholder of AEM. The balance outstanding on the note was $2,115,775 as of December 31, 2008 and bears interest at the Prime rate (3.25% as of December 31, 2008).

        The Company also assumed an unsecured line of credit agreement with the same bank that allows for borrowing up to a maximum of $84,000. The line expired in December 2008 and was repaid.

        On September 11, 2003 the Company closed on a credit facility with Laurus Master Fund, Ltd. ("Laurus"). The facility, which was subsequently amended on August 31, 2004, February 28, 2005 and November 28, 2005, included a $1,000,000 convertible term loan and a $2,000,000 convertible revolving line of credit.

        On June 29, 2006, Laurus exercised its right to convert all of the outstanding balance on the Company's revolving line of credit of $943,455 plus $7,410 in accrued interest into 135,838 shares of the Company's common stock, and the line was terminated. The revolving note contained anti-dilution provisions which automatically adjusted the conversion price of the note to $7.00 per share, the price at which the Company issued shares of common stock in the June 2006 PIPE Transaction (as described in Note 20). Laurus (if it still chose to convert the note) would have received 8,557 shares of common stock upon conversion of the revolving note utilizing the conversion price prior to this adjustment, but as a result of the adjustment it received 134,779 shares. The market value of the 126,222 additional shares it received as a result of the adjustment (capped at the amount converted including the accrued interest), was recorded as interest expense in the amount of $950,865. On June 29, 2006, the market price of the Company's common stock was $8.05 per share, as a result the Company recognized an additional $1,112 of non-cash interest expense calculated as the difference between the market price ($8.05) and the conversion price ($7.00) of the 1,059 shares of common stock issued in satisfaction of the accrued interest expense.

Note 13—Notes Payable

        As part of the acquisition of Maximum Performance Group, Inc., the Company assumed a $150,000 demand note payable to Duke Investments, LLC (formerly known as Cinergy Investments, LLC). The note accrued interest at the rate of prime (3.25% as of December 31, 2008) plus 3%. Duke converted the note and accrued interest of $50,373 into 32,848 shares of the Company's common stock on July 10, 2008. As of December 31, 2007 the Company had accrued interest payable of $43,643 related to the note.

        As part of the acquisition of AEM, the Company assumed two notes payable to an entity owned by a former stockholder of AEM. The first loan had a balance for $422,390 as of December 31, 2008 and bears interest at the Prime rate (3.25% as of December 31, 2008), with interest payable monthly. The second loan had a balance of $1,000,000 as of December 31, 2008 and bears interest at a fixed rate of 9.25%, also with interest payable monthly. The Notes were amended on November 14, 2008 to

Lime Energy Co.

Notes to Consolidated Financial Statements (Continued)

Note 13—Notes Payable (Continued)

provide for repayment in 24 equal monthly payments beginning on January 1, 2010, provided however that upon 30 days written notice from the holder, the holder may require the amortization period to begin prior to January 1, 2010. Also, in the event that the Company completes an underwritten offering that generates a gross amount of at least $20 million the remaining principal sum together with accrued interest shall become immediately due and payable.

Note 14—Subordinated Convertible Term Notes

        During the second quarter of 2007, eight investors, including Richard Kiphart, the Company's chairman and largest individual stockholder (collectively the "Investors"), and the Company entered into a loan agreement under which the Investors lent the Company $5 million in the form of subordinated convertible term notes (the "Term Notes"). The Term Notes mature on May 31, 2010, although they may be prepaid at anytime after May 31, 2008 at the Company's option without penalty, and accrue interest at the rate of 10% per year. Interest is payable quarterly, 50% in cash and 50% in shares of the Company's common stock valued at the market price of the Company's common stock on the interest due date. The Term Notes are convertible at any time at the Investors' election at $7.00 per share and will automatically convert to shares of common stock at $7.00 per share, if, at any time after May 31, 2008 the closing price of the Company's common stock exceeds $10.50 per share for 20 days in any consecutive 30-day period. The loan agreement provides for acceleration upon the occurrence of typical events of default, including nonpayment, nonperformance, bankruptcy and collateral impairment.

        As part of the transaction, the Company issued the Investors four-year warrants to purchase 206,044 shares of its common stock at $7.28 per share. These warrants were valued at $1,136,537 utilizing a modified Black-Scholes option pricing model utilizing the following assumptions: risk free rate of 4.846%; expected volatility of 93.3%; expected dividend of $0; and expected life of four years.

        The shares issued as part of the quarterly interest payments and issuable upon conversion of the term loan or exercise of the warrants will not be registered for resale, though the Company has given the Investors the right to demand the Company use its best efforts to file as soon as practicable a registration statement to register a minimum of 142,857 issued shares.

        In recording the transaction, the Company allocated the value of the proceeds to the Term Notes and warrants based on their relative fair values. In doing so, it determined that the Term Notes contained a beneficial conversion feature since the fair market value of the common stock issuable upon conversion of the Term Notes (determined on the Term Note issuance date) exceeded the value allocated to the Term Notes of $3,863,463. The Term Notes are convertible into 714,286 shares of common stock, which at the market price of $8.02 per share on date of issuance of the Term Notes was worth $5,730,000. The difference between the market value of the shares issuable upon conversion and

Lime Energy Co.

Notes to Consolidated Financial Statements (Continued)

Note 14—Subordinated Convertible Term Notes (Continued)

the value allocated to the Term Notes of $1,866,537 is considered to be the value of the beneficial conversion feature. This calculation is summarized as follows:

Value Allocated to Term Notes:
Proceeds from issuance	$5,000,000
Less value allocated to warrants	(1,136,537)

Value allocated to Term Notes	$3,863,463

Market Value of Shares Issuable Upon Conversion:
Shares issuable upon conversion of the Term Notes	714,286
Closing market value of stock on Term Note issuance date	$8.022

Market value of shares issuable upon conversion	5,730,000

Beneficial Conversion Value:
Market value of shares issuable upon conversion	$5,730,000
Less value allocated to Term Notes	(3,863,463)

Value of beneficial conversion feature	$1,866,537

        The value of the beneficial conversion feature and the value of the warrants have been recorded as a discount to the Term Notes and are being amortized over the term of the Term Notes using the effective interest method. Amortization of the discount of $1,001,025 and $590,769 was included in interest expense during the years ended December 31, 2008 and 2007.

        In addition, the Company incurred costs of $8,572 relative to the Term Note offering. These costs have been capitalized and are also being amortized over the term of the Term Notes using the effective interest method. Amortization of the deferred issuance costs of $2,858 and $1,687 was included in interest expense during the years ended December 31, 2008 and 2007.

Lime Energy Co.

Notes to Consolidated Financial Statements (Continued)

Note 15—Convertible Term Loans

        On September 11, 2003, the Company entered into a $1,000,000 convertible Term Loan with Laurus Master Fund, Ltd., which was subsequently amended on August 31, 2004. On November 22, 2005, the Company and Laurus entered into a securities purchase agreement providing for a new four year, $5 million convertible term loan (the "November 2005 Term Loan"). The November 2005 Term Loan required that the Company split any cash flow generated by its VNPP and Shared Savings projects, after the payment of related debt, to the extent any portion of the November 2005 Term Loan was used to fund such Projects. In addition, the Company was required to pay a portion of the Project Cash Flow to Laurus on a declining basis for five years after repayment of the November 2005 Term Loan.

        In connection with the November 2005 Term Loan, Laurus received warrants to purchase shares of the Company's common stock valued at $920,000. The value of these warrants were recorded as a discount to the loan and were being amortized over the life of the loan utilizing the effective interest method. In addition, fees and expenses related to the transaction totaling $271,431 were recorded as capitalized financing costs and were being amortized over the life of the loan utilizing the effective interest method.

        On June 29, 2006, the Company repaid the outstanding balances on the two term loans held by Laurus, along with accrued interest thereon and related prepayment penalties and fees. In conjunction with the repayment Laurus agreed to 1) waive the payment of liquidated damages due as a result of the Company's failure to register shares of its stock issuable upon conversion of the November 2005 Term Loan as required in the related Securities Purchase Agreement, and 2) terminate the requirement that the Company pay it a portion of the cash flows generated by VNPP and Shared Savings projects following the repayment of the November 2005 Term Loan, in exchange for receipt of 23,014 and 33,071 shares of the Company's common stock, respectively. The Company valued these shares at $8.05 per share (the market price on the date of issue) and charged $266,225 to interest expense and $185,260 to selling general & administrative expense during 2006.

        Upon the repayment of the term loans in 2006 the Company was required to recognize as interest expense the unamortized balance of the discount and capitalized financing costs related to these loans of $777,996 and $231,281, respectively.

Lime Energy Co.

Notes to Consolidated Financial Statements (Continued)

Note 16—Long Term Debt

        The Company's long term debt consists of the following:

	As of December 31,
	2008	2007
Mortgage note to American Chartered Bank, prime (3.25% as of December 31, 2008) plus 1/2%, payable in monthly installments of $3,000, plus interest until January 2010. A final payment of $415,000 is due in February 2010. This note is collateralized by the building and land in Elk Grove Village, Illinois	$454,000	$490,000
Subordinated convertible term note (less debt discount of $1,411,281 and $2,412,305, as of December 31, 2008 and December 31, 2007, respectively), 10%	3,588,719	2,587,695
Notes payable, interest rates of between prime and 9.25%, amortizing over 24 months beginning January 1, 2010 and payable in full upon completion of an underwritten offering of at least $20 million	1,422,390	—
Various other notes with monthly payments totaling $15,044 and interest rates between 0.9% and 9.25%	438,909	191,939

Total debt	5,904,018	3,269,634
Less current portion	187,170	81,954

Total long-term debt	$5,716,848	$3,187,680

        The aggregate amounts of long-term debt maturing in future years as of December 31, 2008, are as follows:

Aggregate Maturities
2009	187,170
2010	6,275,356
2011	792,542
2012	57,835
2113	2,396

$7,315,299

Note 17—Preferred Stock

        On November 14, 2008, Richard Kiphart agreed to convert his $14.5 million revolving line of credit note and $207,104 of accrued interest into 358,710 shares of Series A-1 preferred stock. Each outstanding share of preferred stock is entitled to cumulative quarterly dividends at a rate of (i) 15% per annum of its stated value (which is $41.00) on or prior to March 31, 2009 (9% in cash and 6% in additional shares of preferred stock); and (ii) 17% per annum of its stated value, at any time on or after April 1, 2009 (9% in cash and 8% in additional shares of preferred stock). The preferred stock is convertible at the holder's election any time after December 31, 2009 into shares of the Company's common stock at the rate of 10 shares of common stock for each share of preferred stock. The Company can redeem the preferred stock at any time at a premium to the stated value. The redemption premium is 10% through to March 31, 2009, increasing thereafter to 11% through June 30,

Lime Energy Co.

Notes to Consolidated Financial Statements (Continued)

Note 17—Preferred Stock (Continued)

2009, after which it increases to 12%. The holder of the Series A-1 preferred stock votes with the Company's common stockholders on an as converted basis. Mr. Kiphart and Mr. Valentine have agreed to recuse themselves from any vote of the Board of Directors with respect to a redemption or repurchase of the Series A-1 preferred stock.

Note 18—Interest Expense

        Interest expense is comprised of the following:

	Year Ended December 31,
	2008	2007	2006
Line of credit (Note 12)	$953,045	$—	$50,344
Note payable (Note 13)	66,897	—	—
Mortgage (Note 16)	26,809	43,931	46,495
Subordinated convertible notes (Note 14)	500,000	293,683	—
Convertible term loans (Note 15)	—	—	249,065
Other	117,786	4,862	1,003
Amortization of deferred issuance costs and debt discount (Notes 14 and 15)	1,003,883	592,456	1,175,970
Prepayment penalty (Note 15)	—	—	516,071
Value of adjustment in conversion price (Note 12)	—	—	950,865
Termination of post re-payment interest obligation (Note 15)	—	—	266,225

Total Interest Expense	$2,668,420	$934,932	$3,256,038

Note 19—Lease Commitments

        The Company leases a facility in Glendora, California from a company controlled by Dan Parke, the Company's President and a director. Total rent expense for this facility amounted to $126,126 and $78,371 for 2008 and 2007, respectively. The Company believes that the rates charged by Mr. Parke are reasonable in that they are equivalent to rates charged to other unaffiliated third parties in the building. The Company also leases offices in California, Florida, Massachusetts, New Jersey, New York, North Carolina, Pennsylvania, Texas, Utah and Washington from unrelated third parties on which it paid a total of $629,724 during 2008.

Lime Energy Co.

Notes to Consolidated Financial Statements (Continued)

Note 19—Lease Commitments (Continued)

        Future minimum rentals to be paid by the Company as of December 31, 2008 are as follows:

	Related Party	Unrelated Party	Total
Year ending December 31,
2009	$134,291	$918,115	$1,052,406
2010	—	635,991	635,991
2011	—	341,369	341,369
2012	—	227,301	227,301
2013	—	32,800	32,800

Total	$134,291	$2,155,576	$2,289,867

Note 20—Income Taxes

        The composition of income tax expense (benefit) is as follows:

	Year Ended December 31,
	2008	2007	2006
Deferred
Federal	$(4,432,000)	$(3,866,000)	$(5,453,000)
State	(652,000)	(569,000)	(962,000)
Change in valuation allowance	5,084,000	4,435,000	6,415,000

Benefit for income taxes	$—	$—	$—

        Significant components of the Company's deferred tax asset are as follows:

	December 31,
	2008	2007
Deferred tax asset consisting principally of net operating losses	$31,630,000	$27,353,000
Deferred tax liabilities, principally related to non-deductible identifiable intangible assets	(2,463,000)	(1,231,000)
Less valuation allowance	(30,201,000)	(27,156,000)

Total net deferred tax liability	$(1,034,000)	$(1,034,000)

        The Company has recorded a valuation allowance equaling the deferred tax asset due to the uncertainty of its realization in the future. At December 31, 2008, the Company had U.S. federal net operating loss carryforwards available to offset future taxable income of approximately $77 million, which expire in the years 2018 through 2028. Under Section 382 of the Internal Revenue Code (IRC) of 1986, as amended, the utilization of U.S. net operating loss carryforwards may be limited under the change in stock ownership rules of the IRC. As a result of ownership changes as defined by Section 382, which have occurred at various points in our history, we believe utilization of our net operating loss carryfowards will be significantly limited under certain circumstances. Based on an analysis of ownership changes prior to 2008, approximately $10.9 million of our net operating losses will expire unused due to Section 382 limitations. The Company is currently in the process of reviewing the

Lime Energy Co.

Notes to Consolidated Financial Statements (Continued)

Note 20—Income Taxes (Continued)

2008 ownership changes to determine if these transactions will result in further Section 382 limitations of the Company's net operating losses.

        The reconciliation of income tax expense (benefit) to the amount computed by applying the federal statutory rate is as follows:

	Year Ended December 31,
	2008	2007	2006
Income tax (benefit) at federal statutory rate	$(4,431,000)	$(5,288,000)	$(5,592,000)
State taxes (net of federal tax benefit)	(653,000)	(569,000)	(823,000)
Non-deductible goodwill impairment	—	1,422,000	—
Increase in valuation allowance	5,084,000	4,435,000	6,415,000

Income tax expense (benefit)	$—	$—	$—

        The Company has recorded a valuation allowance of $30.2 million due to the uncertainty of future utilization of the deferred tax assets. In assessing the adequacy of the valuation allowance, the Company determined that there existed a deferred tax liability related to an indefinite-lived intangible, for which the expected reversal was indeterminate. Due to uncertainty of whether this deferred tax liability would reverse prior to expiration of the net operating losses and other deferred tax assets, this liability has not been netted against the Company's deferred tax assets, resulting in a net deferred tax liability of approximately $1 million as of both December 31, 2008 and 2007.

Note 21—Commitments and Contingencies

a)
The Company entered into employment agreements with certain officers and employees expiring in 2010. Total future commitments under these agreements are as follows:

Year ending December 31,
2009	$1,606,560
2010	1,462,560
2011	298,983

Total	$3,368,103

b)
The Company is involved in certain litigation in the normal course of its business. Management intends to vigorously defend these cases. In the opinion of management, the litigation now pending will not have a material adverse affect on the consolidated financial statements of the Company.

Note 22—The June 2006 PIPE Transaction

        On June 29, 2006, the Company entered into a securities purchase agreement with a group of 17 investors (the "PIPE Investors") pursuant to which it issued to such purchasers an aggregate of 2,553,571 shares of its common stock at a price of $7.00 per share for total gross proceeds of $17,875,000 (the "PIPE Transaction"). Ten of the PIPE Investors, who purchased an aggregate of 1,985,714 shares of common stock in the PIPE Transaction, were holders of the Company's Series E Convertible Preferred stock, including three members of the Company's board of directors (who, together with members of their families, purchased 1,100,000 shares of common stock in the PIPE

Lime Energy Co.

Notes to Consolidated Financial Statements (Continued)

Note 22—The June 2006 PIPE Transaction (Continued)

Transaction). Proceeds from the transaction were used to repay the Company's outstanding convertible debt and to fund the cash portion of the consideration of the Parke P.A.N.D.A. Corporation and the Kapadia Consulting, Inc. acquisitions, with the balance used for general corporate purposes.

        A provision of the June 2006 PIPE Transaction required the Company to file and have declared effective by November 3, 2006, a registration statement registering the shares issued as part of the PIPE Transaction. To the extent that it failed to have the registration statement declared effective by this date, the Company was required to pay penalties to the PIPE investors at the rate of 1% per month of the purchase price paid by the investors. Largely as a result of the questions regarding the need to amend its Certificate of Incorporation to effect the 2006 reverse split of its stock, the Company was not able to have the registration statement declared effective until February 14, 2007. All of the investors in the PIPE Transaction agreed to accept shares of the Company's common stock as payment of this registration penalty. As of December 31, 2006 the Company had accrued $345,583 in penalties related to its failure to register these shares. The accrued penalties, along with $268,125 of penalties for the period from January 1, 2007 through February 14, 2007 (when the registration was declared effective), were satisfied through the issuance of 87,673 shares of common stock in January and February 2007.

Note 23—The Series E Conversion

        In connection with the June 2006 PIPE Transaction, the holders of the Series E Preferred agreed to convert all of their shares of Series E Preferred into common stock, and agreed that, upon the conversion, all agreements related to the Preferred Stock would be terminated. As a result of the conversion, all special approval rights related to the Preferred Stock, including the right to a liquidation preference, were terminated. All of the shares of Series E Convertible Preferred which were converted to common stock have been cancelled.

        Prior to the June 2006 PIPE Transaction, the Series E Preferred stock was convertible into the Company's common stock at $105.00 per share. However, the Series E Preferred contained anti-dilution provisions which required automatic reduction of the conversion price of the Series E Preferred to the price of a new issuance if the Company issued stock or securities convertible into common stock at a price below the Series E Preferred conversion price then in effect. Because the Company issued common stock in the June 2006 PIPE Transaction at $7.00 per share, the Series E Preferred conversion price was automatically reduced to $7.00 per share. Prior to this adjustment the holders of the Series E Convertible Preferred stock would have been entitled to 224,861 shares of common stock on conversion, whereas as a result of this adjustment on conversion they actually received 3,092,621 shares of common stock. The market value of the additional 2,867,760 shares issuable upon conversion of the Series E was recorded as a non-cash deemed dividend in the amount of $23,085,467 on June 29, 2006.

Note 24—The November 2008 PIPE Transaction

        On November 13, 2008, the Company entered into Subscription Agreements with 15 investors to sell 1,787,893 Units, each comprised of one share of the Company's common stock and a warrant to purchase an additional quarter share of common stock (the "Units"). The sale price was $3.51 per Unit, which is equal to 75% of the volume-weighted average price of the Company's stock for the ten days prior to closing. The warrants allow holders to purchase a share of common stock for $4.10 per

Lime Energy Co.

Notes to Consolidated Financial Statements (Continued)

Note 24—The November 2008 PIPE Transaction (Continued)

share, which was the closing price of the Company's common stock on the day prior to the closing, and the warrants are exercisable any time after May 13, 2009 and before November 13, 2011. The total gross proceeds raised in the offering totaled $6,275,500.

        The private offering closed in two tranches: tranche A, which is comprised of unaffiliated investors; and tranche B which is comprised of affiliated investors, primarily executive officers and directors of the Company. The Company raised $3,000,500 in tranche A, which closed on November 13, 2008 and $3,275,000 in tranche B, which closed on January 30, 2009. The issuance of the Units sold in tranche B required approval by holders of a majority of the Company's outstanding voting stock pursuant to the NASDAQ Marketplace Rules. The Company received the written consent in lieu of a meeting of stockholders from the holders of shares representing 58.7% of the total outstanding shares of its common stock on November 13, 2008, which was sufficient under the General Corporation Law of the State of Delaware and the Company's By-Laws to approve the transaction.

        Securities and Exchange Commission rules require that any corporate actions requiring the stockholder approval that are approved pursuant to a written consent in lieu of a meeting be communicated to all stockholder via an Information Statement and that the corporate action so approved can not take place until at least 20 days following the mailing or giving of the Information Statement to stockholders. The Company mailed an Information Statement to all of its stockholders on December 31, 2008 informing them of the November 13, 2008 written consent in lieu of a meeting.

        Proceeds from the offering will be used for general corporate purposes.

Note 25—Equity Transactions

2006 Transactions

a)
In January 2006 the Company issued stock options at the then current market price of $65.10 per share, which was less than the $96.60 exercise price on a warrant held by one of its former Series E Preferred stock holders. Adjusting the exercise price of this warrant resulted in a non-cash deemed dividend of $266,390.

b)
During the first three months of 2006, two holders of the Company's Series E Convertible Preferred Stock converted a total of 7,130 shares of Series E Convertible Preferred Stock into 6,790 shares of common stock.

c)
Effective March 31, 2006, the Company received 2,027 shares of its common stock as part of the sale of its Great Lakes Controlled Energy Corporation subsidiary to Messrs. Eugene Borucki and Denis Enberg. These shares have been returned to the status of authorized, unissued shares of common stock.

d)
During the first six months of 2006, the Company's Board of Directors declared dividends payable on the Company's Series E Convertible Preferred Stock of $698,000. The dividends were paid with 6,980 additional shares of Series E Convertible Preferred Stock.

e)
On June 29, 2006 the Company entered into a Securities Purchase Agreement and issued to 17 investors, including 10 existing holders of its Series E Convertible Stock, 2,553,571 shares of its common stock for an aggregate purchase price of $17,875,000 (the "PIPE Transaction"). The Company used $2.72 million of the proceeds to fund the cash consideration for the acquisition of Parke P.A.N.D.A. Corporation, approximately $5.6 million to prepay two convertible secured term

Lime Energy Co.

Notes to Consolidated Financial Statements (Continued)

Note 25—Equity Transactions (Continued)

  loans and related prepayment penalties and accrued interest owed to Laurus Master Fund Ltd., $400,000 to pay off Parke's line of credit, and $115,107 for transaction related costs. $1,250,000 of the proceeds were used to pay the cash portion of the acquisition price for Kapadia Consulting, Inc. as described under i) below, and the balance of the proceeds were used for working capital and other general corporate purposes.

f)
A number of the Company's common stock warrants contain anti-dilution provisions that automatically adjust the exercise price on the warrants to the issuance price of any security convertible into the Company's common stock if the price of the newly issued security is less than the exercise price on the holder's warrant. Prior to the PIPE Transaction described in e) above, the exercise price on these warrants ranged from $94.50 per share to $105.00 per share. The issuance of common stock in the PIPE Transaction caused the exercise price on these warrants to automatically be reduced to $7.00 per share. Utilizing a modified Black-Scholes option pricing model, the Company determined that the increase in value of these warrants that resulted from this adjustment was $297,868, which the Company recorded as a non-cash deemed dividend on June 29, 2006. The Company used the following assumptions when determining the change in value of these warrants: risk free rate of 5.036%; expected volatility of between 97.8% and 154.7; expected dividend of $0; and expected lives of between 0.4 years and 2.7 years.

g)
Immediately following completion of the PIPE Transaction described in Note 22 above, and prepayment of the Laurus term loans, Laurus elected to convert the entire outstanding balance on its revolving line of credit, along with accrued interest thereon, into 135,838 shares of the Company's common stock. In addition, in consideration of the issuance of 56,085 shares of common stock, Laurus agreed to (i) waive the payment of liquidated damages due as a result of the Company's failure to register shares of common stock into which the November 2005 $5 million term loan was convertible, and (ii) terminate the requirement that the Company pay it a portion of the cash flows generated by VNPP projects for a period of 5 years following the repayment of the November 2005 $5 million convertible term loan.

h)
On June 30, 2006, the Company issued 714,286 shares to the Parke Family Trust as part of the consideration in the acquisition of Parke P.A.N.D.A. Corporation. Please refer to Note 4 for additional information regarding this transaction.

i)
On September 26, 2006, the Company issued 71,429 shares of its common stock to Pradeep and Susan Kapadia as part of the consideration in the acquisition of Kapadia Consulting, Inc. Please refer to Note 4 for additional information regarding this transaction.

j)
During 2006, the Company issued a three year warrant to purchase 8,571 shares of its common stock at $7.00 per share to a consultant as partial consideration for its services. This warrant was valued at $25,200 using a modified Black-Scholes option pricing model utilizing the following assumptions: risk free rate of 5.108%; expected volatility of 91.4%; expected dividend of $0; and expected life of 3 years. The value of this warrant was charged to operations during the period.

2007 Transactions

k)
In January 2007, pursuant to the Directors' Option Plan the Company granted options to certain outside directors with an exercise price of $6.30 per share, which was the market price on the date of issuance. Warrants held by 12 investors, including Messrs. Asplund and Kiphart, contained

Lime Energy Co.

Notes to Consolidated Financial Statements (Continued)

Note 25—Equity Transactions (Continued)

  anti-dilution provisions that automatically adjust the exercise price on the warrants to the issuance price of any security convertible into the Company's common stock if the price of the newly issued security is less than the exercise price on the holder's warrant. Prior to granting of the director options, the exercise price on these warrants was $7.00 per share. The grant of the director options caused the exercise price on these warrants to automatically be reduced to $6.30 per share. Utilizing a modified Black-Scholes option pricing model, the Company determined that the increase in value of these warrants that resulted from this adjustment was $19,204, which the Company recorded as an expense in January 2007. The Company used the following assumptions when determining the change in value of these warrants: risk free rate of 5.026%; expected volatility of between 73.5% and 127.7% expected dividend of $0; and expected lives of between 0.5 years and 1.7 years.

l)
During January 2007, the Company issued consultants warrants with terms of between two and three years to purchase 38,571 shares of its common stock at prices of $7.00 to $7.56 per share as partial consideration for services provided the Company. These warrants were valued at $162,000 using a modified Black-Scholes option pricing model utilizing the following assumptions: risk free rate of 5.129%; expected volatility of 88.9%; expected dividend of $0; and expected life of two to three years. The value of the warrants was charged to operations during 2007.

m)
A provision of the June 2006 PIPE transaction required the Company to file and have declared effective by no later than November 3, 2006, a registration statement registering the shares issued as part of the transaction. To the extent that it failed to have the registration statement declared effective by this date, it was required to pay penalties to the PIPE investors at the rate of 1% per month of the purchase price paid by the investors. Largely as a result of the questions regarding the need to amend its Certificate of Incorporation to effect the 2006 reverse split of its stock, the Company was not able to have the registration statement declared effective until February 14, 2007. All of the investors in the PIPE transaction agreed to accept shares of the Company's common stock as payment of this registration penalty. As of December 31, 2006, the Company had accrued $345,583 in penalties related to its failure to register these shares. The accrued penalties, along with $268,125 of penalties for the period from January 1, 2007 through February 14, 2007, were satisfied through the issuance of 87,673 shares of common stock in January and February 2007.

n)
On February 23, 2007, the Company commenced a rights offering to stockholders in which it distributed to each holder of record as of February 23, 2007 (other than the former Series E Preferred stockholders and Daniel Parke, who waived their rights to participate), non-transferable subscription rights to purchase shares of the Company's common stock at $7.00 per share. Stockholders that participated in the rights offering were also able to subscribe for any shares that were not purchased by other stockholders pursuant to their subscription rights. The rights offering closed on March 30, 2007 and raised $2,796,700 (net of issuance costs of $202,932) through the issuance of 428,519 shares of common stock to 260 of the Company's existing stockholders. The Company received the proceeds from the offering and issued the common stock to the participants during the first week of April 2007.

o)
In connection with the placement of the subordinated convertible term notes during the second quarter of 2007 the Company issued four-year warrants to eight investors, including Richard Kiphart, the Company's chairman and largest individual stockholder, to purchase 206,044 shares of

Lime Energy Co.

Notes to Consolidated Financial Statements (Continued)

Note 25—Equity Transactions (Continued)

  its common stock at $7.28 per share. These warrants were valued at $1,136,537 using a modified Black-Scholes option pricing model utilizing the following assumptions: risk free rate of 4.846%; expected volatility of 93.3%; expected dividend of $0; and expected life of four years. The value of the warrants was recorded as a discount to the subordinated convertible term notes and are being amortized over the life of the notes using the effective interest method.

p)
As part of the MPG acquisition, 23,735 shares of common stock were deposited in escrow for the benefit of the selling stockholders of MPG to be released over the two-year period following the April 30, 2005 purchase of MPG if it achieved certain revenue targets during the period. During May 2007 the Company issued 2,818 shares to the former MPG stockholders which it determined it owed them pursuant to the MPG merger agreement. These shares were valued at $8.89 per share, the market value on the date of their release, and recorded as an increase in the goodwill associated with the MPG acquisition. The remaining 20,917 shares that were in escrow were returned to the Company and retired and became authorized but un-issued shares.

q)
Delano Group Securities LLC acted as an advisor on the acquisition of MPG in 2005. Part of Delano's compensation for its services was tied to the purchase price paid for MPG. Mr. David Asplund owned and operated Delano prior to joining Lime Energy as its CEO in January 2006. Since the release of the escrow shares was considered a payment of additional consideration to the former stockholders of MPG, the Company issued Mr. Asplund 141 shares of its common stock in May 2007 in satisfaction of the commission owed Delano. These shares were valued at $1,252, based on the market value on the date of their issuance, and recorded as an increase in the goodwill associated with the MPG acquisition.

r)
On June 6, 2007, the Company acquired the assets and assumed certain liabilities of George Bradley Boyett dba Texas Energy Products. The purchase consideration consisted of 28,571 shares of Lime Energy common stock and cash of $312,787. For accounting purposes the stock was valued at $7.49 per share, the average closing price of the stock for the 20 trading days immediately prior to the closing. Please refer to Note 4 for additional information regarding this transaction.

s)
On August 6, 2007, the Company acquired the assets and assumed certain liabilities of Preferred Lighting, Inc. for 15,069 shares of Lime Energy common stock and cash of $409,953 (including $109,953 paid in 2008 pursuant to an earn-out based on 2007 earnings). The company also issued five year warrants to the former owners of Preferred Lighting to purchase 21,429 shares of the Company's common stock at $13.23 per share. These warrants were valued at $184,500 using a modified Black-Scholes option pricing model utilizing the following assumptions: risk free rate of 4.909%; expected volatility of 75.0%; expected dividend of $0; and expected life of four years. The value of the warrants were considered part of the purchase consideration. Please refer to Note 4 for additional information regarding this transaction.

t)
During 2007, the Company issued 7,088 shares of its common stock to the holders of its subordinated convertible term notes in satisfaction of 50% of the interest owed on the note.

u)
During 2007 certain employees and a former director exercised options to purchase 33,005 shares of the Company's common stock as exercise prices ranging from $6.30 to $7.14 per share.

v)
During 2007 six investors exercised their warrants to purchase 5,001 shares of the Company's common stock at $6.30 per share. One of these investors elected to exercise its warrant on a

Lime Energy Co.

Notes to Consolidated Financial Statements (Continued)

Note 25—Equity Transactions (Continued)

  cashless basis, surrendering 569 shares it would have otherwise be entitled to receive on exercise to cover the exercise price.

2008 Transactions

w)
During 2008, the Company issued consultants warrants with terms of between three and four years to purchase 22,143 shares of its common stock at prices of $5.00 to $9.45 per share as partial consideration for services provided the Company. These warrants were valued at $112,850 using a modified Black-Sholes option pricing model utilizing the following assumptions: risk free rates of 0.7% to 3.259%, expected volatility of 91.6% to 92.4%, expected dividend of $0 and expected life of three to four years. The value of the warrants was charged to operations during 2008.

x)
During the 2008, the Company issued 32,581 shares of its common stock to the holders of its subordinated convertible term notes in satisfaction of 50% of the interest owed on the notes.

y)
During 2008, holders of certain options and warrants exercised their rights to purchase 31,786 shares of the Company's common stock at prices between $6.30 and $7.35 per share. Some of the warrants were exercised on a cashless basis with the holders surrendering 41,453 shares they would have otherwise been entitled to receive on exercise to cover the cost of exercise.

z)
In June 2008, the Company issued 882,725 shares of its common stock to the former stockholders of Applied Energy Management, Inc. as partial consideration for the purchase of the company. Please refer to Note 4 for additional information regarding this transaction.

aa)
In July 2008, the holder of a $150,000 demand note elected to convert the note, along with $50,373 of accrued interest, into 32,848 shares of the Company's common stock.

bb)
In November 2008 the Company issued 854,844 shares of its common stock along with three year warrants to purchase 213,713 addition shares of common stock at $4.10 per share to nine investors in exchange for $3,000,500. The net proceeds from this offering will be used for general corporate purposes.

cc)
The Company had outstanding warrants to purchase 551,425 and 417,907 shares of its common stock as of December 31, 2008 and 2007, respectively, at an exercise price of between $3.51 per share and $688.80 per share. These warrants can be exercised at any time prior to their expiration

Lime Energy Co.

Notes to Consolidated Financial Statements (Continued)

Note 25—Equity Transactions (Continued)

  dates which range between March 2009 and May 2015. The following table summarizes information about warrants outstanding as of December 31, 2008:

	Warrants Outstanding
Exercise Price	Number Outstanding at December 31, 2008	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price
$3.51 – $5.00	230,380	2.7 years	$4.06
$5.01 – $7.00	30,714	1.4 years	6.67
$7.01 – $10.00	244,616	2.3 years	7.42
$10.01 – $15.00	21,429	3.6 years	13.23
$15.01 – $100.0	—	—	—
$100.01 – $688.80	24,286	3.4 years	123.38

	551,425	2.5 years	$11.30

Lime Energy Co.

Notes to Consolidated Financial Statements (Continued)

Note 26—Dividends

        The dividend expense recognized during the years ended December 31, 2008, 2007 and 2006 is comprised of the following:

	Year Ended December 31,
	2008	2007	2006
Accrual of Series A-1 Preferred dividend	288,014	—	—
Accrual of Series E Preferred dividend	—	—	698,000
Deemed dividend associated with change in conversion price of the Series E Convertible Preferred Stock	—	—	23,085,467
Deemed dividend associated with change in the exercise price of warrants to purchase shares of common stock	—	—	564,258

Total	$288,014	$—	$24,347,725

Note 27—Reverse Splits

        On June 15, 2006, the Company effected a 1 for 15 reverse split of its common stock. A second reverse split of the Company's common stock was effected on January 25, 2007, this one on a 1 for 7 basis. All share amounts stated herein have been retroactively restated to reflect these reverse splits.

Note 28—Stock Options

        On June 4, 2008, the Company's stockholders approved the adoption of the 2008 Stock Incentive Plan (the "2008 Plan"), which replaced the 2001 Stock Incentive Plan, as amended. The 2008 Plan provided that up to 280,000 shares of the Company's common stock could be delivered under the Plan to certain employees of the Company or any of its subsidiaries and to consultants and directors who are not employees. In addition, the 2008 Plan originally provided for an additional number of shares of the Company's common stock to be reserved for issuance under the plan on January 1st of each succeeding year, beginning January 1, 2009, in an amount equal to 100,000 shares. On November 26, 2008, the Company's Compensation Committee approved amendments the 2008 Plan to i) increase the maximum number of shares of Common Stock authorized for issuance under the 2008 Plan by 350,000 shares, from 280,000 shares to 630,000 shares, and (ii) raise the automatic increases in the number of shares available for awards by 150,000 shares, from 100,000 to 250,000, each year beginning in 2009. The holders of a majority of the Company's outstanding capital stock approved the Plan Amendment pursuant to a consent dated November 26, 2008.

        The awards granted under the 2008 Plan may be incentive stock options or non-qualified stock options. The exercise price for any incentive stock option ("ISO") may not be less than 100% of the fair market value of the stock on the date the option is granted, except that with respect to a participant who owns more than 10% of the common stock the exercise price must be not less than 110% of fair market value. The exercise price of any non-qualified option shall be in the sole discretion of the Compensation Committee or the Board. To qualify as an ISO the aggregate fair market value of the shares (determined on the grant date) under options granted to any participant may not exceed $100,000 in the first year that they can be exercised. There is no comparable limitation with respect to non-qualified stock options. The term of all options granted under the 2008 Plan will be determined by

Lime Energy Co.

Notes to Consolidated Financial Statements (Continued)

Note 28—Stock Options (Continued)

the Compensation Committee or the Board in their sole discretion, provided, however, that the term of each ISO shall not exceed 10 years from the date of grant thereof.

        In addition to the ISOs and non-qualified options, the 2008 Plan permits the Compensation Committee, consistent with the purposes of the Plan, to grant stock appreciation rights and/or shares of Common Stock to non-employee directors and such employees (including officers and directors who are employees) of, or consultants to, the Company or any of its Subsidiaries, as the Committee may determine, in its sole discretion. Under applicable tax laws, however, ISO's may only be granted to employees.

        The 2008 Plan is administered by the Board, which is authorized to interpret the 2008 Plan, to prescribe, amend and rescind rules and regulations relating to the 2008 Plan and to determine the individuals to whom, and the time, terms and conditions under which, options and awards are granted. The Board may also amend, suspend or terminate the 2008 Plan in any respect at any time. However, no amendment may (i) adversely affect the rights of a participant under an award theretofore granted without the consent of such participant, (ii) increase the number of shares reserved under the 2008 Plan, (iii) modify the requirements for participation in the 2008 Plan, or (iv) modify the 2008 Plan in any way that would require stockholder approval under the rules and regulations under the Exchange Act or the rules of any stock exchange or market on which the Common Stock is listed (unless such stockholder approval is obtained).

        As of December 31, 2008, there were approximately 256 employees of the Company eligible to participate in the 2008 Plan, and 573,815 shares of common stock reserved under the 2008 Plan.

        Effective April 1, 2000, the Company adopted a stock option plan for all independent directors, which is separate and distinct from the 2008 Stock Incentive Plan described above. The Directors Plan was amended on July 11, 2006 to provide that eligible directors receive an initial option grant upon being appointed to the Company's Board of Directors to purchase 14,286 shares of its common stock, and a grant of options to purchase an additional 7,143 shares on the first day of January beginning on the second January following the date the Director became an eligible director. These options have an exercise price equal to the closing price of the Company's common stock on the grant date and a term of ten years. The initial options vest on the first day of January following the initial grant date or six months following the initial grant date, whichever is later, if the individual is still a director on the vesting date. All future grants vest in two equal amounts, one amount on the grant date and the balance on the anniversary of the grant date, if the individual is still a member of the Board of Directors on such anniversary date.

        During 2006, certain directors, officers and key employees of the Company were granted options to acquire 1,446,903 shares of common stock at exercise prices ranging from $6.72 to $105.00 per share. These options vest over periods through December 2008.

        During 2007, certain directors, officers and key employees of the Company were granted options to acquire 701,723 shares of common stock at exercise prices ranging from $6.30 to $13.30 per share. These options vest over periods through December 2010.

        During 2008, certain directors, officers and key employees of the Company were granted options to acquire 516,424 shares of common stock at exercise prices ranging from $3.50 to $11.69 per share. These options vest over periods through December 2011.

Lime Energy Co.

Notes to Consolidated Financial Statements (Continued)

Note 28—Stock Options (Continued)

        The following table summarizes the options granted, exercised and outstanding as of December 31, 2008:

	Shares	Exercise Price Per Share	Weighted Average Exercise Price
Outstanding at December 31, 2005	114,286	$88.20 - $1,363.95	$325.50
Granted	1,446,903	$6.72 - $105.00	$7.84
Forfeited	(31,626)	$7.14 - $735.00	$137.76

Outstanding at December 31, 2006	1,529,563	$6.72 - $1,363.95	$33.25
Granted	701,723	$6.30 - $13.30	$10.58
Exercised	(35,086)	$6.30 - $7.14	$7.05
Forfeited	(25,852)	$6.30 - $247.80	$31.55

Outstanding at December 31, 2007	2,170,348	$6.30 - $1,363.95	$23.31
Granted	516,424	$3.50 - $11.69	$5.11
Exercised	(13,414)	$7.14 - $7.35	$7.18
Forfeited	(184,701)	$6.13 - $183.75	$36.94

Outstanding at December 31, 2008	2,488,657	$3.50 - $1,363.95	$18.61

Options exercisable at December 31, 2008	1,618,415	$6.30 - 1,363.95	$24.55
Options exercisable at December 31, 2007	1,095,512	$6.30 - $1,363.95	$36.86
Options exercisable at December 31, 2006	663,636	$6.72 - $1,363.95	$7.95

        The intrinsic value of options exercised was $96,000, $193,000 and $0 during the years ended December 31, 2008, 2007 and 2006, respectively.

        The Company historically used a modified Black-Scholes option pricing model to value its employee options, but beginning October 1, 2008 it began using an Enhanced Hull-White Trinomial model. The weighted-average, grant-date fair value of stock options granted to employees during the year, and the weighted-average significant assumptions used to determine those fair values, using the modified Black-Scholes option pricing model and Enhanced Hull-White Trinomial model for stock options under Statement of Financial Accounting Standards No. 123, are as follows:

	Year Ended December 31,
	2008	2007	2006
Weighted average fair value per options granted	$3.75	$8.12	$7.35
Significant assumptions (weighted average):
Risk-free interest rate at grant date	1.44%	4.06%	5.02%
Expected stock price volatility	86%	88%	90%
Expected dividend payout	—	—	—
Expected option life (years)	5.8	6.1	5.6

        The risk-free interest rate is based on the U.S. Treasury Bill rates at the time of grant. The dividend reflects the fact that the Company has never paid a dividend on its common stock and does not expect to in the foreseeable future. The Company estimated the volatility of its common stock at the date of grant based on the historical volatility of its stock. The expected term of the options is

Lime Energy Co.

Notes to Consolidated Financial Statements (Continued)

Note 28—Stock Options (Continued)

based on the simplified method as described in the Staff Accounting Bulletin. The Company assumes a forfeiture rate of approximately 10% based on historical experience in the calculation of share based compensation.

        The Company recognized $3,783,525, $3,726,731 and $4,828,955 of share based compensation expense related to stock options during 2008, 2007 and 2006, respectively. The following table summarizes the expense for these years:

	2008			2007			2006
	Cost of Sales	SG&A	Total	Cost of Sales	SG&A	Total	Cost of Sales	SG&A	Total
Energy efficiency services	$184,222	$1,249,804	$1,434,026	$129,716	$591,560	$721,276	$217,271	$623,277	$840,548
Corporate overhead	—	2,253,091	2,253,091	—	2,461,394	2,461,394	—	3,079,122	3,079,122

Total continuing operations	184,222	3,502,895	3,687,117	129,716	3,052,954	3,182,670	217,271	3,702,399	3,919,670
Discontinued operations	—	—	96,408	—	—	544,061	—	—	909,285

Total	$184,222	$3,502,895	$3,783,525	$129,716	$3,052,954	$3,726,731	$217,271	$3,702,399	$4,828,955

        The Company recognizes compensation expense for stock options on a straight-line basis over the requisite service period, which is generally equal to the vesting period of the option. The subject stock options expire ten years after the date of grant.

        The following table summarizes information about stock options outstanding at December 31, 2008:

	Options Outstanding			Options Exercisable
Exercise Price	Number Outstanding at December 31, 2008	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price	Number Exercisable at December 31, 2008	Weighted Average Exercise Price
$3.50 - $5.00	342,000	9.9 years	$3.50	—	—
$5.01 - $7.00	547,142	7.4 years	6.74	518,570	6.74
$7.01 - $8.50	935,864	7.0 years	7.29	829,675	7.20
$8.51 - $11.00	41,567	9.0 years	9.35	15,752	9.41
$11.01 - $12.00	552,396	8.8 years	11.14	186,515	11.15
$12.01 - $13.50	3,570	8.5 years	12.88	1,785	12.88
$13.51 - 100.00	14,286	7.1 years	65.10	14,286	65.10
$100.01 - $1,363.95	51,832	2.4 years	522.34	51,832	522.34

	2,488,657	7.8 years	$18.61	1,618,415	$36.86

        The aggregate intrinsic value of the outstanding options (the difference between the closing stock price on the last trading day of 2008 of $4.65 per share and the exercise price, multiplied by the number of in-the-money options) that would have been received by the option holders had all option

Lime Energy Co.

Notes to Consolidated Financial Statements (Continued)

Note 28—Stock Options (Continued)

holders exercised their options on December 31, 2008 was $393,300. The aggregate intrinsic value of the exercisable options as of December 31, 2008 was $0. These amounts will change based on changes in the fair market value of the Company's common stock.

        As of December 31, 2008, $2,423,476 of total unrecognized compensation cost related to outstanding stock options, unadjusted for potential forfeitures, is expected to be recognized over a weighted-average period of 1.84 years, as follows:

Year Ended December 31,
2009	$1,694,847
2010	673,644
2011	54,985

Total	$2,423,476

        A summary of the nonvested options for the year ended December 31, 2008 is as follows:

	Number of Options	Weighted Average Grant Date Fair Value
Nonvested at December 31, 2007	1,074,836	$8.30
Granted	516,428	3.74
Vested	(600,465)	7.18
Forfeited	(120,553)	9.79

Nonvested at December 31, 2008	870,246	$6.90

Note 29—Related Parties

        As is more fully described in Notes 12 and 17 above, in March 2008, the Company entered into a revolving credit note with Advanced Biotherapy, Inc. and Richard Kiphart. This note was subsequently amended on June 10, 2008, August 14, 2008 and October 31, 2008 to increase the size of the note to $19 million. On November 14, 2008, Mr. Kiphart converted his $14.5 million note and accrued interest into 358,710 shares of Series A-1 preferred stock. Mr. Kiphart is the Company's Chairman and largest individual stockholder and is also the Chairman of the Board of Advanced Biotherapy, Inc., and owns the majority of the common stock of Advanced Biotherapy. Mr. David Valentine, one of the Company's directors, is also a director and stockholder of Advanced Biotherapy.

        On July 11, 2008, the Company entered into an agreement with Richard Kiphart, whereby Mr. Kiphart agreed to cause the issuance of certain letters of credit in an amount not to exceed $10 million, to support the issuance of surety bonds required under certain customer contracts. The obligation to continue to provide support for new letters of credit will continue until the earlier of July 10, 2009 or the date on which the Company completes an offering of at least $20 million. The Company has agreed to pay Mr. Kiphart a fee equal to 3 5/8% per annum on the average outstanding balance on letters of credit, or $300,000, whichever is greater. In addition, the Company has agreed to indemnify Mr. Kiphart for any claims under the letters of credit.

Lime Energy Co.

Notes to Consolidated Financial Statements (Continued)

Note 29—Related Parties (Continued)

        On November 18, 2008, the Company entered into a Stock Purchase Agreement with certain stockholders (the "Sellers") of Advanced Biotherapy, Inc.("ADVB"), pursuant to which the Company agreed to acquire 90.8% of the outstanding capital stock of ADVB at $0.008625 per share in exchange for 2,252,341 shares of the Company's common stock. Mr. Kiphart, one of the Sellers, is the beneficial owner of more than 80% of the shares of ADVB and serves as its Chairman. Mr. David Valentine is also a shareholder and director of both Lime and ADVB. NASDAQ Marketplace Rules require stockholder approval of the issuance of any stock in connection with the acquisition of the stock or assets of another company when any director, officer or substantial shareholder of the issuer has a 5% or greater interest in the company or assets to be acquired. The Company received written consent of holders of a majority of its common stock on November 26, 2008 and has mailed an Information Statement to its stockholders informing them of the consent. The acquisition of ADVB closed on March 3, 2009. Please refer to Note 5 for additional information regarding this transaction.

        As is more fully described in Note 14, during the second quarter of 2007, eight investors, including Richard Kiphart, the Company's chairman and largest individual stockholder (collectively the "Investors"), and the Company entered into a loan agreement under which the Investors lent the Company $5 million in the form of subordinated convertible term notes.

        On three occasions during 2006 and 2007, the Company retained Corporate Resource Development, a company owned by William Carey, one of the Company's directors, to provide sales and marketing consulting services and training. It paid CRD a total of $52,500 for its services in each of 2007 and 2006.

        In January 2007, the Company also entered into an agreement with Mr. Carey to provide it with sales and marketing leads and introductions. In exchange for these services the Company agreed to pay Mr. Carey a commission of 1.5% on any sale that closed as a result of his work and granted him a warrant to purchase 21,429 shares of its stock at $7.56 per share and a term of three years. As of December 31, 2008, no commission had been paid pursuant to this agreement.

        On June 29, 2006, the Company entered into the PIPE Transaction and Series E Conversion (as described in Notes 22 and 23) with 18 persons and entities, including Messrs. Asplund, Kiphart and Valentine, who are all directors of the Company, for an aggregate purchase price of $17,875,000 for 2,553,571 shares of the Company's common stock.

        A breakdown of the shares issued in these transactions to Messrs. Asplund, Kiphart and Valentine is as follows:

	Shares Issued Upon Conversion of Series E	Common Shares Issued Pursuant to PIPE	Aggregate Price Paid for PIPE Shares
David R. Asplund	50,600	214,286	$1,500,000
Richard P. Kiphart	1,271,915	814,286	5,700,000
David Valentine	20,814	28,571	200,000

Total	1,343,329	1,057,143	$7,400,000

        During January 2006, the Company entered into a consulting agreement with Parke P.A.N.D.A. Corporation to provide sales and marketing consulting services. Parke P.A.N.D.A. was a company which

Lime Energy Co.

Notes to Consolidated Financial Statements (Continued)

Note 29—Related Parties (Continued)

at the time was beneficially owned by Daniel Parke, one of the Company's directors. Pursuant to the consulting agreement the Company agreed to pay Parke P.A.N.D.A. $10,000 per month and to reimburse it for any expenses incurred as a result of its work. The Company paid Parke P.A.N.D.A. a total of $61,155 during the six months ended June 30, 2006. This agreement was terminated in May 2006.

        On June 29, 2006, the Company acquired Parke P.A.N.D.A. Corporation, a company owned by The Parke Family Trust, which is controlled and beneficially owned by Daniel Parke, one of the Company's directors, and his spouse. Please see Note 4 for additional information regarding this transaction.

        As part of the acquisition of Parke P.A.N.D.A. Corporation, the Company assumed Parke P.A.N.D.A.'s existing office lease for space in a building in Glendora California owned by a company controlled by Daniel Parke. The Company believes that the terms of the lease are fair as they are comparable to the terms of leases with other third party tenants located in the building. See Note 19 for additional information regarding this lease.

        Certain other related party transactions are disclosed in Notes 13 and 19.

        The Company does not have a written policy concerning transactions between the Company or a subsidiary of the Company and any director or executive officer, nominee for director, 5% stockholder or member of the immediate family of any such person. However, the Company's practice is that such transactions shall be reviewed by the Company's Board of Directors and found to be fair to the Company prior to the Company (or a subsidiary) entering into any such transaction, except for (i) executive officers' participation in employee benefits which are available to all employees generally; (ii) transactions involving routine goods or services which are purchased or sold by the Company (or a subsidiary) on the same terms as are generally available in arm's length transactions with unrelated parties (however, such transactions are still subject to approval by an authorized representative of the Company (or a subsidiary) in accordance with internal policies and procedures applicable to such transactions with unrelated third parties); and (iii) compensation decisions with respect to executive officers other than the CEO, which are made by the Compensation Committee pursuant to recommendations of the CEO.

Note 30—Business Segment Information

        The Company has historically segregated its results into four distinct reporting segments: the Energy Efficiency Services segment; the Energy Technology segment; the Financial Services segment and the Building Control and Automation segment. As a result of the sale of the Building Control and Automation segment and the Energy Technology segment, it has combined these segments and reported their operating results as discontinued operations. The Financial Services segment, which was established in late 2007 to enable the Company's commercial and industrial customers to pay for service provided by the Energy Efficiency Services segment has not reached the scale the company had hoped it would when it was created due to the limited availability of capital. Since the Financial Services segment exists exclusively in support of the Energy Efficiency Services segment and does not represent a material portion of the Company's revenue or assets, management views the Financial Services segment to be part of the Energy Efficiency Services segment, therefore all of its operations are part of one operating segment.

Lime Energy Co.

Notes to Consolidated Financial Statements (Continued)

Note 31—Selected Quarterly Financial Data (unaudited)

        The following represents the Company's unaudited quarterly results for fiscal 2008 and fiscal 2007. These quarterly results were prepared in accordance with U.S. generally accepted accounting principles and reflect all adjustments (consisting solely of normal recurring adjustments) which, in the opinion of management, are necessary for a fair statement of the results.

	Fiscal 2008 Quarters Ended
	March 31	June 30	September 30	December 31	Total
Revenue	$2,246,836	$6,377,908	$17,708,771	$28,641,569	$54,975,084
Gross profit	33,581	903,151	4,321,473	6,435,830	11,694,035
Loss from continuing operations	(3,403,005)	(3,724,327)	(2,720,542)	(707,843)	(10,555,717)
Loss from discontinued operations	(830,368)	(806,262)	(418,161)	(425,018)	(2,479,809)
Net loss	$(4,233,373)	$(4,530,589)	$(3,138,703)	$(1,132,861)	$(13,035,526)
Preferred dividends	—	—	—	(288,014)	(288,014)
Net loss available to common shareholders	$(4,233,373)	$(4,530,589)	$(3,138,703)	$(1,420,875)	$(13,323,540)
Basic and Diluted Loss Per Common Share From:
Continuing operations	(0.44)	(0.47)	(0.31)	(0.11)	(1.29)
Discontinued operations	(0.11)	(0.10)	(0.05)	(0.05)	(0.30)
Basic and Diluted Loss Per Common Share	(0.55)	(0.57)	(0.36)	(0.16)	(1.59)
Weighted averages shares	7,731,735	7,952,910	8,683,978	9,146,215	8,381,697
	Fiscal 2007 Quarters Ended
	March 31	June 30	September 30	December 31	Total
Revenue	$1,857,535	$3,263,005	$5,216,851	$6,046,388	$16,383,779
Gross profit	163,657	786,040	1,637,437	1,040,717	3,627,851
Loss from continuing operations	(2,489,911)	(1,456,196)	(1,359,830)	(2,480,245)	(7,786,182)
Loss from discontinued operations	(821,028)	(587,357)	(1,205,595)	(5,152,566)	(7,766,546)
Net loss	$(3,310,939)	$(2,043,553)	$(2,565,425)	$(7,632,811)	$(15,552,728)
Preferred dividends	—	—	—	—	—
Net loss available to common shareholders	$(3,310,939)	$(2,043,553)	$(2,565,425)	$(7,632,811)	$(15,552,728)
Basic and Diluted Loss Per Common Share From:
Continuing operations	(0.36)	(0.19)	(0.18)	(0.32)	(1.03)
Discontinued operations	(0.11)	(0.08)	(0.16)	(0.67)	(1.03)
Basic and Diluted Loss Per Common Share	(0.47)	(0.27)	(0.34)	(0.99)	(2.06)
Weighted averages shares	7,172,382	7,632,656	7,664,534	7,691,220	7,541,960

Lime Energy Co.

Notes to Consolidated Financial Statements (Continued)

LIME ENERGY CO.
Schedule II—Valuation and Qualifying Accounts

		Additions/ (recoveries) charged to costs and expenses	Deductions
	Balance at beginning of period		Amounts written-off	Other adjustments	Balance at end of period
Allowance for doubtful accounts:
Year ended December 31, 2006	$325,000	$105,000	$(62,000)	$(3,000)	$366,000
Year ended December 31, 2007	$366,000	$126,000	$(341,000)	$—	$151,000
Year ended December 31, 2008	$151,000	$128,000	$(502,000)	$386,000	$163,000

        Other adjustment in 2006 resulted from the sale of Great Lakes Controlled Energy and the acquisition of Parke P.A.N.D.A. Corporation and Kapadia Consulting Inc.

        Other adjustment in 2008 resulted from the acquisition of Applied Energy Management, Inc.

		Additions/ (recoveries) charged to costs and expenses	Deductions
	Balance at beginning of period		Amounts written-off	Other adjustments	Balance at end of period
Reserve for obsolete inventory:
Year ended December 31, 2006	$28,200	$578,400	$(9,800)	$—	$596,800
Year ended December 31, 2007	$596,800	$—	$(596,800)	$1,800	$1,800
Year ended December 31, 2008	$1,800	$—	$—	$—	$1,800

        Other adjustment of $1,800 in 2007 resulted from the acquisition of Texas Energy Products, Inc.

Lime Energy Co.

Condensed Consolidated Balance Sheets

	June 30, 2009	December 31, 2008(1)
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$4,673,040	$3,733,540
Accounts receivable, net	19,665,755	24,226,968
Inventories	143,392	665,045
Costs and estimated earnings in excess of billings on uncompleted contracts	4,842,337	4,078,273
Prepaid expenses and other	857,474	1,417,925

Total Current Assets	30,181,998	34,121,751
Net Property and Equipment	2,014,954	2,081,311
Long Term Receivables	866,211	1,030,688
Deferred Financing Costs, net	2,613	4,027
Intangibles, net	6,151,686	7,136,957
Goodwill	18,627,363	18,513,465

	$57,844,825	$62,888,199

Lime Energy Co.

Condensed Consolidated Balance Sheets

	June 30, 2009	December 31, 2008(1)
	(unaudited)
Liabilities and Stockholders' Equity
Current liabilities
Lines of Credit	$2,115,775	$3,986,708
Current portion of long-term debt	5,001,619	187,170
Accounts payable	9,829,807	15,452,248
Accrued expenses	3,299,378	3,855,213
Billings in excess of costs and estimated earnings on uncompleted contracts	2,813,696	1,957,927
Deferred revenue	—	357,516
Customer deposits	794,115	1,289,224

Total Current Liabilities	23,854,390	27,086,006
Deferred Revenue	6,468	90,773
Long-Term Debt, less current portion	1,173,887	5,716,848
Deferred Tax Liability	1,034,000	1,034,000

Total Liabilties	26,068,745	33,927,627

Stockholders' Equity
Preferred stock, $0.01 par value; 1,000,000 authorized, 366,943 and 358,710 issued as of June 30, 2009 and December 31, 2008, respectively (liquidation value of $15,044,625 and $14,707,110 as of June 30, 2009 and December 31, 2008, respectively)	3,669	3,587
Common stock, $0.0001 par value; 200,000,000 shares authorized 13,075,997 and 9,555,053 issued as of June 30, 2009 and December 31, 2008, respectively	1,307	955
Additional paid-in capital	144,867,555	134,390,419
Accumulated deficit	(113,096,451)	(105,434,389)

Total Stockholders' Equity	31,776,080	28,960,572
	$57,844,825	$62,888,199

(1)
Derived from audited financial statements in the Company's annual report on Form 10-K for the year ended December 31, 2008

See accompanying notes to condensed consolidated financial statements

Lime Energy Co.

Condensed Consolidated Statements of Operations

(Unaudited)

	Three Months Ended June 30,
	2009	2008
Revenue	$15,795,187	$6,377,908
Cost of sales	12,952,804	5,474,757

Gross Profit	2,842,383	903,151
Selling, general and administrative	5,549,345	3,831,502
Amortization of intangibles	313,288	274,816

Operating Loss	(3,020,250)	(3,203,167)
Other Income (Expense)
Interest income	30,258	13,224
Interest expense	(426,874)	(534,384)

Total other income (expense)	(396,616)	(521,160)

Loss from continuing operations before discontinued operations	(3,416,866)	(3,724,327)
Discontinued Operations:
Loss from operation of discontinued business	(636,895)	(806,262)

Net Loss	$(4,053,761)	$(4,530,589)
Preferred Stock Dividends	(646,396)	—

Net Loss Available to Common Stockholders	$(4,700,157)	$(4,530,589)

Basic and diluted loss per common share from Continuing operations	$(0.31)	$(0.47)
Discontinued operations	(0.05)	(0.10)

Basic and Diluted Loss Per Common Share	$(0.36)	$(0.57)

Weighted Average Common Shares Outstanding	13,069,520	7,952,910

See accompanying notes to condensed consolidated financial statements

Lime Energy Co.

Condensed Consolidated Statements of Operations

(Unaudited)

	Six Months Ended June 30,
	2009	2008
Revenue	$29,519,945	$8,624,744
Cost of sales	23,872,726	7,688,012

Gross Profit	5,647,219	936,732
Selling, general and administrative	10,781,982	6,821,421
Amortization of intangibles	658,201	381,666

Operating Loss	(5,792,964)	(6,266,355)
Other Income (Expense)
Interest income	62,940	57,125
Interest expense	(902,815)	(918,102)

Total other income (expense)	(839,875)	(860,977)

Loss from continuing operations before discontinued operations	(6,632,839)	(7,127,332)
Discontinued Operations:
Loss from operation of discontinued business	(1,029,223)	(1,636,630)

Net Loss	$(7,662,062)	$(8,763,962)

Preferred Stock Dividends	(1,202,185)	—

Net Loss Available to Common Stockholders	$(8,864,247)	$(8,763,962)

Basic and diluted loss per common share from Continuing operations	$(0.65)	$(0.91)
Discontinued operations	(0.09)	(0.21)

Basic and Diluted Loss Per Common Share	$(0.74)	$(1.12)

Weighted Average Common Shares Outstanding	12,054,940	7,842,436

See accompanying notes to condensed consolidated financial statements

Lime Energy Co.
Condensed Consolidated Statement of Stockholders' Equity
(Unaudited)

	Common Shares	Common Stock	Series A-1 Preferred Shares	Series A-1 Preferred Stock	Additional Paid-in Capital	Accumulated Deficit	Total Stockholders' Equity (Deficit)
Balance, December 31, 2008	9,555,053	$955	358,710	$3,587	134,390,419	$(105,434,389)	$28,960,572
Issuance of common stock (less issuance costs of $24,954)	933,049	93	—	—	3,249,953	—	3,250,046
Acquisition of Advanced Biotherapy, Inc. (less transaction costs of $770,926)	2,486,149	249	—	—	6,737,661	—	6,737,910
Earn-out shares paid to former owners of Applied Energy Management, Inc.	63,052	6	—	—	293,186	—	293,192
Preferred dividends	—	—	—	—	(1,202,185)	—	(1,202,185)
Satisfaction of accrued dividends through the issuance of preferred stock	—	—	8,233	82	337,439	—	337,521
Satisfaction of interest obligation through issuance of common stock	29,735	3	—	—	124,477	—	124,480
Share based compensation	—	—	—	—	909,550	—	909,550
Shares issued for benefit plans and option exercises	8,959	1	—	—	27,055	—	27,056
Net loss for the six months ended June 30, 2009	—	—	—	—	—	(7,662,062)	(7,662,062)

Balance, June 30, 2009	13,075,997	$1,307	366,943	$3,669	144,867,555	$(113,096,451)	$31,776,080

See accompanying notes to condensed consolidated financial statements.

Lime Energy Co.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	Six Months Ended June 30,
	2009	2008
Cash Flows from Operating Activities
Net Loss	$(7,662,062)	$(8,763,962)
Adjustments to reconcile net loss to net cash used in operating activities, net of assets acquired
Provision for (recovery of) bad debt	79,665	(16,995)
Share based compensation	909,550	1,944,920
Preferred stock dividends	(1,202,185)	—
Depreciation and amortization	1,095,008	815,473
Amortization of deferred financing costs	1,414	1,421
Amortization of issuance discount	495,042	497,777
Issuance of warrants in exchange for services received	—	97,000
Accrued dividend satisfied through the issuance of preferred stock	337,521	—
Accrued interest satisfied through the issuance of common stock	124,480	125,167
PIK notes issued for interest	21,095	—
Asset impairment	503,407
Gain on disposition of fixed assets	(351)	—
Changes in assets and liabilities
Accounts receivable	4,534,064	391,528
Inventories	(137,330)	210,647
Costs and estimated earnings in excess of billings on uncompleted contracts	(764,064)	(317,958)
Prepaid expenses and other current assets	560,451	(349,637)
Accounts payable	(5,638,802)	(1,436,762)
Accrued expenses	310,967	367,867
Billings in excess of costs and estimated earnings on uncompleted contracts	855,769	(100,200)
Deferred revenue	(89,674)	(441,693)
Customer deposits	(423,524)	(96,223)

Net cash used in operating activities	(6,089,559)	(7,071,630)
Cash Flows Used in Investing Activities
Acquisition costs	(613,898)	(3,716,752)
Proceeds from sale of fixed assets	11,172	—
Purchase of property and equipment	(201,962)	(135,912)

Net cash used in investing activities	(804,688)	(3,852,664)
Cash Flows Provided by Financing Activities
Net advances (payments) on line of credit	(1,850,000)	7,009,797
Proceeds from long-term debt	—	25,372
Payments of long-term debt	(223,555)	(521,025)
Proceeds from issuance of common stock	10,703,181	—
Costs related to stock issuances	(795,879)	—
Proceeds from exercise of options and warrants	—	103,821

Net cash provided by financing activities	7,833,747	6,617,965
Net Increase (Decrease) in Cash and Cash Equivalents	939,500	(4,306,329)
Cash and Cash Equivalents, at beginning of period	3,733,540	4,780,701

Cash and Cash Equivalents, at end of period	$4,673,040	$474,372

See accompanying notes to condensed consolidated financial statements.

Lime Energy Co.

Condensed Consolidated Statements of Cash Flows (Continued)

(Unaudited)

	As of June 30,
	2009	2008
Supplemental Disclosure of Cash Flow Information
Cash paid during the period for interest—continuing operations	$281,873	$193,038
Cash paid during the period for interest—discontinued operations	1,073	3,378
Cash paid for preferred dividends	506,279	—
Interest obligation satisfied through the issuance of common stock	124,480	125,167
Accrued earn-out satisfied through the issuance of common stock	293,192	—
Satisfaction of accrued dividend through the issuance of 8,233 shares of Series A-1 preferred stock	337,521	—
Extinguishment of line of credit	20,933	—
Issuance of revolving credit note in satisfaction of interest payable	21,095	—

See accompanying notes to condensed consolidated financial statements.

Lime Energy Co.

Unaudited Notes to Consolidated Financial Statements

Note 1—Basis of Presentation

        The accompanying unaudited condensed consolidated financial statements (the "Financial Statements") of Lime Energy Co. ("Lime Energy" and, together with its subsidiaries, the "Company", "we", "us" or "our") have been prepared in accordance with Rule 10-01 of Regulation S-X promulgated by the Securities and Exchange Commission (the "SEC") and, therefore, do not include all information and footnotes necessary for a fair presentation of financial position, results of operations and cash flows in conformity with accounting principles generally accepted in the United States of America ("GAAP"). In our opinion, however, the Financial Statements contain all adjustments, consisting only of normal recurring adjustments, necessary to present fairly our financial position, results of operations and cash flows as of and for the interim periods.

        The results of operations for the six months ended June 30, 2009 and 2008 are not necessarily indicative of the results to be expected for the full year.

        For further information, refer to the audited financial statements and the related footnotes included in the Lime Energy Co. Annual Report on Form 10-K for the year ended December 31, 2008.

        The Company has taken steps to dispose of its Maximum Performance Group, Inc. ("MPG") subsidiary and has reported the operating results for this business as discontinued operations on the expectation that it will sell MPG within the near future. Please see Note 5 for additional information regarding the discontinued operations.

        The Company has evaluated subsequent events through August 12, 2009, the date these financial statements were issued.

Note 2—Stock-Based Compensation

Stock Options

        The Company accounts for employee stock options in accordance with Statement of Financial Accounting Standards No. 123(R). This pronouncement requires companies to measure the cost of employee service received in exchange for a share based award (typically stock options) based on the fair value of the award, with expense recognized over the requisite service period, which is generally equal to the vesting period of the option. The Company recognized $393,237 and $989,672 of share based compensation expense related to stock options during the three-month periods ended June 30, 2009 and 2008, respectively. The following table summarizes the expense for the three-month periods ended June 30, 2009 and 2008:

	Three Months Ended June 30, 2009			Three Months Ended June 30, 2008
	Cost of Sales	SG&A	Total	Cost of Sales	SG&A	Total
Continuing operations	$23,387	$366,078	$389,465	$44,927	$894,205	$939,132
Discontinued operations	2,746	1,026	3,772	15,994	34,546	50,540

	$26,133	$367,104	$393,237	$60,921	$928,751	$989,672

Lime Energy Co.

Unaudited Notes to Consolidated Financial Statements (Continued)

Note 2—Stock-Based Compensation (Continued)

        The Company recognized $867,752 and $1,944,920 of share based compensation expense related to stock options during the six-month periods ended June 30, 2009 and 2008, respectively. The following table summarizes the expense for the six-month periods ended June 30, 2009 and 2008:

	Six Months Ended June 30, 2009			Six Months Ended June 30, 2008
	Cost of Sales	SG&A	Total	Cost of Sales	SG&A	Total
Continuing operations	$53,465	$805,875	$859,340	$87,180	$1,749,558	$1,836,738
Discontinued operations	6,372	2,040	8,412	27,874	80,308	108,182

	$59,837	$807,915	$867,752	$115,054	$1,829,866	$1,944,920

        The Company historically used a modified Black-Scholes option pricing model to value its employee options, but beginning October 1, 2008, it began using an Enhanced Hull-White Trinomial model. The weighted-average, grant-date fair value of stock options granted to employees and the weighted-average significant assumptions used to determine those fair values, using a modified Black-Scholes option pricing model and Enhanced Hull-White Trinomial model for stock options under Statement of Financial Accounting Standards No. 123R, are as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
Weighted average fair-value per option granted	$1.45	$4.38	$1.94	$5.09
Significant assumptions (weighted average):
Risk-free rate	0.21%	1.85%	0.09%	2.25%
Dividend yield	0.00%	0.00%	0.00%	0.00%
Expected volatility	82.1%	86.6%	83.8%	87.4%
Expected life (years)(1)	5.9	5.7	5.5	5.6
Expected turn-over rate(2)	17.00%	—	12.31%	—
Expected exercise multiple(2)	2.20	—	2.20	—

(1)
The company continues to use the simplified method to estimate expected term due to the historical structural changes to its business such that historical exercise data may no longer provide a reasonable basis on which to estimate expected term.

(2)
These assumptions are used with the Enhanced Hull-White Trinomial model which the Company began using on October 1, 2008.

        The risk-free interest rate is based on the U.S. Treasury Bill rates at the time of grant. The dividend yield reflects the fact that the Company has never paid a dividend on its common stock and does not expect to in the foreseeable future. The Company estimated the volatility of its common stock at the date of grant based on the historical volatility of its stock. The expected term of the options is based on the simplified method as described in the Staff Accounting Bulletin No. 107, which is the average of the vesting term and the original contract term. The expected turn-over rate represents the expected forfeitures due to employee turnover and is based on our historical rates. The expected exercise multiple represents the mean ratio of the stock price to the exercise price at which employees

Lime Energy Co.

Unaudited Notes to Consolidated Financial Statements (Continued)

Note 2—Stock-Based Compensation (Continued)

are expected to exercise their options and is based on an empirical study completed by S. Huddart and M. Lang (1996).

        Option activity under the Company's stock option plans as of June 30, 2009 and changes during the three months then ended are presented below:

	Shares	Exercise Price Per Share	Weighted Average Exercise Price
Outstanding at March 31, 2009	2,563,094	$3.30 - $1,363.95	$16.75
Granted	40,259	$3.30 - $3.75	$3.61
Exercised	—	—	—
Forfeited	(63,525)	$3.50 - $13.30	$7.21

Outstanding at June 30, 2009	2,539,828	$3.30 - $1,363.95	$16.78

Options exercisable at June 30, 2009	1,792,873	$3.30 - $1,363.95	$21.10

        Option activity under the Company's stock option plans as of June 30, 2009 and changes during the six months then ended are presented below:

	Shares	Exercise Price Per Share	Weighted Average Exercise Price
Outstanding at December 31, 2008	2,488,657	$3.50 - $1,363.95	$18.61
Granted	262,865	$3.30 - $196.88	$3.82
Exercised	—	—	—
Forfeited	(82,070)	$3.50 - $13.30	$7.56
Tendered for exchange	(238,697)	$8.26 - $215.25	$18.76
Replacements issued	109,073	$3.66	$3.66

Outstanding at June 30, 2009	2,539,828	$3.30 - $1,363.95	$16.78

Options exercisable at June 30, 2009	1,792,873	$3.30 - $1,363.95	$21.10

        The following table summarizes information about stock options outstanding at June 30, 2009:

	Options Outstanding			Options Exercisable
Exercise Price	Number Outstanding at June 30, 2009	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price	Number Exercisable at June 30, 2009	Weighted Average Exercise Price
$3.30 - $4.00	667,928	8.2 years	$3.48	243,724	$3.37
$4.01 - $6.00	35,715	9.5 years	$4.65	17,860	$4.65
$6.01 - $8.00	1,406,100	6.9 years	$7.07	1,349,434	$7.04
$8.01 - $10.00	22,369	8.7 years	$9.07	14,604	$9.15
$10.01 - $20.00	365,937	8.3 years	$11.15	125,472	$11.15
$20.01 - $1,363.95	41,779	1.2 years	$619.80	41,779	$619.80

$3.30 - $1,363.95	2,539,828	7.4 years	$16.78	1,792,873	$21.10

Lime Energy Co.

Unaudited Notes to Consolidated Financial Statements (Continued)

Note 2—Stock-Based Compensation (Continued)

        The aggregate intrinsic value of the outstanding options (the difference between the closing stock price on the last trading day of the second quarter of 2009 of $4.80 per share and the exercise price, multiplied by the number of in-the-money options) that would have been received by the option holders had all option holders exercised their options on June 30, 2009 was $888,583. The aggregate intrinsic value of exercisable options as of June 30, 2009 was $350,252. These amounts will change based on changes in the fair market value of the Company's common stock.

        As of June 30, 2009, $1,404,876 of total unrecognized compensation cost related to stock options is expected to be recognized over a weighted-average period of one year.

Employee Stock Purchase Plan

        The Company implemented an Employee Stock Purchase Plan during the first quarter of 2009, with the first offering period commencing on March 1, 2009 and ending on May 31, 2009. A total of 8,959 shares of the Company's common stock were purchased under the Employee Stock Purchase Plan during the six months ended June 30, 2009. As of June 30, 2009, 291,041 shares remain available for issuance under the 2008 Purchase Plan. The Company recorded compensation expense related to the Employee Stock Purchase Plan of $29,097 and $41,798 for the three month and six month periods ended June 30, 2009, respectively. As of June 30, 2009 there was approximately $65,275 of total unrecognized compensation cost related to the Employee Stock Purchase Plan which is expected to be recognized over a 17 month period.

Note 3—Acquisition of Advanced Biotherapy, Inc.

        On March 3, 2009, the Company exchanged 2,252,341 shares of its common stock for 1,060,421,884 shares of Advanced Biotherapy, Inc. ("ADVB") held by certain stockholders of ADVB (the "Sellers") representing approximately 90.8% of ADVB's issued and outstanding shares pursuant to a Stock Purchase Agreement dated November 18, 2008. The Company then completed a short-form merger in which it merged ADVB with and into a newly formed merger subsidiary, with the merger subsidiary continuing as the surviving entity. Upon the closing of the merger the Company obtained access to ADVB's assets, including approximately $7.4 million of cash and a Revolving Credit Note issued by the Company that had an outstanding balance of $42,029 and accrued interest payable of $51,797. The Company has cancelled the Revolving Credit Note and does not plan to continue to operate ADVB as a going concern.

        The Company exchanged the remaining shares of ADVB for 233,808 shares of the Company's common stock, pursuant to a Form S-4 registration statement (reg. no. 333-156924) that was declared effective by the Securities and Exchange Commission on February 6, 2009.

        Richard P. Kiphart, one of the Sellers, was the beneficial owner of more than 80% of the shares of ADVB and served as its Chairman. Mr. Kiphart also served and continues to serve as Chairman of the Company, and, after the closing of the purchase and the merger, is the beneficial owner of approximately 40% of the common shares of the Company. David Valentine is also a shareholder and director of Lime and was a stockholder and director of ADVB.

        ADVB was formed for the purpose of developing biologic therapeutic antibodies for the treatment of a range of autoimmune diseases based on an anti-cytokine platform technology. ADVB's activities consisted primarily of research, development and investigational human clinical trials. During 2006,

Lime Energy Co.

Unaudited Notes to Consolidated Financial Statements (Continued)

Note 3—Acquisition of Advanced Biotherapy, Inc. (Continued)

ADVB completed a debt restructuring and equity placement at which time Mr. Kiphart became ADVB's chairman and majority owner. Due to the time and expense required to commercialize the methods underlying its patents in combination with the remaining life of the patents, ADVB's management decided to discontinue all research and development work in 2006 and instead focus on investment and acquisition opportunities. As of December 31, 2008, it had one part-time employee whom Lime Energy did not retain after the stock exchange.

        ADVB has no revenue generating operations and does not have employees capable of developing a product that will be considered a business. Therefore it is not considered a business as defined by Regulation S-X, Rule 11-01(d) or by generally accepted accounting principles. Consequently, the merger was not accounted for as a business combination under the guidance of Financial Accounting Standard No. 141R, Business Combinations. The substance of the ADVB Acquisition includes two distinct events. First, as a result of the transaction, the Company has settled the amounts due to ADVB under its revolving credit note (see Note 10). In addition, the Company has received approximately $7.4 million of cash in exchange for the shares of common stock it issued in connection with the ADVB acquisition. As a result of the merger, the Company eliminated any debt due to ADVB, recorded the assets acquired (consisting primarily of cash and cash equivalents) at fair value and credited equity for the value of its common shares issued in connection with the ADVB acquisition.

Note 4—Acquisition of Applied Energy Management, Inc.

        On June 11, 2008 the Company acquired all of the outstanding capital stock of Applied Energy Management, Inc. ("AEM") for $4,000,000 in cash and 945,777 shares of the Company's common stock, of which $3,500,000 in cash and 882,725 shares were paid at the time of closing and $500,000 and 63,052 shares were paid in March 2009 following determination of the amounts owed under an earn-out provision of the purchase agreement. For accounting purposes the common stock issued was valued at the fair market value at the time of issuance. The acquisition was recorded using the purchase method of accounting, accordingly, the results of operations for AEM have been included in the consolidated statement of operations since the date of acquisition.

Note 5—Discontinued Operations

        On March 10, 2009, the Company announced its intention to divest its Energy Technology segment operated by its subsidiary Management Performance Group, Inc. ("MPG"). On August 10, 2009, the Company entered into an Asset Purchase Agreement with Elutions, Inc., a Delaware corporation ("Elutions") pursuant to which Lime sold certain assets of MPG including the eMAC and uMAC systems, accounts receivable, inventory and customer monitoring contracts. The asset sale is structured as an earnout with certain minimum revenue levels that must be achieved by Elutions from the sale of the eMAC and uMAC controllers and systems before any earnout is payable to Lime. The earnout period is for four years and Lime has an opportunity to earn up to $4 million. The transaction closed on August 10, 2009. During the quarter ended June 30, 2009, in anticipation of the sale, Lime reduced the carrying value of MPG's assets to their expected fair value, incurring an impairment loss of $503,407.

Lime Energy Co.

Unaudited Notes to Consolidated Financial Statements (Continued)

Note 5—Discontinued Operations (Continued)

        The assets and liabilities of the discontinued operations that are included in the Company's consolidated assets and liabilities are as follows:

As of December 31, 2008
Accounts receivable	$413,494
Other current assets	773,962

Total current assets	1,187,456
Net property, plant & equipment	117,434
Other assets	327,097

Total assets	$1,631,987

Accounts payable	$107,110
Other current liabilities	611,647

Total current liabilities	718,757
Long term liabilities	103,114

Total liabilities	$821,871

        After the impairment charge recorded during the quarter ended June 30, 2009, the carrying value of the net assets of the discontinued operations as of June 30, 2009 approximated $0.

        The revenue and loss related to the discontinued operations were as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
Six Months Ended June 30,	2009	2008	2009	2008
Revenue	$380,409	$555,861	$780,302	$1,216,504
Net Loss	(636,895)	(806,262)	(1,029,223)	(1,636,630)

Lime Energy Co.

Unaudited Notes to Consolidated Financial Statements (Continued)

Note 6—Recent Accounting Pronouncements

        In May 2009, the Financial Accounting Standards Board (the "FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 165, Subsequent Events ("SFAS 165"). SFAS 165 establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. In particular, SFAS 165 sets forth: (a) the period after the balance sheet date during which management of a reporting entity should evaluate events or transactions that may occur for potential recognition or disclosure in the financial statements, (b) the circumstances under which an entity should recognize events or transactions occurring after the balance sheet date in its financial statements, and (c) the disclosures that an entity should make about events or transactions that occurred after the balance sheet date. SFAS 165 is effective for interim or annual reporting periods ending after June 15, 2009. The Company's adoption of SFAS 165 during the second quarter of 2009 did not affect the Company's consolidated results of operations or financial condition.

        In June 2009, the FASB issued two Financial Accounting Standards relating to securitizations and special-purpose entities. SFAS No. 166, "Accounting for Transfers of Financial Assets—an amendment of FASB Statement No. 140" ("SFAS 166") eliminates the concept of a qualifying special-purpose entity ("QSPE") and the exemption for QSPE's from the consolidation guidance prescribed in FASB Interpretation No. 46(R) "Consolidation of Variable Interest Entities (revised December 2003)—an interpretation of ARB No. 51." SFAS 166 also modifies the derecognition criteria for transfers of financial assets. SFAS No. 167, "Amendments to FASB Interpretation No. 46(R)" ("SFAS 167") includes new criteria for determining the primary beneficiary of variable interest entities and increases the frequency in which reassessments must be made to determine the primary beneficiary of such variable interest entities.

        SFAS No. 167 was issued to improve financial reporting by enterprises involved with variable interest entities and specifically addresses: (1) the effects on certain provisions of FIN 46 (revised December 2003), Consolidation of Variable Interest Entities, as a result of the elimination of the qualifying special-purpose entity concept in SFAS No. 166, and (2) constituent concerns about the application of certain key provisions of FIN 46(R), including those in which the accounting and disclosures required therein do not always provide timely and useful information about an enterprise's involvement in a variable interest entity.

        Both SFAS No. 166 and SFAS No. 167 are effective for all annual and interim reports commencing at the start of the Company's 2010 fiscal year with early application prohibited. Management does not expect the adoption of these statements to have a material effect on the Company's consolidated financial position, results of operations, or cash flows.

        In June 2009, the FASB issued SFAS No. 168, The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles—a replacement of FASB Statement No. 162. SFAS No. 168 provides for the FASB Accounting Standards Codification (the "Codification") to become the single official source of authoritative, nongovernmental U.S. GAAP. The Codification did not change U.S. GAAP but reorganizes the literature and is effective for the Company's interim and annual periods ending after September 15, 2009. Management does not expect the adoption of this statement to have a material effect on the Company's consolidated financial position, results of operations, or cash flows.

        In April 2009, the FASB issued FASB Staff Position ("FSP") Financial Accounting Standard ("FAS") 107-1 and Accounting Principles Board Opinion ("APB") 28-1, Interim Disclosure about Fair

Lime Energy Co.

Unaudited Notes to Consolidated Financial Statements (Continued)

Note 6—Recent Accounting Pronouncements (Continued)

Value of Financial Instruments ("FSP FAS 107-1 and APB 28-1"). This FSP amends SFAS No. 107, Disclosures about Fair Value of Financial Instruments, which requires disclosures about the fair value of financial instruments for interim reporting periods of publicly-traded companies as well as annual financial statements and amends APB No. 28, Interim Financial Reporting, to require those disclosures in summarized financial information at interim reporting periods. The provisions of FSP FAS 107-1 and APB 28-1 are effective for interim and annual reporting periods ending after June 15, 2009. The Company's adoption of FSP FAS 107-1 and APB 28-1 during the second quarter of 2009 did not affect the Company's consolidated results of operations or financial condition.

        In April 2009, the FASB issued FSP FAS 157-4, Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly ("FSP 157-4"), which amends SFAS No. 157, Fair Value Measurements ("SFAS 157") to provide additional guidance on estimating fair value when the volume and level of activity for an asset or liability have significantly decreased. In addition, this FSP includes guidance on identifying circumstances that indicate a transaction is not orderly. The provisions of FSP 157-4 are effective for interim and annual reporting periods ending after June 15, 2009. The Company's adoption of FSP FAS 157-4 during the second quarter of 2009 did not affect the Company's consolidated results of operations or financial condition.

Note 7—Net Loss Per Share

        The Company computes loss per share under Statement of Financial Accounting Standards (SFAS) No. 128 "Earnings Per Share," which requires presentation of two amounts: basic and diluted loss per common share. Basic loss per common share is computed by dividing loss available to common stockholders by the number of weighted average common shares outstanding, and includes all common stock issued. Diluted earnings would include all common stock equivalents. The Company has not included the outstanding options, warrants or shares issuable upon conversion of the convertible debt as common stock equivalents in the computation of diluted loss per share for the six months ended June 30, 2009 and 2008 because the effect would be antidilutive.

        The following table sets forth the weighted average shares issuable upon exercise of outstanding options and warrants and conversion of convertible debt that are not included in the basic and diluted loss per share available to common stockholders because to do so would be antidilutive:

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
Weighted average shares issuable upon exercise of outstanding options	2,595,618	2,120,073	2,522,399	2,132,305
Weighted average shares issuable upon exercise of outstanding warrants	773,442	397,885	741,302	414,442
Weighted average shares issuable upon conversion of convertible debt	714,286	714,286	714,286	714,286

Total	4,083,346	3,232,244	3,977,987	3,261,033

Lime Energy Co.

Unaudited Notes to Consolidated Financial Statements (Continued)

Note 8—Warranty Obligations

        The Company warrants to the purchasers of its products that the product will be free of defects in material and workmanship for one year from the date of installation. In addition, some customers have purchased extended warranties for the Company's products that extend the base warranty. The Company records the estimated cost that may be incurred under its warranties at the time revenue is recognized based upon the relationship between historical and anticipated warranty costs and sales volumes. The Company periodically assesses the adequacy of its recorded warranty liability and adjusts the amounts as necessary. While the Company believes that its estimated warranty liability is adequate and that the judgment applied is appropriate, the estimated liability for warranties could differ materially from actual future warranty costs.

        Changes in the Company's warranty liability are as follows:

	2009	2008
Balance at the beginning of the period	$208,863	$377,902
Warranties issued	3,300	19,100
Settlements	(176,163)	(64,906)

Balance, as of June 30	$36,000	$332,096

Note 9—Inventories

        Inventories consisted of the following:

	As of
	June 30, 2009	December 31, 2008
Raw materials	$143,392	$666,883
Reserve for obsolescence	—	(1,838)

	$143,392	$665,045

Note 10—Revolving Line of Credit

        On March 12, 2008, the Company entered into a $3 million revolving line of credit note with Advanced Biotherapy, Inc. ("ADVB") and Richard Kiphart, the Company's chairman and largest individual investor. On June 6, 2008 and August 14, 2008 the note and related documents were amended to increase the size of the line to $16 million with Mr. Kiphart increasing his commitment under his note to $14,500,000 from $1,500,000. On October 31, 2008 the note and related documents with ADVB were amended to increase its commitment from $1.5 million to $4.5 million. On November 14, 2008, Mr. Kiphart agreed to convert his note into shares of the Company's Series A-1 preferred stock. On November 18, 2008, the Company entered an agreement to acquire 90.8% of the shares of ADVB and it completed a short-form merger on March 3, 2009, whereby it merged ADVB with a newly created acquisition subsidiary. Following the merger it canceled the outstanding balance of $42,029 and accrued interest of $51,797 on the ADVB line of credit. Please refer to Note 3 for additional information regarding the ADVB acquisition.

Lime Energy Co.

Unaudited Notes to Consolidated Financial Statements (Continued)

Note 11—Subordinated Convertible Term Notes

        During the second quarter of 2007, eight investors, including Richard Kiphart, the Company's Chairman and largest individual stockholder (collectively the "Investors"), and the Company entered into a loan agreement under which the Investors lent the Company $5 million in the form of subordinated convertible term notes (the "Term Notes"). The Term Notes mature on May 31, 2010, although they may be prepaid at any time after May 31, 2008 at the Company's option without penalty, and accrue interest at the rate of 10% per year. Interest is payable quarterly, 50% in cash and 50% in shares of the Company's common stock valued at the market price of the Company's common stock on the interest due date. The Term Notes are convertible at any time at the Investors' election at $7.00 per share and will automatically convert to shares of common stock at $7.00 per share, if, at any time after May 31, 2008 the closing price of the Company's common stock exceeds $10.50 per share for 20 days in any consecutive 30-day period. The loan agreement provides for acceleration upon the occurrence of typical events of default, including nonpayment, nonperformance, bankruptcy and collateral impairment.

        As part of the transaction, the Company issued the Investors four-year warrants to purchase 206,044 shares of its common stock at $7.28 per share. These warrants were valued at $1,136,537 utilizing a modified Black-Scholes option pricing model utilizing the following assumptions: risk free rate of 4.846%; expected volatility of 93.3%; expected dividend of $0; and expected life of four years.

        The shares issued as part of the quarterly interest payments and issuable upon conversion of the term loan or exercise of the warrants will not be registered for resale, though the Company has given the Investors the right to demand the Company use its best efforts to file as soon as practicable a registration statement to register a minimum of 142,857 issued shares.

        In recording the transaction, the Company allocated the value of the proceeds to the Term Notes and warrants based on their relative fair values. In doing so, it determined that the Term Notes contained a beneficial conversion feature since the fair market value of the common stock issuable upon conversion of the Term Notes (determined on the Term Note issuance date) exceeded the value allocated to the Term Notes of $3,863,463. The Term Notes are convertible into 714,286 shares of common stock, which at the market price of $8.02 per share on date of issuance of the Term Notes was worth $5,730,000. The difference between the market value of the shares issuable upon conversion and the value allocated to the Term Notes of $1,866,537 is considered to be the value of the beneficial conversion feature.

        The value of the beneficial conversion feature and the value of the warrants have been recorded as a discount to the Term Notes and are being amortized over the term of the Term Notes using the effective interest method. Amortization of the discount of $248,888 was included in interest expense during the three-month periods ended June 30, 2009 and 2008, respectively.

        In addition, the Company incurred costs of $8,572 relative to the Term Note offering. These costs have been capitalized and are also being amortized over the term of the Term Notes using the effective interest method. Amortization of the deferred issuance costs of $711 and $711 was included in interest expense during the three-month periods ended June 30, 2009 and 2008, respectively.

        Please see Note 17 for subsequent events affecting the Subordinated Convertible Term Notes.

Note 12—The November 2008 PIPE Transaction

        On November 13, 2008, the Company entered into Subscription Agreements with 15 investors to sell 1,787,893 units, each comprised of one share of the Company's common stock and a warrant to

Lime Energy Co.

Unaudited Notes to Consolidated Financial Statements (Continued)

Note 12—The November 2008 PIPE Transaction (Continued)

purchase an additional quarter share of common stock (the "Units"). The sale price was $3.51 per Unit, which is equal to 75% of the volume-weighted average price of the Company's stock for the ten days prior to closing. The warrants allow holders to purchase a share of common stock for $4.10 per share, which was the closing price of the Company's common stock on the day prior to the closing, and the warrants are exercisable any time after May 13, 2009 and before November 13, 2011. The total gross proceeds raised in the offering totaled $6,275,500.

        The private offering closed in two tranches: tranche A, which was comprised of unaffiliated investors; and tranche B which was comprised of affiliated investors, primarily executive officers and directors of the Company. The Company raised $3,000,500 in tranche A, which closed on November 13, 2008 and $3,275,000 in tranche B, which closed on January 30, 2009. The issuance of the Units sold in tranche B required approval by holders of a majority of the Company's outstanding voting stock pursuant to the NASDAQ Marketplace Rules. The Company received the written consent in lieu of a meeting of stockholders from the holders of shares representing 58.7% of the total outstanding shares of its common stock on November 13, 2008, which was sufficient under the General Corporation Law of the State of Delaware and the Company's By-Laws to approve the transaction.

        Securities and Exchange Commission rules require that any corporate actions requiring the stockholder approval that are approved pursuant to a written consent in lieu of a meeting be communicated to all stockholders via an Information Statement and that the corporate action so approved cannot take place until at least 20 days following the mailing or giving of the Information Statement to stockholders. The Company mailed an Information Statement to all of its stockholders on December 31, 2008 informing them of the November 13, 2008 written consent in lieu of a meeting.

Note 13—Preferred Stock

        On November 14, 2008, Richard Kiphart agreed to convert his $14.5 million revolving line of credit note and $207,104 of accrued interest into 358,710 shares of Series A-1 preferred stock. Each outstanding share of preferred stock is entitled to cumulative quarterly dividends at a rate of (i) 15% per annum of its stated value (which is $41.00) on or prior to March 31, 2009 (9% in cash and 6% in additional shares of preferred stock); and (ii) 17% per annum of its stated value, at any time on or after April 1, 2009 (9% in cash and 8% in additional shares of preferred stock). The preferred stock is convertible at the holder's election any time after December 31, 2009 into shares of the Company's common stock at the rate of 10 shares of common stock for each share of preferred stock. The Company can redeem the preferred stock at any time at a premium to the stated value. The redemption premium was 11% through June 30, 2009, after which it increased to 12%. The holder of the Series A-1 preferred stock votes with the Company's common stockholders on an as converted basis. Mr. Kiphart and Mr. Valentine have agreed to recuse themselves from any vote of the Board of Directors with respect to a redemption or repurchase of the Series A-1 preferred stock.

        Please see Note 17 for subsequent events affecting the Series A-1 Preferred Stock.

Note 14—Business Segment Information

        The Company has historically segregated its results into three distinct reporting segments: the Energy Efficiency Services segment; the Energy Technology segment and the Financial Services segment. As a result of the decision to sell the Energy Technology segment, it has reported its operating results as discontinued operations. The Financial Services segment, which was established in

Lime Energy Co.

Unaudited Notes to Consolidated Financial Statements (Continued)

Note 14—Business Segment Information (Continued)

late 2007 to enable the Company's commercial and industrial customers to pay for service provided by the Energy Efficiency Services segment has not grown as expected. Since the Financial Services segment exists exclusively in support of the Energy Efficiency Services segment and does not represent a material portion of the Company's revenue or assets, management views the Financial Services segment to be part of the Energy Efficiency Services segment and, therefore it considers all of the Company's continuing operations to be part of one operating segment.

Note 15—Other Equity Issuances

(a)
During the first six months of 2009, the Company issued 29,735 shares of its common stock to the holders of its subordinated convertible term notes in satisfaction of 50% of the interest owed on the notes.

(b)
During the first six months of 2009, the Company issued 8,233 shares of its Series A-1 preferred stock in partial satisfaction of dividends owed the holder.

Note 16—Related Party Transactions

        On January 30, 2009, the Company closed on tranche B of the Subscription Agreements dated November 13, 2008 between the Company and seven investors affiliated with the Company. The investors in this private transaction included Richard Kiphart, the Company's Chairman, David Asplund, the Company's Chief Executive Officer, Daniel Parke, the Company's President, Jeffrey Mistarz, the Company's Chief Financial Officer, and Gregory Barnum and David Valentine, members of the Company's Board of Directors. For additional information regarding this transaction please refer to Note 12 above.

        As is more fully described in Note 3 above, in March 2009, the Company acquired all of the outstanding shares of Advanced Biotherapy, Inc., a company in which Mr. Kiphart, the Company's Chairman and largest individual stockholder, owned approximately 80% of the common stock and served as the chairman of its board of directors. Mr. David Valentine, one of the Company's directors, was also a director and stockholder of Advanced Biotherapy.

        See Note 17 for related party transactions occurring subsequent to quarter-end.

Note 17—Subsequent Events

        On August 12, 2009, the Company filed a registration statement to register 5,000,000 shares of its common stock with the intent of selling the shares in an underwritten public offering. The Company will use the proceeds to repay certain outstanding debt and for other general corporate purposes, including working capital.

        On August 10, 2009, to facilitate the anticipated public offering of its common stock, the Company and Mr. Kiphart converted his Series A-1 preferred stock into 3,777,705 shares of its common stock and $3.1 million of the Company's convertible subordinated notes into 4,264,759 shares of its common stock. Following these conversions the Company had 17,354,461 shares of common stock and no shares of Series A-1 Preferred outstanding and $1.9 million of its Convertible Subordinated Notes outstanding.

        On August 10, 2009, Mr. Kiphart converted $3.1 million of subordinated convertible notes and accrued interest payable in shares of common stock into 487,054 shares of common stock.

Lime Energy Co.

Unaudited Notes to Consolidated Financial Statements (Continued)

Note 17—Subsequent Events (Continued)

        On August 10, 2009, the Company and the holders of the remaining $1.9 million its Convertible Subordinated Notes with a principal amount of $1.9 million agreed to amend the notes to require their conversion to common stock upon the closing of the underwritten public offering at the lower of the offering price the underwriters discount and the current conversion price of the notes of $7.00 per share. All of the holders of the subordinated convertible notes have elected to convert their notes.

        On August 10, 2009, the Company and Mr. Kiphart entered into a $2 million revolving line of credit. The revolving line note matures on February 10, 2010 and bear interest at 17% per annum, with 12% payable quarterly in cash, with the remaining 5% to be capitalized and added to the principal balance on the note. The Company will be required to pay a minimum of three months interest on any borrowings under the revolving line. The note also requires the quarterly payment of an unused funds fee of 7% per annum on the unused portion of the note. The Company may borrow any amount, at any time during the term of the revolving line as long as it is not in default at the time of the advance, provided that the total advances under the revolving line, net of repayments, may not exceed $2 million. If the Company terminates the note before its scheduled maturity it will owe Mr. Kiphart the difference between $70,000 and any interest and unused line fees paid.

        On August 10, 2009, the Company sold certain assets of its Energy Technology segment which was operated by MPG. Please refer to Note 5 for information regarding this transaction.

Independent Auditors' Report

To the Board of Directors and Shareholders of
 Applied Energy Management, Inc. and Subsidiaries
Charlotte, North Carolina

        We have audited the accompanying consolidated balance sheets of Applied Energy Management, Inc. and Subsidiaries as of December 31, 2007 and 2006, and the related consolidated statements of operations and shareholders' deficit and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

        We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Applied Energy Management, Inc. and Subsidiaries as of December 31, 2007 and 2006, and the results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ BDO SEIDMAN, LLP
Chicago, Illinois
August 14, 2008

Applied Energy Management, Inc.

and Subsidiaries

Consolidated Balance Sheets

	As of December 31,
	2007	2006
Assets
Current assets:
Cash	$2,493	$2,327
Accounts receivable (Note 3):
Trade, net of allowance for doubtful accounts of $281,000	7,171,935	9,624,820
and $55,000, respectively
Retainage	2,520,102	1,066,028
Costs and estimated earnings in excess of billings on
uncompleted contracts (Note 2)	1,712,875	743,268
Prepaid expenses and other	154,850	286,348

Total current assets	11,562,255	11,722,791
Property, plant and equipment, net (Note 1)	629,991	694,259
Deposits	35,849	23,213
Goodwill	357,623	357,623

Total assets	$12,585,718	$12,797,886

Applied Energy Management, Inc.

and Subsidiaries

Consolidated Balance Sheets

	As of December 31,
	2007	2006
Liabilities and Shareholders' Deficit
Current liabilities:
Bank overdraft	$10,345	$518,442
Line-of-credit (Note 3)	2,410,978	1,300,571
Current portion of notes payable (Note 4)	208,051	476,787
Current portion of capital lease obligations (Note 7)	51,766	34,727
Account payable:
Trade	6,195,806	6,586,442
Retainage	598,116	184,811
Accrued expenses	624,174	312,855
Billings in excess of costs and estimated earnings on
uncompleted contracts (Note 2)	2,607,133	1,471,096

Total current liabilities	12,706,369	10,885,731
Notes payable, net of current portion (Note 4)	487,245	1,488,485
Capital lease obligations (Note 7)	47,425	77,323
Notes payable to related party (Note 5)	1,422,390	1,418,727

Total liabilities	14,663,429	13,870,266

Commitments (Notes 2, 3, 4, 5 and 7)
Shareholders' deficit:
Common stock, no par value, 1,495 shares authorized, 1,495 and
1,375 shares issued and outstanding as of December 31, 2007
and 2006, respectively (Note 8)	228,210	162,250
Additional paid-in-capital	1,273,198	1,273,198
Accumulated deficit	(3,579,119)	(2,507,828)

Total shareholders' deficit	(2,077,711)	(1,072,380)

Total liabilities and shareholders' deficit	$12,585,718	$12,797,886

See accompanying independent auditors' report, summary of significant accounting policies and notes to consolidated financial statements.

Applied Energy Management, Inc.

and Subsidiaries

Consolidated Statements of Operations

	Years Ended December 31,
	2007	2006
Revenues	$40,899,866	$28,788,170
Cost of revenues	32,080,602	21,783,846

Gross profit	8,819,264	7,004,324
Selling, general and administrative expenses	9,234,396	7,389,982

Loss from operations	(415,132)	(385,658)

Other expense:
Interest expense	505,571	374,994
Other	13,491	1,391

Total other expense	519,062	376,385

Net loss	$(934,194)	$(762,043)

See accompanying independent auditors' report, summary of significant accounting policies and notes to consolidated financial statements.

Applied Energy Management, Inc.

and Subsidiaries

Consolidated Statements of Shareholders' Deficit

Total Shareholders' Deficit
Balance, January 1, 2006	$(300,760)
Net loss	(762,043)
Shareholder distributions	(9,577)

Balance, December 31, 2006	(1,072,380)
Net loss	(934,194)
Stock Compensation	65,960
Shareholder distributions	(137,097)

Balance, December 31, 2007	$(2,077,711)

See accompanying independent auditors' report, summary of significant accounting policies and notes to consolidated financial statements.

Applied Energy Management, Inc.

and Subsidiaries

Consolidated Statements of Cash Flows

	Year Ended December 31,
	2007	2006
Cash flows from operating activities:
Net loss	$(934,194)	$(762,043)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Provision for bad debt	225,675	47,344
Depreciation and amortization	234,034	198,358
Stock compensation	65,960	—
Loss on disposal of property	4,193	—
Change in:
Accounts receivable	773,136	(4,667,780)
Costs and estimated earnings in excess of billings	(969,607)	(546,777)
Deposits	(12,636)	(3,530)
Prepaid expenses and other assets	131,498	374,933
Accounts payable	22,669	2,668,119
Billings in excess of costs and estimated earnings	1,136,037	1,239,368
Accrued expenses and other liabilities	(196,778)	464,381

Net cash provided by (used in) operating activities	479,987	(987,627)

Cash flows from investing activities:
Purchases of property and equipment	(238,258)	(274,049)
Proceeds from disposal of property	64,299	—

Net cash used in investing activities	(173,959)	(274,049)

Cash flows from financing activities:
Increase (decrease) in line-of-credit, net	1,110,407	(824,000)
Principal payments on notes payable and capital lease obligations	(1,282,835)	(519,826)
Proceeds from notes payable	—	784,507
Proceeds from capital lease obligations	—	38,648
Proceeds from related party notes payable	3,663	920,548
Distributions to stockholders	(137,097)	(9,577)

Net cash (used in) provided by financing activities	(305,862)	390,300

Net increase (decrease) in cash	166	(871,376)
Cash, beginning of year	2,327	873,703

Cash, end of year	$2,493	$2,327

Supplemental information:
Cash payments for interest	$488,013	$375,608
Cash payments for income taxes	$8,925	$15,071

See accompanying independent auditors' report, summary of significant accounting policies and notes to consolidated financial statements.

Applied Energy Management, Inc.

and Subsidiaries

Summary of Significant Accounting Policies

Operations

        Applied Energy Management, Inc. (the "Company") is a design build energy efficiency contractor focused primarily on serving energy services companies ("ESCOs") throughout the United States. The Company offers development and construction solutions in areas of energy efficiency and environmental sustainability. On a national scale, the Company. provides mechanical, lighting, and water conservation project development and construction. One of the key components of the Company's delivery infrastructure is regionally based Mechanical, Electrical, and Plumbing ("MEP") companies. The Company. self-performs design build and bid specification construction services to major markets on the East Coast. In addition, the Company provides mechanical system maintenance services to its clients.

Principles of Consolidation

        The consolidated financial statements include the accounts of the Company, its eight wholly-owned subsidiaries, and the variable interest entities discussed below.

Variable Interest Entities

        The Company has evaluated its contractual and economic relationships with Performance Electric, Inc. and Performance Plumbing Services, Inc. (the "Affiliated Businesses") in accordance with FASB Interpretation No. 46R ("FIN 46R"), and has concluded that the Affiliated Businesses are variable interest entities ("VIEs") for purpose of FIN 46R. The Affiliated Businesses are entities under common ownership which provide services similar to the Company. Applied Energy Management, Inc has also concluded that it is the primary beneficiary of the Affiliated Businesses for purposes of FIN 46R, in that Applied Energy Management, Inc. absorbs a majority of the VIEs expected losses, receives a majority of the VIEs expected residual returns, or both, as a result of contractual or other financial interests in the Affiliated Businesses. Accordingly, Applied Energy Management, Inc. is consolidating the assets, liabilities, equity and financial results of the Affiliated Businesses in the Company's consolidated financial statements.

        In connection with the Company's consolidation of the Affiliated Businesses for financial reporting purposes, all intercompany revenues, receivables and payables with the Affiliated Businesses are eliminated upon consolidation of the Affiliated Businesses.

        For the year ended December 31, 2007, total net revenues of the VIE's were $3,967,102, total expenses were $4,093,055, resulting in a net loss of $(125,903). As of December 31, 2007, total assets of the VIE's were $28,144; total liabilities were $271,355, resulting in stockholders' deficit totaling $(243,211).

        For the year ended December 31, 2006, total net revenues of the VIE's were 2,503,281, total expenses were $2,359,851, resulting in net income of $143,430. As of December 31, 2006, total assets of the VIE's were $124,243; total liabilities were $241,511, resulting in stockholders' deficit totaling $(117,308).

Use of Estimates

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect

Applied Energy Management, Inc.

and Subsidiaries

Summary of Significant Accounting Policies (Continued)

the reported amounts of certain assets and liabilities and disclosures. Accordingly, the actual amounts could differ from those estimates. Any adjustments applied to estimated amounts are recognized in the year in which such adjustments are determined.

Cash

        The Company maintains cash deposits with financial institutions that at times may exceed federally insured limits.

Accounts Receivable

        The Company extends credit to its customers. By their nature, accounts receivable involve risk, including the credit risk of nonpayment by the customer. The Company maintains allowances of approximately $281,000 and $55,000 as of December 31, 2007 and 2006, respectively, which management believes are adequate to absorb estimated losses to be incurred in realizing the recorded amounts of its accounts receivable. These allowances are determined by management through a specific identification process. Accounts receivable are considered past due based on contractual and invoice terms. Accounts deemed uncollectible are charged directly to bad debt expense or against the allowance, as applicable.

Income on Construction Contracts

        Revenues from construction contracts are recognized on the percentage of completion method, measured by the percentage of costs incurred to date to total estimated contract costs, including all direct material, equipment, and labor costs and indirect costs related to contract performance. General and administrative costs are charged to expense as incurred. Provisions for estimated losses on uncompleted contracts, if any, are made in the period in which such losses are determined. Unanticipated changes in job performance, job conditions and estimated profitability may result in revisions to costs and income and are recognized in the period in which the revisions are determined. Due to the inherent uncertainties in estimating total contract costs, it is possible that certain estimates used will be revised in the future, and such revisions could be material.

Surety Bonds

        In connection with its normal construction activities, the Company may be required to obtain surety bonds as a condition of the contracts. The surety issuing the bonds has recourse against the Company's assets in the event the surety is required to honor the bonds. As of December 31, 2007, the Company had outstanding surety bonds on certain contracts in progress with contract amounts totaling approximately $34,477,000 and estimated costs to complete totaling approximately $4,911,000.

Property, Plant and Equipment

        Property, plant and equipment are recorded at cost. Depreciation and amortization are provided over the estimated useful lives of the related assets using both straight-line and accelerated methods.

Applied Energy Management, Inc.

and Subsidiaries

Summary of Significant Accounting Policies (Continued)

        The estimated useful lives of property, plant and equipment are as follows:

Equipment	5-7 years
Furniture and fixtures	7 years
Vehicles	5 years
Software	3 years
Leasehold improvements	Lesser of lease term or useful life (3-15 years)

Goodwill

        The Company accounts for its goodwill in accordance with Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets ("SFAS No. 142"). Accordingly, the Company does not amortize goodwill, but rather assesses it for impairment annually. As of December 31, 2007, the Company had completed its annual testing of goodwill in accordance with SFAS No. 142 and determined that the estimated fair value of goodwill exceeds the related carrying amount.

Long-Lived Assets

        The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable in accordance with the provisions of statement of Financial Accounting Standards No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets ("SFAS 144"). Accordingly, when indicators of impairment are present, the Company evaluates the carrying value of property and equipment and intangibles, in relation to operating performance. No impairment existed as of December 31, 2007.

Advertising

        The Company expenses the cost of advertising as incurred.

Income Taxes

        Under the provisions of the Internal Revenue Code, the Company has elected to be taxed as an "S" corporation for federal income tax purposes. Under such election, the Company's taxable income or loss and tax credits are passed through to the individual stockholders for inclusion in their respective individual income tax returns. The Company continues to be a taxable corporation in certain states and is subject to income tax on income earned in those states.

Applied Energy Management, Inc.

and Subsidiaries

Notes to Consolidated Financial Statements

1. Property, Plant and Equipment

        Property, plant and equipment consists of the following:

	As of December 31,
	2007	2006
Equipment	$637,616	$564,311
Furniture and fixtures	80,510	59,677
Vehicles	546,962	623,267
Software	199,684	191,051
Leasehold improvements	32,245	11,358

	1,497,017	1,449,664
Less: accumulated depreciation and amortization	(867,026)	(755,405)

Property, plant and equipment, net	$629,991	$694,259

2. Contracts in Progress

        Information with respect to contracts in progress is summarized as follows:

	As of December 31,
	2007	2006
Accumulated costs on uncomplete contracts	$27,084,028	$13,513,139
Estimated earnings thereon	5,502,410	2,216,162

Total	32,586,438	15,729,301
Less: billings to date	(33,480,696)	(16,457,129)

Remainder	$(894,258)	$(727,828)

        The remainder referred to above is included in the accompanying balance sheets as follows:

	As of December 31,
	2007	2006
Costs and estimated earnings in excess of billings on uncompleted contracts	$1,712,875	$743,268
Billings in excess of costs and estimated earnings on uncompleted contracts	(2,607,133)	(1,471,096)

Total	$(894,258)	$(727,828)

3. Line-of-Credit

        The Company has a line of credit agreement with a bank that allows for borrowings up to a maximum of the lesser of $4,000,000 or 75% of eligible accounts receivable, as defined. The line is collateralized by substantially all of the Company's assets and is guaranteed by the Company's majority stockholder. The line of credit bears interest at Prime (7.25% at December 31, 2007) plus 1.0%. Provisions of the line of credit agreement require the Company to maintain a fixed charge coverage

Applied Energy Management, Inc.

and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

3. Line-of-Credit (Continued)

ratio of not less than 1.40 to 1.00, and maintain a ratio of total liabilities to tangible net worth of 3.25 to 1.00. As of December 31, 2007, the Company was in violation of the line of credit agreement for not maintaining the required fixed charge coverage ratio or the required total liabilities to tangible net worth ratio. In connection with the acquisition of the Company by Lime Energy Co. as discussed in Note 11, the line of credit was restructured into two revolving promissory notes, which provide for maximum borrowings of $2,115,775 and $2,228,775, respectively. The $2,115,775 revolving promissory note is secured by a certificate of deposit pledged by one of the former stockholders of the Company, and bears interest at the Prime rate (5.00% as of June 30, 2008). The $2,228,775 revolving promissory note is secured by all of the assets of the Company and bears interest at Prime plus 1.0%. The $2,228,775 revolving note allows for borrowings up to a maximum of the lesser of $2,228,775 or 60% of eligible accounts receivable, as defined. Provisions of the loan agreements require the Company to meet a tangible net worth covenant as measured on July 31, 2008. Both notes mature on October 31, 2008.

        The Company also has an unsecured line of credit agreement with the same bank that allows for borrowing up to a maximum of $84,000. The line expires in December 2008, subject to renewal. The line of credit bears interest at Prime plus 0.75%. The balance of this line of credit as of December 31, 2007 and 2006 was $84,000.

Applied Energy Management, Inc.

and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

4. Notes Payable

        Notes payable consist of the following:

	As of December 31,
	2007	2006
Note payable to a bank, cross- collateralized with the line-of-credit agreement referred to in Note 4 and guaranteed by the majority stockholder and a company under common ownership, due in monthly installments of $15,286, including interest at 8.25% through February 2011	$516,805	$1,623,125

Note payable to an individual, due in monthly installments of $1,000, including interest at Prime plus 1% (8.25% as of December 31, 2007) through April 2010 with a final balloon payment due in May 2010 for any unpaid principal and interest	80,163	87,479

Term notes payable requiring quarterly payments of principle and interest from 10.9% to 12.4%; the notes are unsecured; notes matured November 2007	—	46,743

Two notes payable to an individual, due in monthly installments of $680, including interest from 4.99% to 5.65% through December 2009	12,213	19,555

Various notes payable to financial institutions, collateralized by vehicles, due in monthly installments totaling $4,015, including interest at rates that vary from 8.25% to 8.99% through Aug-12	86,115	188,370

Total	695,296	1,965,272

Less: current portion	(208,051)	(476,787)

Long-term portion	$487,245	$1,488,485

        As of December 31, 2007, scheduled principal maturities of the above notes payable were as follows:

2009	$187,114
2010	235,342
2011	60,149
2012	4,640

Total	$487,245

5. Notes Payable—Related Party

        The Company has two notes payable to an entity owned by a stockholder. The first loan had a balance of $422,390 and $418,727 as of December 31, 2007 and 2006, respectively. Interest is payable monthly at the current prime rate. Interest expense on this loan was approximately $34,000 and $32,000 for the fiscal years ended December 31, 2007 and 2006, respectively. Principal payments are due when the Company meets certain financial performance targets as defined, but no later than September 2010. The second loan had a balance of $1,000,000 as of December 31, 2007 and December 31, 2006. Interest

Applied Energy Management, Inc.

and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

5. Notes Payable—Related Party (Continued)

is payable monthly at a fixed rate of 9.25%. Interest expense on this loan was $92,500 for each of the fiscal years ended December 31, 2007 and 2006. Principal payments are due when the Company meets certain financial performance targets as defined, but no later than October 2012. The principal payments on both notes payable are subordinated in all respects to the secured bank line of credit and note payable referred to in Notes 4 and 5.

6. Related Party Transaction

        The Company rents office space from an entity owned by the majority stockholder. Rent expense incurred under this lease totaled $66,229 and $57,307 for the year ended December 31, 2007 and 2006, respectively. As of December 31, 2007, future minimum lease payments under related party long term leases were:

Years Ended December 31,	Amount
2008	$62,185
2009	64,672
2010	21,837

Total	$148,694

7. Lease Commitments

        The Company leases office space, office equipment and various vehicles under operating leases that expire at various dates through March 2013. Rent expense related to the operating leases was approximately $563,000 and $597,000 for the years ended December 31, 2007 and 2006, respectively. In addition, the Company leases certain vehicles and financial software under capital leases. The capitalized cost for the equipment under capital leases was $199,684 and $191,052 as of December 31, 2007 and 2006, respectively. The accumulated amortization for the equipment under capital leases was $135,413 and $77,983 as of December 31, 2007 and 2006, respectively.

Applied Energy Management, Inc.

and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

7. Lease Commitments (Continued)

        As of December 31, 2007, future minimum lease payments under long-term leases (including the related party lease referred to in Note 6) were:

Years Ended December 31,	Capital	Operating
2008	$59,440	$529,683
2009	51,553	525,924
2010	1,288	339,314
2011	—	181,380
2012	—	131,972
Thereafter	—	32,800

Total	112,281	$1,741,073

Less: amount representing interest	(13,090)

Present value of net minimum lease
payments	99,191
Less: current portion	(51,766)

Long-term portion	$47,425

8. Shareholders' Deficit

        In 2007, the Company issued a total of 120 shares of common stock to officers of the Company. The Company recorded compensation expense of $65,960 in 2007 for the fair value of these shares which vested immediately.

        Pursuant to the terms of a stockholders' agreement, there are certain restrictions on the sale of the Company's outstanding common stock. Such restrictions generally require that the other stockholders be given the first right of refusal on the sale of the stock before it can be sold to a third party. The agreement also provides the purchase price terms that the stockholders should use when exchanging shares.

9. Defined Contribution Plan

        The Company has a defined contribution plan that covers all employees who meet certain eligibility requirements. Company contributions to the plan are discretionary as determined by the Company's management. Company contributions to this plan totaled $87,011 and $53,941 for the years ended December 31, 2007 and 2006, respectively.

10. Concentration

        The Company had two major customers in 2007 and 2006, revenues from each of which exceeded 10% of the Company's total contract revenue. Revenue from these customers totaled $24,399,294 and $13,022,543 for the years ended December 31, 2007 and 2006, respectively. As of December 31, 2007 and 2006, accounts receivable outstanding from these customers totaled $4,702,806 and $5,948,723, respectively.

11. Subsequent Event

        In June 2008, Lime Energy Co. acquired all of the capital stock of the Company for $3.5 million in cash and 882,725 shares of Lime Energy Co. common stock.

5,000,000 Shares

Common Stock

PROSPECTUS

                        , 2009

Wedbush Morgan Securities	Canaccord Adams

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.    Other Expenses Of Issuance And Distribution

        The following table sets forth the costs and expenses payable by the registrant in connection with the sale of the common stock being registered. All of the amounts shown are estimates except the Securities and Exchange Commission (the "Commission") registration fee.

Amount
SEC registration fee		$2,143.28
FINRA filing fee		4,341.00
The NASDAQ Capital Market additional listing fee		*
Blue sky qualification fees and expenses		*
Accounting fees and expenses		*
Legal fees and expenses		*
Printing and engraving expenses		*
Transfer agent and registrar fees		*
Miscellaneous expenses		*

Total	$	*

*
To be provided by amendment.

Item 14.    Indemnification Of Directors And Officers

        Subsection (a) of Section 145 of the Delaware General Corporation Law empowers a corporation to indemnify any person who was or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

        Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

        Section 145 further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsection (a) and (b) or in the defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith; that the indemnification provided by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the scope of indemnification extends to directors, officers, employees, or agents of a constituent corporation absorbed in a consolidation or merger and persons serving in that capacity at the request of the constituent corporation for another. Section 145 also empowers a corporation to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him or her or incurred by him or her in any such capacity or arising out of his or her status as such whether or not the corporation would have the power to indemnify him or her against such liabilities under Section 145.

        Article VIII of Lime Energy's Amended and Restated By-laws (the "By-laws") specifies that Lime Energy shall indemnify its directors, officers, employees and agents to the full extent that such right of indemnity is permitted by law. This provision of the By-laws is deemed to be a contract between Lime Energy and each director and officer who serves in such capacity at any time while such provision and the relevant provisions of the Delaware General Corporation Law are in effect, and any repeal or modification thereof shall not offset any right to indemnification in respect of action, suit or proceeding theretofor or thereafter brought or threatened based in whole or in part upon any such state of facts. The amendment or repeal of such provision of the By-laws may be effected by the affirmative vote of the holders of a majority in interest of all outstanding capital stock of Lime Energy entitled to vote, in person or by proxy, at any annual or special meeting in which a quorum is present. The By-laws may also be amended, adopted or repealed in whole or in part by actions of the majority of the whole Board of Directors.

        Section 102(b)(7) of the Delaware General Corporation Law enables a corporation in its certificate of incorporation to limit the personal liability of members of its Board of Directors for violation of a director's fiduciary duty of care. This section does not, however, limit the liability of a director for breaching his or her duty of loyalty, failing to act in good faith, engaging in intentional misconduct or knowingly violating a law, authorizing unlawful payments of dividends or unlawful redemptions or stock purchases as contemplated by Section 174 of Delaware General Corporation Law, or from any transaction in which the director derived an improper personal benefit. This section also will have no effect on claims arising under the federal securities laws.

        Lime Energy's Certificate of Incorporation, as amended, limits the liability of its directors as authorized by Section 102(b)(7). To amend such provisions the Company would require the affirmative vote of the holders of a majority of the voting power of all outstanding shares of the capital stock of Lime Energy.

        Lime Energy has obtained liability insurance for the benefit of its directors and officers which provides coverage for losses of directors and officers for liabilities arising out of claims against such persons acting as directors or officers of Lime Energy (or any subsidiary thereof) due to any breach of duty, neglect, error, misstatement, misleading statement, omission or act done by such directors and officers, except as prohibited by law.

Item 15.    Recent Sales of Unregistered Securities

        Set forth below is information regarding shares of common stock and preferred stock issued, and options granted, by the Registrant within the past three years. Also included is the consideration, if any, received by the Registrant for such shares, and upon exercise of options and warrants and information relating to the section of the Securities Act, or rule of the SEC under which exemption from registration was claimed.

2006 Transactions

  a)
  During the first three months of 2006, two holders of our Series E Convertible Preferred Stock converted a total of 7,130 shares of Series E Convertible Preferred Stock into 47,533 shares of common stock.

  b)
  Effective March 31, 2006, we received 14,194 shares of our common stock as part of the sale of our Great Lakes Controlled Energy Corporation subsidiary to Messrs. Eugene Borucki and Denis Enberg. These shares have been returned to the status of authorized, unissued shares of common stock.

  c)
  On June 29, 2006, we entered into a Securities Purchase Agreement and issued to 17 investors, including 10 existing holders of our Series E Convertible Stock, for an aggregate purchase price of $17.9 million, 17,875,000 shares of our common stock (the "PIPE Transaction"). We used $2.7 million of the proceeds to fund the cash consideration for the acquisition of Parke; approximately $5.6 million to prepay two convertible secured term loans and related prepayment penalties and accrued interest owed to Laurus; $400,000 to pay off Parke's line of credit and $90,000 for transaction-related costs. The balance of the gross proceeds of approximately $9.0 million has been used for working capital and other general corporate purposes, except that $1.3 million was used to pay the cash portion of the acquisition price for Kapadia on September 26, 2006.

  d)
  Concurrently with the closing of the PIPE Transaction pursuant to the Securities Purchase Agreement described above, the holders of all of our outstanding Series E Preferred Stock converted such shares into 21,648,346 shares of our common stock. The Series E Preferred Stock as originally issued was convertible at $15.00 per share but this had been adjusted pursuant to private placements we made in 2005. Prior to the PIPE Transaction, the conversion price was $6.67 per share and the outstanding Series E shares were convertible into 1,574,027 shares of our common stock (adjusted for the reverse stock split), however, the Series E contained anti-dilution provisions which automatically reduced the conversion price of the Series E to the $1.00 per share issuance price of common stock in the PIPE Transaction. This adjustment in the conversion price resulted in 20,074,319 additional shares being issued upon conversion of the Series E.

  e)
  A number of our common stock warrants, all but one of which are held by former holders of our Series E Convertible Preferred Stock (the exception is a warrant held by an affiliate of a former holder of Series E Preferred), contain anti-dilution provisions that automatically adjust the exercise price on the warrants to the issuance price of any security convertible into our common stock if the price is less than the exercise price on the holder's warrant. Prior to the PIPE Transaction, the exercise price on these warrants ranged from $13.50 per share to $15.00 per share (adjusted for the reverse split). The issuance of common stock in the PIPE Transaction caused the exercise price on these warrants to automatically be reduced to $1.00 per share.

  f)
  Immediately following completion of the PIPE Transaction and prepayment of the Laurus term loans, Laurus elected to convert the entire outstanding balance on its revolving line of credit, along with accrued interest thereon, into 950,865 shares of our common stock. In addition, in consideration of our issuance of 392,596 shares of common stock, Laurus agreed to (i) waive the payment of liquidated damages due as a result of our failure to register shares of common stock into which the November 2005 $5.0 million term loan was convertible, and (ii) terminate the requirement that we pay it a portion of the cash flows generated by VNPP projects for a period of 5 years following the repayment of the November 2005 $5.0 million convertible term loan.

  g)
  On June 30, 2006, we issued 5,000,000 shares to the Parke Family Trust as part of the consideration in the acquisition of Parke.

  h)
  During the first six months of 2006, our Board of Directors declared dividends payable on our Series E Convertible Preferred Stock of $698,000. The dividends were paid with 6,980 additional shares of Series E Convertible Preferred Stock.

  i)
  On July 25, 2006, we issued a three year warrant to purchase 60,000 shares of our common stock at $1.00 per share to Bristol Capital, Ltd.

  j)
  On September 26, 2006, we issued 500,000 shares of our common stock to Pradeep and Susan Kapadia as part of the consideration in the acquisition of Kapadia.

2007 Transactions

  k)
  On January 24, 2007, we issued 345,583 shares of our common stock to the 17 investors who purchased shares of our common stock as part of the June 29, 2006 PIPE Transaction. The shares were issued in satisfaction of penalties resulting from our inability to have the registration statement to register the shares issued as part of the transaction declared effective by the close of business on November 4, 2006, as required under the PIPE Transaction agreements. The 345,583 shares satisfied penalties accrued through December 31, 2006.

  l)
  On February 2, 2007, we issued an additional 184,708 shares of our common stock in satisfaction of the registration penalties described in (k) above for the period from January 1, 2007 through January 31, 2007.

  m)
  On February 15, 2007, we issued an additional 83,417 shares of our common stock in satisfaction of the registration penalties described in (k) above for the period from February 1, 2007 through February 14, 2007, the date that the registration statement was declared effective.

  n)
  On February 23, 2007, we commenced a rights offering to stockholders in which we distributed to each holder of record as of February 23, 2007 (other than the former Series E Preferred stockholders and Daniel W. Parke, who waived their rights to participate), five non-transferable subscription rights to purchase shares of our common stock at $1.00 per share. Stockholders that participated in the rights offering were also able to subscribe for any shares that were not purchased by other stockholders pursuant to their subscription rights. The rights offering closed on March 30, 2007 and raised a total of $3.0 million through the issuance of 2,999,632 shares of common stock to 260 of our existing stockholders. We received the proceeds from the offering and issued the common stock to the participants during the first week of April 2007. The proceeds from the offering will be used for general purposes and to fund acquisitions.

  o)
  During the second quarter of 2007 in connection with the placement of the subordinated convertible term notes (see Note 10 to our condensed consolidated financial statements) we issued four-year warrants to eight investors, including Richard P. Kiphart, our chairman and largest individual stockholder, to purchase 1,442,306 shares of our common stock at $1.04 per share. These warrants were valued at $1.1 million using a modified-Black Scholes option pricing model utilizing the following assumptions: risk free rate of 4.846%, expected volatility of 93.3%, expected dividend of $0 and expected life of four years. The value of the warrants was recorded as a discount to the subordinated convertible term notes and will be amortized over the life of the notes using the effective interest method. If these warrants are exercised for cash, the proceeds have been used for general corporate purposes.

  p)
  During the second quarter of 2007 five investors exercised their warrants to purchase an aggregate of 10,078 shares of our common stock at $0.90 per share. The proceeds of $7,600 will be used for general corporate purposes.

  q)
  As discussed in Note 5 to our annual report on Form 10-K for the year ended December 31, 2006, as part of the acquisition of MPG, 166,148 shares of common stock were deposited in escrow for the benefit of the selling stockholders of MPG to be released over the two year period following the April 30, 2005 purchase of MPG if MPG achieved certain revenue targets during the period. During May 2007 we issued 19,729 shares to the former MPG stockholders which we determined we owed them pursuant to the MPG merger agreement. These shares were valued at $1.27 per share, the market value on the date of their release, and recorded as an increase in the goodwill associated with the MPG acquisition. The remaining 146,419 shares that were in escrow were returned to us and canceled.

  Delano Group Securities LLC acted as an advisor on the acquisition of MPG in 2005 and part of the compensation for its services was tied to the purchase price paid for MPG. Delano was formerly owned by David R. Asplund. Mr. Asplund left Delano and became the Chief Executive Officer of Lime Energy on January 23, 2006. In connection with the release of the escrow shares to the former stockholders of MPG we issued Mr. Asplund 986 shares of our common stock in May 2007 in satisfaction of the commission owed Delano.

  r)
  On June 6, 2007, we acquired, retroactive to May 31, 2007, the assets and assumed certain liabilities of George Bradley Boyett d/b/a Texas Energy Products. The purchase consideration consisted of 200,000 shares of our common stock and cash of $313,000.

  s)
  On June 30, 2007, we issued 10,955 shares of our common stock to the holders of our subordinated convertible term notes in satisfaction of 50% of the interest owed on the note.

  t)
  On August 6, 2007, we acquired the assets and assumed certain liabilities retroactive to July 31, 2007 of Preferred Lighting Inc. The purchase consideration consisted of 105,485 shares of our common stock and cash of $300,000.

  u)
  During the third quarter of 2007 certain employees exercised options to purchase 41,928 shares of our common stock. The cash proceeds of $32,000 have been used for general corporate purposes.

  v)
  On September 30, 2007, we issued 38,658 shares of our common stock to the holders of our subordinated convertible term notes in satisfaction of 50% of the interest owed on the note for the three-month period ended September 30, 2007.

  w)
  During October and November of 2007, certain employees and a former director exercised options to purchase 158,500 shares of our common stock. The cash proceeds of $159,000 have been used for general corporate purposes.

  x)
  During November 2007, an investor exercised warrants to purchase 25,000 shares of common stock for $22,500. The proceeds have been used for general corporate purposes.

2008 Transactions

  y)
  During 2008, the Company issued consultants warrants with terms of between three and four years to purchase 22,143 shares of its common stock at prices of $5.00 to $9.45 per share as partial consideration for services provided the Company. These warrants were valued at $112,850 using a modified Black-Sholes option pricing model utilizing the following assumptions: risk free rates of 0.7% to 3.259%, expected volatility of 91.6% to 92.4%, expected dividend of $0 and expected life of three to four years. The value of the warrants was charged to operations during 2008.

  z)
  During 2008, the Company issued 32,581 shares of its common stock to the holders of its subordinated convertible term notes in satisfaction of 50% of the interest owed on the notes.

  aa)
  During 2008, holders of certain options and warrants exercised their rights to purchase 31,786 shares of the Company's common stock at prices between $6.30 and $7.35 per share. Some of the warrants were exercised on a cashless basis with the holders surrendering 41,453 shares they would have otherwise been entitled to receive on exercise to cover the cost of exercise.

  bb)
  In June 2008, the Company issued 882,725 shares of its common stock to the former stockholders of Applied Energy Management, Inc. as partial consideration for the purchase of the company. Please refer to Note 4 for additional information regarding this transaction.

  cc)
  In July 2008, the holder of a $150,000 demand note elected to convert the note, along with $50,373 of accrued interest, into 32,848 shares of the Company's common stock.

  dd)
  In November 2008 the Company issued 854,844 shares of its common stock along with three year warrants to purchase 213,713 addition shares of common stock at $4.10 per share to nine investors in exchange for $3,000,500. The net proceeds from this offering will be used for general corporate purposes.

2009 Transactions

  ee)
  On January 30, 2009, we issued 933,049 unregistered shares of our common stock along with warrants to purchase an additional 233,263 shares of our common stock at $4.10 per share to seven affiliated investors in exchange for gross proceeds of $3,275,000. Proceeds from this offering will be used for general corporate purposes.

  ff)
  On March 3, 2009, we exchanged 2,252,341 unregistered shares of our common stock for 1,060,421,884 shares of Advanced Biotherapy, Inc. ("ADVB") held by certain stockholders of ADVB (the "Sellers") representing approximately 90.8% of ADVB's issued and outstanding shares pursuant to a Stock Purchase Agreement dated November 18, 2008. We then completed a short-form merger in which we merged ADVB with and into a newly formed merger subsidiary, with the merger subsidiary remaining as the surviving entity. Upon the closing of the merger we obtained access to ADVB's assets, including approximately $7.4 million of cash and a Revolving Credit Note we issued that had an outstanding balance of approximately $52,000. We cancelled the Revolving Credit Note and have not continued, and do not plan to continue, to operate ADVB as a going concern. We plan to use the cash obtained in the acquisition for general corporate purposes.

  gg)
  During the first quarter of 2009 we issued 63,052 unregistered shares of our common stock to the former owners of Applied Energy Management, Inc. following determination of the amounts owed under an earn-out provision of the AEM purchase agreement.

  hh)
  During the first seven-months of 2009, we issued 51,680 unregistered shares of our common stock to the holders of our subordinated convertible term notes in satisfaction of 50% of the interest owed to them.

  ii)
  On August 10, 2009, we issued 3,777,705 unregistered shares of our common stock to our Chairman, Richard P. Kiphart, upon the conversion of 374,363 shares of our Series A-1 Convertible Preferred held by him, plus accrued dividends.

  jj)
  On August 10, 2009, we issued 487,054 unregistered shares of our common stock to our Chairman, Richard P. Kiphart, upon the conversion of $3.1 million of our convertible subordinated notes held by him, plus accrued dividends payable in common stock, at a conversion price of $6.40 per share.

  kk)
  On August 10, 2009, we issued two warrants to purchase an aggregate of 136,538 shares of our common stock to our Chairman, Richard P. Kiphart. One warrant is to purchase 61,538 shares at an exercise price of $6.40, and becomes exercisable for a period of four years commencing on February 20, 2010, if the revolving credit line note held by Mr. Kiphart has not been repaid in full by February 20, 2010. The second is a four-year warrant to purchase 75,000 shares of common stock at an exercise price of $6.40 per share, which is exercisable at any time commencing August 10, 2009.

  ll)
  On August 21, 2009, we issued 2,000 shares of our common stock to a consultant as partial consideration for services provided to us.

        No underwriters were involved in any of the transactions described above. All of the securities issued in the foregoing transactions were issued by us in reliance upon the exemption from registration available under Section 4(2) of the Securities Act, including Regulation D promulgated thereunder, in that the transactions involved the issuance and sale of our securities to financially sophisticated individuals or entities that were aware of our activities and business and financial condition and took the securities for investment purposes and understood the ramifications of their actions. Certain of the purchasers also represented that they were "accredited investors" as defined in Regulation D and were acquiring such securities for investment for their own account and not for distribution. All certificates representing the common stock so issued have a legend imprinted on them stating that the shares have not been registered under the Securities Act and cannot be transferred until properly registered under the Securities Act or an exemption applies.

Item 16.    Exhibits

Exhibit Number	Description of Exhibit
1.1*	Form of Underwriting Agreement
2.1
Stock Purchase Agreement dated June 11, 2008, by and among Lime, the stockholders of Applied Energy Management, Inc. and Stephen Glick, as Stockholder Representative (Incorporated herein by reference to Exhibit 10.4 of our Current Report on Form 8-K filed on June 11, 2008) (We will furnish supplementally a copy of any omitted schedule to the Commission upon request)
2.2
Stock Purchase Agreement dated November 18, 2008 by and among Lime and controlling stockholders of Advanced Biotherapy, Inc. (Incorporated herein by reference to Exhibit 2.1.1 of our Registration Statement on Form S-4 filed on January 23, 2009 (File No. 333-156924)) (We will furnish supplementally a copy of any omitted schedule to the Commission upon request)
3.1.1	Certificate of Incorporation (Incorporated herein by reference to Exhibit 3.01 of Lime's Amendment No. 4 to Form S-1 filed on February 14, 2007 (File No. 333-136992))
3.1.2
Certificate of Amendment to Certificate of Incorporation dated August 30, 2001 (Incorporated herein by reference to Exhibit 3.02 of Lime's Amendment No. 4 to Form S-1 filed on February 14, 2007 (File No. 333-136992))
3.1.3
Certificate of Amendment to Certificate of Incorporation dated July 31, 2002 (Incorporated herein by reference to Exhibit 3.03 of Lime's Amendment No. 4 to Form S-1 filed on February 14, 2007 (File No. 333-136992))
3.1.4
Certificate of Amendment to Certificate of Incorporation dated May 4, 2005 (Incorporated herein by reference to Exhibit 3.04 of Lime's Amendment No. 4 to Form S-1 on February 14, 2007 (File No. 333-136992))
3.1.5
Certificate of Amendment to Certificate of Incorporation dated January 23, 2007 (Incorporated herein by reference to Exhibit 3.05 of Lime's Amendment No. 4 to Form S-1 filed on February 14, 2007 (File No. 333-136992))
3.2	Amended and Restated Bylaws, as amended (Incorporated herein by reference to Exhibit 3.1 of our Current Report on Form 8-K filed June 11, 2007)
4.1
Certificate of Designations, Preferences and Relative, Participating, Optional and Other Special Rights of Preferred Stock and Qualifications, Limitations and Restrictions Thereof of Series A Convertible Preferred Stock of Lime dated November 14, 2008 ((Incorporated herein by reference to Exhibit 4.1 of our Current Report on Form 8-K filed November 18, 2008)
5.1**	Opinion of Rutter Hobbs & Davidoff Incorporated dated August 28, 2009 regarding legality of securities
10.1
Loan Agreement between Lime and various lenders, including Richard P. Kiphart, dated May 29, 2007 (Incorporated herein by reference to Exhibit 10.1 of our Current Report on Form 8-K filed on May 30, 2007)
10.2	Warrant to Purchase Common Stock, issued May 29, 2007 by Lime to Richard P. Kiphart (Incorporated herein by reference to Exhibit 4.1 of our Current Report on Form 8-K filed on May 30, 2007)

Exhibit Number	Description of Exhibit
10.3	Investor Rights Agreement between Lime and various investors, including Richard P. Kiphart, dated May 29, 2007 (Incorporated herein by reference to Exhibit 10.2 of our Current Report on Form 8-K filed on May 30, 2007)
10.3.1
Second Amendment to Investor Rights Agreement dated August 10, 2009 between Lime and various investors, including Richard P. Kiphart (Incorporated herein by reference to Exhibit 10.7 of our Current Report on Form 8-K filed on August 12, 2009)
10.4.1
Revolving Line of Credit Note dated March 12, 2008 by and among Lime and Advanced Biotherapy, Inc. and Richard P. Kiphart (Incorporated herein by reference to Exhibit 10.1 of our Current Report on Form 8-K filed on March 14, 2008)
10.4.2
Amended and Restated Revolving Line of Credit Note dated June 6, 2008 between Lime and Richard P. Kiphart (Incorporated herein by reference to Exhibit 10.1 of our Current Report on Form 8-K filed on June 11, 2008)
10.4.3
Amended and Restated Revolving Line of Credit Note dated June 6, 2008 between Lime and Advanced Biotherapy, Inc. (Incorporated herein by reference to Exhibit 10.2 of our Current Report on Form 8-K filed on June 11, 2008)
10.4.4
Second Amended and Restated Revolving Line of Credit Note dated August 14, 2008 between Lime and Richard P. Kiphart (Incorporated herein by reference to Exhibit 10.1 of our Current Report on Form 8-K filed on August 19, 2008)
10.4.5
Second Amended and Restated Revolving Line of Credit Note dated August 14, 2008 between Lime and Advanced Biotherapy, Inc. (Incorporated herein by reference to Exhibit 10.2 of our Current Report on Form 8-K filed on August 19, 2008)
10.4.6
Third Amended and Restated Revolving Line of Credit Note dated October 31, 2008 between Lime and Advanced Biotherapy, Inc. (Incorporated herein by reference to Exhibit 10.1 of our Current Report on Form 8-K filed on October 31, 2008)
10.5.1
Note Issuance Agreement dated March 12, 2008 by and among Lime and Advanced Biotherapy, Inc. and Richard P. Kiphart (Incorporated herein by reference to Exhibit 10.2 of our Current Report on Form 8-K filed on March 14, 2008)
10.5.2
Amended and Restated Note Issuance Agreement dated June 6, 2008 by and among Lime and Advanced Biotherapy, Inc. and Richard P. Kiphart (Incorporated herein by reference to Exhibit 10.3 of our Current Report on Form 8-K filed on June 11, 2008)
10.6
Registration Rights Agreement dated June 11, 2008 by and among Lime and the stockholders of Applied Energy Management, Inc. (Incorporated herein by reference to Exhibit 10.5 of our Current Report on Form 8-K filed on June 11, 2008)
10.7	Letter of Credit Agreement dated July 11, 2008 between Lime and Richard P. Kiphart (Incorporated herein by reference to Exhibit 10.1 of our Current Report on Form 8-K filed on July 15, 2008)
10.8	Equity Purchase Agreement dated July 10, 2010 between Lime and Duke Ventures, LLC (Incorporated herein by reference to Exhibit 10.1 of our Current Report on Form 8-K filed on July 15, 2008)
10.9.1
Note Issuance Agreement dated August 14, 2008 by and among Lime and Advanced Biotherapy, Inc. and Richard P. Kiphart (Incorporated herein by reference to Exhibit 10.3 of our Current Report on Form 8-K filed on August 19, 2008)

Exhibit Number	Description of Exhibit
10.9.2	Amended and Restated Note Issuance Agreement dated October 31, 2008 by and among Lime and Advanced Biotherapy, Inc. and Richard P. Kiphart (Incorporated herein by reference to Exhibit 10.2 of our Current Report on Form 8-K filed on October 31, 2008)
10.10.1
Security Agreement dated August 14, 2008 by and among Lime and Advanced Biotherapy, Inc. and Richard P. Kiphart (Incorporated herein by reference to Exhibit 10.4 of our Current Report on Form 8-K filed on August 19, 2008)
10.10.2
Amendment No. 1 to Security Agreement dated August 14, 2008 by and among Lime and Advanced Biotherapy, Inc. and Richard P. Kiphart (Incorporated herein by reference to Exhibit 10.3 of our Current Report on Form 8-K filed on October 31, 2008)
10.11
Promissory Note between dated October 31, 2008 between Applied Energy Management, Inc. and Wachovia Bank, National Association in the principal amount of $2,115,775 (Incorporated herein by reference to Exhibit 10.1 of our Current Report on Form 8-K filed on November 5, 2008)
10.12.1
Form of Tranche A Subscription Agreement for Common Stock and Warrants effective as of November 13, 2008 by and among Lime and various investors, including Lime officers and directors (Incorporated herein by reference to Exhibit 10.1 of our Current Report on Form 8-K filed on November 18, 2008)
10.12.2
Form of Tranche B Subscription Agreement for Common Stock and Warrants effective as of November 13, 2008 by and among Lime and various investors, including Lime officers and directors (Incorporated herein by reference to Exhibit 10.2 of our Current Report on Form 8-K filed on November 18, 2008)
10.13
Form of Warrant to Purchase Common Stock, issued November 13, 2008 by and among Lime and various investors, including Lime officers and directors (Incorporated herein by reference to Exhibit 4.2 of our Current Report on Form 8-K filed on November 18, 2008)
10.14	Stock Purchase Agreement dated November 14, 2008 between Lime and Richard P. Kiphart (Incorporated herein by reference to Exhibit 10.3 of our Current Report on Form 8-K filed on November 18, 2008)
10.15	Organic Farm Marketing, LLC Convertible Note (Incorporated herein by reference to Exhibit 10.21 of Advanced Biotherapy, Inc.'s Current Report on Form 8-K filed on December 31, 2007) (File No. 0-26323)
10.16.1
Third Amended and Restated Mortgage, Assignment of Rents and Security Agreement dated December 13, 2005 by Lime and American Chartered Bank (Incorporated herein by reference to Exhibit 10.1 of our Current Report on Form 8-K filed on December 15, 2005)
10.16.2
Fourth Modification to Mortgage, Assignment of Rents and Security Agreement dated December 28, 2006 by Lime and American Chartered Bank (Incorporated herein by reference to Exhibit 10.1 of our Current Report on Form 8-K filed on December 29, 2006)
10.16.3
Fifth Modification to Mortgage, Assignment of Rents and Security Agreement dated December 17, 2007 by Lime and American Chartered Bank (Incorporated herein by reference to Exhibit 10.1 of our Current Report on Form 8-K filed on December 18, 2007)
10.16.4
Third Amended and Restated Mortgage Note dated December 17, 2007 by Lime and American Chartered Bank (Incorporated herein by reference to Exhibit 10.2 of our Current Report on Form 8-K filed on December 18, 2007)

Exhibit Number	Description of Exhibit
10.17.1	Commercial Lease Agreement dated December 15, 2005 by and between P.A..N.D.A. Investments and Parke Industries (Incorporated herein by reference to Exhibit 10.17.1 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 and filed on March 11, 2009)
10.17.2
First Amendment to Commercial Lease Agreement dated June 30, 2006 by and between M&D Investments and Parke Industries, LLC (Incorporated herein by reference to Exhibit 10.6 of our Current Report on Form 8-K filed on July 6, 2006)
10.18.1+	Employment Agreement, dated as of January 23, 2006, between Lime and David R. Asplund (Incorporated herein by reference to Exhibit 10.1 of our Current Report on Form 8-K filed on February 22, 2006)
10.18.2+
Amendment to Employment Agreement with David R. Asplund dated January 25, 2007 (Incorporated herein by reference to Exhibit 10.18.2 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 and filed on March 11, 2009)
10.18.3+
Second Amendment to Employment Agreement dated October 1, 2007 between Lime and David R. Asplund. (Incorporated herein by reference to Exhibit 10.1 of our Current Report on Form 8-K filed on October 2, 2007)
10.18.4+	Employee Stock Option Agreement dated July 11, 2006 between Lime and David R. Asplund (Incorporated herein by reference to Exhibit 10.1 of our Current Report on Form 8-K filed on July 17, 2006)
10.19.1+
Employment Agreement dated as of June 30, 2006 between Parke Acquisition, LLC and Daniel W. Parke (Incorporated herein by reference to Exhibit 10.3 of our Current Report on Form 8-K filed on July 6, 2006)
10.19.2+
Amendment to Employment Agreement dated October 1, 2007 between Parke Acquisition, LLC and Daniel W. Parke (Incorporated herein by reference to Exhibit 10.2 of our Current Report on Form 8-K filed on October 2, 2007)
10.19.3+	Employee Stock Option Agreement dated June 30, 2006 between Lime and Daniel W. Parke (Incorporated herein by reference to Exhibit 10.5 of our Current Report on Form 8-K filed on July 6, 2006)
10.19.4+	Employee Stock Option Agreement dated July 11, 2006 between Lime and Daniel W. Parke (Incorporated herein by reference to Exhibit 10.2 of our Current Report on Form 8-K filed on July 17, 2006)
10.19.5+
Second Amendment to Employment Agreement dated July 1, 2009 between Parke Acquisition, LLC and Daniel W. Parke (Incorporated herein by reference to Exhibit 10.2 of our Current Report on Form 8-K filed on August 7. 2009)
10.20.1+
Employment Agreement, dated as of August 15, 2006, between Electric City Corp. and Jeffrey R. Mistarz (Incorporated herein by reference to Exhibit 10.1 of our Current Report on Form 8-K filed on August 18, 2006)
10.20.2+
Amendment to Employment Agreement dated October 1, 2007 between Lime and Jeffrey R. Mistarz. (Incorporated herein by reference to Exhibit 10.3 of our Current Report on Form 8-K filed on October 2, 2007)
10.20.3+	Employee Option Agreement dated August 15, 2006 between Lime and Jeffrey R. Mistarz (Incorporated herein by reference to Exhibit 10.2 of our Current Report on Form 8-K filed on August 18, 2006)

Exhibit Number	Description of Exhibit
10.20.4+	Employee Stock Option Agreement dated July 11, 2006 between Lime and Jeffrey R. Mistarz (Incorporated herein by reference to Exhibit 10.3 of our Current Report on Form 8-K filed on July 17, 2006)
10.21
Employment Agreement, dated as of June 10, 2008, between Applied Energy Management, Inc. and John O'Rourke (Incorporated herein by reference to Exhibit 10.1 of our Current Report on Form 8-K filed on March 9, 2009)
10.22.1+
Employment Agreement dated May 3, 2005 between Maximum Performance Group, Inc. and Leonard Pisano (Incorporated herein by reference to Exhibit 10.31 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2005 and filed on March 21, 2006)
10.22.2+	Employee Stock Option Agreement dated July 11, 2006 between Lime and Leonard Pisano (Incorporated herein by reference to Exhibit 10.4 of our Current Report on Form 8-K filed on July 17, 2006)
10.23+	Amended and Restated Directors Stock Option Plan (Incorporated herein by reference to Exhibit 4.3 of our Quarterly Report on Form 10-Q for the period ended March 31, 2004 and filed on May 13, 2004)
10.24+	2009 Management Incentive Compensation Plan (Incorporated herein by reference to Exhibit 10.1 of our Current Report on Form 8-K filed on August 7, 2009)
10.25	2009 Note Issuance Agreement dated August 10, 2009 between Lime and Richard P. Kiphart (Incorporated herein by reference to Exhibit 10.2 of our Current Report on Form 8-K filed on August 12, 2009)
10.26	2009 Revolving Line of Credit Note issued August 10, 2009 by Lime to Richard P. Kiphart (Incorporated herein by reference to Exhibit 10.2 of our Current Report on Form 8-K filed on August 12, 2009)
10.27	2009 Security Agreement dated August 10, 2009 between Lime and Richard P. Kiphart (Incorporated herein by reference to Exhibit 10.3 of our Current Report on Form 8-K filed on August 12, 2009)
10.28	Warrant to Purchase Common Stock issued August 10, 2009 by Lime to Richard P. Kiphart (Incorporated herein by reference to Exhibit 10.4 of our Current Report on Form 8-K filed on August 12, 2009)
10.29	Warrant to Purchase Common Stock issued August 10, 2009 by Lime to Richard P. Kiphart (Incorporated herein by reference to Exhibit 10.5 of our Current Report on Form 8-K filed on August 12, 2009)
10.30
Asset Purchase Agreement dated as of August 10, 2009, between Elutions, Inc. and Maximum Performance Group, Inc. (Incorporated herein by reference to Exhibit 10.6 of our Current Report on Form 8-K filed on August 12, 2009)
21.1**	List of Subsidiaries
23.1**	Consent of BDO Seidman LLP
23.2**	Consent of BDO Seidman LLP
23.3**	Consent of Rutter Hobbs & Davidoff Incorporated (included in Exhibit 5.1)
24.1***	Power of Attorney (included on signature page)

*
To be filed by amendment.

**
Filed herewith.

***
Previously filed.

+
Management contract or compensation plan or arrangement

Item 17.    Undertakings

        The undersigned registrant hereby undertakes that:

          (1)   For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2)   For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than for the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Elk Grove Village, State of Illinois, on August 28, 2009.

LIME ENERGY CO.
By:	/s/ DAVID R. ASPLUND David R. Asplund Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DAVID R. ASPLUND David R. Asplund	Chief Executive Officer (principal executive officer)	August 28, 2009
/s/ JEFFREY R. MISTARZ Jeffrey R. Mistarz	Chief Financial Officer, Treasurer and Corporate Secretary (principal financial officer and principal accounting officer)	August 28, 2009
* Richard P. Kiphart	Chairman of the Board	August 28, 2009
* Gregory Barnum	Director	August 28, 2009
* Christopher Capps	Director	August 28 2009
* William Carey	Director	August 28, 2009
* Joseph Desmond	Director	August 28, 2009

Signature	Title	Date

* Stephen Glick	Director	August 28, 2009
* Daniel W. Parke	Director	August 28, 2009
* David Valentine	Director	August 28, 2009

*By:	/s/ JEFFREY R. MISTARZ Jef- frey R. Mistarz, Attorney- in- Fact

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit
1.1*	Form of Underwriting Agreement
2.1
Stock Purchase Agreement dated June 11, 2008, by and among Lime, the stockholders of Applied Energy Management, Inc. and Stephen Glick, as Stockholder Representative (Incorporated herein by reference to Exhibit 10.4 of our Current Report on Form 8-K filed on June 11, 2008) (We will furnish supplementally a copy of any omitted schedule to the Commission upon request)
2.2
Stock Purchase Agreement dated November 18, 2008 by and among Lime and controlling stockholders of Advanced Biotherapy, Inc. (Incorporated herein by reference to Exhibit 2.1.1 of our Registration Statement on Form S-4 filed on January 23, 2009 (File No. 333-156924)) (We will furnish supplementally a copy of any omitted schedule to the Commission upon request)
3.1.1	Certificate of Incorporation (Incorporated herein by reference to Exhibit 3.01 of Lime's Amendment No. 4 to Form S-1 filed on February 14, 2007 (File No. 333-136992))
3.1.2
Certificate of Amendment to Certificate of Incorporation dated August 30, 2001 (Incorporated herein by reference to Exhibit 3.02 of Lime's Amendment No. 4 to Form S-1 filed on February 14, 2007 (File No. 333-136992))
3.1.3
Certificate of Amendment to Certificate of Incorporation dated July 31, 2002 (Incorporated herein by reference to Exhibit 3.03 of Lime's Amendment No. 4 to Form S-1 filed on February 14, 2007 (File No. 333-136992))
3.1.4
Certificate of Amendment to Certificate of Incorporation dated May 4, 2005 (Incorporated herein by reference to Exhibit 3.04 of Lime's Amendment No. 4 to Form S-1 on February 14, 2007 (File No. 333-136992))
3.1.5
Certificate of Amendment to Certificate of Incorporation dated January 23, 2007 (Incorporated herein by reference to Exhibit 3.05 of Lime's Amendment No. 4 to Form S-1 filed on February 14, 2007 (File No. 333-136992))
3.2	Amended and Restated Bylaws, as amended (Incorporated herein by reference to Exhibit 3.1 of our Current Report on Form 8-K filed June 11, 2007)
4.1
Certificate of Designations, Preferences and Relative, Participating, Optional and Other Special Rights of Preferred Stock and Qualifications, Limitations and Restrictions Thereof of Series A Convertible Preferred Stock of Lime dated November 14, 2008 ((Incorporated herein by reference to Exhibit 4.1 of our Current Report on Form 8-K filed November 18, 2008)
5.1**	Opinion of Rutter Hobbs & Davidoff Incorporated dated August 28, 2009 regarding legality of securities
10.1
Loan Agreement between Lime and various lenders, including Richard P. Kiphart, dated May 29, 2007 (Incorporated herein by reference to Exhibit 10.1 of our Current Report on Form 8-K filed on May 30, 2007)
10.2	Warrant to Purchase Common Stock, issued May 29, 2007 by Lime to Richard P. Kiphart (Incorporated herein by reference to Exhibit 4.1 of our Current Report on Form 8-K filed on May 30, 2007)

Exhibit Number	Description of Exhibit
10.3	Investor Rights Agreement between Lime and various investors, including Richard P. Kiphart, dated May 29, 2007 (Incorporated herein by reference to Exhibit 10.2 of our Current Report on Form 8-K filed on May 30, 2007)
10.3.1
Second Amendment to Investor Rights Agreement dated August 10, 2009 between Lime and various investors, including Richard P. Kiphart (Incorporated herein by reference to Exhibit 10.1 of our Current Report on Form 8-K filed on August 12, 2009)
10.4.1
Revolving Line of Credit Note dated March 12, 2008 by and among Lime and Advanced Biotherapy, Inc. and Richard P. Kiphart (Incorporated herein by reference to Exhibit 10.1 of our Current Report on Form 8-K filed on March 14, 2008)
10.4.2
Amended and Restated Revolving Line of Credit Note dated June 6, 2008 between Lime and Richard P. Kiphart (Incorporated herein by reference to Exhibit 10.1 of our Current Report on Form 8-K filed on June 11, 2008)
10.4.3
Amended and Restated Revolving Line of Credit Note dated June 6, 2008 between Lime and Advanced Biotherapy, Inc. (Incorporated herein by reference to Exhibit 10.2 of our Current Report on Form 8-K filed on June 11, 2008)
10.4.4
Second Amended and Restated Revolving Line of Credit Note dated August 14, 2008 between Lime and Richard P. Kiphart (Incorporated herein by reference to Exhibit 10.1 of our Current Report on Form 8-K filed on August 19, 2008)
10.4.5
Second Amended and Restated Revolving Line of Credit Note dated August 14, 2008 between Lime and Advanced Biotherapy, Inc. (Incorporated herein by reference to Exhibit 10.2 of our Current Report on Form 8-K filed on August 19, 2008)
10.4.6
Third Amended and Restated Revolving Line of Credit Note dated October 31, 2008 between Lime and Advanced Biotherapy, Inc. (Incorporated herein by reference to Exhibit 10.1 of our Current Report on Form 8-K filed on October 31, 2008)
10.5.1
Note Issuance Agreement dated March 12, 2008 by and among Lime and Advanced Biotherapy, Inc. and Richard P. Kiphart (Incorporated herein by reference to Exhibit 10.2 of our Current Report on Form 8-K filed on March 14, 2008)
10.5.2
Amended and Restated Note Issuance Agreement dated June 6, 2008 by and among Lime and Advanced Biotherapy, Inc. and Richard P. Kiphart (Incorporated herein by reference to Exhibit 10.3 of our Current Report on Form 8-K filed on June 11, 2008)
10.6
Registration Rights Agreement dated June 11, 2008 by and among Lime and the stockholders of Applied Energy Management, Inc. (Incorporated herein by reference to Exhibit 10.5 of our Current Report on Form 8-K filed on June 11, 2008)
10.7	Letter of Credit Agreement dated July 11, 2008 between Lime and Richard P. Kiphart (Incorporated herein by reference to Exhibit 10.1 of our Current Report on Form 8-K filed on July 15, 2008)
10.8	Equity Purchase Agreement dated July 10, 2010 between Lime and Duke Ventures, LLC (Incorporated herein by reference to Exhibit 10.1 of our Current Report on Form 8-K filed on July 15, 2008)
10.9.1
Note Issuance Agreement dated August 14, 2008 by and among Lime and Advanced Biotherapy, Inc. and Richard P. Kiphart (Incorporated herein by reference to Exhibit 10.3 of our Current Report on Form 8-K filed on August 19, 2008)

Exhibit Number	Description of Exhibit
10.9.2	Amended and Restated Note Issuance Agreement dated October 31, 2008 by and among Lime and Advanced Biotherapy, Inc. and Richard P. Kiphart (Incorporated herein by reference to Exhibit 10.2 of our Current Report on Form 8-K filed on October 31, 2008)
10.10.1
Security Agreement dated August 14, 2008 by and among Lime and Advanced Biotherapy, Inc. and Richard P. Kiphart (Incorporated herein by reference to Exhibit 10.4 of our Current Report on Form 8-K filed on August 19, 2008)
10.10.2
Amendment No. 1 to Security Agreement dated August 14, 2008 by and among Lime and Advanced Biotherapy, Inc. and Richard P. Kiphart (Incorporated herein by reference to Exhibit 10.3 of our Current Report on Form 8-K filed on October 31, 2008)
10.11
Promissory Note between dated October 31, 2008 between Applied Energy Management, Inc. and Wachovia Bank, National Association in the principal amount of $2,115,775 (Incorporated herein by reference to Exhibit 10.1 of our Current Report on Form 8-K filed on November 5, 2008)
10.12.1
Form of Tranche A Subscription Agreement for Common Stock and Warrants effective as of November 13, 2008 by and among Lime and various investors, including Lime officers and directors (Incorporated herein by reference to Exhibit 10.1 of our Current Report on Form 8-K filed on November 18, 2008)
10.12.2
Form of Tranche B Subscription Agreement for Common Stock and Warrants effective as of November 13, 2008 by and among Lime and various investors, including Lime officers and directors (Incorporated herein by reference to Exhibit 10.2 of our Current Report on Form 8-K filed on November 18, 2008)
10.13
Form of Warrant to Purchase Common Stock, issued November 13, 2008 by and among Lime and various investors, including Lime officers and directors (Incorporated herein by reference to Exhibit 4.2 of our Current Report on Form 8-K filed on November 18, 2008)
10.14	Stock Purchase Agreement dated November 14, 2008 between Lime and Richard P. Kiphart (Incorporated herein by reference to Exhibit 10.3 of our Current Report on Form 8-K filed on November 18, 2008)
10.15	Organic Farm Marketing, LLC Convertible Note (Incorporated herein by reference to Exhibit 10.21 of Advanced Biotherapy, Inc.'s Current Report on Form 8-K filed on December 31, 2007) (File No. 0-26323)
10.16.1
Third Amended and Restated Mortgage, Assignment of Rents and Security Agreement dated December 13, 2005 by Lime and American Chartered Bank (Incorporated herein by reference to Exhibit 10.1 of our Current Report on Form 8-K filed on December 15, 2005)
10.16.2
Fourth Modification to Mortgage, Assignment of Rents and Security Agreement dated December 28, 2006 by Lime and American Chartered Bank (Incorporated herein by reference to Exhibit 10.1 of our Current Report on Form 8-K filed on December 29, 2006)
10.16.3
Fifth Modification to Mortgage, Assignment of Rents and Security Agreement dated December 17, 2007 by Lime and American Chartered Bank (Incorporated herein by reference to Exhibit 10.1 of our Current Report on Form 8-K filed on December 18, 2007)
10.16.4
Third Amended and Restated Mortgage Note dated December 17, 2007 by Lime and American Chartered Bank (Incorporated herein by reference to Exhibit 10.2 of our Current Report on Form 8-K filed on December 18, 2007)

Exhibit Number	Description of Exhibit
10.17.1	Commercial Lease Agreement dated December 15, 2005 by and between P.A..N.D.A. Investments and Parke Industries (Incorporated herein by reference to Exhibit 10.17.1 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 and filed on March 11, 2009)
10.17.2
First Amendment to Commercial Lease Agreement dated June 30, 2006 by and between M&D Investments and Parke Industries, LLC (Incorporated herein by reference to Exhibit 10.6 of our Current Report on Form 8-K filed on July 6, 2006)
10.18.1+	Employment Agreement, dated as of January 23, 2006, between Lime and David R. Asplund (Incorporated herein by reference to Exhibit 10.1 of our Current Report on Form 8-K filed on February 22, 2006)
10.18.2+
Amendment to Employment Agreement with David R. Asplund dated January 25, 2007 (Incorporated herein by reference to Exhibit 10.18.2 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 and filed on March 11, 2009)
10.18.3+
Second Amendment to Employment Agreement dated October 1, 2007 between Lime and David R. Asplund. (Incorporated herein by reference to Exhibit 10.1 of our Current Report on Form 8-K filed on October 2, 2007)
10.18.4+	Employee Stock Option Agreement dated July 11, 2006 between Lime and David R. Asplund (Incorporated herein by reference to Exhibit 10.1 of our Current Report on Form 8-K filed on July 17, 2006)
10.19.1+
Employment Agreement dated as of June 30, 2006 between Parke Acquisition, LLC and Daniel W. Parke (Incorporated herein by reference to Exhibit 10.3 of our Current Report on Form 8-K filed on July 6, 2006)
10.19.2+
Amendment to Employment Agreement dated October 1, 2007 between Parke Acquisition, LLC and Daniel W. Parke (Incorporated herein by reference to Exhibit 10.2 of our Current Report on Form 8-K filed on October 2, 2007)
10.19.3+	Employee Stock Option Agreement dated June 30, 2006 between Lime and Daniel W. Parke (Incorporated herein by reference to Exhibit 10.5 of our Current Report on Form 8-K filed on July 6, 2006)
10.19.4+	Employee Stock Option Agreement dated July 11, 2006 between Lime and Daniel W. Parke (Incorporated herein by reference to Exhibit 10.2 of our Current Report on Form 8-K filed on July 17, 2006)
10.19.5+
Second Amendment to Employment Agreement dated July 1, 2009 between Parke Acquisition, LLC and Daniel W. Parke (Incorporated herein by reference to Exhibit 10.2 of our Current Report on Form 8-K filed on August 7. 2009)
10.20.1+
Employment Agreement, dated as of August 15, 2006, between Electric City Corp. and Jeffrey R. Mistarz (Incorporated herein by reference to Exhibit 10.1 of our Current Report on Form 8-K filed on August 18, 2006)
10.20.2+
Amendment to Employment Agreement dated October 1, 2007 between Lime and Jeffrey R. Mistarz. (Incorporated herein by reference to Exhibit 10.3 of our Current Report on Form 8-K filed on October 2, 2007)
10.20.3+	Employee Option Agreement dated August 15, 2006 between Lime and Jeffrey R. Mistarz (Incorporated herein by reference to Exhibit 10.2 of our Current Report on Form 8-K filed on August 18, 2006)

Exhibit Number	Description of Exhibit
10.20.4+	Employee Stock Option Agreement dated July 11, 2006 between Lime and Jeffrey R. Mistarz (Incorporated herein by reference to Exhibit 10.3 of our Current Report on Form 8-K filed on July 17, 2006)
10.21
Employment Agreement, dated as of June 10, 2008, between Applied Energy Management, Inc. and John O'Rourke (Incorporated herein by reference to Exhibit 10.1 of our Current Report on Form 8-K filed on March 9, 2009)
10.22.1+
Employment Agreement dated May 3, 2005 between Maximum Performance Group, Inc. and Leonard Pisano (Incorporated herein by reference to Exhibit 10.31 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2005 and filed on March 21, 2006)
10.22.2+	Employee Stock Option Agreement dated July 11, 2006 between Lime and Leonard Pisano (Incorporated herein by reference to Exhibit 10.4 of our Current Report on Form 8-K filed on July 17, 2006)
10.23+	Amended and Restated Directors Stock Option Plan (Incorporated herein by reference to Exhibit 4.3 of our Quarterly Report on Form 10-Q for the period ended March 31, 2004 and filed on May 13, 2004)
10.24+	2009 Management Incentive Compensation Plan (Incorporated herein by reference to Exhibit 10.1 of our Current Report on Form 8-K filed on August 7, 2009)
10.25	2009 Note Issuance Agreement dated August 10, 2009 between Lime and Richard P. Kiphart (Incorporated herein by reference to Exhibit 10.2 of our Current Report on Form 8-K filed on August 12, 2009)
10.26	2009 Revolving Line of Credit Note issued August 10, 2009 by Lime to Richard P. Kiphart (Incorporated herein by reference to Exhibit 10.2 of our Current Report on Form 8-K filed on August 12, 2009)
10.27	2009 Security Agreement dated August 10, 2009 between Lime and Richard P. Kiphart (Incorporated herein by reference to Exhibit 10.3 of our Current Report on Form 8-K filed on August 12, 2009)
10.28	Warrant to Purchase Common Stock issued August 10, 2009 by Lime to Richard P. Kiphart (Incorporated herein by reference to Exhibit 10.4 of our Current Report on Form 8-K filed on August 12, 2009)
10.29	Warrant to Purchase Common Stock issued August 10, 2009 by Lime to Richard P. Kiphart (Incorporated herein by reference to Exhibit 10.5 of our Current Report on Form 8-K filed on August 12, 2009)
10.30
Asset Purchase Agreement dated as of August 10, 2009, between Elutions, Inc. and Maximum Performance Group, Inc. (Incorporated herein by reference to Exhibit 10.6 of our Current Report on Form 8-K filed on August 12, 2009)
21.1**	List of Subsidiaries
23.1**	Consent of BDO Seidman LLP
23.2**	Consent of BDO Seidman LLP
23.3**	Consent of Rutter Hobbs & Davidoff Incorporated (included in Exhibit 5.1)

Exhibit Number	Description of Exhibit
24.1***	Power of Attorney (included on signature page)

*
To be filed by amendment.

**
Filed herewith.

***
Previously filed.

+
Management contract or compensation plan or arrangement